SEC Technical Report Summary Prefeasibility Study Silver Peak Lithium Operation Nevada, USA Effective Date: June 30, 2024 Report Date: February 8, 2025 Report Prepared for Albemarle Corporation 4250 Congress Street Suite 900 Charlotte, North Carolina 28209 Report Prepared by SRK Consulting (U.S.), Inc. 999 Seventeenth Street, Suite 400 Denver, Colorado 80202 SRK Project Number: USPR001977 Exhibit 96.4 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page ii SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Table of Contents 1 Executive Summary ..................................................................................................... 1 1.1 Property Description............................................................................................................................ 1 1.2 Geology and Mineralization ................................................................................................................ 1 1.3 Status of Exploration, Development, and Operations ......................................................................... 2 1.4 Mineral Processing and Metallurgical Testing .................................................................................... 2 1.5 Mineral Resource Estimates ............................................................................................................... 2 1.6 Mining Methods and Mineral Reserve Estimates ............................................................................... 4 1.7 Processing and Recovery Methods .................................................................................................... 6 1.8 Infrastructure ....................................................................................................................................... 7 1.9 Market Studies .................................................................................................................................... 7 1.10 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups ................................................................................................................................................ 8 1.10.1 Mine Closure ........................................................................................................................... 9 1.11 Capital and Operating Costs ............................................................................................................... 9 1.12 Economic Analysis ............................................................................................................................ 12 1.13 Conclusions and Recommendations ................................................................................................ 14 1.13.1 Geology and Mineral Resources ........................................................................................... 14 1.13.2 Mineral Reserves and Mining Method ................................................................................... 14 1.13.3 Mineral Processing and Metallurgical Testing....................................................................... 14 1.13.4 Infrastructure ......................................................................................................................... 14 1.13.5 Environmental, Permitting, Social, and Closure .................................................................... 14 1.13.6 Capital and Operating Costs ................................................................................................. 15 1.13.7 Economics ............................................................................................................................. 15 2 Introduction ................................................................................................................ 16 2.1 Terms of Reference and Purpose ..................................................................................................... 16 2.2 Sources of Information ...................................................................................................................... 16 2.3 Details of Inspection .......................................................................................................................... 16 2.4 Report Version Update ..................................................................................................................... 18 2.5 Qualified Persons .............................................................................................................................. 18 2.6 Forward-Looking Information ............................................................................................................ 18 3 Property Description.................................................................................................. 20 3.1 Property Location .............................................................................................................................. 20 3.2 Mineral Title ....................................................................................................................................... 23 3.2.1 Patented Mining Claim .......................................................................................................... 23 3.2.2 Unpatented Mining Claim ...................................................................................................... 23

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page iii SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 3.3 Encumbrances .................................................................................................................................. 37 3.4 Royalties or Similar Interest .............................................................................................................. 37 3.5 Other Significant Factors and Risks.................................................................................................. 37 4 Accessibility, Climate, Local Resources, Infrastructure, and Physiography ....... 40 4.1 Topography, Elevation, and Vegetation ............................................................................................ 40 4.2 Means of Access ............................................................................................................................... 40 4.3 Climate and Length of Operating Season ......................................................................................... 40 4.4 Infrastructure Availability and Sources.............................................................................................. 41 5 History......................................................................................................................... 42 5.1 Previous Operations.......................................................................................................................... 42 5.2 Exploration and Development of Previous Owners or Operators ..................................................... 43 6 Geological Setting, Mineralization, and Deposit ..................................................... 44 6.1 Regional, Local, and Property Geology ............................................................................................ 44 6.1.1 Regional Geology .................................................................................................................. 44 6.1.2 Local and Property Geology .................................................................................................. 47 6.1.3 Geology of Basin Infill ............................................................................................................ 49 6.2 Mineral Deposit ................................................................................................................................. 51 6.3 Stratigraphic Column and Local Geology Cross-Section.................................................................. 56 7 Exploration ................................................................................................................. 57 7.1 Exploration Work (Other Than Drilling) ............................................................................................. 57 7.1.1 Significant Results and Interpretation ................................................................................... 57 7.2 Exploration Drilling ............................................................................................................................ 57 7.2.1 Drilling Type and Extent ........................................................................................................ 58 7.2.2 Drilling, Sampling, or Recovery Factors ................................................................................ 66 7.2.3 Drilling Results and Interpretation ......................................................................................... 66 7.3 Hydrogeology .................................................................................................................................... 67 7.3.1 Hydraulic Conductivity ........................................................................................................... 67 7.3.2 Specific Yield ......................................................................................................................... 67 7.4 Brine Sampling .................................................................................................................................. 69 7.4.1 Historical Sampling ................................................................................................................ 69 7.4.2 2017 Exploration Program Sampling .................................................................................... 69 7.4.3 2020 Sampling ...................................................................................................................... 70 7.4.4 2022 Sampling ...................................................................................................................... 70 8 Sample Preparation, Analysis, and Security ........................................................... 71 8.1 Sample Collection ............................................................................................................................. 71 8.1.1 Historical Sampling ................................................................................................................ 71 8.1.2 2022 Campaign ..................................................................................................................... 72 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page iv SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 8.2 Sample Preparation, Assaying, and Analytical Procedures ............................................................. 74 8.3 Quality Control Procedures/Quality Assurance ................................................................................ 75 8.3.1 Historical Samples, On-Site Laboratory ................................................................................ 75 8.3.2 2022 Campaign ..................................................................................................................... 76 8.4 Opinion on Adequacy ........................................................................................................................ 80 9 Data Verification ......................................................................................................... 81 9.1 Data Verification Procedures ............................................................................................................ 81 9.2 Limitations ......................................................................................................................................... 82 9.3 Opinion on Data Adequacy ............................................................................................................... 82 10 Mineral Processing and Metallurgical Testing ........................................................ 83 11 Mineral Resource Estimates ..................................................................................... 84 11.1 Geological Model .............................................................................................................................. 84 11.2 Key Assumptions, Parameters, and Methods Used ......................................................................... 85 11.2.1 Exploratory Data Analysis ..................................................................................................... 85 11.2.2 Drainable Porosity or Specific Yield ...................................................................................... 89 11.3 Mineral Resource Estimates ............................................................................................................. 89 11.3.1 Compositing and Capping ..................................................................................................... 89 11.3.2 Spatial Continuity Analysis .................................................................................................... 91 11.3.3 Block Model ........................................................................................................................... 92 11.3.4 Estimation Methodology ........................................................................................................ 93 11.3.5 Estimate Validation ................................................................................................................ 94 11.4 CoGs Estimates ................................................................................................................................ 96 11.5 Resources Classification and Criteria ............................................................................................... 97 11.6 Uncertainty ........................................................................................................................................ 98 11.7 Summary Mineral Resources ............................................................................................................ 99 11.8 Recommendations and Opinion ...................................................................................................... 101 12 Mineral Reserve Estimates ...................................................................................... 102 12.1 Key Assumptions, Parameters, and Methods Used ....................................................................... 102 12.1.1 Numerical Model Construction ............................................................................................ 102 12.1.2 Numerical Model Grid and Boundary Conditions ................................................................ 102 12.1.3 Hydrogeologic Units and Aquifer Parameters ..................................................................... 104 12.1.4 Simulated Pre-Development Conditions ............................................................................. 105 12.1.5 Simulated Historical Development ...................................................................................... 105 12.2 Mineral Reserves Estimates ........................................................................................................... 116 12.2.1 Simulation of Reserves ....................................................................................................... 116 12.2.2 CoG Estimate ...................................................................................................................... 119 12.2.3 Reserves Classification and Criteria ................................................................................... 120

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page v SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 12.2.4 Reserve Uncertainty ............................................................................................................ 121 12.3 Summary Mineral Reserves ............................................................................................................ 125 13 Mining Methods ........................................................................................................ 127 13.1 Wellfield Design .............................................................................................................................. 128 13.2 Production Schedule ....................................................................................................................... 136 14 Processing and Recovery Methods ....................................................................... 142 14.1 Evaporation Pond System .............................................................................................................. 144 14.2 Li2CO3 Plant .................................................................................................................................... 147 14.3 Pond System and Plant Performance ............................................................................................. 148 14.4 Process Design Parameters ........................................................................................................... 149 14.5 SRK Opinion ................................................................................................................................... 149 15 Infrastructure ............................................................................................................ 150 15.1 Access, Roads, and Local Communities ........................................................................................ 150 15.1.1 Access ................................................................................................................................. 150 15.1.2 Airport .................................................................................................................................. 151 15.1.3 Rail ...................................................................................................................................... 151 15.1.4 Port Facilities ....................................................................................................................... 151 15.1.5 Local Communities .............................................................................................................. 151 15.2 Facilities .......................................................................................................................................... 152 15.2.1 Evaporation Ponds .............................................................................................................. 156 15.2.2 Harvested Salt Storage Areas ............................................................................................. 156 15.3 Energy 156 15.3.1 Power .................................................................................................................................. 156 15.3.2 Propane ............................................................................................................................... 157 15.3.3 Diesel................................................................................................................................... 157 15.3.4 Gasoline .............................................................................................................................. 157 15.4 Water and Pipelines ........................................................................................................................ 157 16 Market Studies ......................................................................................................... 158 16.1 Lithium Market Summary ................................................................................................................ 158 16.1.1 Lithium Demand .................................................................................................................. 158 16.1.2 Lithium Supply ..................................................................................................................... 161 16.1.3 Lithium Supply-Demand Balance ........................................................................................ 164 16.1.4 Lithium Prices ...................................................................................................................... 165 16.2 Product Sales .................................................................................................................................. 168 16.3 Contracts and Status....................................................................................................................... 169 17 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups .................................................................................... 170 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page vi SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 17.1 Environmental Studies .................................................................................................................... 170 17.1.1 Air Quality ............................................................................................................................ 171 17.1.2 Site Hydrology/Hydrogeology and Background Groundwater Quality ................................ 172 17.1.3 General Wildlife ................................................................................................................... 172 17.1.4 Avian Wildlife ....................................................................................................................... 173 17.1.5 Botanical Inventories ........................................................................................................... 173 17.1.6 Cultural Inventories ............................................................................................................. 174 17.1.7 Known Environmental Issues .............................................................................................. 174 17.2 Environmental Management Planning ............................................................................................ 174 17.2.1 Waste Management ............................................................................................................ 175 17.2.2 Tailings Disposal ................................................................................................................. 175 17.2.3 Site Monitoring .................................................................................................................... 176 17.2.4 Human Health and Safety ................................................................................................... 176 17.3 Project Permitting ............................................................................................................................ 176 17.3.1 Active Permits ..................................................................................................................... 176 17.3.2 Current and Anticipated Permitting Activities ...................................................................... 178 17.3.3 Performance or Reclamation Bonding ................................................................................ 178 17.4 Plans, Negotiations, or Agreements ............................................................................................... 179 17.5 Mine Reclamation and Closure ....................................................................................................... 179 17.5.1 Closure Planning ................................................................................................................. 179 17.5.2 Closure Cost Estimate ......................................................................................................... 181 17.5.3 Limitations on the Closure Cost Estimate ........................................................................... 182 17.6 Plan Adequacy ................................................................................................................................ 183 17.7 Local Procurement .......................................................................................................................... 183 18 Capital and Operating Costs ................................................................................... 184 18.1 Capital Cost Estimates .................................................................................................................... 184 18.1.1 Pond Construction ............................................................................................................... 185 18.1.2 Exploration and Monitoring Wells ........................................................................................ 186 18.1.3 Production Wellfield ............................................................................................................. 186 18.1.4 Carbonate Plant Upgrades .................................................................................................. 186 18.1.5 Ongoing Sustaining ............................................................................................................. 186 18.1.6 Closure Cost ........................................................................................................................ 186 18.2 Operating Cost Estimates ............................................................................................................... 186 19 Economic Analysis .................................................................................................. 189 19.1 General Description ........................................................................................................................ 189 19.1.1 Basic Model Parameters ..................................................................................................... 189 19.1.2 External Factors .................................................................................................................. 189

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page vii SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 19.1.3 Technical Factors ................................................................................................................ 190 19.2 Results ............................................................................................................................................ 200 19.3 Sensitivity Analysis.......................................................................................................................... 203 20 Adjacent Properties ................................................................................................. 204 20.1 PEM/SLB (Formerly Schlumberger) ............................................................................................... 204 20.2 Noram 206 20.3 Century ............................................................................................................................................ 206 20.4 ACME 206 20.5 Spearmint ........................................................................................................................................ 207 20.6 Other Adjacent Properties ............................................................................................................... 207 21 Other Relevant Data and Information ..................................................................... 208 22 Interpretation and Conclusions .............................................................................. 209 22.1 Geology and Mineral Resources ..................................................................................................... 209 22.2 Mineral Reserves and Mining Method ............................................................................................ 209 22.3 Metallurgy and Mineral Processing ................................................................................................. 209 22.4 Infrastructure ................................................................................................................................... 210 22.5 Environmental, Permitting, Social, and Closure ............................................................................. 210 22.5.1 Closure ................................................................................................................................ 210 22.6 Capital and Operating Costs ........................................................................................................... 211 22.7 Economic Analysis .......................................................................................................................... 211 23 Recommendations ................................................................................................... 212 23.1 Recommended Work Programs ...................................................................................................... 212 23.2 Recommended Work Program Costs ............................................................................................. 212 24 References ................................................................................................................ 214 25 Reliance on Information Provided by the Registrant ............................................ 217 Signature Page .............................................................................................................. 219 List of Tables Table 1-1: Silver Peak Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024) 3 Table 1-2: Silver Peak Mineral Reserves, Effective June 30, 2024 ................................................................... 5 Table 1-3: Capital Cost Forecast (US$ Million Real 2024) ............................................................................... 10 Table 1-4: Indicative Economic Results ........................................................................................................... 12 Table 2-1: Site Visits ......................................................................................................................................... 17 Table 3-1: Unpatented Placer Mining Claims ................................................................................................... 24 Table 3-2: Unpatented Mill Site Claims ............................................................................................................ 26 Table 3-3: Patented Mill Site Claims ................................................................................................................ 27 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page viii SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Table 3-4: Patented Placer Mining Claims ....................................................................................................... 28 Table 3-5: Nevada Net Proceeds Tax Sliding Scale ........................................................................................ 37 Table 6-1 Summary of Hydrogeologic Units ..................................................................................................... 51 Table 7-1: Drill Campaign Summary ................................................................................................................ 58 Table 7-2: Production Well Target Aquifers...................................................................................................... 58 Table 7-3: New 2020 Production Wells ............................................................................................................ 64 Table 7-4: New and Replacement 2021 Production Wells ............................................................................... 66 Table 7-5: Summary of Pumping Tests at Silver Peak ..................................................................................... 67 Table 7-6: Summary of Literature Review of Specific Yield ............................................................................. 68 Table 8-1: List and Coordinates of Production Wells Sampled in the 2022 Campaign ................................... 73 Table 8-2: Sample Preparation Protocol by ALS .............................................................................................. 75 Table 8-3: ALS Primary Laboratory Analysis Methods ..................................................................................... 75 Table 11-1: Comparison of Raw vs. Composite Statistics ............................................................................... 90 Table 11-2: Summary Silver Peak Block Model Parameters ........................................................................... 93 Table 11-3: Summary Search Neighborhood Parameters for Lithium ............................................................. 94 Table 11-4: Summary of Validation Statistics Composites versus Estimation Methods (Aquifer Data)........... 95 Table 11-5: Sources and Degree of Uncertainty .............................................................................................. 98 Table 11-6: Silver Peak Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024) ........................................................................................................................................................... 100 Table 12-1: Model Layering ............................................................................................................................ 104 Table 12-2: Hydrogeologic Units and Aquifer Parameters ............................................................................. 105 Table 12-3: Basin Inflows ............................................................................................................................... 105 Table 12-4: Simulated Groundwater Budget, End of 2023 ............................................................................. 109 Table 12-5: Simulated Total Pumping Rate and Predicted Lithium Concentration and Mass ....................... 119 Table 12-6: Results of Sensitivity Analysis ..................................................................................................... 122 Table 12-7: Silver Peak Mineral Reserves, Effective June 30, 2024 ............................................................. 125 Table 13-1: Wellfield Expansion Schedule (30-Year Reserve Pumping Plan)............................................... 130 Table 13-2: Construction Details Proposed New Wells .................................................................................. 133 Table 15-1: Local Communities ...................................................................................................................... 152 Table 15-2: Silver Peak Power Consumption ................................................................................................. 157 Table 16-1: Technical-Grade Li2CO3 Specifications ....................................................................................... 168 Table 16-2: Historic Silver Peak Annual Production Rate .............................................................................. 168 Table 16-3: Silver Peak Recent Years’ Production Consumed Internally by Albemarle ................................ 169 Table 17-1: SPLO Project Permits ................................................................................................................. 177 Table 18-1: Capital Cost Forecast (US$ Million Real 2024) ........................................................................... 185 Table 19-1: Basic Model Parameters ............................................................................................................. 189 Table 19-2: Modeled Life of Operation Pumping Profile ................................................................................ 192 Table 19-3: Life of Operation Processing Summary ...................................................................................... 195

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page ix SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Table 19-4: Operating Cost Summary ............................................................................................................ 195 Table 19-5: Variable Processing Costs .......................................................................................................... 197 Table 19-6: Indicative Economic Results ....................................................................................................... 200 Table 19-7: Silver Peak Annual Cashflow and Key Project Data ................................................................... 201 Table 23-1: Summary of Costs for Recommended Work ............................................................................... 213 Table 25-1: Reliance on Information Provided by the Registrant ................................................................... 218 List of Figures Figure 1-1: Total Forecast Operating Expenditure ........................................................................................... 11 Figure 1-2: Annual Cashflow Summary ............................................................................................................ 13 Figure 3-1: Regional Location Map, Silver Peak, Nevada................................................................................ 21 Figure 3-2: Albemarle Claims, Silver Peak ....................................................................................................... 22 Figure 5-1: Historical Drilling............................................................................................................................. 43 Figure 6-1: Configuration of the Basin and Range Province and the Walker Lane Fault Zone, Relative to the Nevada Border ..................................................................................................................................... 45 Figure 6-2: Generalized Geology of the Silver Peak Area ............................................................................... 46 Figure 6-3: Major Physiographic Features that Form Clayton Valley ............................................................... 48 Figure 6-4: Surficial Geology in Clayton Valley ................................................................................................ 50 Figure 6-5: Plan View of Basin with Cross-Section Locations .......................................................................... 53 Figure 6-6: Cross-Sections A-A’ and B-B’ through the Silver Peak Property ................................................... 54 Figure 6-7: Stratigraphic Column for the Silver Peak Site ................................................................................ 56 Figure 7-1: Property Plan Drill Map .................................................................................................................. 59 Figure 7-2: Location of 2017 Exploration Boreholes for the SPLO .................................................................. 61 Figure 7-3: New 2020 Production Wells ........................................................................................................... 63 Figure 7-4: New and Replacement 2021 Production Wells .............................................................................. 65 Figure 7-5: Lithium Concentrations from Historical Production Well Samples ................................................. 69 Figure 7-6: 2020 Sampling Locations ............................................................................................................... 70 Figure 8-1: Historical Lithium Variability, 1966 to 2024 .................................................................................... 72 Figure 8-2: Scatter Diagram Comparing the Results Obtained for Lithium between ALS and ACZ Laboratories ............................................................................................................................................................. 76 Figure 8-3: Standard Samples .......................................................................................................................... 79 Figure 8-4: Sample Duplicates ......................................................................................................................... 80 Figure 9-1: Comparison of Lithium Concentrations, September 2022 ............................................................. 82 Figure 11-1: 3D View of Geological Model ....................................................................................................... 84 Figure 11-2: Plan View of Property Limit (Used in Resource Estimate) ........................................................... 85 Figure 11-3: Drillhole Locations in Plan View (Top) and Lithium Samples in Sectional View (AA’) (Bottom)-- 87 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page x SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Figure 11-4: Summary Raw Sample Statistics of Lithium Concentration – mg/L, Log Probability and Histogram ............................................................................................................................................................. 88 Figure 11-5: Histogram of Length of Samples of Lithium ................................................................................. 90 Figure 11-6: Experimental and Modeled Directional Semi-Variograms for Lithium ......................................... 92 Figure 11-7: Plan View of the Silver Peak Block Model Colored by Hydrogeological Unit, 940-masl ............. 93 Figure 11-8: Example of Visual Validation of Lithium Grades in Composites versus Block Model in Plan View, 1,112.5-masl Elevation ........................................................................................................................ 95 Figure 11-9: Lithium Swath Analysis for Silver Peak ........................................................................................ 96 Figure 11-10: Block Model Colored by Classification and Drillhole Locations Plan View (1,112.5 masl Elevation, +/- 30 m) ............................................................................................................................. 97 Figure 12-1: Active Model Domain and Model Grid ....................................................................................... 103 Figure 12-2: Location Historic and Existing Production Wells ........................................................................ 106 Figure 12-3: Wellfield Pumping and Average Lithium Concentration ............................................................. 107 Figure 12-4: Historic Pumping Rates by Aquifer ............................................................................................ 107 Figure 12-5: Location of Simulated Production Ponds ................................................................................... 108 Figure 12-6: Simulated versus Measured Water Levels, 2021 to 2022 Well Installation ............................... 110 Figure 12-7: Simulated versus Measured Lithium Concentrations (Weighted Average) ............................... 111 Figure 12-8: Simulated versus Measured Lithium Concentrations (per Aquifer) ........................................... 112 Figure 12-9: Annual Mass of Lithium Extracted by Production Wellfield, Simulated versus Measured ......... 113 Figure 12-10: Lithium Concentration versus Cumulative Production Pumping, Simulated versus Measured ........................................................................................................................................................... 114 Figure 12-11: Mass Extraction Rate Averaged for the Second Half of 2023, Simulated versus Measured .. 115 Figure 12-12: Projected Annual Mass of Lithium Extracted by Production Wellfield ..................................... 116 Figure 12-13: Distribution of Predicted Annual Lithium Mass between Aquifers ........................................... 117 Figure 12-14: Distribution of Predicted Annual Lithium Mass between Existing and New Proposed Production Wells .................................................................................................................................................. 118 Figure 12-15: Simulated Lithium Concentrations under Sensitivity Runs ...................................................... 123 Figure 12-16: Simulated Lithium Annual Mass under Sensitivity Runs .......................................................... 124 Figure 13-1: Well Location Map for Predicted LoM ........................................................................................ 129 Figure 13-2: Simulated Distribution between Existing and New Production Wells ........................................ 131 Figure 13-3: Simulated Number of Production Wells per Year ...................................................................... 131 Figure 13-4: Brine Extraction Well at Silver Peak .......................................................................................... 135 Figure 13-5: Typical Production Well Construction ........................................................................................ 136 Figure 13-6: Planned Pumping for LoM .......................................................................................................... 137 Figure 13-7: Predicted Distribution of Total Pumping Rate between Aquifers ............................................... 138 Figure 13-8: Predicted Distribution of Total Pumping Rate between Existing and New Wells ...................... 139 Figure 13-9: Predicted Distribution of Total Pumping Rate between Existing and New Wells ...................... 140 Figure 14-1: Silver Peak Simplified Process Flowsheet and Mass Balance .................................................. 143 Figure 14-2: Brine Flow Path in Pond System, Current and Future ............................................................... 145

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page xi SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Figure 14-3: Silver Peak Li2CO3 Plant ............................................................................................................ 147 Figure 14-4: Playa Yield versus Wellfield Lithium Input ................................................................................. 148 Figure 15-1: Silver Peak General Location..................................................................................................... 151 Figure 15-2: Infrastructure Layout Map .......................................................................................................... 153 Figure 15-3: Plant Layout Map ....................................................................................................................... 155 Figure 15-4: NV Energy Regional Transmission System ............................................................................... 156 Figure 16-1: EV Sales and Penetration Rates ............................................................................................... 159 Figure 16-2: Lithium Demand in Key Sectors ................................................................................................. 160 Figure 16-3: Forecast Mine Supply ................................................................................................................ 163 Figure 16-4: Lithium Supply-Demand Balance ............................................................................................... 165 Figure 16-5: Lithium Battery Material Prices .................................................................................................. 166 Figure 16-6: Lithium Battery Materials Long-Term Forecast Scenarios ......................................................... 168 Figure 18-1: Total Forecast OPEX ................................................................................................................. 188 Figure 19-1: Silver Peak Pumping Profile ....................................................................................................... 191 Figure 19-2: Modeled Processing Profile ....................................................................................................... 193 Figure 19-3: Modeled Production Profile ........................................................................................................ 194 Figure 19-4: Life of Operation Operating Cost Summary ............................................................................... 196 Figure 19-5: Life of Operation Operating Cost Contributions ......................................................................... 197 Figure 19-6: Silver Peak Sustaining Capital Profile ........................................................................................ 199 Figure 19-7: Annual Cashflow Summary ........................................................................................................ 202 Figure 19-8: Silver Peak NPV Sensitivity Analysis ......................................................................................... 203 Figure 20-1: Map of Claims Controlled by PEM ............................................................................................. 205 SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page xii SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 List of Abbreviations The metric system has been used throughout this report. Tonnes are metric of 1,000 kg, or 2,204.6 lb. All currency is in U.S. dollars (US$) unless otherwise stated. Abbreviation Definition % percent < less than > greater than ≥ greater than or equal to °C degrees Celsius °F degrees Fahrenheit A/P accounts payable A/R accounts receivable ACME ACME Lithium Inc. AES atomic emission spectroscopy AF acre-foot AFA acre-foot per year Albemarle Albemarle Corporation AOC Administrative Order on Consent APP Avian Protection Program BAPC Bureau of Air Pollution Control BAQP Bureau of Air Quality Planning BEV battery electric vehicle bgs below ground surface BLM Bureau of Land Management BMR borehole magnetic resonance BMRR Bureau of Mining Regulation and Reclamation BSMM Bureau of Sustainable Materials Management C&M care and maintenance Ca calcium Ca(OH)2 calcium hydroxide CaCO3 calcium carbonate CAD computer aided drafting CAM cathode active material CAPEX capital expenditure CaSO4 calcium sulfate CBST clear brine surge tank CDF cost data file Century Century Lithium Corp. CIF cost, insurance, and freight CJK China, Japan, and Korea CLN Connected Linear Network cm centimeter CoG cut-off grade CSAMT controlled source audio-frequency magnetotellurics CSEM controlled source electromagnetic magnetotellurics CWA Clean Water Act DI deionized DLE direct lithium extraction DOE U.S. Department of Energy

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page xiii SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Abbreviation Definition DSO direct shipped ore EA Environmental Assessment EDM EDM International, Inc. EIS Environmental Impact Statement eMobility electrically powered vehicles EMS emergency medical services EPA U.S. Environmental Protection Agency ERP emergency response plan ESCO Esmeralda County Public Works ESI Environmental Simulations Incorporated ESS energy storage system EV electric vehicle FCC Federal Communications Commission FPPC final plans for permanent closure ft foot FWS U.S. Fish and Wildlife Service g gram G&A general and administrative gal gallon GBBO Great Basin Bird Observatory GIS geographic information system gpm gallon per minute GWI Groundwater Insight Inc. ha hectare HCl hydrochloric acid HDPE high-density polyethylene HEV hybrid electric vehicle hp horsepower IAPP industrial artificial pond permit ICE internal combustion engine ICP inductively coupled plasma ID3 inverse distance cubed IP induced polarization IRR internal rate of return ISO International Organization for Standardization K potassium kg kilogram kg/d kilogram per day km2 square kilometer kt thousand tonnes kV kilovolt kWh kilowatt per hour LAS Lower Aquifer System lb pound LGA Lower Gravel Aquifer Li lithium Li2CO3 lithium carbonate LIB lithium-ion battery LiOH lithium hydroxide LoM life-of-mine SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page xiv SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Abbreviation Definition LPG liquid petroleum gas LS Pond lime solids pond m meter m/d meter per day m3 cubic meter m3/d cubic meter per day m3/y cubic meter per year MAA Main Ash Aquifer masl meter above sea level Mg magnesium Mg(OH)2 magnesium hydroxide mg/L milligram per liter MGA Marginal Gravel Aquifer mi mile mi2 square mile mL milliliter MRE mineral resource estimate MSI Matrix Solutions Inc. Mt million tonnes Mt/y million tonnes per year MW megawatt Na sodium Na2CO3 soda ash NAD 1983 North American Datum of 1983 NDEP Nevada Division of Environmental Protection NDOW Nevada Department of Wildlife NDWR Nevada Division of Water Resources NELAP National Environmental Laboratory Accreditation Program NEPA National Environmental Policy Act of 1969 NMR nuclear magnetic resonance NN nearest neighbor NOI notice of intent Noram Noram Lithium Corp. NPDES National Pollutant Discharge Elimination System NPV net present value NRS Nevada Revised Statute OES optical emission spectroscopy OK ordinary kriging OPEX operating expense OSDS on-site sewage disposal system PCS petroleum contaminated soil PEM Pure Energy Minerals PFS prefeasibility study PHEV plug-in hybrid electric vehicle ppm parts per million project Silver Peak project QA/QC quality assurance/quality control QP Qualified Person R&PP Recreation and Public Purposes Act R2 Tailings Pond lime solids pond

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page xv SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Abbreviation Definition RC reverse circulation RCE Reclamation Cost Estimate RCRA Resource Conservation and Recovery Act RMSE root mean square error RoW rights-of-way S sulfur SAS Salt Aquifer System SBC strong brine complex SEC Securities and Exchange Commission Silver Peak Silver Peak production site S-K 1300 SEC S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) SLB Schlumberger SPLO Silver Peak Lithium Operation SRCE standardized reclamation cost estimator SRK SRK Consulting (U.S.), Inc. st/y short tons per year SWCA SWCA Environmental Consultants SWReGAP Southwestern Regional Gap Analysis Program Sy specific yield t tonne t/y tonne per year TAS Tufa Aquifer System TCLP toxicity characteristic leaching procedure TDS total dissolved solids TEM transient electromagnetic TNI Tennessee-Missouri-North Dakota TPPC tentative plans for permanent closure TRS Technical Report Study USACE U.S. Army Corps of Engineers USGS United States Geological Survey UTM Universal Transverse Mercator VSQG very small quantity generator WET Western Environmental Testing WOTUS Waters of the U.S. WPCP Water Pollution Control Permit SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 1 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 1 Executive Summary This report was prepared as a prefeasibility study (PFS)-level Technical Report Summary (TRS) in accordance with the Securities and Exchange Commission (SEC) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) (S-K 1300) for Albemarle Corporation (Albemarle) by SRK Consulting (U.S.), Inc. (SRK) on the Silver Peak production site (Silver Peak). The purpose of this report is to support public disclosure of mineral resources and mineral reserves at Silver Peak for Albemarle’s public disclosure purposes. This report is an update of the previous report titled, "SEC Technical Report Summary, Pre-Feasibility Study, Silver Peak Lithium Operation, Nevada, USA.” 1.1 Property Description The Silver Peak Lithium Operation (SPLO) is in a rural area approximately 30 miles (mi) southwest of Tonopah, in Esmeralda County, Nevada, United States. The SPLO is located in Clayton Valley, an arid valley historically covered with dry lake beds (playas). The operation borders the small unincorporated town of Silver Peak, Nevada. Albemarle extracts lithium (Li)-rich brine from the aquifers beneath the playa at the SPLO to produce lithium carbonate (Li2CO3). Albemarle holds four types of claims in the Silver Peak area: Patented Mill Site Claims, Patented Placer Claims, Unpatented Mill Site Claims, and Unpatented Placer Claims. Albemarle’s mineral rights in Silver Peak, Nevada, consist exclusively of its right to extract lithium brine, pursuant to a settlement agreement with the U.S. government, originally entered into in June 1991 by one of its predecessors. Pursuant to this agreement, Albemarle has rights to all of the lithium that can be removed economically. Albemarle or their predecessors have been operating at the Silver Peak site since 1966. The SPLO site covers a surface of approximately 13,356 acres, 10,800 acres of which are patented mining claims owned through a subsidiary. The remaining acres are unpatented mining claims for which claim maintenance fees are paid annually. In connection with the operations at Silver Peak, Albemarle has been granted by the Nevada Division of Water Resources (NDWR) rights to pump water in the Clayton Valley Hydrographic Basin (in the Esmeralda Hydrographic Region). 1.2 Geology and Mineralization The SPLO is located in Clayton Valley. The structural geology that forms Clayton Valley and principal faults within and around the valley are influenced by two continental-scale features: • The Basin and Range province • Walker Lane fault zone The valley is located within the Basin and Range province, which extends from Canada through much of the western United States and across much of Mexico. The province is characterized by block faulting caused by extension and subsequent thinning of the Earth’s crust. In Nevada, this extensional faulting forms a region of northeast-to-southwest oriented ridges and valleys. This faulting is responsible for the overall horst and graben structure of Clayton Valley. It is hypothesized that the current levels of lithium dissolved in brine originate from relatively recent dissolution of halite by meteoric waters that have penetrated the playa in the last 10,000 years. The

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 2

halite formed in the playa during the climatic periods of low precipitation and that the concentrated lithium was incorporated as liquid inclusions into the halite crystals.

Lithium resource is hosted as a solute in a predominantly sodium chloride brine. As such, the term mineralization is not wholly relevant, as the brine is mobile and can be affected by pumping of groundwater and by local hydrogeological variations (e.g., localized freshwater lenses in near-surface gravel deposits being affected by rainfall, etc.).

## 1.3 Status of Exploration, Development, and Operations

The primary mechanism of exploration on the property has been drilling (mainly production wells) for more than 50 years. Other means of exploration (such as geophysics and geological mapping) have been considered or applied over the years. Drilling methods during this time include cable tools, rotary, and reverse circulation (RC), with the results of geologic logging and brine sampling being used to support the geological model and mineral resource.

For the purposes of this report, it is SRK's opinion that active brine pumping, exploration drilling, and geophysical surveys provide the most relevant and robust exploration data to support the current geological model and the mineral resource estimation (MRE). Historical brine pumping and sampling are the most critical of the non-drilling exploration methods applied to this model and MRE.

Silver Peak brine sampling continues in existing drillholes, and considering some additional core descriptions and interpretations, Albemarle has made some changes to the geological model. Lithium exploitation activities continue to date at the Silver Peak project (the project).

## 1.4 Mineral Processing and Metallurgical Testing

Silver Peak is an operating mine with more than 50 years of production history. At this stage of operation, the facility relies upon historic operating performance to support its production projections; therefore, no metallurgical test work has been relied upon to support the estimation of reserves documented herein.

## 1.5 Mineral Resource Estimates

SRK has estimated the mineral resources. Albemarle and SRK generated a three-dimensional (3D) geological model informed by various data types (drillhole, geophysical data, surface geologic mapping, interpreted cross-sections, and surface/downhole structural observations) to define and delimit the shapes of aquifers which host the lithium.

Lithium concentration data from the brine sampling exploration dataset were regularized to equal lengths for constant sample volume (compositing) to 25 meters (m) in length. Lithium grades were interpolated into a block model using the ordinary kriging (OK) method, and inverse distance cubed (ID3) and nearest neighbor (NN) estimations were used for validation purposes. Results were validated visually and via various statistical comparisons. The estimate was depleted for current production and categorized in a manner consistent with industry standards and statistical parameters. Mineral resources have been reported using a revised pumping plan based on economic and mining assumptions to support the reasonable potential for eventual economic extraction of the resource. A cut-off grade (CoG) has been derived from these economic parameters, and the resource has been reported above this cut-off. Table 1-1 summarizes current mineral resources exclusive of reserves.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 3

Table 1-1: Silver Peak Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024)

| | Measured Resource | | Indicated Resource | | Measured + Indicated Resource | | Inferred Resource | |
|---|---|---|---|---|---|---|---|---|
| | Contained Li (thousand tonnes (kt)) | Brine Concentration (milligrams per liter (mg/L) Li) | Contained Li (kt) | Brine Concentration (mg/L Li) | Contained Li (kt) | Brine Concentration (mg/L Li) | Contained Li (kt) | Brine Concentration (mg/L Li) |
| Total | 6.6 | 169 | 10.5 | 155 | 17.1 | 160 | 102.0 | 130 |

Source: SRK, 2024

Notes:

- Mineral resources are reported exclusive of mineral reserves on a 100 percent (%) ownership basis. Mineral resources are not mineral reserves and do not have demonstrated economic viability.
- Given the dynamic reserve versus the static resource, a direct measurement of resources post-reserve extraction is not practical. Therefore, as a simplification, to calculate mineral resources exclusive of reserves, the quantity of lithium pumped in the life-of-mine (LoM) plan was subtracted from the overall resource without modification to lithium concentration. Measured and Indicated resource were deducted proportionate to their contribution to the overall mineral resource.
- Resources are reported on an in situ basis.
- Resources are reported as lithium metal.
- The resources have been calculated from the block model above 740 meters above sea level (masl).
- Resources have been categorized subject to the opinion of a Qualified Person (QP) based on the amount/robustness of informing data for the estimate, consistency of geological/grade distribution, and survey information.
- Resources have been calculated using drainable porosity estimated from bibliographical values based on the lithology and the QP's experience in similar deposits.
- The estimated economic CoG utilized for resource reporting purposes is 63 mg/L Li, based on the following assumptions:
  - A technical-grade $Li_2CO_3$ price of US$20,000/tonne (t) cost, insurance, and freight (CIF) Asia; this is an 18% premium to the price utilized for reserve reporting purposes. The 18% premium applied to the resource versus the reserve was selected to generate a resource larger than the reserve, ensuring the resource fully encompassed the reserve while still maintaining reasonable prospect for economic extraction.
  - Recovery factors for the wellfield are = -206.23 * (Li wellfield feed)$^2$ + 7.1903 * (wellfield Li feed) + 0.4609. An additional recovery factor of 78% Li recovery is applied to the $Li_2CO_3$ plant.
  - A sustainable fixed brine pumping rate of 20,000 acre-feet per year (AFA), ramped up from current levels.
  - Operating cost estimates are based on a combination of fixed brine extraction, general and administrative (G&A) and plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. Average LoM operating costs are calculated at approximately US$6,829/t $Li_2CO_3$ CIF Asia.
  - Sustaining capital costs are included in the CoG calculation and include a fixed component of approximately US$284 million through the ramp-up period to sustainably pumping 20,000 AFA, then an estimated US$20.0 million per year in addition to the estimated number of wells replaced and new wells drilled per year.
- Mineral resources tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
- SRK Consulting (U.S.), Inc. is responsible for the mineral resources, with an effective date of June 30, 2024.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 4

## 1.6 Mining Methods and Mineral Reserve Estimates

As a sub-surface mineral brine, the most-appropriate method for extracting the reserve is by pumping the brine from a network of wells. This method of brine extraction has been in place at Silver Peak for over 50 years.

The SPLO current pond and wellfield capacity is sufficient to hold 20,000 acre-feet (AF) (as was demonstrated during the second half of 2023), but additional capacity is needed to sustainably process 20,000 AFA year over year. The $Li_2CO_3$ production plant has additional capacity over current production rates but requires some relatively minor modifications to de-bottleneck the process for consistent operation at higher inflow rates. Albemarle has water rights exceeding current pumping rates. Therefore, consistent with Albemarle's plan for the Silver Peak operation, SRK has assumed increasing the capacity of the wellfield and the evaporation ponds along with enhancing the processing facility to sustain brine extraction rates at the maximum level of water rights held by Albemarle (20,000 AFA) for long-term conditions. Improvements are planned such that production can ramp up until reaching a sustainable 20,000 AFA in 2031.

To develop a LoM production plan, SRK simulated the movement of lithium-rich brine in the alluvial sediments of Clayton Valley using a predictive numerical groundwater flow and transport model. The model was calibrated to available historical water level and lithium concentration data. The predictive model output generated a brine production profile based upon the wellfield design assumptions, with a maximum pumping rate of 20,000 AFA over a period of 30 years.

To support increasing the brine pumping rate to 20,000 AFA, Albemarle increased the number of active production wells to 62. The mine plan evaluated for the reserve estimate decreases the number of active production wells from 62 to 47. This mine plan considers utilizing 40 existing and 23 proposed wells with a maximum number of 47 wells pumping simultaneously. The number of existing wells decreases due to shallower and less-productive Main Ash Aquifer (MAA) wells becoming unpumpable and replaced by deeper but more-productive Lower Gravel Aquifer (LGA) wells.

As there is a disconnect between the static resource model and the dynamic predictive model utilized for reserve estimation (as well as other factors, such as the mixing of brine during production), a direct conversion of Measured and Indicated resources to Proven and Probable reserves is not possible. Therefore, given that the uncertainty and associated risk linked with the pumping plan are time-dependent (i.e., consistently increasing through the simulation period), in SRK's opinion as the QP, the most-appropriate method to quantify the reserve and allocate Proven and Probable classifications is by taking a time-dependent approach. Based on the QP's experience and Silver Peak's production history, brine production through mid-2031 (approximately 7 years) can be appropriately classified as Proven reserves within a total LoM through 2052, with these remaining production years classified as Probable reserves. Truncating the mine plan at the end of 2053 results in a pumping plan that extracts approximately 82% of the lithium contained in the total Measured and Indicated mineral resource (inclusive of reserves). The application of Proven reserves through mid-2031 results in approximately 15% of the reserve being classified as Proven. For comparison, the Measured resource comprises approximately 39% of the total Measured and Indicated resource.

Table 1-2 shows the Silver Peak mineral reserves as of June 30, 2024.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 5

Table 1-2: Silver Peak Mineral Reserves, Effective June 30, 2024

| | Proven Mineral Reserves | | Probable Mineral Reserves | | Total Mineral Proven and Probable Reserves | |
|---|---|---|---|---|---|---|
| | Contained Li (kt) | Li Concentration (mg/L) | Contained Li (kt) | Li Concentration (mg/L) | Contained Li (kt) | Li Concentration (mg/L) |
| In Situ | 12.4 | 98 | 66.7 | 118 | 79.1 | 114 |
| In Process | 1.2 | 98 | - | - | 1.2 | 98 |

Source: SRK, 2025
Notes:

- In process reserves quantify the prior 24 months of pumping data and reflect the raw brine at the time of pumping. These reserves represent the first 24 months of feed to the lithium process plant in the economic model.
- Proven reserves have been estimated as the lithium mass pumped from the existing wells from mid-2024 through mid-2031 of the proposed LoM plan
- Probable reserves have been estimated as the lithium mass pumped from existing wells from mid-2031 and from all new proposed production wells from the beginning of installation until the end of the proposed LoM plan (2053).
- The in situ lithium concentration of total Proven and Probable reserves of 114.2 mg/L represents an average value for 29.5 years. The model predictions were completed for 30 years at a concentration of 113.5 mg/L.
- Reserves are reported as lithium metal on a 100% ownership basis.
- This mineral reserve estimate was derived based on a production pumping plan truncated at the end of the year 2053 (i.e., approximately 29.5 years). This plan was truncated to reflect the QP's opinion on uncertainty associated with the production plan, as a direct conversion of Measured and Indicated resources to Proven and Probable reserve is not possible in the same way as a typical hard rock mining project.
- The estimated economic CoG for the project is 76 mg/L Li, based on the assumptions discussed below. The production pumping plan was truncated due to technical uncertainty inherent in long-term production modeling and remained well above the economic CoG (i.e., the economic CoG did not result in a limiting factor to the estimation of the reserve):
  - A technical-grade $Li_2CO_3$ price of US$17,000/t CIF Asia
  - Recovery factors for the wellfield are = -206.23 * (Li wellfield feed)$^2$ + 7.1903 * (wellfield Li feed) + 0.4609. An additional recovery factor of 78% Li recovery is applied to the $Li_2CO_3$ plant.
  - A sustainable fixed brine pumping rate of 20,000 AFA, ramped up from current levels over a period of 7 years
  - Operating cost estimates are based on a combination of fixed brine extraction, G&A and plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. Average LoM operating costs are calculated at approximately US$6,829/t $Li_2CO_3$ CIF Asia.
  - Sustaining capital costs are included in the CoG calculation and include a fixed component of approximately US$281 million through the ramp up period to sustainably pumping 20,000 AFA, then an estimated US$20.0 million per year in addition to the estimated number of wells replaced and new wells drilled per year.
- Mineral reserve tonnage, grade, and mass yield have been rounded to reflect the accuracy of the estimate (thousand tonnes), and numbers may not be added due to rounding.
- SRK Consulting (U.S.), Inc. is responsible for the mineral reserves, with an effective date of June 30, 2024.

In the QP's opinion, key points of uncertainty associated with the modifying factors in this reserve estimate that could have a material impact on the reserve include the following:

- Resource dilution: The reserve estimate included in this report assumes the brine aquifer is extracted at a rate of 20,000 AFA, in accordance with Albemarle's maximum water rights at Silver Peak. Historic pumping rates are lower than this level (on average), and pumping at this higher rate could result in more groundwater inflow with lower lithium concentrations toward to the SPLO wellfield, increasing dilution more than predicted in the model simulation. Higher dilution levels may result in a shorter mine life (i.e., lower reserve) or require pumping at lower rates. While the same amount of lithium potentially could be extracted over a longer timeframe at the lower pumping rate, the associated reduction in lithium production on an annual basis could increase the CoG for the operation and potentially reduce the mineral reserve.
- Aquifer pumpability: The pumpability of an aquifer is an assessment of the simulated water level in the model's production wells to estimate when the well will likely no longer be operable due to water levels in the well dropping below the pump intake. The currently measured water levels in existing production wells were used to estimate future water level elevations (drawdown values simulated by the model were subtracted from the currently measured water level elevations). This approach allows for a conservative estimation of time when existing

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 6 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 wells would no longer be operable. The new wells are proposed to be deep with sufficient allowable drawdown, including room for uncertainties in predicted water level elevations and wells' pumpability. The current sensitivity analysis includes the potential impact on aquifer pumpability from reduced or differently distributed groundwater inflow to the basin. Results indicate that certain MAA and Marginal Gravel Aquifer (MGA) wells would no longer be pumpable, and deeper Lower Aquifer System (LAS) and LGA wells would need to be installed sooner than estimated in the base scenario. Inaccurate estimates of aquifer pumpability may result in wells becoming inoperable earlier or requiring pumping at lower rates. • Hydrogeological assumptions: Factors (such as specific yield (Sy) and hydraulic conductivity) play key roles in estimating the volume of brine available for extraction in the wellfield and the rate at which it can be extracted. These factors are variable throughout the project area and are generally difficult to directly measure. Significant variability, on average, from the assumptions utilized in the predictive model could materially impact the estimate of brine available for extraction and associated concentrations of lithium. Completed model sensitivity analyses on key hydrogeological factors resulted in lithium concentrations ranging from 90% to 105% of the base scenario, with 113.5 mg/L average concentration for the 30-year reserve life. However, these analyses do not fully quantify all potential uncertainty and wider variability in these parameters or changes in other parameters may result in more significant deviation in the base case than those shown in the sensitivity analyses. • Li2CO3 price: Although the pumping plan remains above the economic CoG (Section 12.2.2), commodity prices (including Li2CO3) can have significant volatility, which could result in a shortened reserve life. 1.7 Processing and Recovery Methods The processing methodology utilizes traditional solar evaporation to concentrate and remove impurities from the lithium-rich brine extracted from the resource. This concentrated brine is then further purified in the processing facilities and chemically reacted to produce a technical-grade Li2CO3. In the pond system, the brines are concentrated by the solar evaporation of water, which leads to the precipitation of salts (primarily sodium chloride) when the saturation level of the solution is reached. Brine flows from one pond to another, typically through flow pipes installed in the dikes separating one pond from another, or pumped where elevation differential requires, as evaporation increases the total dissolved solids (TDS) content. SRK estimates the current evaporation pond capacity is adequate to support an approximate 14,500-AFA sustained brine extraction rate. However, Albemarle’s strategic plans expand this capacity, including new ponds and rehabilitating existing evaporation ponds not currently in use (by removal of existing halite mass) to increase the evaporation pond capacity to sustain approximately 20,000 AFA. When the lithium concentration reaches levels suitable for feed to the Li2CO3 plant (approximately 0.54% lithium), the brine is pumped to the carbonate plant. The concentrated brine feed goes through additional impurity removal through chemical precipitation before final precipitation of Li2CO3 in the reactor system. The final product is dried before packaging for sale. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 7 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Process recovery is estimated based on historical operational performance through a combination of a fixed 78% recovery rate for the Li2CO3 plant and a variable pond recovery factor (based on raw brine lithium concentration) that averages around 51% over the reserve life. Albemarle has submitted appropriate fees in line with the permitted fee category for chemically processing less than 18,250 short tons per year (st/y) that supports production of 7,500 st/y (approximately 6,800 tonnes per year (t/y)) Li2CO3. In 2018, Silver Peak demonstrated that the plant is capable of producing approximately 6,500 t Li2CO3 in a single year. De-bottlenecking and plant optimization projects have been identified, and Albemarle has plans to implement these projects and enhance the processing facilities allowing them to sustainably produce year over year at a rate closer to the submitted fee capacity in support of the planned increase in solar evaporation pond capacity and ultimately pumping rate. 1.8 Infrastructure Access to the site is by paved highway off major US highways. Employees travel to the project from various communities in the region. There is some employee housing in the unincorporated town of Silver Peak (where the project is located). The site includes large evaporation ponds, brine wells, salt storage facilities, administrative offices, change house, laboratory, processing facility, propane and diesel storage tanks, water supply and storage, utility-supplied power transmission lines, feed power substations and distribution system, liming facility, boiler and heating system, packaging and warehousing facility, miscellaneous shops, and general laydown yard. All infrastructure needed for ongoing operations is in place and functioning. There will be some additional evaporation pond capacity added in the next 3 years. 1.9 Market Studies Fastmarkets developed a marketing study on behalf of Albemarle to support lithium pricing assumptions. This market study does not consider byproducts or co-products that may be produced alongside the lithium production process. Battery demand is now responsible for 85.0% of all lithium consumed. Looking forward, Fastmarkets expects demand from electrically powered vehicles (eMobility), especially battery electric vehicles (BEV), to continue to drive lithium demand growth. Supply is still growing despite the low-price environment and some production restraint; this has coincided with a period of weaker-than-expected demand growth. Ironically, the industry is still growing healthily; Fastmarkets expects demand growth from electric vehicles (EV) to average 15% over the next 10 years, with additional growth coming from the Energy Storage Sector (ESS). The high prices in 2021 to 2022 triggered a massive producer response, with some new supply still being ramped up, while at the same time, some high-cost production is being cut, mainly by non-Chinese producers. Based on Fastmarkets’ view in August 2024, the combination of weaker-than-expected demand at a time when supply is still rising means the market is likely to be in a supply surplus until 2026. Considering supply restraint and investment cuts, Fastmarkets forecasts the market to swing back into a deficit in 2027; this could change relatively easily should demand exceed expectations and supply expansion disappoint to the downside.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 8 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Fastmarkets recommends that a real price of US$17/kilogram (kg) for technical-grade Li2CO3 CIF China, Japan, and Korea (CJK) should be utilized by Albemarle for reserve estimation. Recommended prices are on the lower end of Fastmarkets' low-case scenario. 1.10 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups The SPLO was originally constructed and commissioned in 1964, significantly pre-dating most environmental statutes and regulations, including the federal National Environmental Policy Act of 1969 (NEPA) and subsequent water, air, and waste regulations. Baseline data collection as part of environmental impact analyses was limited, though some hydrogeological investigations were performed as part of the original project development. The U.S. Department of Energy (DOE) conducted a limited NEPA Environmental Assessment (EA) in 2010 that analyzed the impact to a limited number of environmental resources; these are supplemented by studies conducted around and within Clayton Valley, but not specifically for the SPLO. The studies have included: • Air quality • Site hydrology/hydrogeology • Groundwater quality • General wildlife • Avian wildlife • Botanical inventories • Cultural inventories In addition, the SPLO currently has a permitting action before the Bureau of Land Management (BLM) for which subsequent baseline reports have been prepared for use in a new Environmental Impact Statement (EIS) and include numerous additional baseline studies (as detailed in Section 17). There are currently no known environmental issues that could materially impact Albemarle’s ability to extract SPLO resources or reserves. Currently proposed permitting actions are likely to be approved but have the potential to impact the overall project schedule depending on the process selected by the BLM in its authorization role and disclosure requirements. Comprehensive environmental management plans have been prepared as part of both state and federal permitting authorizing mineral extraction and processing operations for the SPLO. The state environmental management plans were prepared as part of the Water Pollution Control Permit (WPCP) authorization and updated by Albemarle in 2021 as part of its renewal application. Several of the federal management plans were updated and re-submitted as part of the SPLO amended plan of operations (Albemarle, 2022(b)); most overlap with state counterparts. Site-wide monitoring of the SPLO is accomplished on multiple levels and across various regulatory programs. The site is located in U.S. Environmental Protection Agency (EPA) Region 9 and operates as a very small quantity generator under the Resource Conservation and Recovery Act (RCRA) waste regulations. The facility typically generates little or no hazardous waste. All non-hazardous solid waste generated at the plant is disposed of in a permitted on-site landfill or through municipal waste removal services. There are no known off-site properties with areas of contamination or superfund sites within the immediate vicinity of the facility. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 9 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 While not tailings in the traditional hard rock mining sense, the SPLO does generate a solid residue that requires management during operations and closure. The lime treatment of the brines results in the production of a solid consisting principally of magnesium hydroxide (Mg(OH)2) and calcium sulfate (CaSO4), which is collected and deposited for final storage in the lime solids pond. Toxicity characteristic leaching procedure (TCLP) analysis of the lime solids conducted in October 1988 indicated below detection levels for cadmium, chromium, lead, mercury, selenium, and silver but detectable non-hazardous levels of arsenic (0.02 mg/L) and barium (0.08 mg/L). More-recent analyses are not available. The SPLO includes both public and private lands within Esmeralda County, Nevada, and therefore falls under the jurisdiction and permitting requirements of Esmeralda County, the State of Nevada, and the federal government through the BLM. All current permits and authorizations appear to be in good standing and/or are under review for renewal. Section 17 provides details. The SPLO currently controls a total underground water rights duty of 20,767.92 AFA and surface water rights of 625.51 AFA in the Clayton Valley hydrographic basin, a basin that has been designated by the NDWR but has no preferred uses. Of these quantities, 21,349.46 AFA can be used for mining and milling purposes; the remaining quantity (43.97 AFA) is designated for quasi-municipal (i.e., community well) or stockwater uses. 1.10.1 Mine Closure Albemarle/Silver Peak has approved mine reclamation closure plans prepared in accordance with both state (NAC 445A and NAC 519A) and federal (43 CFR §3809.401) regulations. The Nevada Division of Environmental Protection (NDEP) and the BLM have reviewed and approved these plans. The closure plan for the site includes activities required to create a physically and chemically stable environment that will not degrade waters of the state. Because this site is not a typical mining operation, the primary activities include closure of wells, removal of all pumps, piping, and processing facilities, closure of the evaporation ponds, demolition of buildings, and closure of roads. The site is located in a denuded salt playa, so revegetation criteria are minimal. The agencies received and approved an updated Reclamation Cost Estimate (RCE) for the SPLO on September 21, 2023, in support of a 3-year bond review and update in the amount of US$10,493,577. This estimate was based on government supplied labor rates and predefined third-party unit rates for equipment and materials; the NDEP updates these each year. 1.11 Capital and Operating Costs Silver Peak is an operating lithium mine. Capital and operating costs are forecast as a normal course of operational planning with a primary focus on short-term budgets (i.e., subsequent year). Silver Peak currently utilizes mid-term (e.g., 5 to 8 years) planning. SRK developed a long-term forecast for the operation based on historic operating results. Table 1-3 provides SRK’s capital expenditure (CAPEX) forecast, and Figure 1-1 provides SRK’s operating cost forecast.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 10

Table 1-3: Capital Cost Forecast (US$ Million Real 2024)

| Period | Ponds | Exploration/ Monitoring Wells | New and Replacement Wells | Carbonate Plant Upgrades | Ongoing Sustaining Capital | Closure Cost | Total |
|---|---|---|---|---|---|---|---|
| 2024 July through December | - | - | - | - | 3.7 | - | 3.7 |
| 2025 | - | - | - | - | 7.1 | - | 7.1 |
| 2026 | 19.9 | 5.0 | - | 1.0 | 12.0 | - | 37.9 |
| 2027 | 15.0 | 5.0 | - | 9.0 | 14.0 | - | 43.0 |
| 2028 | 20.0 | 5.0 | - | 10.0 | 17.0 | - | 52.0 |
| 2029 | 22.0 | - | 8.7 | 2.0 | 20.0 | - | 44.0 |
| 2030 | 12.0 | - | 8.7 | - | 20.0 | - | 40.7 |
| 2031 | 12.0 | - | 14.5 | - | 20.0 | - | 40.7 |
| 2032 | - | - | 2.9 | - | 20.0 | - | 34.5 |
| 2033 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2034 | - | - | 8.7 | - | 20.0 | - | 22.9 |
| 2035 | - | - | 8.7 | - | 20.0 | - | 28.7 |
| 2036 | - | - | 2.9 | - | 20.0 | - | 28.7 |
| 2037 | - | - | 5.8 | - | 20.0 | - | 22.9 |
| 2038 | - | - | 2.9 | - | 20.0 | - | 25.8 |
| 2039 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2040 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2041 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2042 | - | - | 8.7 | - | 20.0 | - | 22.9 |
| 2043 | - | - | 5.8 | - | 20.0 | - | 28.7 |
| 2044 | - | - | 5.8 | - | 20.0 | - | 25.8 |
| 2045 | - | - | 8.7 | - | 20.0 | - | 25.8 |
| 2046 | - | - | 2.9 | - | 20.0 | - | 28.7 |
| 2047 | - | - | 8.7 | - | 20.0 | - | 22.9 |
| 2048 | - | - | 2.9 | - | 20.0 | - | 28.7 |
| 2049 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2050 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2051 | - | - | 2.9 | - | 10.0 | - | 12.9 |
| 2052 | - | - | 2.9 | - | 5.0 | - | 7.9 |
| 2053 | - | - | - | - | 2.5 | - | 5.4 |
| 2054 | - | - | - | - | 1.5 | - | 1.5 |
| 2055 | - | - | - | - | - | - | - |
| 2056 | - | - | - | - | - | 10.5 | 10.5 |
| Total | 100.9 | 15.0 | 130.5 | 22.0 | 512.8 | 10.5 | 791.7 |

Source: SRK, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 11


Operating Cost (LOM)
US$
Millions
45
40
35
30
25
20
15
10
5
-
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
2052
2053
2054
2055
2056
2057
Fixed Utilities Cost
Fixed Processing Cost
G&A Cost
Variable Utilities Cost
Variable Processing Cost
Packaging and Shipping

Source: SRK, 2024
Notes: 2024 costs reflect a partial year (July to December).
Table 19-7 shows tabular data.

Figure 1-1: Total Forecast Operating Expenditure

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 12

Estimation of capital and operating costs is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations. For this report, capital and operating costs are estimated to a PFS-level, as defined by S-K 1300, with a targeted accuracy of ±25%. However, this accuracy level is only applicable to the base case operating scenario and forward-looking assumptions outlined in this report. Therefore, changes in these forward-looking assumptions can result in capital and operating costs that deviate more than 25% from the costs forecast herein.

## 1.12 Economic Analysis

As with the capital and operating cost forecasts, the economic analysis is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations.

The operation is forecast to have a 32-year life, with the first modeled year of operation being a partial year to align with the effective date of the reserves.

The economic analysis metrics are prepared on annual after-tax basis in US$. Table 1-4 presents the results of the analysis. At a $Li_2CO_3$ price of US$17,000/t, the net present value (NPV), using a 10% discount rate (NPV at 8%) of the modeled after-tax cashflow is US$71 million. Note that because Silver Peak is in operation and is modeled on a go-forward basis from the date of the reserve, historic CAPEXs are treated as sunk costs (i.e., not modeled); therefore, internal rate of return (IRR) and payback period analysis are not relevant metrics.

Table 1-4: Indicative Economic Results

| LoM Cashflow (Unfinanced) | Units | Value |
|---|---|---|
| Total revenue | US$ million | 2,965.1 |
| Total operating expense (OPEX) | US$ million | (1,190.8) |
| Operating margin (excluding depreciation) | US$ million | 1,774.3 |
| Operating margin ratio | % | 60% |
| Taxes paid | US$ million | (291.7) |
| Free cashflow | US$ million | 690.9 |
| Before tax | | |
| Free cashflow | US$ million | 982.6 |
| NPV at 8% | US$ million | 200.5 |
| NPV at 10% | US$ million | 141.5 |
| NPV at 15% | US$ million | 63.4 |
| After tax | | |
| Free cashflow | US$ million | 690.9 |
| NPV at 8% | US$ million | 112.3 |
| NPV at 10% | US$ million | 70.6 |
| NPV at 15% | US$ million | 17.7 |

Source: SRK, 2024

Figure 1-2 presents a summary of the cashflow on an annual basis.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 13


Project Cashflow (unfinanced)
Millions
US$
150
100
50
-
(50)
(100)
1,200
800
400
-
(400)
(800)
Millions
US$ (Cumulative)
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
2052
2053
2054
2055
2056
2057
Revenue
Operating Cost
Working Capital Adjustment
Sustaining Capital
Tax Paid
Project Net Cashflow
Cumulative Net Cashflow

Source: SRK, 2024
Note: Table 19-7 shows tabular data.

Figure 1-2: Annual Cashflow Summary

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 14 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 1.13 Conclusions and Recommendations 1.13.1 Geology and Mineral Resources The property is well known in terms of descriptive factors and ownership. Geology and mineralization are well understood through decades of active mining. The status of exploration, development, and operations is advanced and active. Assuming exploration and mining continue at Silver Peak in the way that they are currently being made, there are no additional recommendations at this time. SRK has reported an MRE that is appropriate for public disclosure and long-term considerations of mining viability. The MRE could be improved with additional infill program (drilling, core sampling, and brine sampling). 1.13.2 Mineral Reserves and Mining Method Mining operations have been established at Silver Peak over its more than 50-year history of operation. Reserve estimates have been developed based on a predictive hydrogeological model that estimates brine production rates and associated lithium concentrations over time. In the QP’s opinion, the mining methods and predictive approach for reserve development are appropriate for Silver Peak. However, in the QP’s opinion, there are further opportunities to refine the production schedule. There are likely opportunities to increase lithium concentration in the brine by optimizing the well locations (both in the existing wellfield and with development of new wells). This optimization may include deeper extraction wells and screening of LAS and LGA units in one single well. Therefore, SRK recommends that Silver Peak evaluate these optimization opportunities to test the potential for improvement. 1.13.3 Mineral Processing and Metallurgical Testing The strong brine complex (Ponds 1E, 1W, 2, 5, 3N, 3S, and R-3) have been lined recently. Insufficient time has passed in order to confirm the benefits from lining the ponds. SRK recommends continuing data collection such that the impacts to recovery from the pond lining can be assessed and then consider lining additional evaporation ponds if the results are positive. 1.13.4 Infrastructure The infrastructure is established and functioning. There is no significant remaining infrastructure needed to support ramp up or ongoing operations, other than additional pond capacity that SPLO has been planning and for which they have initiated the permitting process, as noted in the report. 1.13.5 Environmental, Permitting, Social, and Closure While the SPLO predates all state and federal environmental statutes and regulations, the operation follows all currently required permits and authorizations. Environmental management and monitoring are an integral part of the operations and are completed on several levels across a number of permits. There are currently no known environmental issues that could materially impact Albemarle’s ability to extract SPLO resources or reserves. However, current permitting efforts could impact the overall project schedule. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 15 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 SRK recommends that the lime solids produced during beneficiation and deposited in cells upon the playa be more comprehensively characterized under modern standard practices, as the last testing of this material was conducted in 1988. Closure Albemarle/SPLO has approved mine reclamation closure plans prepared in accordance with both state and federal regulations. The most recently approved reclamation plans and financial assurance cost estimates were approved in 2023. Because Albemarle does not currently have an internal closure cost estimate, SRK recommends Albemarle develop an independent closure plan to ascertain the cost of a comprehensive internal closure effort. Furthermore, because closure of the site is not expected until 2056, the closure cost estimate represents future costs based on current expectations of site conditions at that date. In all probability, site conditions at closure will be different than currently expected. Therefore, the current estimate of closure costs is unlikely to reflect the actual closure cost that will be incurred in the future. 1.13.6 Capital and Operating Costs Capital and operating costs were developed for the LoM project based on Albemarle actual costs and budgets as well as forward-looking estimates adjusted for the forecast production plan. The estimate represents the current view of future capital and operating costs. Estimation of capital and operating costs is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations. For this report, capital and operating costs are estimated to a PFS level (as defined by S-K 1300) with a targeted accuracy of ±25%. However, this accuracy level is only applicable to the base case operating scenario and forward-looking assumptions outlined in this report. Therefore, changes in these forward-looking assumptions can result in capital and operating costs that deviate more than 25% from the costs forecast herein. 1.13.7 Economics The operation is expected to generate positive cashflow during every full year in which it is pumping or processing brine on the schedule and at the costs and process outlined in this report except for 2026 to 2031, during which significant CAPEX is expected (positive operating cashflow is still generated). An economic sensitivity analysis indicates that the operation’s NPV is most sensitive to variations in Li2CO3 price, lithium recovery, and brine concentration.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 16

# 2 Introduction

This TRS was prepared in accordance with the SEC S-K regulations (Title 17, Part 229, Items 601 and 1300 through 1305) for Albemarle by SRK on SPLO. Albemarle is 100% owner of the SPLO project.

## 2.1 Terms of Reference and Purpose

The quality of information, conclusions, and estimates contained herein are consistent with the level of effort involved in SRK's services, based on i) information available at the time of preparation and ii) the assumptions, conditions, and qualifications set forth in this report. This report is intended for use by Albemarle subject to the terms and conditions of its contract with SRK and relevant securities legislation. The contract permits Albemarle to file this report as a TRS pursuant to the SEC S-K regulations, more specifically Title 17, Subpart 229.600, item 601(b)(96) - TRS and Title 17, Subpart 229.1300 - Disclosure by Registrants Engaged in Mining Operations. Any other uses of this report by any third party is at that party's sole risk. The responsibility for this disclosure remains with Albemarle.

The purpose of this TRS is to report mineral resources and mineral reserves for SPLO. This report is prepared to a prefeasibility standard as defined by S-K 1300. This report is an update of the previous report titled, "SEC Technical Report Summary, Pre-Feasibility Study, Silver Peak Lithium Operation, Nevada, USA."

The effective date of this report is June 30, 2024.

## 2.2 Sources of Information

This report is based in part on internal company technical reports, previous internal studies, maps, published government reports, company letters and memoranda, and public information as cited throughout this report and listed in the References section (Section 24). Section 25 lists reliance upon information provided by the registrant when applicable.

## 2.3 Details of Inspection

Table 2-1 summarizes the details of the personal inspections on the property by each QP or, if applicable, the reason why a personal inspection has not been completed.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 17

Table 2-1: Site Visits

| Expertise | Date(s) of Visit | Details of Inspection | Reason Why a Personal Inspection Has Not Been Completed |
|---|---|---|---|
| Infrastructure | Multiple, with the most recent in August 2024 | SRK site visit with inspection of evaporation ponds, liming area, administrative area, processing plant, and packaging area | |
| Environmental | July 20, 2020 | SRK site visit with inspection of evaporation ponds, liming area, administrative area, and exterior of processing plant and packaging area | |
| Mineral resources | August 19 to 20, 2024 | SRK site visit with inspection of exploration protocols and activities, database management, and geological model; inspection of evaporation ponds, liming area, administrative area, and core storage area; brine laboratory | |
| Mineral reserves and mining methods | Multiple, with the most recent in August 2024 | SRK site visit with inspection of evaporation ponds, liming area, administrative area, and core storage area | |
| Mineral process/ processing infrastructure | Multiple, with the most recent in August 2024 | SRK site visit with inspection of evaporation ponds, liming area, administrative area, processing plant, packaging area, inspection of sampling procedures, and SPLO laboratory analysis procedures | |

Source: SRK, 2025

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 18 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 2.4 Report Version Update The user of this document should ensure that this is the most recent TRS for the property. This report is an update of the previous report titled, "SEC Technical Report Summary, Pre-Feasibility Study, Silver Peak Lithium Operation, Nevada, USA.” 2.5 Qualified Persons This report was prepared by SRK Consulting (U.S.), Inc., a third-party firm comprising mining experts in accordance with § 229.1302(b)(1). The lithium market summary sections of the report (Sections 1.9 and 16.1) were prepared by Fastmarkets, a third-party firm with lithium market expertise in accordance with § 229.1302(b)(1). Albemarle has determined that SRK and Fastmarkets meet the qualifications specified under the definition of QP in § 229.1300. References to the QP in this report are references to SRK Consulting (U.S.), Inc. and Fastmarkets, respectively, and not to any individual employed at SRK. 2.6 Forward-Looking Information This report contains forward-looking information and forward-looking statements within the meaning of applicable United States securities legislation, which involve a number of risks and uncertainties. Forward-looking information and forward-looking statements include, but are not limited to, statements with respect to the future prices of copper and gold, the estimation of mineral resources and reserves, the realization of mineral estimates, the timing and amount of estimated future production, costs of production, CAPEX, costs (including capital costs, operating costs, and other costs), timing of the LoM, rates of production, annual revenues, requirements for additional capital, and government regulation of mining operations. Often, but not always, forward-looking statements can be identified by the use of words such as plans, expects, does not expect, is expected, budget, scheduled, estimates, forecasts, intends, anticipates, does not anticipate, believes, variations of such words and phrases, or statements that certain actions, events, or results may, could, would, might, or will be taken, occur, or be achieved. Forward-looking statements are based on the opinions, estimates, and assumptions of contributors to this report. Certain key assumptions are discussed in more detail. Forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance, or achievements of Albemarle to be materially different from any other future results, performance, or achievements expressed or implied by the forward-looking statements. Such factors include, among others: the actual results of current development activities; conclusions of economic evaluations; capital and operating cost forecasts; changes in project parameters as plans continue to be refined; future prices of gold, copper, and other metals; possible variations in mineral grade or recovery rates; failure of plant, equipment, or processes to operate as anticipated; accidents, labor disputes, climate change risks, and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; shortages of labor and materials; changes to regulatory or governmental royalty and tax rates; environmental risks and unanticipated reclamation expenses; the impact on the supply chain and other complications associated with pandemics, including global health crises; title disputes or claims and timing and possible outcome of pending legal or regulatory proceedings; and those risk factors SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 19 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 discussed or referred to in this report and in Albemarle’s documents filed from time to time with the securities regulatory authorities. There may be other factors than those identified that could cause actual actions, events, or results to differ materially from those described in forward-looking statements. There may be other factors that cause actions, events, or results not to be anticipated, estimated, or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Unless required by securities laws, the authors undertake no obligation to update the forward-looking statements if circumstances or opinions should change.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 20

# 3 Property Description

## 3.1 Property Location

The SPLO is in a rural area approximately 30 mi southwest of Tonopah, in Esmeralda County, Nevada, United States, at the approximate coordinates of 37.751773° North and 117.639027° West. The SPLO is located in the Clayton Valley, an arid valley historically covered with dry lake beds (playas). The operation borders the small unincorporated town of Silver Peak, Nevada (Figure 3-1). Albemarle extracts lithium-rich brine from the playa at the SPLO to produce $Li_2CO_3$. The site covers approximately 13,356 acres and is dominated by large evaporation ponds on the valley floor, some of which are active and filled with brine while others are dry and inactive. Actual surface disturbance associated with the operations is 7,400 acres, primarily associated with the evaporation ponds. The manufacturing and administrative activities are confined to an approximately 20-acre area, portions of which were previously used for silver mining through the early 20th century. Figure 3-2 shows a general layout of the various types of mining claims owned or controlled by Albemarle.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 21


450000
600000
Seattle
Montana
Oregon
Idaho
Wyoming
Denver
Colorado
Utah
San Francisco
Los Angeles
Arizona
New Mexico
HOT CREEK RANGE
RAILROAD VALLEY
Warm Springs
Tonopah
Nevada
4200000
Silver Peak
SILVER PEAK RANGE
OWENS VALLEY
California
GRAPEVINE MOUNTAINS
AMARGOSA DESERT
4050000
Mt Whitney
DEATH V
Pahrump
N
0 25 50 100
Kilometers

Source: SRK, 2022

Figure 3-1: Regional Location Map, Silver Peak, Nevada

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 22 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2025 adapted from Albemarle, 2021 Figure 3-2: Albemarle Claims, Silver Peak SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 23 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 3.2 Mineral Title Albemarle holds the following types of claims in the Silver Peak area: • Patented Mill Site Claims • Patented Placer Mining Claims • Unpatented Mill Site Claims • Unpatented Placer Mining Claims 3.2.1 Patented Mining Claim A patented mining claim is one for which the federal government has passed its title to the claimant, essentially making it private land. A person may mine and remove minerals from a mining claim without a mineral patent. However, a mineral patent gives the owner exclusive title to the locatable minerals. The patent also gives the owner title to the surface and other resources, meaning that the owner of the patented claim owns the land as well as the minerals. 3.2.2 Unpatented Mining Claim An unpatented mining claim is a particular parcel of federal land valuable for a specific mineral deposit or deposits; it is a parcel for which an individual has asserted a right of possession. The right is restricted to the extraction and development of a mineral deposit. The rights granted by a mining claim are valid against a challenge by the United States and other claimants only after the discovery of a valuable mineral deposit, as that term is defined by case law, meaning that the owner of an unpatented claim within which a discovery of a valuable mineral deposit has been made has the right of exclusive possession for mining, including the right to extract minerals. No land ownership is conveyed. Figure 3-2 shows the general location of the different claim types. Table 3-1 through Table 3-4 summarize the claims by type.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 24

Table 3-1: Unpatented Placer Mining Claims

| Name of Claim | BLM Serial No. | Acres in Claim | BLM Maintenance Fee (US$) |
|---|---|---|---|
| CFC # 1 | N MC 809480 | 20 | 200 |
| CFC # 2 | N MC 809481 | 20 | 200 |
| CFC # 3 | N MC 809482 | 20 | 200 |
| CFC # 4 | N MC 809483 | 20 | 200 |
| CFC # 5 | N MC 809484 | 20 | 200 |
| CFC # 6 | N MC 809485 | 20 | 200 |
| CFC # 7 | N MC 809486 | 20 | 200 |
| CFC # 8 | N MC 809487 | 20 | 200 |
| CFC # 9 | N MC 809488 | 20 | 200 |
| CFC # 10 | N MC 809489 | 20 | 200 |
| CFC # 11 | N MC 809490 | 20 | 200 |
| CFC # 12 | N MC 809491 | 20 | 200 |
| CFC # 13 | N MC 809492 | 20 | 200 |
| CFC # 14 | N MC 809493 | 20 | 200 |
| CFC # 15 | N MC 809494 | 20 | 200 |
| CFC # 16 | N MC 809495 | 20 | 200 |
| CFC # 17 | N MC 809496 | 20 | 200 |
| CFC # 18 | N MC 809497 | 20 | 200 |
| CFC # 19 | N MC 809498 | 20 | 200 |
| CFC # 20 | N MC 809499 | 20 | 200 |
| CFC # 21 | N MC 809500 | 20 | 200 |
| CFC # 22 | N MC 809501 | 20 | 200 |
| CFC # 23 | N MC 809502 | 20 | 200 |
| CFC # 24 | N MC 809503 | 20 | 200 |
| CFC # 25 | N MC 809504 | 20 | 200 |
| CFC # 26 | N MC 809505 | 20 | 200 |
| CFC # 27 | N MC 809506 | 20 | 200 |
| CFC # 28 | N MC 809507 | 20 | 200 |
| CFC # 29 | N MC 809508 | 20 | 200 |
| CFC # 30 | N MC 809509 | 20 | 200 |
| CFC # 31 | N MC 809510 | 20 | 200 |
| CFC # 32 | N MC 809511 | 20 | 200 |
| CFC # 33 | N MC 809512 | 20 | 200 |
| CFC # 34 | N MC 809513 | 20 | 200 |
| CFC # 35 | N MC 809514 | 20 | 200 |
| CFC # 36 | N MC 809515 | 20 | 200 |
| CFC # 37 | N MC 809516 | 20 | 200 |
| CFC # 38 | N MC 809517 | 20 | 200 |
| CFC # 39 | N MC 809518 | 20 | 200 |
| CFC # 40 | N MC 809519 | 20 | 200 |
| CFC # 41 | N MC 809520 | 20 | 200 |
| CFC # 42 | N MC 809521 | 20 | 200 |
| CFC # 43 | N MC 809522 | 20 | 200 |
| CFC # 44 | N MC 809523 | 20 | 200 |
| CFC # 45 | N MC 809524 | 20 | 200 |
| CFC # 46 | N MC 809525 | 20 | 200 |
| CFC # 47 | N MC 809526 | 20 | 200 |
| CFC # 48 | N MC 809527 | 20 | 200 |
| CFC # 49 | N MC 809528 | 20 | 200 |
| CFC # 50 | N MC 809529 | 20 | 200 |
| CFC # 51 | N MC 809530 | 20 | 200 |
| CFC # 52 | N MC 809531 | 20 | 200 |
| CFC # 53 | N MC 809532 | 20 | 200 |
| CFC # 54 | N MC 809533 | 20 | 200 |
| CFC # 55 | N MC 809534 | 20 | 200 |
| CFC # 56 | N MC 809535 | 20 | 200 |
| CFC # 57 | N MC 809536 | 20 | 200 |
| CFC # 58 | N MC 809537 | 20 | 200 |
| CFC # 59 | N MC 809538 | 20 | 200 |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 25

| Name of Claim | BLM Serial No. | Acres in Claim | BLM Maintenance Fee (US$) |
|---|---|---|---|
| CFC # 60 | N MC 809539 | 20 | 200 |
| CFC # 61 | N MC 809540 | 20 | 200 |
| CFC # 62 | N MC 809541 | 20 | 200 |
| CFC # 63 | N MC 809542 | 20 | 200 |
| CFC # 67 | N MC 809543 | 20 | 200 |
| CFC # 68 | N MC 809544 | 20 | 200 |
| CFC # 69 | N MC 809545 | 20 | 200 |
| CFC # 70 | N MC 809546 | 20 | 200 |
| CFC # 71 | N MC 809547 | 20 | 200 |
| CFC # 72 | N MC 809548 | 20 | 200 |
| CFC # 73 | N MC 809549 | 20 | 200 |
| CFC # 74 | N MC 809550 | 20 | 200 |
| RLI # 79 | N MC 1078344 | 20 | 200 |
| RLI # 80 | N MC 7078345 | 20 | 200 |
| RLI # 81 | N MC 1078346 | 20 | 200 |
| RLI # 82 | N MC 1078347 | 20 | 200 |
| RLI # 83 | N MC 1078348 | 20 | 200 |
| RLI # 84 | N MC 1078349 | 20 | 200 |
| RLI # 85 | N MC 1078350 | 20 | 200 |
| RLI # 86 | N MC 1078351 | 20 | 200 |
| RLI # 87 | N MC 1078352 | 20 | 200 |
| RLI # 88 | N MC 1078353 | 20 | 200 |
| RLI # 89 | N MC 1078354 | 20 | 200 |
| RLI # 90 | N MC 1078355 | 20 | 200 |
| RLI # 91 | N MC 1078356 | 20 | 200 |
| RLI # 92 | N MC 1078357 | 20 | 200 |
| RLI # 93 | N MC 1078358 | 20 | 200 |
| RLI # 94 | N MC 1078359 | 20 | 200 |
| RLI # 95 | N MC 1078360 | 20 | 200 |
| RLI # 96 | N MC 1078361 | 20 | 200 |
| RLI # 97 | N MC 1078362 | 20 | 200 |
| RLI # 98 | N MC 1078363 | 20 | 200 |
| RLI # 99 | N MC 1078364 | 20 | 200 |
| RLI # 100 | N MC 1086800 | 20 | 200 |
| RLI # 101 | N MC 1086801 | 20 | 200 |
| RLI # 102 | N MC 1086802 | 20 | 200 |
| RLI # 103 | N MC 1086803 | 20 | 200 |
| RLI # 104 | N MC 1086804 | 20 | 200 |
| RLI # 105 | N MC 1078365 | 20 | 200 |
| RLI # 106 | N MC 1078366 | 20 | 200 |
| RLI # 107 | N MC 1078367 | 20 | 200 |
| RLI # 108 | N MC 1078368 | 20 | 200 |
| RLI # 109 | N MC 1078369 | 20 | 200 |
| RLI # 110 | N MC 1078370 | 20 | 200 |
| RLI # 111 | N MC 1078371 | 20 | 200 |
| RLI # 112 | N MC 1078372 | 20 | 200 |
| RLI # 113 | N MC 1078373 | 20 | 200 |
| RLI # 114 | N MC 1078374 | 20 | 200 |
| RLI # 115 | N MC 1078375 | 20 | 200 |
| RLI # 116 | N MC 1078376 | 20 | 200 |
| RLI # 117 | N MC 1078377 | 20 | 200 |
| RLI # 118 | N MC 1078378 | 20 | 200 |
| RLI # 119 | N MC 1086805 | 20 | 200 |
| RLI # 120 | N MC 1086806 | 20 | 200 |
| RLI # 121 | N MC 1086807 | 20 | 200 |
| RLI # 122 | N MC 1086808 | 20 | 200 |
| RLI # 123 | N MC 1086809 | 20 | 200 |
| RLI # 124 | N MC 1086810 | 20 | 200 |
| RLI # 125 | N MC 1086811 | 20 | 200 |
| RLI # 126 | N MC 1086812 | 20 | 200 |
| RLI # 127 | N MC 1086813 | 20 | 200 |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 26

| Name of Claim | BLM Serial No. | Acres in Claim | BLM Maintenance Fee (US$) |
|---|---|---|---|
| RLI # 128 | N MC 1086814 | 20 | 200 |
| RLI # 129 | N MC 1086815 | 20 | 200 |
| RLI # 130 | N MC 1086816 | 20 | 200 |
| RLI # 131 | N MC 1086817 | 20 | 200 |
| RLI # 132 | N MC 1086818 | 20 | 200 |
| RLI # 133 | N MC 1086819 | 20 | 200 |
| RLI # 134 | N MC 1086820 | 20 | 200 |
| ALB # 1 | N MC 1189566 | 20 | 200 |
| ALB # 2 | N MC 1189567 | 20 | 200 |
| ALB # 3 | N MC 1189568 | 20 | 200 |
| ALB # 4 | N MC 1189569 | 20 | 200 |
| ALB # 5 | N MC 1189570 | 20 | 200 |
| ALB # 6 | N MC 1189571 | 20 | 200 |
| ALB # 7 | N MC 1189572 | 11.84 | 200 |
| ALB # 8 | N MC 1189573 | 11.85 | 200 |
| ALB # 9 | N MC 1189574 | 10.01 | 200 |
| ALB # 10 | N MC 1189575 | 10.05 | 200 |
| ALB # 11 | N MC 1189576 | 20 | 200 |
| ALB # 12 | N MC 1189577 | 20 | 200 |
| ALB # 13 | N MC 1189578 | 18.03 | 200 |
| ALB # 14 | N MC 1189579 | 18.06 | 200 |
| ALB # 15 | N MC 1189580 | 18.09 | 200 |
| ALB # 16 | N MC 1189581 | 18.13 | 200 |
| ALB # 17 | N MC 1189582 | 18.16 | 200 |
| ALB # 18 | N MC 1189583 | 20 | 200 |
| ALB # 19 | N MC 1215794 | 10.01 | 200 |
| ALB # 20 | N MC 1215795 | 10.05 | 200 |

Source: Albemarle, 2024

Note: Albemarle has staked an additional 783 junior unpatented placer mining claims outside of the current plan of operations boundary for which they also pay maintenance fees, but which are not included in the resource estimate.

Table 3-2: Unpatented Mill Site Claims

| Name of Claim | BLM Serial No. | BLM Maintenance Fee (US$) |
|---|---|---|
| CFC # 1M | N MC 809474 | 200 |
| CFC # 2M | N MC 809475 | 200 |
| CFC # 3M | N MC 809476 | 200 |
| CFC # 4M | N MC 809477 | 200 |
| CFC # 5M | N MC 809478 | 200 |
| CFC # 6M | N MC 809479 | 200 |

Source: Albemarle, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 27

Table 3-3: Patented Mill Site Claims

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| FM #1 | 22 | T2S | R39E |
| FM #2 | 22 | T2S | R39E |
| FM #3 | 22 | T2S | R39E |
| FM #4 | 22 | T2S | R39E |
| FM #5 | 22 | T2S | R39E |
| FM #6 | 22 | T2S | R39E |
| FM #10 | 22 | T2S | R39E |
| FM #11 | 22 | T2S | R39E |
| FM #13 | 22 | T2S | R39E |
| FM #14 | 22 | T2S | R39E |
| FM #15 | 22 | T2S | R39E |
| FM #16 | 22 | T2S | R39E |
| FM #17 | 22 | T2S | R39E |
| FM #18 | 22 | T2S | R39E |
| FM #20 | 22 | T2S | R39E |
| FM #21 | 22 | T2S | R39E |
| FM #22 | 22 | T2S | R39E |
| Total mill site claims | | | 17 |

Source: Albemarle, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 28

Table 3-4: Patented Placer Mining Claims

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| LI-31-D | 31 | T1S | R40E |
| LI-31-D-CASS | 31 | T1S | R40E |
| LI-32-A-CASS | 32 | T1S | R40E |
| LI-32-A-DOE | 32 | T1S | R40E |
| LI-32-A-ENID | 32 | T1S | R40E |
| LI-32-A-FRAN | 32 | T1S | R40E |
| LI-32-B-CASS | 32 | T1S | R40E |
| LI-32-B-DOE | 32 | T1S | R40E |
| LI-32-C | 32 | T1S | R40E |
| LI-32-C-ANN | 32 | T1S | R40E |
| LI-32-C-BETH | 32 | T1S | R40E |
| LI-32-C-CASS | 32 | T1S | R40E |
| LI-32-C-DOE | 32 | T1S | R40E |
| LI-32-C-FRAN | 32 | T1S | R40E |
| LI-32-C-GERT | 32 | T1S | R40E |
| LI-32-C-HEIDI | 32 | T1S | R40E |
| LI-32-D | 32 | T1S | R40E |
| LI-32-D-ANN | 32 | T1S | R40E |
| LI-32-D-BETH | 32 | T1S | R40E |
| LI-32-D-CASS | 32 | T1S | R40E |
| LI-32-D-ENID | 32 | T1S | R40E |
| LI-32-D-FRAN | 32 | T1S | R40E |
| LI-32-D-GERT | 32 | T1S | R40E |
| LI-32-D-HEIDI | 32 | T1S | R40E |
| LI-33-A-BETH | 33 | T1S | R40E |
| LI-33-A-CASS | 33 | T1S | R40E |
| LI-33-A-DOE | 33 | T1S | R40E |
| LI-33-A-ENID | 33 | T1S | R40E |
| LI-33-A-FRAN | 33 | T1S | R40E |
| LI-33-A-GERT | 33 | T1S | R40E |
| LI-33-B-BETH | 33 | T1S | R40E |
| LI-33-B-CASS | 33 | T1S | R40E |
| LI-33-B-DOE | 33 | T1S | R40E |
| LI-33-B-ENID | 33 | T1S | R40E |
| LI-33-B-FRAN | 33 | T1S | R40E |
| LI-33-C | 33 | T1S | R40E |
| LI-33-C-ANN | 33 | T1S | R40E |
| LI-33-C-BETH | 33 | T1S | R40E |
| LI-33-C-CASS | 33 | T1S | R40E |
| LI-33-C-DOE | 33 | T1S | R40E |
| LI-33-C-FRAN | 33 | T1S | R40E |
| LI-33-C-GERT | 33 | T1S | R40E |
| LI-33-C-HEIDI | 33 | T1S | R40E |
| LI-33-D | 33 | T1S | R40E |
| LI-33-D-ANN | 33 | T1S | R40E |
| LI-33-D-BETH | 33 | T1S | R40E |
| LI-33-D-CASS | 33 | T1S | R40E |
| LI-33-D-ENID | 33 | T1S | R40E |
| LI-33-D-FRAN | 33 | T1S | R40E |
| LI-33-D-GERT | 33 | T1S | R40E |
| LI-33-D-HEIDI | 33 | T1S | R40E |
| LI-34-A | 34 | T1S | R40E |
| LI-34-A-BETH | 34 | T1S | R40E |
| LI-34-A-CASS | 34 | T1S | R40E |
| LI-34-A-DOE | 34 | T1S | R40E |
| LI-34-A-ENID | 34 | T1S | R40E |
| LI-34-A-FRAN | 34 | T1S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 29

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| LI-34-A-GERT | 34 | T1S | R40E |
| LI-34-A-HEIDI | 34 | T1S | R40E |
| LI-34-B-ANN | 34 | T1S | R40E |
| LI-34-B-BETH | 34 | T1S | R40E |
| LI-34-B-CASS | 34 | T1S | R40E |
| LI-34-B-DOE | 34 | T1S | R40E |
| LI-34-B-ENID | 34 | T1S | R40E |
| LI-34-B-FRAN | 34 | T1S | R40E |
| LI-34-B-GERT | 34 | T1S | R40E |
| LI-34-C | 34 | T1S | R40E |
| LI-34-C-ANN | 34 | T1S | R40E |
| LI-34-C-BETH | 34 | T1S | R40E |
| LI-34-C-CASS | 34 | T1S | R40E |
| LI-34-C-DOE | 34 | T1S | R40E |
| LI-34-C-FRAN | 34 | T1S | R40E |
| LI-34-C-GERT | 34 | T1S | R40E |
| LI-34-C-HEIDI | 34 | T1S | R40E |
| LI-34-D | 34 | T1S | R40E |
| LI-34-D-ANN | 34 | T1S | R40E |
| LI-34-D-BETH | 34 | T1S | R40E |
| LI-34-D-CASS | 34 | T1S | R40E |
| LI-34-D-ENID | 34 | T1S | R40E |
| LI-34-D-FRAN | 34 | T1S | R40E |
| LI-34-D-GERT | 34 | T1S | R40E |
| LI-34-D-HEIDI | 34 | T1S | R40E |
| LI-35-A-ENID | 35 | T1S | R40E |
| LI-35-A-FRAN | 35 | T1S | R40E |
| LI-35-A-GERT | 35 | T1S | R40E |
| MG-12-A-CASS | 12 | T2S | R39E |
| MG-12-A-DOE | 12 | T2S | R39E |
| MG-12-C-DOE | 12 | T2S | R39E |
| MG-12-D | 12 | T2S | R39E |
| MG-12-D-ANN | 12 | T2S | R39E |
| MG-12-D-BETH | 12 | T2S | R39E |
| MG-12-D-CASS | 12 | T2S | R39E |
| MG-12-D-ENID | 12 | T2S | R39E |
| MG-12-D-FRAN | 12 | T2S | R39E |
| MG-12-D-GERT | 12 | T2S | R39E |
| MG-13-A | 13 | T2S | R39E |
| MG-13-A-BETH | 13 | T2S | R39E |
| MG-13-A-CASS | 13 | T2S | R39E |
| MG-13-A-DOE | 13 | T2S | R39E |
| MG-13-A-FRAN | 13 | T2S | R39E |
| MG-13-A-GERT | 13 | T2S | R39E |
| MG-13-A-HEIDI | 13 | T2S | R39E |
| MG-13-B-ANN | 13 | T2S | R39E |
| MG-13-D | 13 | T2S | R39E |
| MG-13-D-ANN | 13 | T2S | R39E |
| MG-13-D-BETH | 13 | T2S | R39E |
| MG-13-D-CASS | 13 | T2S | R39E |
| MG-24-A | 24 | T2S | R39E |
| MG-24-A-BETH | 24 | T2S | R39E |
| MG-24-A-CASS | 24 | T2S | R39E |
| MG-24-A-DOE | 24 | T2S | R39E |
| MG-24-D | 24 | T2S | R39E |
| MG-24-D-ANN | 24 | T2S | R39E |
| MG-24-D-BETH | 24 | T2S | R39E |
| MG-24-D-CASS | 24 | T2S | R39E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 30

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| MG-25-A | 25 | T2S | R39E |
| MG-25-A-BETH | 25 | T2S | R39E |
| NA-1-B | 1 | T2S | R40E |
| LI-35-B | 35 | T1S | R40E |
| LI-35-B-BETH | 35 | T1S | R40E |
| LI-35-B-CASS | 35 | T1S | R40E |
| LI-35-B-DOE | 35 | T1S | R40E |
| LI-35-B-ENID | 35 | T1S | R40E |
| LI-35-B-FRAN | 35 | T1S | R40E |
| LI-35-B-GERT | 35 | T1S | R40E |
| LI-35-C | 35 | T1S | R40E |
| LI-35-C-ANN | 35 | T1S | R40E |
| LI-35-C-BETH | 35 | T1S | R40E |
| LI-35-C-CASS | 35 | T1S | R40E |
| LI-35-C-DOE | 35 | T1S | R40E |
| LI-35-C-FRAN | 35 | T1S | R40E |
| LI-35-C-GERT | 35 | T1S | R40E |
| LI-35-C-HEIDI | 35 | T1S | R40E |
| LI-35-D-FRAN | 35 | T1S | R40E |
| LI-35-D-GERT | 35 | T1S | R40E |
| LI-35-D-HEIDI | 35 | T1S | R40E |
| NA-1-B-ANN | 1 | T2S | R40E |
| NA-1-B-FRAN | 1 | T2S | R40E |
| NA-1-B-GERT | 1 | T2S | R40E |
| NA-2-A | 2 | T2S | R40E |
| NA-2-LOT 6 | 2 | T2S | R40E |
| NA-2-A-BETH | 2 | T2S | R40E |
| NA-2-A-CASS | 2 | T2S | R40E |
| NA-2-A-DOE | 2 | T2S | R40E |
| NA-2-A-ENID | 2 | T2S | R40E |
| NA-2-A-FRAN | 2 | T2S | R40E |
| NA-2-A-GERT | 2 | T2S | R40E |
| NA-2-A-HEIDI | 2 | T2S | R40E |
| NA-2-LOT 7 | 2 | T2S | R40E |
| NA-2-B | 2 | T2S | R40E |
| NA-2-B-ANN | 2 | T2S | R40E |
| NA-2-B-BETH | 2 | T2S | R40E |
| NA-2-B-CASS | 2 | T2S | R40E |
| NA-2-B-DOE | 2 | T2S | R40E |
| NA-2-B-ENID | 2 | T2S | R40E |
| NA-2-B-FRAN | 2 | T2S | R40E |
| NA-2-B-GERT | 2 | T2S | R40E |
| NA-2-C | 2 | T2S | R40E |
| NA-2-C-ANN | 2 | T2S | R40E |
| NA-2-C-BETH | 2 | T2S | R40E |
| NA-2-C-CASS | 2 | T2S | R40E |
| NA-2-C-DOE | 2 | T2S | R40E |
| NA-2-C-FRAN | 2 | T2S | R40E |
| NA-2-C-GERT | 2 | T2S | R40E |
| NA-2-C-HEIDI | 2 | T2S | R40E |
| NA-2-D-ANN | 2 | T2S | R40E |
| NA-2-D-FRAN | 2 | T2S | R40E |
| NA-2-D-GERT | 2 | T2S | R40E |
| NA-2-D-HEIDI | 2 | T2S | R40E |
| NA-3-A | 3 | T2S | R40E |
| NA-3-A-BETH | 3 | T2S | R40E |
| NA-3-A-CASS | 3 | T2S | R40E |
| NA-3-A-DOE | 3 | T2S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 31

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| NA-3-A-ENID | 3 | T2S | R40E |
| NA-3-A-FRAN | 3 | T2S | R40E |
| NA-3-A-GERT | 3 | T2S | R40E |
| NA-3-A-HEIDI | 3 | T2S | R40E |
| NA-3-B | 3 | T2S | R40E |
| NA-3-B-ANN | 3 | T2S | R40E |
| NA-3-B-BETH | 3 | T2S | R40E |
| NA-3-B-CASS | 3 | T2S | R40E |
| NA-3-B-DOE | 3 | T2S | R40E |
| NA-3-B-ENID | 3 | T2S | R40E |
| NA-3-B-FRAN | 3 | T2S | R40E |
| NA-3-B-GERT | 3 | T2S | R40E |
| NA-3-C | 3 | T2S | R40E |
| NA-3-C-ANN | 3 | T2S | R40E |
| NA-3-C-BETH | 3 | T2S | R40E |
| NA-3-C-CASS | 3 | T2S | R40E |
| NA-3-C-DOE | 3 | T2S | R40E |
| NA-3-C-FRAN | 3 | T2S | R40E |
| NA-3-C-GERT | 3 | T2S | R40E |
| NA-3-C-HEIDI | 3 | T2S | R40E |
| NA-3-D | 3 | T2S | R40E |
| NA-3-D-ANN | 3 | T2S | R40E |
| NA-3-D-BETH | 3 | T2S | R40E |
| NA-3-D-CASS | 3 | T2S | R40E |
| NA-3-D-ENID | 3 | T2S | R40E |
| NA-3-D-FRAN | 3 | T2S | R40E |
| NA-3-D-GERT | 3 | T2S | R40E |
| NA-3-D-HEIDI | 3 | T2S | R40E |
| NA-4-A | 4 | T2S | R40E |
| NA-4-A-BETH | 4 | T2S | R40E |
| NA-4-A-CASS | 4 | T2S | R40E |
| NA-4-A-DOE | 4 | T2S | R40E |
| NA-4-A-ENID | 4 | T2S | R40E |
| NA-4-A-FRAN | 4 | T2S | R40E |
| NA-4-A-GERT | 4 | T2S | R40E |
| NA-4-A-HEIDI | 4 | T2S | R40E |
| NA-4-B | 4 | T2S | R40E |
| NA-4-B-ANN | 4 | T2S | R40E |
| NA-4-B-BETH | 4 | T2S | R40E |
| NA-4-B-CASS | 4 | T2S | R40E |
| NA-4-B-DOE | 4 | T2S | R40E |
| NA-4-B-ENID | 4 | T2S | R40E |
| NA-4-B-FRAN | 4 | T2S | R40E |
| NA-4-B-GERT | 4 | T2S | R40E |
| NA-4-C | 4 | T2S | R40E |
| NA-4-C-ANN | 4 | T2S | R40E |
| NA-4-C-BETH | 4 | T2S | R40E |
| NA-4-C-CASS | 4 | T2S | R40E |
| NA-4-C-DOE | 4 | T2S | R40E |
| NA-4-C-FRAN | 4 | T2S | R40E |
| NA-4-C-GERT | 4 | T2S | R40E |
| NA-4-C-HEIDI | 4 | T2S | R40E |
| NA-4-D | 4 | T2S | R40E |
| NA-4-D-ANN | 4 | T2S | R40E |
| NA-4-D-BETH | 4 | T2S | R40E |
| NA-4-D-CASS | 4 | T2S | R40E |
| NA-4-D-ENID | 4 | T2S | R40E |
| NA-4-D-FRAN | 4 | T2S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 32

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| NA-4-D-GERT | 4 | T2S | R40E |
| NA-4-D-HEIDI | 4 | T2S | R40E |
| NA-5-A | 5 | T2S | R40E |
| NA-5-A-BETH | 5 | T2S | R40E |
| NA-5-A-CASS | 5 | T2S | R40E |
| NA-5-A-DOE | 5 | T2S | R40E |
| NA-5-A-ENID | 5 | T2S | R40E |
| NA-5-A-FRAN | 5 | T2S | R40E |
| NA-5-A-GERT | 5 | T2S | R40E |
| NA-5-A-HEIDI | 5 | T2S | R40E |
| NA-5-B-ANN | 5 | T2S | R40E |
| NA-5-B-BETH | 5 | T2S | R40E |
| NA-5-B-CASS | 5 | T2S | R40E |
| NA-5-B-DOE | 5 | T2S | R40E |
| NA-5-B-ENID | 5 | T2S | R40E |
| NA-5-B-FRAN | 5 | T2S | R40E |
| NA-5-B-GERT | 5 | T2S | R40E |
| NA-5-C | 5 | T2S | R40E |
| NA-5-C-ANN | 5 | T2S | R40E |
| NA-5-C-BETH | 5 | T2S | R40E |
| NA-5-C-CASS | 5 | T2S | R40E |
| NA-5-C-DOE | 5 | T2S | R40E |
| NA-5-C-FRAN | 5 | T2S | R40E |
| NA-5-C-GERT | 5 | T2S | R40E |
| NA-5-C-HEIDI | 5 | T2S | R40E |
| NA-5-D | 5 | T2S | R40E |
| NA-5-D-ANN | 5 | T2S | R40E |
| NA-5-D-BETH | 5 | T2S | R40E |
| NA-5-D-CASS | 5 | T2S | R40E |
| NA-5-D-ENID | 5 | T2S | R40E |
| NA-5-D-FRAN | 5 | T2S | R40E |
| NA-5-D-GERT | 5 | T2S | R40E |
| NA-5-D-HEIDI | 5 | T2S | R40E |
| NA-6-A-BETH | 5 | T2S | R40E |
| NA-6-A-CASS | 6 | T2S | R40E |
| NA-6-A-DOE | 6 | T2S | R40E |
| NA-6-A-ENID | 6 | T2S | R40E |
| NA-6-A-FRAN | 6 | T2S | R40E |
| NA-6-C-ANN | 6 | T2S | R40E |
| NA-6-C-BETH | 6 | T2S | R40E |
| NA-6-C-CASS | 6 | T2S | R40E |
| NA-6-C-DOE | 6 | T2S | R40E |
| NA-6-D | 6 | T2S | R40E |
| NA-6-D-ANN | 6 | T2S | R40E |
| NA-6-D-BETH | 6 | T2S | R40E |
| NA-6-D-CASS | 6 | T2S | R40E |
| NA-6-D-ENID | 6 | T2S | R40E |
| NA-6-D-FRAN | 6 | T2S | R40E |
| NA-6-D-GERT | 6 | T2S | R40E |
| NA-6-D-HEIDI | 6 | T2S | R40E |
| NA-7-A | 6 | T2S | R40E |
| NA-7-A-BETH | 7 | T2S | R40E |
| NA-7-A-CASS | 7 | T2S | R40E |
| NA-7-A-DOE | 7 | T2S | R40E |
| NA-7-A-ENID | 7 | T2S | R40E |
| NA-7-A-FRAN | 7 | T2S | R40E |
| NA-7-A-GERT | 7 | T2S | R40E |
| NA-7-A-HEIDI | 7 | T2S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 33

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| NA-7-B | 7 | T2S | R40E |
| NA-7-B-ANN | 7 | T2S | R40E |
| NA-7-B-BETH | 7 | T2S | R40E |
| NA-7-B-CASS | 7 | T2S | R40E |
| NA-7-B-DOE | 7 | T2S | R40E |
| NA-7-B-ENID | 7 | T2S | R40E |
| NA-7-B-FRAN | 7 | T2S | R40E |
| NA-7-B-GERT | 7 | T2S | R40E |
| NA-7-C | 7 | T2S | R40E |
| NA-7-C-ANN | 7 | T2S | R40E |
| NA-7-C-BETH | 7 | T2S | R40E |
| NA-7-C-CASS | 7 | T2S | R40E |
| NA-7-C-DOE | 7 | T2S | R40E |
| NA-7-C-FRAN | 7 | T2S | R40E |
| NA-7-C-GERT | 7 | T2S | R40E |
| NA-7-C-HEIDI | 7 | T2S | R40E |
| NA-7-D | 7 | T2S | R40E |
| NA-7-D-ANN | 7 | T2S | R40E |
| NA-7-D-BETH | 7 | T2S | R40E |
| NA-7-D-CASS | 7 | T2S | R40E |
| NA-7-D-ENID | 7 | T2S | R40E |
| NA-7-D-FRAN | 7 | T2S | R40E |
| NA-7-D-GERT | 7 | T2S | R40E |
| NA-7-D-HEIDI | 7 | T2S | R40E |
| NA-8-A | 8 | T2S | R40E |
| NA-8-A-BETH | 8 | T2S | R40E |
| NA-8-A-CASS | 8 | T2S | R40E |
| NA-8-A-DOE | 8 | T2S | R40E |
| NA-8-A-ENID | 8 | T2S | R40E |
| NA-8-A-FRAN | 8 | T2S | R40E |
| NA-8-A-GERT | 8 | T2S | R40E |
| NA-8-A-HEIDI | 8 | T2S | R40E |
| NA-8-B | 8 | T2S | R40E |
| NA-8-B-ANN | 8 | T2S | R40E |
| NA-8-B-BETH | 8 | T2S | R40E |
| NA-8-B-CASS | 8 | T2S | R40E |
| NA-8-B-DOE | 8 | T2S | R40E |
| NA-8-B-ENID | 8 | T2S | R40E |
| NA-8-B-FRAN | 8 | T2S | R40E |
| NA-8-B-GERT | 8 | T2S | R40E |
| NA-8-C | 8 | T2S | R40E |
| NA-8-C-ANN | 8 | T2S | R40E |
| NA-8-C-BETH | 8 | T2S | R40E |
| NA-8-C-CASS | 8 | T2S | R40E |
| NA-8-C-DOE | 8 | T2S | R40E |
| NA-8-C-FRAN | 8 | T2S | R40E |
| NA-8-C-GERT | 8 | T2S | R40E |
| NA-8-C-HEIDI | 8 | T2S | R40E |
| NA-8-D | 8 | T2S | R40E |
| NA-8-D-ANN | 8 | T2S | R40E |
| NA-8-D-BETH | 8 | T2S | R40E |
| NA-8-D-CASS | 8 | T2S | R40E |
| NA-8-D-ENID | 8 | T2S | R40E |
| NA-8-D-FRAN | 8 | T2S | R40E |
| NA-8-D-GERT | 8 | T2S | R40E |
| NA-8-D-HEIDI | 8 | T2S | R40E |
| NA-9-A | 9 | T2S | R40E |
| NA-9-A-BETH | 9 | T2S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 34

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| NA-9-A-CASS | 9 | T2S | R40E |
| NA-9-A-DOE | 9 | T2S | R40E |
| NA-9-A-ENID | 9 | T2S | R40E |
| NA-9-A-FRAN | 9 | T2S | R40E |
| NA-9-A-GERT | 9 | T2S | R40E |
| NA-9-A-HEIDI | 9 | T2S | R40E |
| NA-9-B | 9 | T2S | R40E |
| NA-9-B-ANN | 9 | T2S | R40E |
| NA-9-B-BETH | 9 | T2S | R40E |
| NA-9-B-CASS | 9 | T2S | R40E |
| NA-9-B-DOE | 9 | T2S | R40E |
| NA-9-B-ENID | 9 | T2S | R40E |
| NA-9-B-FRAN | 9 | T2S | R40E |
| NA-9-B-GERT | 9 | T2S | R40E |
| NA-9-C | 9 | T2S | R40E |
| NA-9-C-ANN | 9 | T2S | R40E |
| NA-9-C-BETH | 9 | T2S | R40E |
| NA-9-C-CASS | 9 | T2S | R40E |
| NA-9-C-DOE | 9 | T2S | R40E |
| NA-9-C-FRAN | 9 | T2S | R40E |
| NA-9-C-GERT | 9 | T2S | R40E |
| NA-9-C-HEIDI | 9 | T2S | R40E |
| NA-9-D-ANN | 9 | T2S | R40E |
| NA-9-D-BETH | 9 | T2S | R40E |
| NA-9-D-CASS | 9 | T2S | R40E |
| NA-9-D-FRAN | 9 | T2S | R40E |
| NA-9-D-GERT | 9 | T2S | R40E |
| NA-9-D-HEIDI | 9 | T2S | R40E |
| NA-10-A | 10 | T2S | R40E |
| NA-10-A-BETH | 10 | T2S | R40E |
| NA-10-A-GERT | 10 | T2S | R40E |
| NA-10-A-HEIDI | 10 | T2S | R40E |
| NA-10-B | 10 | T2S | R40E |
| NA-10-B-ANN | 10 | T2S | R40E |
| NA-10-B-BETH | 10 | T2S | R40E |
| NA-10-B-CASS | 10 | T2S | R40E |
| NA-10-B-ENID | 10 | T2S | R40E |
| NA-10-B-FRAN | 10 | T2S | R40E |
| NA-10-B-GERT | 10 | T2S | R40E |
| NA-10-C-GERT | 10 | T2S | R40E |
| NA-10-C-HEIDI | 10 | T2S | R40E |
| NA-11-B | 10 | T2S | R40E |
| NA-11-B-ANN | 11 | T2S | R40E |
| NA-16-B | 11 | T2S | R40E |
| NA-16-B-FRAN | 16 | T2S | R40E |
| NA-16-B-GERT | 16 | T2S | R40E |
| NA-17-A | 16 | T2S | R40E |
| NA-17-A-BETH | 17 | T2S | R40E |
| NA-17-A-CASS | 17 | T2S | R40E |
| NA-17-A-DOE | 17 | T2S | R40E |
| NA-17-A-ENID | 17 | T2S | R40E |
| NA-17-A-FRAN | 17 | T2S | R40E |
| NA-17-A-GERT | 17 | T2S | R40E |
| NA-17-A-HEIDI | 17 | T2S | R40E |
| NA-17-B | 17 | T2S | R40E |
| NA-17-B-ANN | 17 | T2S | R40E |
| NA-17-B-BETH | 17 | T2S | R40E |
| NA-17-B-CASS | 17 | T2S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 35

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| NA-17-B-DOE | 17 | T2S | R40E |
| NA-17-B-ENID | 17 | T2S | R40E |
| NA-17-B-FRAN | 17 | T2S | R40E |
| NA-17-B-GERT | 17 | T2S | R40E |
| NA-17-C | 17 | T2S | R40E |
| NA-17-C-ANN | 17 | T2S | R40E |
| NA-17-C-BETH | 17 | T2S | R40E |
| NA-17-C-CASS | 17 | T2S | R40E |
| NA-17-C-DOE | 17 | T2S | R40E |
| NA-17-C-FRAN | 17 | T2S | R40E |
| NA-17-C-GERT | 17 | T2S | R40E |
| NA-17-C-HEIDI | 17 | T2S | R40E |
| NA-17-D-ENID | 17 | T2S | R40E |
| NA-17-D-FRAN | 17 | T2S | R40E |
| NA-17-D-GERT | 17 | T2S | R40E |
| NA-17-D-HEIDI | 17 | T2S | R40E |
| NA-18-A | 18 | T2S | R40E |
| NA-18-A-BETH | 18 | T2S | R40E |
| NA-18-A-CASS | 18 | T2S | R40E |
| NA-18-A-DOE | 18 | T2S | R40E |
| NA-18-A-ENID | 18 | T2S | R40E |
| NA-18-A-FRAN | 18 | T2S | R40E |
| NA-18-A-GERT | 18 | T2S | R40E |
| NA-18-A-HEIDI | 18 | T2S | R40E |
| NA-18-B | 18 | T2S | R40E |
| NA-18-B-ANN | 18 | T2S | R40E |
| NA-18-B-BETH | 18 | T2S | R40E |
| NA-18-B-CASS | 18 | T2S | R40E |
| NA-18-B-DOE | 18 | T2S | R40E |
| NA-18-B-ENID | 18 | T2S | R40E |
| NA-18-B-FRAN | 18 | T2S | R40E |
| NA-18-B-GERT | 18 | T2S | R40E |
| NA-18-C | 18 | T2S | R40E |
| NA-18-C-ANN | 18 | T2S | R40E |
| NA-18-C-BETH | 18 | T2S | R40E |
| NA-18-C-CASS | 18 | T2S | R40E |
| NA-18-C-DOE | 18 | T2S | R40E |
| NA-18-C-FRAN | 18 | T2S | R40E |
| NA-18-C-GERT | 18 | T2S | R40E |
| NA-18-C-HEIDI | 18 | T2S | R40E |
| NA-18-D | 18 | T2S | R40E |
| NA-18-D-ANN | 18 | T2S | R40E |
| NA-18-D-BETH | 18 | T2S | R40E |
| NA-18-D-CASS | 18 | T2S | R40E |
| NA-18-D-ENID | 18 | T2S | R40E |
| NA-18-D-FRAN | 18 | T2S | R40E |
| NA-18-D-GERT | 18 | T2S | R40E |
| NA-18-D-HEIDI | 18 | T2S | R40E |
| NA-19-A | 19 | T2S | R40E |
| NA-19-A-BETH | 19 | T2S | R40E |
| NA-19-A-CASS | 19 | T2S | R40E |
| NA-19-A-DOE | 19 | T2S | R40E |
| NA-19-A-ENID | 19 | T2S | R40E |
| NA-19-A-FRAN | 19 | T2S | R40E |
| NA-19-A-GERT | 19 | T2S | R40E |
| NA-19-A-HEIDI | 19 | T2S | R40E |
| NA-19-B | 19 | T2S | R40E |
| NA-19-B-ANN | 19 | T2S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 36

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| NA-19-B-BETH | 19 | T2S | R40E |
| NA-19-B-CASS | 19 | T2S | R40E |
| NA-19-B-DOE | 19 | T2S | R40E |
| NA-19-B-ENID | 19 | T2S | R40E |
| NA-19-B-FRAN | 19 | T2S | R40E |
| NA-19-B-GERT | 19 | T2S | R40E |
| NA-19-C | 19 | T2S | R40E |
| NA-19-C-ANN | 19 | T2S | R40E |
| NA-19-C-BETH | 19 | T2S | R40E |
| NA-19-C-CASS | 19 | T2S | R40E |
| NA-19-C-DOE | 19 | T2S | R40E |
| NA-19-C-FRAN | 19 | T2S | R40E |
| NA-19-C-GERT | 19 | T2S | R40E |
| NA-19-C-HEIDI | 19 | T2S | R40E |
| NA-19-D | 19 | T2S | R40E |
| NA-19-D-ANN | 19 | T2S | R40E |
| NA-19-D-BETH | 19 | T2S | R40E |
| NA-19-D-CASS | 19 | T2S | R40E |
| NA-19-D-ENID | 19 | T2S | R40E |
| NA-19-D-FRAN | 19 | T2S | R40E |
| NA-19-D-GERT | 19 | T2S | R40E |
| NA-19-D-HEIDI | 19 | T2S | R40E |
| NA-20-A-ENID | 20 | T2S | R40E |
| NA-20-A-FRAN | 20 | T2S | R40E |
| NA-20-A-GERT | 20 | T2S | R40E |
| NA-20-A-HEIDI | 20 | T2S | R40E |
| NA-20-B | 20 | T2S | R40E |
| NA-20-B-ANN | 20 | T2S | R40E |
| NA-20-B-BETH | 20 | T2S | R40E |
| NA-20-B-CASS | 20 | T2S | R40E |
| NA-20-B-DOE | 20 | T2S | R40E |
| NA-20-B-ENID | 20 | T2S | R40E |
| NA-20-B-FRAN | 20 | T2S | R40E |
| NA-20-B-GERT | 20 | T2S | R40E |
| NA-20-C | 20 | T2S | R40E |
| NA-20-C-ANN | 20 | T2S | R40E |
| NA-20-C-BETH | 20 | T2S | R40E |
| NA-20-C-CASS | 20 | T2S | R40E |
| NA-20-C-DOE | 20 | T2S | R40E |
| NA-20-C-FRAN | 20 | T2S | R40E |
| NA-20-C-GERT | 20 | T2S | R40E |
| NA-20-C-HEIDI | 20 | T2S | R40E |
| NA-20-D-ENID | 20 | T2S | R40E |
| NA-20-D-FRAN | 20 | T2S | R40E |
| NA-20-D-GERT | 20 | T2S | R40E |
| NA-20-D-HEIDI | 20 | T2S | R40E |
| NA-29-B | 29 | T2S | R40E |
| NA-29-B-ANN | 29 | T2S | R40E |
| NA-29-B-BETH | 29 | T2S | R40E |
| NA-29-B-ENID | 29 | T2S | R40E |
| NA-29-B-FRAN | 29 | T2S | R40E |
| NA-29-B-GERT | 29 | T2S | R40E |
| NA-29-C | 29 | T2S | R40E |
| NA-29-C-FRAN | 29 | T2S | R40E |
| NA-29-C-GERT | 29 | T2S | R40E |
| NA-29-C-HEIDI | 29 | T2S | R40E |
| NA-30-A | 30 | T2S | R40E |
| NA-30-A-BETH | 30 | T2S | R40E |

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 37

| Name of Claim | Number | Township | Range |
|---|---|---|---|
| NA-30-A-CASS | 30 | T2S | R40E |
| NA-30-A-DOE | 30 | T2S | R40E |
| NA-30-A-GERT | 30 | T2S | R40E |
| NA-30-A-HEIDI | 30 | T2S | R40E |
| NA-30-B | 30 | T2S | R40E |
| NA-30-B-ANN | 30 | T2S | R40E |
| NA-30-B-BETH | 30 | T2S | R40E |
| NA-30-B-GERT | 30 | T2S | R40E |
| NA-30-D-ANN | 30 | T2S | R40E |
| NA-30-D-BETH | 30 | T2S | R40E |
| NA-30-D-CASS | 30 | T2S | R40E |
| NA-31-A | 30 | T2S | R40E |
| NA-31-A-BETH | 30 | T2S | R40E |
| NA-32-B | 30 | T2S | R40E |
| NA-32-B-GERT | 30 | T2S | R40E |
| Total wellfield claims | | | 536 |

Source: Albemarle, 2024

## 3.3 Encumbrances

SRK is not aware of any encumbrances on the Silver Peak properties.

## 3.4 Royalties or Similar Interest

The state of Nevada levies a tax against mining operations within the state which effectively functions like a royalty. The tax is called the Nevada Net Proceeds Tax. The tax operates on a slide scale and is determined by the ratio of net proceeds to the gross proceeds of the operation on an annual basis. Table 3-5 outlines the sliding tax rate scale.

Table 3-5: Nevada Net Proceeds Tax Sliding Scale

| Net Proceeds as a Percentage of Gross Proceeds | Tax Rate (%) |
|---|---|
| Less than (<) 10% | 2.0 |
| Greater than or equal to (≥) 10% but <18% | 2.5 |
| ≥18% but <26% | 3.0 |
| ≥26% but <34% | 3.5 |
| ≥34% but <42% | 4.0 |
| ≥42% but <50% | 4.5 |
| ≥50% | 5.0 |

Source: SRK, 2024

The tax is levied on net proceeds of the operation, which is obtained by deducting operating costs and depreciation expenses from gross proceeds. As Silver Peak is located in Nevada, the operation is subject to this tax.

## 3.5 Other Significant Factors and Risks

Extraction of the brine resource from the SPLO requires state water rights. The SPLO water rights have a total combined duty for mining, milling, domestic/municipal, and stockwater purposes not to exceed 21,393.45 AFA in the Clayton Valley hydrographic basin. On December 4, 2017, all water rights were transferred to Albemarle U.S., Inc.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 38 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 The NDWR is responsible for quantifying existing water rights, monitoring water use, and distributing water in accordance with: • Court decrees • Reviewing water availability • Reviewing the construction and operation of dams (among other regulatory activities) Water appropriations are managed through the NDWR and the State Engineer’s office; this is important to the SPLO because the Clayton Valley hydrographic basin (Area No 143) in which the operations are located has been designated through NDWR Order No. O-127a5 but does not have preferred uses. Groundwater basins are typically designated as needing increased regulation and administration by the State Engineer when the total quantity of committed groundwater resources (water rights permits) approach or exceed the estimated perennial yield (average annual groundwater recharge) from the basin. By designating a basin, the State Engineer is granted additional authority in the administration of the groundwater resources within the designated basin. Designation of a water basin by the State Engineer does not necessarily mean that the groundwater resources are being depleted, only that the appropriated water rights exceed the estimated perennial yield. The estimated perennial yield of groundwater in Clayton Valley is 24.1 million cubic meters per year (m3/y), or approximately 20,000 AFA (NDWR, 2024). However, the total amount of groundwater allocated through water rights permits is higher, amounting to 29.27 million m3/y (23,727.02 AFA). Of this amount, 28.5 million m3/y (23,100.23 AFA) are committed for mining and milling purposes (NDWR, 2024). In light of these quantities, groundwater resources in the Clayton Valley hydrographic basin have been over appropriated, and there is no unappropriated groundwater available from the basin. While the State Engineer often considers the groundwater used for mining and milling activities to be a temporary use of water (which would not cause a permanent effect on the groundwater resource), the State Engineer has determined that for lithium production from brine, the actual mining is the mining of water and has declined to determine that such mining is a temporary use (State Engineer’s Ruling No. 6391, dated April 21, 2017, p. 11). NDWR’s report titled Nevada Statewide Assessment of Groundwater Pumpage Calendar Year 2013 indicates that 19.02 million cubic meters (m3) (15,422 AFA) were pumped in 2013 (NDWR, 2013); the exact quantity consumed or returned to the aquifer is unknown but is likely less than the reported pumping volume. Based upon this report, Clayton Valley is not currently being over drafted or over pumped; however, with Albemarle’s expected increased use to the full beneficial use of its water rights, Clayton Valley will be pumped at (or over) its perennial yield. On October 4, 2018, an Administrative Order on Consent (AOC) was made and entered into by and between the NDWR, the Office of the State Engineer, and Albemarle. The AOC found that, while Albemarle and its predecessors have proceeded in good faith and with reasonable diligence to perfect all of its water rights applications, Albemarle has not yet completed application of the totality of its water to a beneficial use. The intent of the AOC is: • Regulate the drilling and plugging of wells for water to minimize threats to the state of Nevada water resources. • Provide a path forward for Albemarle to obtain necessary permits for production wells to use its water rights and property rights. • Establish a process and schedule for Albemarle to plug inactive wells. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 39 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 • Establish a process and schedule for Albemarle to realign its water permits and wells to obtain well permits to bring the Silver Peak operation into conformity with contemporary Nevada laws and regulations. • Document Albemarle’s due diligence during the effective period (of the AOC) for purposes of NRS § 533.380(3). • Resolve the request to investigate alleged violations and AV 209. • Ensure compliance with applicable Nevada laws and regulations. Albemarle continues to work with the NDWR and State Engineer to ensure compliance with the AOC and has stated that all inactive wells will be plugged by the end of 2025. As of the effective date of the AOC, all of Albemarle’s water rights are in good standing with the State Engineer. However, there is currently an active lawsuit challenging Albemarle’s allocation of water rights. As this is a legal matter, SRK is not in a position to comment on any risk associated with this lawsuit. SRK is not aware of any other significant factors or risk that may affect access, title, or the right or ability to perform work on the property.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 40 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 4 Accessibility, Climate, Local Resources, Infrastructure, and Physiography 4.1 Topography, Elevation, and Vegetation Clayton Valley contains a remnant playa that was deposited by the cyclic transgression and regression of ancient seas. The valley is a known closed basin and is structurally faulted downward, with its average elevation being lower than all the immediately surrounding basins. The Clayton Valley watershed is about 500 square miles (mi2) in area. There is a relatively flat, vegetation-free valley floor referred to as the playa, and its slope is generally less than 2 feet (ft)/mi. The playa’s area is about 20 mi2. All brine wells and solar evaporation ponds are within the vegetation-free playa area. The basic subsurface geology in the playa area consists primarily of playa, lake, and alluvial sediments composed of unconsolidated Clastic and chemical sedimentary deposits. These sediments are dominated by clay, silt, and minor occurrences of volcanic ash, halite, gypsum, and tufa. The surface geology is composed primarily of clays. There are several gravelly alluvial fans that originate from rock outcroppings at the edges of the basin and are interbedded and interfingered with the playa sediments. 4.2 Means of Access The project is located in south-central Nevada, USA, between the large cities of Reno and Las Vegas. The unincorporated town of Silver Peak (where the project is located) is accessed by paved highway from the north and by improved dirt road to the east. The project administration offices and plant are located on the south side of town. The project can also be accessed from the east from Goldfield. There are numerous dirt roads that provide access to the project from Tonopah to the north. The closest airport is located in Tonopah, with major airports in Reno and Las Vegas. The closest rail is located approximately 90 mi to the north, but it is a private rail operated by the Department of Defense. 4.3 Climate and Length of Operating Season The mean annual temperatures vary from the mid-40 degrees Fahrenheit (°F) to about 50°F. In western Nevada, the summers are short and hot, but the winters are only moderately cold. Long periods of extremely cold weather are rare, primarily because the mountains east of the Clayton Valley act as a barrier to the intensely cold continental arctic air masses. However, on occasion, a cold air mass spills over these barriers and produces prolonged cold waves. There is strong surface heating during the day and rapid nighttime cooling due to the dry air, resulting in wide daily ranges in temperature. After hot days, the nights are usually cool. The average range between the highest and the lowest daily temperatures is approximately 30°F to 35°F. Daily ranges are usually larger in summer than the winter. Summer temperatures above 100°F occur frequently. Humidity is usually low. Nevada lies on the eastern side of the Sierra Nevada Range, a mountain barrier that markedly influences the climate of the state. One of the greatest contrasts in precipitation found within a short distance in the United States occurs between the western slopes of the Sierras in California and the valleys just to the east of this range. The prevailing winds are from the west, and as the warm moist SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 41 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 air from the Pacific Ocean ascends the western slopes of the Sierra Range, the air cools, condensation takes place, and most of the moisture falls as precipitation. As the air descends the eastern slope, it is warmed by compression, and very little precipitation occurs. The effects of this mountain barrier are felt not only in the west but throughout the state, with the result that the lowlands of Nevada are largely desert or steppes. The valley floor of Clayton Valley is estimated to receive 7.6 to 12.7 centimeters (cm) (3 to 5 inches) of average annual precipitation while the highest mountain elevations are estimated to receive up to 38.1 cm (15 inches) of average annual precipitation (Rush, 1968). Monthly average evaporation rates vary seasonally. In the warmer summer months, evaporation rates are as high as 15.2 cm (6 inches) per month. In the cooler winter months, evaporation is less than 1.3 cm (0.5 inches) per month. Annual evaporation for Silver Peak is approximately 89 cm per year. 4.4 Infrastructure Availability and Sources Albemarle owns and operates two freshwater wells that provide process water to boilers, firewater system, and makeup water for process plant equipment. The wells are located approximately 2 mi southwest of Silver Peak, near the Esmeralda County Public Works (ESCO) fresh water well. The ESCO well provides potable water for the project. Electricity for the project is provided by NV Energy. Two 55-kilovolt (kV) transmission lines feed the Silver Peak substation. One line connects to the Millers substation northeast of Silver Peak, and the other line connects to Goldfield to the east through the Alkali substation. A 55-kV line continues south from the Silver Peak substation to connect to the California power system. The majority of the personnel who work at Silver Peak live locally in the communities of Silver Peak, Dyer, Tonopah, and Goldfield, with the majority living in Tonopah. Albemarle has company housing and a camp area for recreational vehicles or campers in Silver Peak. Others travel to work from other regional communities. Tonopah is the closest community with full services to support the project. Materials, supplies, and services are available locally from Tonopah. Other supplies, materials, and services are available from regional sources, including Las Vegas, Reno, and Salt Lake City.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 42

# 5 History

## 5.1 Previous Operations

Albemarle and its predecessors have operated the lithium brine production facility at Silver Peak, Nevada, on a continuous basis since the mid-1960s. The array of production wells is complex because the aquifers that have provided the lithium-bearing brines are dynamic systems that have been classified into six different confined and semi-confined aquifer systems. The six aquifers have been brought online sequentially over the 50-plus years of operation. The extended operating period of the mine has provided an opportunity for long-term collection of data on brine levels and produced brine volumes and grades.

The systems include the MAA, Salt Aquifer System (SAS), LAS, MGA, Tufa Aquifer System (TAS), and LGA. Throughout the history of the in situ mining operations, all of these aquifers have played important roles in the lithium brine resource, with the MAA being the most developed and highly producing aquifer system over the years.

Since the MAA was the primary aquifer system developed over the first half of the mine's history, the SPLO operation assumed that the lithium concentration decline/regression trend was predominantly represented by the MAA. Any other aquifer systems producing lithium were considered supplemental and only provided a subordinate influence in lithium concentrations. The general composite lithium concentration decline/regression trend line equation, developed from historical data, would then be used to project out approximately 15 years to estimate the lithium concentrations based on similar production rates from the wellfield. In the past, this method was fairly accurate in providing conservative estimates of the longevity of the in situ mining operation before the economic lithium concentration limit was reached from the brine production.

As new aquifer systems were discovered and lithium was extracted, the number of wells developed in the MAA started to decline, bringing about a less-accurate ore reserve calculation each time. By 2008, only 42% (16) of the wells in the wellfield were producing from the MAA. The MGA, LAS, and LGA also generated 42% of the wellfield wells during that time.

The SPLO timeline is as follows:

- 1912: Sodium (Na) and potassium (K) brine discovered in Clayton Valley, Nevada
- 1936: Leprechaun Mining secures first mining and milling water rights
- 1950s: Leprechaun Mining discovers lithium in groundwater
- 1964: Foote Mineral Co. acquires land in Clayton Valley
- 1966: Lithium mining operations begin
- 1967: $Li_2CO_3$ first produced
- 1981: U.S. Federal Court of Claims determines that lithium is locatable
- 1988: Cyprus Amax Minerals acquires Foote Mineral Co.
- 1991: BLM acknowledges that Cyprus has the right to mine lithium within the patented area
- 1998: Chemetall purchases Cyprus Foote Mineral Co.
- 2004: Rockwood Specialties Group buys Chemetall Foote Corp.
- 2015: Albemarle buys Rockwood Lithium, Inc.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 43

## 5.2 Exploration and Development of Previous Owners or Operators

According to Zampirro (2004), the Silver Peak operation drilled several hundred exploration and production wells in the valley between 1964 and 2004, with depths ranging from 70 m (230 ft) to 355 m (1,160 ft). Figure 5-1 summarizes the historical drilling completed in the mentioned period. The exploration campaigns include exploration holes, production wells, geochemical analysis, pumping tests, and seismic, gravity, and magnetic surveys.


Lithium Concentration (ppm)
Highest
Lowest
1
2
3
4
5
6
Production well
Production well completed in lower aquifer system
1992 exploration site
2000 exploration site
2003 salt aquifer well
limit of investigation
Cross Central Fault
Paymaster Canyon Fault
Goat Island
Angel Island Fault
Angel Island
N
0
8000 feet

Source: Zampirro, 2004 (modified from a figure drafted by M. W. Hardy, 1993)

Figure 5-1: Historical Drilling

In 1997, the United States Geological Survey (USGS) drilled five exploration holes in Clayton Valley on what is currently the patented property of the Silver Peak operations.

As noted above, Silver Peak has been mined/pumped for over 50 years and features an extensive exploration and operational history. Exploration work has included drilling (rotary, RC, and diamond core), core and brine sampling, geological mapping, and geophysics.

Development work has generally included construction activities related to the evaporation ponds and pumping wellfield.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 44

# 6 Geological Setting, Mineralization, and Deposit

## 6.1 Regional, Local, and Property Geology

### 6.1.1 Regional Geology

The SPLO is located in Clayton Valley, Nevada. The structural geology that forms Clayton Valley and principal faults within and around the valley are influenced by two continental-scale features:

- The Basin and Range province
- Walker Lane fault zone

The valley is located within the Basin and Range province, which extends from Canada through much of the western United States and across much of Mexico. The province is characterized by block faulting caused by extension and subsequent thinning of the Earth's crust. Especially in Nevada, this extensional faulting forms a region of northeast-to-southwest-oriented ridges and valleys. This faulting is responsible for the overall horst and graben structure of Clayton Valley.

The timing of major extension periods varies throughout the province. In eastern Nevada, highly extended terrains were formed during the Oligocene epoch (23 to 34 million years ago). During this period, the mountain blocks shifted, tilted, and rose along major and minor fault lines relative to valley blocks, which dropped. The dropped valleys became the focal locations for enhanced accumulation of sediments from the surrounding mountains. Closed basins like Clayton Valley became accumulation points for clastic sediments and evaporites as water accumulated in the low areas of the basins and then evaporated. The Basin and Range province is also characterized by volcanic activity caused as the thinning of the crust allowed magma to rise to the surface.

In southern Nevada, the structural features of Basin and Range formation were further influenced by the Walker Lane fault zone. The Walker Lane accommodates displacement transferred inland from the margin between the Pacific and North American plates (Figure 6-1). This transfer results in a set of northwest-transcurrent faults that are estimated to account for between 20% and 25% of the relative motion between the two plates. As a result of being in this transition zone, Clayton Valley and areas to the northwest and southeast are situated in a complex zone of deformation and faulting.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 45


124°
120°
116°
OREGON
CALIFORNIA
OREGON
NEVADA
Gorda Plate
Klamath
Mountains
Modoc
Plateau
NCSZ
Basin
and
Range
40°
40°
Walker Lane
Sierra Nevada
Great Valley
Pacific
Plate
San Andreas fault
ECSZ
36°
36°
10 mm/yr
124°
120°
116°

Source: Lindsay, 2011

Figure 6-1: Configuration of the Basin and Range Province and the Walker Lane Fault Zone, Relative to the Nevada Border

Figure 6-2 shows geology around Clayton Valley. The oldest rocks in the vicinity of Clayton Valley are of Precambrian age, and they are conformably overlain by Cambrian and Ordovician rocks (Davis et al., 1986). Newer rocks, which still pre-date the Basin and Range formation, include Paleozoic marine sediments and Mesozoic intrusive rocks.

Tertiary volcanic rocks in the area originated from two volcanic centers. The Silver Peak Center was primarily active from 4.8 to 6 million years ago, and a center at Montezuma Peak was active as long as 17 million years ago. Tertiary sedimentary rocks are exposed around Clayton Valley to the west (Silver Peak Range), north (Weepah Hills), and low hills to the east. All these rocks are included in the Esmerelda Formation and include sandstone, shale, marl, breccia, and conglomerate; they are intercalated with volcanic rocks. These rocks were apparently deposited in several Miocene-era basins (Davis et al., 1986).

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 46

Figure 6-2 (Zampirro, 2004) shows the major faults in the vicinity of Clayton Valley. Mapping by Burris includes representation of faults that are more limited in extent, as well as age and degree of certainty in delineation (Burris, 2013). Zampirro (2004) indicates the majority of basin drop and displacement has occurred at the Angel Island and Paymaster Canyon faults along the southeastern edge of the basin; he also suggests these faults are a barrier to flow into the basin and they preserve brine strength by preventing freshwater inputs. In addition, Zampirro suggests the Cross Central Fault acts as a barrier to north-to-south flow across the playa, as inferred by lithium mapping.


117°45'
117°30'
285
Cross Central fault
Paymaster Canyon fault
cinder cone
Angel Island fault
D/U
Silver Peak
37°45'
37°30'
Nevada
California
Q
V
O
G
Quaternary alluvium and other Quaternary units
Rhyolitic volcanic and volcaniclastic rocks
Jurassic to Tertiary granitic rocks
Other Paleozoic bedrock
High-angle fault, ball on downthrow side
Other fault or fracture
Chemetall Geothermal Lease Boundary
Lithium-Brine Evaporation Ponds
Approximate Catchment Boundary
NEVADA
N
0 5 10 miles
0 8 16 km

Source: Zampirro, 2004

Figure 6-2: Generalized Geology of the Silver Peak Area

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 47

### 6.1.2 Local and Property Geology

From Groundwater Insight Inc. (GWI) (2016):

> Physical features in the vicinity of Clayton Valley are shown in Figure 6-3, from Davis et al. (1986). The central part of the valley contains the flat-lying playa, which is approximately 10 mi long, 3 mi wide and 32 mi$^2$ in area (Meinzer, 1917). The playa surface is at an elevation of 4,270 ft above sea level, which is lower than both the Big Smoky Valley to the northwest and the Alkali Spring Valley to the northeast. The valley itself is formed by surrounding ridges and elevated areas including the following, with reference to Figure 6-3:
>
> - Weepah Hills to the north (maximum elevation 8,500 ft. at Lone Mountain)
> - Paymaster Ridge and Clayton Ridge to the east; these ridges separate Clayton Valley from Alkali Spring Valley, located to the northeast
> - The Montezuma Range (maximum elevation 8,426 ft. at Montezuma Mountain) is located a few km east of Clayton Ridge
> - Palmetto Mountains to the south
> - Silver Peak Range to the southwest and west (maximum elevation more than 9,000 ft.)
> - An elevated zone of alluvium defines Clayton Valley to the northwest, and is the basis for separating Clayton Valley from Big Smoky Valley, located to the northwest and north
> - Between the flat-lying playa and the various ridges shown on Figure 6-3, there are relatively gentle slopes composed of alluvium, which extend onto the playa to varying degrees. The alluvial slopes are broadest to the southwest.
> - *The flat playa surface is disrupted by several bedrock mounds (bedrock "islands"),* Goat and Alcatraz Islands, in the western part of the valley that rise over 300 ft above the playa surface.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 48


118°00'
117°30'
NEVADA
MONTE CRISTO RANGE
95
BIG SMOKY VALLEY
6
Tonopah
Columbus
Salt
Marsh
Coaldale
Coaldale Junction
38°00'
Blair
Junction
Lone
Mtn
47
Weepah
Hills
Paymaster Ridge
KLONDIKE
(SOUTH KLONDIKE
MINING DISTRICT)
Alkali Flat
Alkali
Spring
NYE COUNTRY
ESMERALDA COUNTRY
Mineral
Ridge
SILVER
PEAK
RANGE
Silverpeak
Alcatraz
Island
Angel
Island
CLAYTON VALLEY
Clayton Ridge
Montezuma
Peak
Montezuma Range
Goldfield
Goldfield Hills
NEVADA
CALIF
37°30'
Palmetto
Mountains
Palmetto
Mtn
Lida
Mount
Jackson
Mount Jackson Ridge
Lida
Junction
Magruder
Mtn
0
20
40 KILOMETERS
0
20 MILES

Source: Davis and Vine, 1986

Figure 6-3: Major Physiographic Features that Form Clayton Valley

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 49

### 6.1.3 Geology of Basin Infill

Davis et al. (1986) indicate that the basin deposits are best understood in terms of deposition in extended climatic periods of relatively high and low precipitation (pluvial and inter-pluvial). The wetter periods saw deposition of fine-grained materials (muds) in the valley center in a lake environment, grading out to fluvial and deltaic sands and muds, and then to beach sands and gravels on the valley margins. Lower-energy deposits dominated in the drier periods, with deposition of muds, silt, sand and evaporites in the center of the basin, with a relatively sharp transition to higher energy sand and gravel alluvial deposits on the boundary. Figure 6-4 shows the surficial geology of Clayton Valley. The alluvial deposits at the surface along the boundary of the valley tend to contain fresh water and are not considered a lithium bearing unit for purposes of the mineral deposit.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 50


EXPLANATION
Albemarle Claims
Active Model Domain
Clayton Valley
Geology
alluvium
andesite
basalt
chert
diorite
granodiorite
landslide
playa
quartz monzonite
rhyolite
sandstone
shale
siltstone
N
0 3 6
Kilometers

Source: SRK, 2022, and Nevada Bureau of Mines and Geology, University of Nevada, Reno, 2020

Figure 6-4: Surficial Geology in Clayton Valley

Davis and Vine (1979) suggest that throughout the Quaternary, the northeast arm of the playa was the primary location of subsidence and, therefore, of deposition; they suggest the occurrence of thick

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 51

evaporite layers and muds are indicative of the lake drying up during the low precipitation periods. Davis and Vine (1979) also note the lake in Clayton Valley was likely shallow, relative to historic lakes in other Great Basin valleys, which are estimated to be as deep as 650 ft.

Tuff and ash beds interbedded in the basin infill materials indicate an atmospheric setting of pyroclastic material associated with large-scale volcanic eruptions along the western coast of the continent. Zampirro (2005) suggests the most likely source of the primary air falls and re-worked ash deposits is the Long Valley caldera located approximately 100 mi northwest of Clayton Valley, with the main eruption period occurring 760,000 years before present. The ash beds of the LAS represent re-sedimented ash-fall associated with multiple, older volcanic events (Davis and Vine, 1979). Table 6-1 lists the different hydrogeologic units present in Clayton Valley. The geological model used for this MRE has small changes based on recent exploration information, which was prepared by Albemarle and SRK.

Table 6-1 Summary of Hydrogeologic Units

| Hydrogeologic Unit | Description | Character |
|---|---|---|
| 1 | Surficial alluvium | Aquifer |
| 2 | Surficial/near surface playa sediments | Aquitard |
| 3 | TAS | Aquifer |
| 4 | Upper lacustrine sediments | Aquitard |
| 5 | SAS | Aquifer |
| 6 | Intermediate lacustrine sediments | Aquitard |
| 7 | MGA | Aquifer |
| 8 | Intermediate lacustrine sediments | Aquitard |
| 9 | MAA | Aquifer |
| 10 | Lower lacustrine sediments | Aquitard |
| 11 | LAS | Aquifer |
| 12 | Basal lacustrine sediments | Aquitard |
| 13 | LGA | Aquifer |
| 14 | Bedrock | Base of playa sediment |

Source: SRK, 2024

Continued basin expansion during and after deposition resulted in normal faulting throughout the playa sedimentary sequence.

## 6.2 Mineral Deposit

The lithium resource is hosted as a solute in a predominantly sodium chloride brine, and it is the distribution of this brine that is of relevance to this report. As such, the term mineralization is not wholly relevant, as the brine is mobile and can be affected by pumping of groundwater and by local hydrogeological variations. Davis et al. (1986) suggest that the current levels of lithium dissolved in brine originate from relatively recent dissolution of halite by meteoric waters that have penetrated the playa in the last 10,000 years; they suggest that the halite formed in the playa during the aforementioned climatic periods of low precipitation and that the concentrated lithium was incorporated as liquid inclusions into the halite crystals. Davis et al. (1986) are not specific about the ultimate source of the lithium.

Zampirro (2004) points to the lithium-rich rhyolitic tuff on the eastern margin of the basin as a possible source of the lithium in brine (Figure 6-2). In this regard, Zampirro (2004) agrees with previous authors (Kunasz, 1970, and Price et al., 2000); he also notes the potential role of geothermal waters, either in

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 52

leaching lithium from the tuff or transporting lithium from the deep-seated magma chamber that was the source for the tuff.

In evaluating results from isotopic analysis of water and brine samples from throughout Clayton Valley, Munk et al. (2011) identified a complex array of processes affecting brine composition, depending on location. For brine from the Shallow Ash System, Munk et al. (2011) identified a process that was consistent with that suggested above by Davis et al. (1986); their results support a process whereby lithium was co-concentrated with chloride and then trapped in precipitated sodium chloride (halite) crystals.

However, in brine samples from other locations, Munk et al. (2011) found evidence that lithium did not co-concentrate with chloride and that it was introduced to the brine at levels that were already elevated. Munk et al.'s (2011) results were consistent with lithium leached from hectorite (a lithium-bearing clay mineral), and they identified two possible mechanisms for accumulation in the basin. The first process involves contact between water and hectorite to the east of the basin, with subsequent transport into the basin. The second process involves leaching of hectorite within the basin deposits, where it formed through alteration of volcanic sediments.

Previous work at the site and in Clayton Valley resulted in the definition of a six lithium-bearing aquifer system (Zampirro, 2003), as described below from depth to surface. Figure 6-5 shows the plan view and location of two cross-sections (shown on Figure 6-6) created by SRK based on its updated geological model.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 53


A'
Claim Area
B
B'
Bedrock
Lacustrine Sediments
Bedrock
A
Alluvium

Source: SRK, 2022

Figure 6-5: Plan View of Basin with Cross-Section Locations

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 54


A
A'
1300
1000
700
400
x: 442714 y: 4165076
x: 444077 y: 4167749
x: 445439 y: 4170421
x: 446801 y: 4173094
x: 448164 y: 4175767
x: 449526 y: 4178440
x: 450889 y: 4181113
x: 452251 y: 4183785
x: 453614 y: 4186458
Basin Model
Lithology/Hydrogeology Units
BasinModel: L01_SurficialAlluvium
BasinModel: L03_TAS
BasinModel: L05_SAS
BasinModel: L07_MGA
BasinModel: L09_MAA
BasinModel: L11_LAS
BasinModel: L13_LGA
BasinModel: L14_Bedrock
BasinModel: LAC-Generic
B
B'
x: 443694 y: 4178884
x: 446694 y: 4178891
x: 449694 y: 4178898
x: 452694 y: 4178904
x: 455694 y: 4178911
x: 458694 y: 4178918

Source: SRK, 2024

Figure 6-6: Cross-Sections A-A' **and B-B'** through the Silver Peak Property

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 55

LGA

The LGA is the deepest aquifer and consists of gravel with a sand and silt matrix interlayered with clean gravel; it is considered alluvial material formed from the progradation of alluvial fans into the basin. Gravel clasts are limestone, dolomite, marble, pumice, siltstone, and sandstone. Zampirro (2003) reports thicknesses from 25 to over 350 ft. Ten wells drilled in 2021 and 2022 reached the base of the LGA. Thickness of the LGA in these ten wells ranged from approximately 105 to approximately 620 ft.

LAS

This unit consists of air-fall and reworked ash, likely from multiple volcanic sources (Davis and Vine, 1979). The individual ash beds within the LAS are variably continuous and can occur as lenses or discontinuous beds and extensive units. Zampirro (2003) reports that this unit ranges from 350 to 1,000 ft below ground surface (bgs). The unit is interpreted to be moderately continuous north of the Cross Central Fault. An inferred origin for some of the thinner lenses may be as pluvial events carrying reworked ash possibly from surrounding highland areas into the lake environment. Permeability in the LAS is limited due to narrow lenses of ash of lesser continuity.

MAA

This unit consists of air-fall and reworked ash. Particles range in size from submicroscopic to several inches or more (ash to pumice). The Long Valley caldera eruption and ash from the Bishop Tuff (760,000 years before present) is presumed to be the source of the MAA. Zampirro (2003) reported thicknesses of 5 to 30 ft, and the depth to MAA ranges from 200 ft in the southwest to over 750 ft in the northeast. The MAA is considered a marker bed because of its continuity throughout the northeastern part of the playa.

MGA

The sediments of this unit are silt, sand, and gravel. The MGA is interpreted to be alluvial fan deposits along the east-to-northeast-trending faults (Angel Fault and Paymaster Fault) where the majority of basin drop has occurred (Figure 6-2). Gravels were presumed to erode from the bedrock in the footwall of the fault (Zampirro, 2003). The faults are interpreted to act as hydraulic barriers between the brines and freshwater.

TAS

The TAS lies in the northwest sector of the playa. The unit consists of travertine deposits, likely from either subaqueous vents that discharged fluid into the ancient lake or surficial hot spring terraces composed of calcium carbonate ($CaCO_3$). Limited drillholes indicate ring-like tufa or travertine formation (Zampirro, 2003).

SAS

The SAS lies in the northeastern portion of the playa coincident with the lowest point of the valley. The SAS was formed by deposition in an arid lake and precipitation of salts (evaporites), primarily halite, from ponded water. The unit includes lenses of salts from fractions of an inch to 70 ft in thickness with interbeds of clay, some silt and sand, and minor amounts of gypsum, ash, and organic matter. Some dissolution caverns are present, which can develop into sinkholes when pumped. Salt likely precipitated in lowland standing water by concentration of minerals through evaporation. Deeper salt beds are more compact.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 56

## 6.3 Stratigraphic Column and Local Geology Cross-Section

Figure 6-7 presents a simplified stratigraphic column of the hydrogeologic units listed in Table 6-1. Figure 6-6 presents the local geology vertical cross-sections A-A' and B-B' indicated in Figure 6-5. Sections 6.1 and 6.2 present the description of the geology and lithological units.


DISCONTINUOUS ACROSS SITE
CONTINUOUS ACROSS SITE
LOESS-EOLIAN DEPOSITS
ALLUVIAL PLAIN DEPOSITS
UPPER-MOST LACUSTRINE FACIES
TUFA AQUIFER SYSTEM [TAS]
LACUSTRINE FACIES
SALT AQUIFER SYSTEM [SAS]
LACUSTRINE FACIES
MARGINAL GRAVEL AQUIFER [MGA]
LACUSTRINE FACIES
MAIN ASH AQUIFER [MAA]
LOWER AQUIFER SYSTEM [ LAS]
Erosional unconformity
LOWER GRAVEL AQUIFER [LGA]
Erosional unconformity
LITHIC TUFF
Massive erosional unconformity
METASEDIMENTARY SILTSTONE
Campito Formation
Poleta Formation
Reed Formation

Source: Albemarle, 2022 (digitized by SRK)

Figure 6-7: Stratigraphic Column for the Silver Peak Site

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 57

# 7 Exploration

## 7.1 Exploration Work (Other Than Drilling)

The primary mechanism of exploration on the property has been drilling (mainly production wells) for the past 50 years. Additionally, other means of exploration (such as limited geophysics) have also been applied over the years (GWI, 2017).

For the purposes of the resource and reserve estimate in this report, it is SRK's opinion that active brine pumping, exploration drilling, and geophysical surveys provide the most relevant and robust exploration data for the current MRE. Historical brine pumping and sampling are the most critical of the non-drilling exploration methods applied to this model and MRE, as detailed in Section 11.

The area around the current SPLO has been mapped and sampled over several decades of modern exploration work. While other nearby exploration targets have been identified and developed over the years, they are not included in the mineral resources disclosed herein and are not relevant to this report.

Previous exploration at the property was completed by Rodinia in 2009 and 2010 and by Pure Energy Minerals (PEM) in late 2014 and early 2015. The current phase of exploration by PEM includes work conducted from late 2015 through June 15, 2017. The total work program completed at the property to date has site data collection campaigns, including various geophysical methods for both surface and drillhole, which included the following:

- Transient electromagnetic (TEM)
- Controlled source electromagnetic magnetotellurics (CSEM) and controlled source audio-frequency magnetotellurics (CSAMT)
- Resistivity and induced polarization (IP)
- Gravity
- Seismic reflection
- Borehole magnetic resonance (BMR) and nuclear magnetic resonance (NMR)
- Recent geophysical surveys include a program conducted in the summer of 2016 consisting of three seismic surveys in the southern and central portions of the Albemarle claims. Hasbrouck Geophysics Inc. collected and processed the seismic data, and Dr. LeeAnn Munk (University of Alaska Anchorage) provided geologic interpretations. Dr. Munk's geologic and aquifer top interpretations were provided to GWI and Matrix Solutions Inc. (MSI) on October 18, 2016.

### 7.1.1 Significant Results and Interpretation

SRK notes that this property is not at an early stage of exploration with results and interpretation from exploration data being supported in more detail by extensive drilling and active pumping from production wells.

## 7.2 Exploration Drilling

Drilling at Silver Peak has been ongoing for over 50 years. Drilling has been primarily for production wells with limited drilling dedicated to exploration of other areas within the claims.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 58

### 7.2.1 Drilling Type and Extent

Drilling methods during this time include cable tool, rotary, and RC, with the results of geologic logging and brine sampling being used to support the geological model and mineral resource. The drillhole database was compiled from several contracted drilling companies. The original cable tool drilling dates back to 1964, and the most current drilling in the database is as recent as 2022. Drilling by SPLO has been conducted for both exploration and production wells. Table 7-1 shows a breakdown of the number of exploration and production wells with total meters drilled. 206 of the production wells had pumping records. It is SRK's understanding that several factors contributed to a well not being used for production after being drilled: some did not meet SPLO's standards (concentrations too low or too many solids in the brine) or the drilling contractor did not meet the agreed upon construction requirements, so the well was abandoned and another was drilled.

Table 7-1: Drill Campaign Summary

| Primary Purpose | Number of Holes Drilled | Total Meters Drilled[1] |
|---|---|---|
| Exploration | 175 | Greater than (>) 30,000 |
| Production[2] | 283 | >47,000 |

Source: SRK, 2024 (compiled from Albemarle's records)
[1]Total depth of many early drillholes was not recorded.
[2]Not all wells intended for production were pumped. 206 wells have pumping records.

Historical Drilling

Between January 1964 and December 2022, 206 production wells were used to extract brine from within the current Albemarle claims. Early on, the production wells were drilled to primarily target the MAA unit. Records for these early wells often include the target aquifer but do not always include the lithology observed during drilling or the construction information for the well. As more units were discovered, production wells were added to extract brine from those units. Table 7-2 lists the number of production wells per target aquifer.

Table 7-2: Production Well Target Aquifers

| Target Aquifer | Number of Holes Drilled |
|---|---|
| MAA | 107 |
| LAS | 23 |
| SAS | 19 |
| TAS | 7 |
| LGA | 12 |
| MGA | 5 |
| MAA/LAS | 12 |
| MAA/LGA | 1 |
| MGA/MAA | 10 |
| MGA/LGA | 2 |
| LAS/LGA | 7 |
| SAS/MAA | 2 |

Source: SRK, 2025

Figure 7-1 shows the exploration drillholes, exploration wells, and production wells drilled for the project. Exploration drillholes were drilled for aid in the design of future production wells. These exploration drillholes were not converted to exploration wells for long-term monitoring. The next section discusses the five exploration wells at Silver Peak completed in 2017.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 59


Explanation
Active Wells
Historic Wells
Exploration Hole with VWP
Exploration Borehole
Model Boundary
Albemarle Claims
N
0
1
2
4
km

Source: SRK, 2025

Figure 7-1: Property Plan Drill Map

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 60

2017 Exploratory Drilling

Following recommendations from the GWI/MSI CM Report (2016a), SPLO drilled five deep exploratory core holes (exploration wells) to evaluate both the hydrogeologic conditions and the groundwater chemistry of the deeper zones in the basin. The five core holes include EXP1, EXP2, EXP3, EXP4, and EXP5. The five core holes were equipped with vibrating wireline piezometers to enable future monitoring of brine piezometric levels at depth. These wells were strategically located to collect depth-specific brine samples and to verify results of seismic surveys conducted in 1981 and 2016 (Munk, 2017). Figure 7-2 shows the locations of the five EXP wells.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 61


EXP2
EXP5
EXP3
EXP1
EXP4
N
0 800 1,600
Meters
EXPLANATION
2017 Exploration Well
Albemarle Claims

Source: SRK, 2022

Figure 7-2: Location of 2017 Exploration Boreholes for the SPLO

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 62 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 2020 Drilling SPLO drilled four new production wells during 2020. Geology, water levels, and brine chemistry were evaluated as part of the program. The new wells are located in the northeastern and southeastern areas of mine property (Figure 7-3). Table 7-3 presents a summary of the completion information for the new wells. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 63 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2022 Figure 7-3: New 2020 Production Wells

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 64

Table 7-3: New 2020 Production Wells

| Well ID | Easting (m) | Northing (m) | Aquifer | Top of Screen (m bgs) | Bottom of Screen (m bgs) |
|---|---|---|---|---|---|
| 3 | 450,206 | 4,177,276 | MAA | 112 | 163 |
| 8 | 456,119 | 4,183,602 | MGA | 47 | 111 |
| 15 | 448,350 | 4,179,530 | MAA | 70 | 107 |
| 22 | 455,303 | 4,185,184 | TUFA | 176 | 188 |

Source: SRK, 2022

2021 Drilling

SPLO drilled 22 new and replacement production wells during late 2021 and early 2022. Geology, water levels, and brine chemistry were evaluated as part of the program. The new wells are located throughout the mine property (Figure 7-4). Table 7-4 presents a summary of the completion information for the new wells.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 65


416
412
430
426
109A
423
422
420
425
421
427
419
415
405
406
378A
418
417
16E
428
245B
395B
N
0 800 1,600
Meters
EXPLANATION
Replacement Production Wells
New Production Wells
Albemarle Claims

Source: SRK, 2022

Figure 7-4: New and Replacement 2021 Production Wells

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 66

Table 7-4: New and Replacement 2021 Production Wells

| Well ID | Easting (m) | Northing (m) | Aquifer | Top of Screen (m bgs) | Bottom of Screen (m bgs) |
|---|---|---|---|---|---|
| 16E | 449,822 | 4,179,102 | MAA | 101 | 108 |
| 109A | 454,165 | 4,183,005 | MAA | 210 | 221 |
| 245B | 448,167 | 4,178,171 | LGA | 231 | 268 |
| 378A | 451,452 | 4,180,729 | LAS/LGA | 384 | 494 |
| 395B | 447,566 | 4,178,004 | LGA | 152 | 213 |
| 405 | 451,957 | 4,181,101 | MAA | 104 | 110 |
| 406 | 449,934 | 4,180,948 | MAA | 69 | 75 |
| 412 | 455,080 | 4,183,962 | MAA | 219 | 232 |
| 415 | 450,871 | 4,181,267 | MAA/LGA | 224<br>317 | 256<br>354 |
| 416 | 454,684 | 4,185,685 | MAA | 71 | 129 |
| 417 | 451,684 | 4,180,731 | MAA | 125 | 137 |
| 418 | 449,386 | 4,180,611 | LGA | 439 | 530 |
| 419 | 449,727 | 4,181,584 | MAA/LAS | 58<br>82 | 70<br>119 |
| 420 | 449,512 | 4,182,759 | MGA/LGA | 356 | 610 |
| 421 | 451,623 | 4,182,288 | MAA | 99 | 105 |
| 422 | 454,789 | 4,182,414 | MGA | 361 | 459 |
| 423 | 454,080 | 4,182,410 | LGA | 759 | 826 |
| 425 | 451,131 | 4,182,735 | MGA/LGA | 403<br>610 | 586<br>616 |
| 426 | 455,712 | 4,183,109 | LGA | 750 | 872 |
| 427 | 448,777 | 4,181,410 | LGA | 399 | 558 |
| 428 | 449,285 | 4,178,667 | MAA | 91 | 98 |
| 430 | 456,259 | 4,183,729 | MGA/MAA | 183<br>229 | 201<br>244 |

Source: SRK, 2022

### 7.2.2 Drilling, Sampling, or Recovery Factors

SRK is not aware of any material factors that would affect the accuracy and reliability of any results from drilling, sampling, and recovery.

### 7.2.3 Drilling Results and Interpretation

The drilling supporting the MRE has been conducted by a reputable contractor using industry standard techniques and procedures. This work has confirmed the presence of lithium in the brine of Clayton Valley. The database used for this technical report includes 458 holes drilled directly on the property (175 exploration holes and 283 total production wells (with some inactive)). Four new production wells were drilled by SPLO during 2020, bringing the total number of production wells to 258. SPLO drilled 22 replacement and new production wells in late 2021 and early 2022, bringing the total number of production wells to 283 drilled to date (with some inactive). Geology, water levels, and brine chemistry were evaluated as part of the program. Drillhole collar locations, downhole surveys, geological logs, and assays have been verified and used to build a 3D geological model and in grade interpolations. Geologic interpretation is based on structure, lithology, and alteration as logged in the drillholes.

In SRK's opinion, the drilling operations were conducted by professional contractors using industry best practices to maximize representativity of the core. SRK notes that the core was handled, logged, and sampled in an acceptable manner by professional geologists and that the drilling is sufficient to support a mineral resource estimation.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 67

In SRK's opinion, historical sampling was conducted by trained staff or consultants using industry practices designed to ensure collection of samples representative of the brine being extracted by the production wells and of the brine encountered at depth during drilling of the 2017 exploration program. It is also SRK's opinion that the 2017 exploration well sampling and the 2020 and 2022 production well sampling are sufficient to support an MRE.

## 7.3 Hydrogeology

As described above, Clayton Valley contains six primary lithium-bearing aquifers (TAS, SAS, MGA, MAA, LAS, and LGA). The remaining sediments in the basin are lacustrine sediments or shallow alluvial sediments on the basin margins. Groundwater generally flows from the basin boundaries toward the center of the basin. Pumping via production wells to extract lithium from the brine aquifers has been ongoing for over 50 years.

### 7.3.1 Hydraulic Conductivity

Various pumping tests have been conducted during the historical operations period to evaluate the permeability of each aquifer unit. These results were reviewed and provided initial values for use in the numerical groundwater flow and transport model. Table 7-5 provides a summary of the statistics about the historical testing.

Table 7-5: Summary of Pumping Tests at Silver Peak

| Tested Aquifer(s) | Number of Tests | Minimum (meters per day ((m/d)) | Maximum (m/d) | Arithmetic Mean (m/d) | Geometric Mean (m/d) | Median (m/d) |
|---|---|---|---|---|---|---|
| TAS | 4 | 6.8 | 107 | 69 | 47 | 82 |
| SAS | 2 | 0.2 | 0.8 | 0.5 | 0.4 | 0.5 |
| MGA | 4 | 0.3 | 3.4 | 1.6 | 1.2 | 1.4 |
| MGA/MAA[1] | 4 | 1.4 | 6.2 | 3.7 | 3.1 | 3.7 |
| MAA | 21 | 0.6 | 21 | 7.2 | 5.3 | 6.4 |
| MAA +[1] | 3 | 0.2 | 12 | 4.3 | 1.0 | 0.4 |
| MAA/LAS[1] | 3 | 0.1 | 0.8 | 0.4 | 0.3 | 0.4 |
| MAA/LGA[1] | 1 | 3.2 | 3.2 | 3.2 | 3.2 | 3.2 |
| MGA/LGA[1] | 2 | 1.1 | 1.2 | 1.1 | 1.1 | 1.1 |
| LAS | 11 | 0.03 | 3.0 | 0.6 | 0.2 | 0.2 |
| LAS/LGA[1] | 4 | 0.2 | 1.3 | 0.6 | 0.5 | 0.5 |
| LGA | 6 | 0.9 | 3.6 | 2.1 | 1.8 | 1.9 |

Source: SRK, 2022
[1]Some pumping tests were conducted in wells screened across multiple aquifers.

### 7.3.2 Specific Yield

Specific yield, or drainable porosity, has not been directly tested or analyzed by Albemarle in Clayton Valley. Literature values of specific yield for the different alluvial sediment types present in the basin were reviewed, and Table 7-6 shows these literature values. For improved defensibility of the model and of the resource estimate, a value between the mean and the minimum was used for each aquifer unit.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 68

Table 7-6: Summary of Literature Review of Specific Yield

| Hydrogeologic Unit | Description | Character | Source | Type | Minimum (%) | Maximum (%) | Mean (%) | Number of Analyses | Drainable Porosity/Sy (Resource Model) (%) |
|---|---|---|---|---|---|---|---|---|---|
| 1 | Surficial alluvium | Aquifer | Johnson, 1967 | Medium sand | 15 | 32 | 26 | 17 | 20 |
| | | | Morris and Johnson, 1967 | Medium sand | 16.2 | 46.2 | 32 | 297 | |
| | | | Fetter, 1988 | Medium sand | 15 | 32 | 26 | --- | |
| 2 | Surficial/near surface playa sediments | Aquitard | Johnson, 1967 | Clay | 0 | 5 | 2 | 15 | 1 |
| | | | Morris and Johnson, 1967 | Clay | 1.1 | 17.6 | 6 | 27 | |
| | | | Fetter, 1988 | Clay | 0 | 5 | 2 | --- | |
| 3 | TAS | Aquifer | Morris and Johnson, 1967 | Limestone | 0.2 | 35.8 | 14 | 32 | 7 |
| 4 | Upper lacustrine sediments | Aquitard | Same range as surficial/near surface playa sediments | | | | | | 0.8 |
| 5 | SAS | Aquifer | Johnson, 1967 | Clay | 0 | 5 | 2 | 15 | 1 |
| | | | Morris and Johnson, 1967 | Clay | 1.1 | 17.6 | 6 | 27 | |
| | | | Fetter, 1988 | Clay | 0 | 5 | 2 | --- | |
| | | | LAC 43-101 | Salt | 0 | 5 | | | |
| 6 | Intermediate lacustrine sediments | Aquitard | Same range as surficial/near surface playa sediments | | | | | | 0.8 |
| 7 | MGA | Aquifer | Johnson, 1967 | Silt | 3 | 19 | 8 | 16 | 15 |
| | | | Morris and Johnson, 1967 | Silt | 1.1 | 38.6 | 20 | 266 | |
| | | | Fetter, 1988 | Silt | 3 | 19 | 18 | --- | |
| 8 | Intermediate lacustrine sediments | Aquitard | Same range as surficial/near surface playa sediments | | | | | | 0.8 |
| 9 | MAA | Aquifer | Morris and Johnson, 1967 | Tuff | 2 | 47 | 21 | 90 | 11 |
| 10 | Lower lacustrine sediments | Aquitard | Same range as surficial/near surface playa sediments | | | | | | 0.8 |
| 11 | LAS | Aquifer | Johnson, 1967 | Sandy clay | 3 | 12 | 7 | 12 | 5 |
| 12 | Basal lacustrine sediments | Aquitard | Same range as surficial/near surface playa sediments | | | | | | 0.8 |
| 13 | LGA | Aquifer | Johnson, 1967 | Medium gravel | 13 | 26 | 23 | 23 | 18 |
| | | | Morris and Johnson, 1967 | Medium gravel | 16.9 | 43.5 | 24 | 13 | |
| | | | Fetter, 1988 | Medium gravel | 13 | 26 | 23 | --- | |
| 14 | Bedrock | Base of playa sediment | | | | | | | |

Source: Compiled by SRK from sources shown in table

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 69

## 7.4 Brine Sampling

### 7.4.1 Historical Sampling

The majority of samples collected historically were collected from the production wells that were active during that time period. Samples were collected from sampling ports located near the wellhead of each production well. Figure 7-5 shows results of the historical samples collected from the production wells since pumping started in 1966. The different colors represent assay results from the different production wells over time. These samples were used for calibration of the numerical flow and transport model but were not used for development of the resource model. Since the historical samples were analyzed on-site, SRK chose to only use samples analyzed at an independent laboratory for the resource estimate.


Note: Wellfield was shut down from January 2009 through January 2010
Lithium Concentration (mg/L)
1,000
900
800
700
600
500
400
300
200
100
0
1966 1967 1968 1969 1970 1971 1972 1973 1974 1975 1976 1977 1978 1979 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

Source: Compiled by SRK, 2025

Figure 7-5: Lithium Concentrations from Historical Production Well Samples

### 7.4.2 2017 Exploration Program Sampling

During the 2017 exploration drilling program, water and/or brine samples were collected with the IPI wireline packer system. Depth specific samples were collected in each borehole. The goal was to collect samples in fluid bearing zones at least 2 to 3 ft thick. Duplicate samples were collected to allow for analysis by both the SPLO laboratory (internal) and SGS Laboratory (external). These samples provided knowledge of lithium concentrations in the deeper zones of the basin. These lithium concentrations were utilized in SRK's current resource estimate analysis.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 70 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 7.4.3 2020 Sampling Per SRK’s request, samples were collected from the active production wells during August 2020; 46 wells were sampled. Duplicate samples were collected to allow for analysis by both the SPLO and ALS laboratories. The 2020 samples were used for both SRK’s 2023 resource estimate (with an effective date of September 30, 2022) and for verification of the historical samples analyzed by the SPLO laboratory. Figure 7-6 shows the 2020 sampling locations. Source: SRK, 2022 Figure 7-6: 2020 Sampling Locations 7.4.4 2022 Sampling In 2022, a sampling campaign from the production wells was conducted to update the resource estimate. 298 samples were collected and analyzed in the SPLO. ALS and ACZ laboratories (discussed in further detail in Section 8). The 2022 samples were used for SRK’s current resource estimate. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 71 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 8 Sample Preparation, Analysis, and Security 8.1 Sample Collection 8.1.1 Historical Sampling Lithium concentrations from historical sampling were available for 206 production wells, with around 27,400 samples from January 1966 to December 2023 within Albemarle’s property. Silver Peak regularly trained staff to collect brine samples in bottles at the wellhead and take them to their internal on-site laboratory (SRK noted this lab in not independent of SPLO). The collection of brine from operating production wells is performed monthly. For those wells not in operation, samples are collected once the well is operational. When a well stops operating, samples are no longer collected. The on-site laboratory analyzes monthly samples of brine from each well to determine average wellfield lithium values. Lithium values are plotted monthly to check for variation in brine being extracted by each well and by the wellfield. The sampling procedure is as follows: • Samples are collected from all operating wells: o Collect monthly sample bottles from the laboratory or at the liming plant o All bottles are labeled with the appropriate well name o While checking wells, the pond operator will collect a sample at each active well listed on the weekly well sheet o Well samples: - Open sample valve to rinse sand and built-up salt out of the sample valve. - Open sample valve all the way to wash out the valve and elbow. - Empty old brine from properly labeled sample bottle. - Rinse the bottle with brine from the well using the valve to control the flow. - Do not turn off the valve in the process until bottle is full. - Cap the bottle and put it back in the tray. - Check off the well number on the weekly well Sheet. - Put away all tools used and proceed to the next well. - Repeat the above steps for each active well. o When the samples of operating wells are collected, take the samples to the laboratory. o Turn in all paperwork to the supervisor. Brine samples are securely stored inside locked containers on the secured Albemarle site. Figure 8-1 shows the box-and-whisker diagram of the historical variability (since 1966) of lithium concentrations in the samplings from production wells expressed as an annual average per well.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 72


Lithium Concentration (mg/L)
1,000
900
800
700
600
500
400
300
200
100
0
Year

Source: Compiled by SRK, 2025

Figure 8-1: Historical Lithium Variability, 1966 to 2024

As can be seen on Figure 8-1, the minimum values (established by the lower whisker) do not materially change with time. It can also be seen that the median in the last 10 years remains relatively steady. The high lithium concentration in the last 10 years corresponds to anomalies in the wells 16D and 16E screened in LAS and MAA.

The historical brine samples collected at pumping wells were used for a qualitative indication of brine grade persistence over the prolonged pumping periods. The samples were also used quantitatively in developing the grade interpolations as input to the numerical groundwater model. Historical brine samples were not used for developing the resource estimate.

### 8.1.2 2022 Campaign

The samples to support the resource estimate were collected in the 2022 campaign and analyzed by SPLO labs and the independent laboratories ALS and ACZ:

- ALS Geochemistry sites operate under a single Global Geochemistry Quality Manual that complies with ISO/IEC 17025:2017 and ISO 9001:2015.
- ACZ Laboratories is certified under the National Environmental Laboratory Accreditation Program (NELAP), and also hold the Nevada Environmental Laboratory Certification.

55 samples were collected from 55 production wells (Table 8-1). Samples from the 2020 campaign in exploration wells were also included in the resource estimate to improve the coverage. It is important to note that lithium concentration presents minor variation between the 2020 and 2022 campaigns. The brine samples were taken from the pipeline of each of the production wells following the same procedures used in the historical sampling. The following sections provide details on each of the different sampling rounds and how each dataset was used in the resource and reserve estimation process. All brines samples were sent to ALS, ACZ and SPLO labs.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 73

Table 8-1: List and Coordinates of Production Wells Sampled in the 2022 Campaign

| Drillhole Name | Universal Transverse Mercator (UTM) (m) | |
|---|---|---|
| | East | North |
| 3 | 448,348.5 | 4,179,619.5 |
| 15 | 449,610.5 | 4,179,617.5 |
| 22 | 449,013.5 | 4,179,454.5 |
| 49 | 449,095.5 | 4,181,355.7 |
| 55 | 449,528.6 | 4,182,213.9 |
| 59 | 449,579.0 | 4,177,453.5 |
| 102 | 452,177.5 | 4,181,069.0 |
| 104 | 453,001.9 | 4,181,349.1 |
| 131 | 450,137.0 | 4,178,216.9 |
| 133 | 449,650.1 | 4,175,956.3 |
| 170 | 454,901.2 | 4,185,406.8 |
| 172 | 454,522.0 | 4,185,784.0 |
| 180 | 454,123.6 | 4,185,586.8 |
| 221 | 455,567.0 | 4,183,184.1 |
| 305 | 455,162.0 | 4,182,761.0 |
| 312 | 451,102.0 | 4,182,018.0 |
| 320 | 448,719.0 | 4,178,324.0 |
| 339 | 452,521.5 | 4,181,446.0 |
| 340 | 452,725.0 | 4,181,876.0 |
| 384 | 454,266.9 | 4,183,838.4 |
| 387 | 448,294.0 | 4,181,388.0 |
| 405 | 451,957.0 | 4,181,101.1 |
| 406 | 449,934.0 | 4,180,948.0 |
| 412 | 455,079.7 | 4,183,961.8 |
| 416 | 454,683.9 | 4,185,684.8 |
| 419 | 449,727.0 | 4,181,584.0 |
| 421 | 451,623.0 | 4,182,288.0 |
| 422 | 454,789.0 | 4,182,414.0 |
| 430 | 456,259.4 | 4,183,728.5 |
| 101A | 452,833.5 | 4,181,704.0 |
| 109A | 454,172.0 | 4,182,975.0 |
| 10B | 449,890.5 | 4,178,815.3 |
| 116A | 454,368.1 | 4,182,616.7 |
| 120A | 449,758.9 | 4,176,747.1 |
| 180A | 454,185.4 | 4,185,667.7 |
| 23A | 449,194.0 | 4,178,862.0 |
| 304A | 453,938.0 | 4,182,140.0 |
| 314A | 449,473.3 | 4,179,965.5 |
| 31B | 451,066.0 | 4,181,227.0 |
| 333A | 451,795.5 | 4,180,673.0 |
| 374A | 449,553.8 | 4,181,218.3 |
| 378A | 451,452.3 | 4,180,728.6 |
| 392A | 451,639.7 | 4,181,822.9 |
| 394A | 447,570.9 | 4,178,744.4 |
| 395B | 447,566.2 | 4,178,003.8 |
| 39A | 450,584.0 | 4,180,461.0 |
| 43A | 449,758.9 | 4,179,897.1 |
| 48A | 449,743.7 | 4,178,144.7 |
| 49A | 449,392.0 | 4,181,380.0 |
| 52B | 449,498.7 | 4,181,483.0 |
| 65A | 451,647.0 | 4,181,767.0 |
| 8B | 450,146.7 | 4,180,112.1 |
| 99C | 450,474.0 | 4,180,287.9 |
| 9C | 449,738.0 | 4,179,419.0 |
| 107* | 454,978.9 | 4,183,231.9 |
| 109* | 454,165.0 | 4,183,005.0 |
| 173* | 454,980.5 | 4,186,163.9 |
| 360* | 453,861.9 | 4,182,045.4 |
| 16D* | 449,834.6 | 4,179,034.1 |
| 245A* | 448,006.5 | 4,178,082.1 |
| 73A* | 454,030.1 | 4,183,540.6 |
| EXP1* | 450,087.0 | 4,177,415.0 |
| EXP2* | 454,725.0 | 4,182,765.2 |
| EXP3* | 449,726.0 | 4,179,407.9 |
| EXP4* | 449,759.0 | 4,175,951.0 |
| EXP5* | 448,959.0 | 4,181,364.9 |

Source: SRK, 2025
Note: Sampled well 8 was not included in the resource calculation due to conflicting coordinate data.
*Well sampled in 2020

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 74 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 8.2 Sample Preparation, Assaying, and Analytical Procedures SPLO maintains an on-site laboratory for analysis of samples as part of operations. The SPLO laboratory is owned by the company and has not been certified. Analyses requiring use of a certified laboratory are sent off-site. Brine samples collected from the ponds and wells are run as needed per the department supervisor and are listed below: • Ponds: lithium, calcium (Ca), magnesium (Mg), sulfur (S), sodium, and potassium are run when requested. • Wells: lithium, calcium, magnesium, sulfur, sodium, and potassium All sample preparation and analytical work is undertaken at the operation’s on-site laboratory under the following procedures. • Pond samples: o Filter each sample using a Whatman #2 filter. o Tare a plastic 100-milliliter (mL) volumetric flask on an analytical balance. o Using a plastic transfer pipet, add approximately 0.2 grams (g) of sample to the flask. o Record the sample weight. o Using a volumetric pipet or a bottle-top dispenser, add 2 mL of concentrated hydrochloric acid (HCl) to the flask. o Dilute the flask to volume with deionized (DI) water and mix thoroughly. • Well samples: o Filter each sample using a Whatman #2 filter. o Tare a plastic 100-mL volumetric flask on an analytical balance. o Using a plastic transfer pipet, add approximately 1.0 g of sample to the flask. o Record the sample weight. o Using a volumetric pipet or a bottle-top dispenser, add 2 mL of concentrated HCl to the flask. o Dilute the flask to volume with DI water and mix thoroughly. Sample analysis performed by the on-site laboratory is outlined below: • Set up the instrument to run the SPICP method. • Standardize the method using the SPICP-1, SPICP-2, SPICP-3, SPICP-4, and SPICP-5 standards. The correlation coefficient for each element should be >0.999. The intercept for each element should be close to zero. • Enter the sample name, weight, and dilution into the sample information file. • Analyze the sample by the selected method. The SPLO laboratory uses the inductively coupled plasma (ICP)-optical emission spectroscopy (OES) method for the determination of lithium, sodium, potassium, calcium, magnesium, and sulfate in Silver Peak pond and well samples. As previously stated, the on-site SPLO laboratory is not certified. SRK visited the on-site laboratory at Silver Peak on August 18, 2020, in September 2022, and in August 2024. Despite the fact this laboratory is yet to be certified, the QP considers that the field methods and analytical procedures in this study are rigorous and appropriate for estimating resources and reserves. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 75 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 The QP notes that the use of an uncertified laboratory is not considered to be best practice, and there will always remain a risk of lower-quality results from the laboratory. To reduce the risk, SRK recommends using external laboratories for quality control checks. The brine samples shipped to ALS were received, weighed, prepared, and assayed. Sample preparation was completed using the process detailed in Table 8-2. Table 8-2: Sample Preparation Protocol by ALS ALS Code Description WEI-21 Received sample weight LOG-22 Sample login: received without barcode SND-ALS Send samples to internal laboratory Source: ALS, 2020 Analysis completed by ALS focused on lithium but included a 15-element analysis package, as described in Table 8-3. The associated elements and detection limits are available on the ALS website and in the analytical package catalogue. Table 8-3: ALS Primary Laboratory Analysis Methods Method Code Description Instrument ME-ICP15 Lithium brine analysis: ICP-atomic emission spectroscopy (AES) ICP-AES Source: ALS, 2020 The second external laboratory (AZC) used the following analytical methods for the brine analysis: • SM 2320 B Titrimetric (alkalinity) • ICP 200.7/6010 (metals) • SM 2540 C (TDS) • SM4500-CL-E (chloride) • D 516-02/-07/-11 – Turbidimetric (sulfate) 8.3 Quality Control Procedures/Quality Assurance The mineral resource estimated and presented herein is based solely on production well samples collected in 2022 analyzed by ALS Laboratories located in Vancouver, Canada. ACZ Laboratories is accredited by the Tennessee-Missouri-North Dakota (TNI) program, which was formerly known as the National Environmental Laboratory Accreditation Program (NELAP). Both of these laboratories are independent of Albemarle. SPLO sampling is exclusively utilized for calibrating the numerical model for the estimation of reserves. 8.3.1 Historical Samples, On-Site Laboratory Operations personnel continuously collect brine samples at both wellheads and ponds. These samples are sent to the on-site laboratory for testing. Early in Silver Peak’s production, duplicates were taken for all brine samples collected from ponds and wells and sent to a third-party laboratory. Currently, the samples are only tested on-site. The historical brine samples collected at pumping wellheads were used for a qualitative indication of brine grade persistence over the prolonged pumping periods. The samples were also used quantitatively in developing the grade interpolations as input to the numerical groundwater model.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 76

SRK notes that while comprehensive quality assurance/quality control (QA/QC) or independent verification of sampling has not been a continuous part of the SPLO laboratory, the Silver Peak operation has been producing lithium from brines for over 50 years. Production has continuously been consistent with reserve planning from the brine reservoir. The QP notes that this continuous production and reasonable performance has significant weight in the confidence determination for the current mineral resource and reserve; based on this, SRK considers the supporting data and information of sufficient quality to support Measured, Indicated, and Inferred mineral resources.

### 8.3.2 2022 Campaign

Control Laboratories

The procedure to control and ensure the quality of the sampling and chemical analysis performed on the samples in this study was carried out by extracting five samples from observation points. These samples were sent to Albemarle's SPLO laboratory, ALS Laboratory, and ACZ Laboratory.

Correlation of duplicate analytical values for the same samples from independent laboratories can identify relative biases between these laboratories. In this case, the objective is not to demonstrate which laboratory is correct, as all are assumed to be high-quality laboratories using consistent analytical procedures and methods. The comparison makes it possible to review the inherent local variability of the sampling, inconsistencies in preparation of the samples, or biases from the laboratories themselves.

The correlation between ALS and ACZ laboratories is extremely good ($R^2$ = 0.9953), showing values extremely similar in both laboratories (Figure 8-2) despite this high correlation.


Li (mg/L)
R² = 0.9953
ACZ
ALS
0
50
100
150
200
250
300
350
400
450

Source: SRK, 2025

Figure 8-2: Scatter Diagram Comparing the Results Obtained for Lithium between ALS and ACZ Laboratories

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 77

A comparison of the results between Albemarle's SPLO laboratory and the external ALS and ACZ laboratories also indicates a high correlation, represented by R2 values of 0.9951 and 0.9984, respectively (Figure 8-4).

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 78


Li (mg/L)
ALS
Albemarle SPLO
R² = 0.9951
Li (mg/L)
ACZ
Albemarle SPLO
R² = 0.9984

Source: SRK, 2025

Figure -: Scatter Diagram Comparing the Results Obtained for Lithium between Albemarle **SPLO's Lab**oratory and the External ALS and ACZ Laboratories

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 79

Standards, Blanks, and Duplicates

The 2022 campaign considered blanks (11%), duplicates (18%), and standards (20%) of the samples for all laboratories. The standards were prepared by using production well 59. This well presents stable and consistent values in the historical production database. 59 standard samples were sent to the three laboratories. The standard samples analyzed from ALS and Albemarle's SPLO laboratories are consistent with the standards values. However, ACZ laboratories showed consistently lower values (Figure 8-3). Also, a couple of standards samples from the ACZ laboratories presented an ion balance error over 10% (not included in the standard samples analysis).


Standards
Li Concentration (mg/L)
Samples
Albemarle SPLO
ALS
ACZ
+2xSTD
AVG
-2xSTD

Source: SRK, 2025

Figure 8-3: Standard Samples

Duplicate samples were collected for the three laboratories; all of them present a high correlation with the original (Figure 8-4).

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 80 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2025 Figure 8-4: Sample Duplicates 16 blanks were sent to both ALS and ACZ laboratories, and no errors were detected in their analysis. 8.4 Opinion on Adequacy SRK reviewed the sample preparation, analytical, and QA/QC practices employed by by Albemarle for samples analyzed by ALS Laboratory and ACZ Laboratory to support the resource estimate. SRK also reviewed the sample preparation, analytical, and QA/QC practices employed by Albemarle for samples analyzed by the on-site SPLO laboratory to support calibration of the numerical model. SRK notes that the data supporting the mineral resource and reserve estimates at Silver Peak have not been fully supported by a robust QA/QC program; this potentially introduces a risk in the accuracy and precision of the sample data. However, this risk has been mitigated through consistency of results from recent samples analyzed by both an independent third-party laboratory (ALS) and the on-site SPLO laboratory. The risk has also been mitigated through the inherent confidence derived from the 54-year history of consistent feed to the processing plant producing Li2CO3 at Silver Peak. It is the QP’s opinion that the results are therefore adequate for the intended use in the associated estimates. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 81 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 9 Data Verification 9.1 Data Verification Procedures SRK conducted the following review and verification procedures during 2022 to support the resource and reserve estimates: • Review the original laboratory analysis certificates. • Review and analyze historical lithium concentration data per well. Check the consistency of data in time. • Review and reinterpret the geological model developed by Albemarle in 2022 (latest version). SRK worked in collaboration with original authors and Albemarle’s geological team. The work included: o Review the available literature and third-party studies in Clayton Valley. o Interpret applied geophysical studies (high-resolution seismic, TEM, and NMR), surface geological maps, and the consistency with the 3D geological units. o Revisit the reinterpretation of the lithologies from exploration and production wells in the Albemarle concession areas. o Evaluate the available data to provide cross-confirmation of geological and hydrostratigraphic interpretations. As described in Section 8, in September 2022, SRK requested that Albemarle collect an additional set of brine samples from the active production wells for independent verification of results from the on- site laboratory. These samples were collected in duplicates. One sample per well was sent to ALS Laboratory in Vancouver, Canada (an independent laboratory to the company), and its duplicate was sent to the on-site Albemarle laboratory for comparison. ALS Laboratory has extensive experience with lithium analysis for both exploration and metallurgy projects. The historical samples analyzed during the more than 50-year production period were not used for SRK’s current resource estimate analysis; they were used to calibrate the numerical flow and transport model developed to simulate a reserve estimate. These samples were used to ensure that the numerical model adequately represents changes in groundwater flow and lithium concentrations between 1966 and December 2023. There is no way to independently verify all the historical data. To verify the methods used by the SPLO laboratory, SRK requested that SPLO collect duplicate samples in September 2022 (as described in Section 8). Percent difference between lithium concentrations for each set of samples under 5.5% Li concentrations from historical samples (database) analyzed by the on-site SPLO laboratory are compared to those analyzed by the ALS laboratory (Figure 9-1). The overall match of results between the two laboratories provided confidence that the analysis methods used by the SPLO laboratory were consistent with methods used by the external laboratory (ALS) and that the SPLO laboratory yielded results adequate for use in calibrating the numerical model.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 82


Li (mg/L)
R² = 0.9927
Albemarle Database
ALS
0
50
100
150
200
250
300
350
400
450

Source: SRK, 2025

Figure 9-1: Comparison of Lithium Concentrations, September 2022

## 9.2 Limitations

The primary data supporting the MRE are drilling and brine sampling. SRK was provided analytical certificates in both locked pdf format and Excel (csv) spreadsheets for 2022 brine sample data used in the MRE. Verification was completed by compiling all the spreadsheet analytical information and cross-referencing with the analytical database for the project. This comparison showed no material errors but only represents the ALS portion of the sampling dataset.

All the data collected historically could not be independently verified. However, verification of the samples collected in September 2023 and analyzed by independent laboratories provided confidence in the methods used and results of samples analyzed by the on-site SPLO laboratory.

## 9.3 Opinion on Data Adequacy

In SRK's opinion, the data are adequate and of sufficient quality to support mineral resource and reserve estimations. Data from ACZ and ALS laboratories (independent certified laboratories with experience analyzing lithium) were used for developing the resource estimate. 55 years of historical sampling at production wellheads and at ponds that supported a consistent feed to the processing plant producing $Li_2CO_3$ provides additional verification of the historical data used for calibration of the numerical model.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 83

# 10 Mineral Processing and Metallurgical Testing

Silver Peak is an operating mine with more than 50 years of production history. At this stage of operation, the facility relies upon historic operating performance to support its production projections; therefore, no metallurgical test work has been relied upon to support the estimation of reserves documented herein. In the QP's opinion, over 50 years of production history is adequate to define the recoveries and operating performances at the current level of study.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 84

# 11 Mineral Resource Estimates

The MRE presented herein represents the latest resource evaluation prepared for the project in accordance with the disclosure standards for mineral resources under §§229.1300 through 229.1305 (subpart 229.1300 of Regulation S-K).

## 11.1 Geological Model

In constraining the MRE, an updated geological model was constructed to approximate the geological features relevant to the estimation of mineral resources (to the degree possible), given the data and information generated at the current level of study. As a result, the model defined hydrogeological units based on geology and hydraulic properties.

Section 6 describes the lithologies and property geology in detail. The combined 3D geological model was developed in Leapfrog Geo software (v2024.1.1). In general, model development is based on historical and modern information, including TEM, CSAMT, seismic, downhole geophysics, drillhole data, surface geologic mapping, interpreted cross-sections, surface/downhole structural observations, and interpreted polylines (surface and sub-surface 3D).

In SRK's opinion, the level of data and information collected during both the historical and modern exploration efforts is sufficient to support the updated geological model and the MRE. Figure 11-1 shows the geological model 3D view constructed in Leapfrog (hydrogeological units color code).


North (Y)
Elev (Z)
Hydrogeological Units
BasinModel: L01_SurficialAlluvium
BasinModel: L03_TAS
BasinModel: L05_SAS
BasinModel: L07_MGA
BasinModel: L09_MAA
BasinModel: L11_LAS
BasinModel: L13_LGA
BasinModel: L14_Bedrock
BasinModel: LAC-Generic
East (X)
Meters
0 2500 5000 7500

Source: Albemarle, 2024
Note: North-to-south section, east = 450,100 m

Figure 11-1: 3D View of Geological Model

The resource was calculated using mining property areas (1, 2, and 3) to limit the extension of the block model. The total surface area is 5,381.9 hectares (ha) (Figure 11-2).

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 85


+441000 E
+444000 E
+447000 E
+450000 E
+453000 E
+456000 E
+4188000
+4185000
+4182000
+4179000
N
Property Limit
265
Meters
0 1000 2000 3000

Source: Albemarle, 2024

Figure 11-2: Plan View of Property Limit (Used in Resource Estimate)

## 11.2 Key Assumptions, Parameters, and Methods Used

This section describes the key assumptions, parameters, and methods used to estimate the mineral resources. The TRS includes MREs with an effective date of June 30, 2024. This property and MRE use the North American Datum of 1983 (NAD 1983) UTM coordinate system. All coordinates and units described herein are in meters and tonnes, unless otherwise noted; this is consistent with the coordinate systems for the project and all descriptions or measurements taken on the project.

The mineral resources stated in this report are entirely located on Albemarle's patented and unpatented mining claim property boundaries and accessible locations currently held by Albemarle as of the effective date of this report. All conceptual production wells used to estimate brine resources have been limited to within these boundaries, as well. Section 3 provides details related to the access, agreements, or ownership of these titles and rights.

### 11.2.1 Exploratory Data Analysis

The raw dataset of lithium concentrations is characterized by sampling at certain points along the bore hole. Figure 11-3 shows the location of the drillholes in plan view and the raw lithium data (in mg/L) in

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 86 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 the sectional view. The distribution of the information is heterogeneous across the property and is primarily focused on the southeastern margin of the playa. The plan view presented in the upper image of Figure 11-3 shows the differences in sample lengths and the distribution of them in elevation. Figure 11-4 presents the log probability plot, histogram, and statistics of the raw data of lithium. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 87 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2024 Note: Z-scale 3x Figure 11-3: Drillhole Locations in Plan View (Top) and Lithium Samples in Sectional View (AA’) (Bottom)--

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 88


Log Probability Plot for Li (mg/l)
Cumulative Probability %
Li (mg/l)
Histogram for Li (mg/l)
Weighted Frequency (% of 3842)
Li (mg/l)

| Column | Count | Minimum | Maximum | Mean | Variance | Standard Deviation | Coefficient of Variation |
|---|---|---|---|---|---|---|---|
| Li (mg/L) | 105 | 0.25 | 694 | 157.25 | 11,695 | 108 | 0.69 |

Source: SRK, 2024

Figure 11-4: Summary Raw Sample Statistics of Lithium Concentration – mg/L, Log Probability and Histogram

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 89

### 11.2.2 Drainable Porosity or Specific Yield

The drainable porosity or specific yield in Silver Peak was estimated from literature values based on each lithology and the QP's experience in similar deposits. Table 7-6 shows the values used in the resource analysis. The Sy values were assigned to each block in the block model according to lithology.

## 11.3 Mineral Resource Estimates

The parameters for a brine resource estimation are:

- Aquifer geometry (volume)
- Drainable porosity or specific yield of the hydrogeological units in the deposit
- Lithium concentration

Resources may be defined as the product of the three parameters listed above. Silver Peak estimated resources were defined as mineral resources exclusive of mineral reserves. Lithium concentration samples description and analysis are shown as part of the interpolation methodology used. Block model details and validation process are also described.

### 11.3.1 Compositing and Capping

High-grade capping is normally performed where data used for an estimation are part of a different population. Capping is designed to limit the impact of these outliers by reducing the grades of outliers to some nominal value that is more comparable to the majority of the data. The capping technique is appropriate for dealing with high-grade outlier values (in this case the lithium concentration). The data were verified, and hydraulic test results were analyzed including the review of high-yield outlier data to determine whether top cutting or capping was required that may bias or skew data for statistical and geostatistical analyses. The hydrogeological aspects related to this type of lithium deposit were considered. Based on the analysis of the statistical information (log-probability plot) and due to the fact that high concentration values were considered part of the same brine system and have been registered along the historical production, SRK determined that no capping applied to the lithium data is required.

Previous to the grade interpolation, samples need to be regularized to equal lengths for constant sample volume (compositing). The raw sampling data for lithium is characterized by variable lengths and discontinuous sampling along the drillholes. Figure 11-5 presents a histogram of the raw sample lengths. Given the nature of the hydraulic sampling and the differences in lengths, SRK selected a composite length of 25 m. The compositing was performed using the compositing tool in Leapfrog Geo software (v2024.1.1.).

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 90


Histogram of Interval Length, filtered by Query filter 2
Count
Interval Length
0
10
20
30
40
50
60
0
50
100
150
200
250
300

Source: SRK, 2024
Note: Units are mg/L.

Figure 11-5: Histogram of Length of Samples of Lithium

Most of the production wells extract brine from both aquifers and aquitards. Therefore, the sample collected in those wells represents lithium concentration from both sources. To break down by geology, the composites were flagged using the lithology 3D volumes (wireframes) differentiating the units. In these cases, the samples collected from the bedrock were not considered for lithium interpolation.

Table 11-1 shows the comparative statistics for the raw samples and the resulting composites. In general, SRK aims to limit the impact of the compositing to <5% change in the mean value after compositing. A change of 3% in the mean value is observed.

Table 11-1: Comparison of Raw vs. Composite Statistics

| Data | Element | Count | Minimum (mg/L) | Maximum (mg/L) | Mean (mg/L) | Variance | Standard Deviation | Coefficient of Variation |
|---|---|---|---|---|---|---|---|---|
| Samples | Lithium | 209 | 0.25 | 694 | 157.2 | 11,945 | 109.3 | 0.70 |
| Composites | Lithium | 227 | 0.25 | 694 | 152.7 | 12,395 | 111.3 | 0.73 |

Source: SRK, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 91

### 11.3.2 Spatial Continuity Analysis

The spatial continuity of lithium at the Silver Peak property was assessed through the calculation and interpretation of variography. The variogram analysis was performed in Leapfrog Edge™ software (version 2024.1.1).

The following aspects were considered as part of the variography analysis:

- Analysis of the distribution of data via histograms
- Normal score transform of data
- Downhole semi-variogram was calculated and modeled to characterize the variability.
- Experimental semi-variograms were calculated to define directional variograms for the main directions defined from the fan variograms analysis, although results were inconclusive.
- Three perpendicular direction semi-variograms were modeled using the nugget and sill previously defined.
- Back-transform the variogram model for estimation use.

The QP determined the directional variograms and model (back-transformed) for lithium estimation. Figure 11-6 provides the graphical and variogram model for lithium.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 92


Back Transformed Variogram Model
Sill | Normalised Sill | Type | Alpha | Major | Semi-major | Minor
Nugget: 1060.0 0.0886
Structure 1: 6392 0.5342 Spherical - 1314.0 787.5 400.0
Structure 2: 4512 0.3771 Spherical - 4175.0 1897.0 400.0
Total sill: 1.196e+04 0.9999
Variance: 1.197e+04
Direction
Dip: 0.0 Dip Azimuth: 0.0 Pitch: 4.7
2D Back Transformed Variogram
Dip = 0.00, Dip Azimuth = 0.00
Pitch
00 → 095 Major Axis Back Transformed Variogram
00 → 005 Semi-major Axis Back Transformed Variogram
90 → / Minor Axis Back Transformed Variogram
(Semi-)Variogram
Distance
Total Sill: 11960.0
σ² = 1.197e+04

Source: SRK, 2024

Figure 11-6: Experimental and Modeled Directional Semi-Variograms for Lithium

The variogram-provided parameters for estimation of a nugget effect is 8% with range at 2,500, 1,500, and 350 m in the major, semi-major, and minor axles, respectively.

### 11.3.3 Block Model

A block model was constructed in Leapfrog Edge™ software (version 2024.1.1) for the purpose of interpolating grade and tonnage. The block model was sub-blocked along geological and mineral claim boundaries. The dimensions of the parent cell size used are 500 m for X, 500 m for Y, and 50 m for Z. The minimum sub-blocks sizes used are 10 m x 10 m x 1 m. Grade interpolation was performed on parent cells. The block model limits were defined by the mineral claim polygons with the extents of the block model shown in Table 11-2. Blocks were visually validated against the 3D geological model and the mineral claim boundaries.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 93

Table 11-2: Summary Silver Peak Block Model Parameters

| Dimension | Origin (m) | Parent Block Size (m) | Number of Blocks | Minimum Sub Blocking (m) |
|---|---|---|---|---|
| X | 443,100 | 250 | 62 | 10 |
| Y | 4,174,700 | 250 | 52 | 10 |
| Z | 1,440 | 25 | 40 | 1 |

Source: SRK, 2024

The blocks were flagged with the hydrogeological units and mineral claims identifiers. Figure 11-7 presents the hydrogeological unit color-coded block model (2024 updated geological model).


N
Hydrogeological Unit
1, BasinModel: L01_SurficialAlluvium
1, BasinModel: L14_Bedrock
1, Unknown: 03_TAS
1, Unknown: 05_SAS
1, Unknown: 07_MGA
1, Unknown: 09_MAA
1, Unknown: 11_LAS
1, Unknown: 13_LGA
1, Unknown: LAC-Generic
Meters

Source: SRK, 2024

Figure 11-7: Plan View of the Silver Peak Block Model Colored by Hydrogeological Unit, 940-masl

### 11.3.4 Estimation Methodology

The lithium input information was updated for the 2024 estimate. The small changes in the geological model volumes resulted in small changes in the MREs and specific yield that is assigned to each unit. SRK used the composited data flagged as aquifer to interpolate the lithium grades into the block model using OK and ID3, as indicated in Table 11-3. The grade estimations were completed in Leapfrog Edge™ software (version 2021.1.1). Table 11-3 summarizes the neighborhood parameter used for lithium estimation. SRK used OK for the first pass and ID3 for the second and third passes. NN was also completed for validation purposes.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 94

Table 11-3: Summary Search Neighborhood Parameters for Lithium

| Pass/ Interpolation Method | SDIST X (m) | SDIST Y (m) | SDIST Z (m) | Rotation (Dip, dipAzim, Pitch) | Minimum Number of Composites | Maximum Number of Composites | Maximum Number of Composites per Drillhole |
|---|---|---|---|---|---|---|---|
| First pass (OK) | 2,000 | 1,000 | 100 | 0, 0, 4.7 | 3 | 8 | 2 |
| Second pass (ID3) | 4,000 | 2,000 | 200 | 0, 0, 4.7 | 1 | 8 | 2 |
| Third pass (ID3) | 8,000 | 4,000 | 200 | 0, 0, 4.7 | 1 | 8 | 2 |

Source: SRK, 2024

It is SRK's opinion that the methodology used in the lithium estimate is adequate and appropriate for resource model calculations.

### 11.3.5 Estimate Validation

SRK performed a thorough validation of the interpolated model to confirm that the model represents the input data and the estimation parameters and that the estimate is not biased. Several different validation techniques were used, including:

- Visual comparison of lithium grades between block volumes and drillhole samples
- Comparative statistics and swath plots of de-clustered composites and the alternative estimation methods (ID3 and NN)

Visual Comparison

Visual validation of drilling data to estimated block grades was completed in 3D. In general, estimated block grades are compared well with acceptable correlation with the drilling data. Figure 11-8 shows examples of the visual validations in plan view at an elevation of 1,112.5 masl.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 95


N
Lithium mg/L
700
350
300
250
200
150
100
50
0
Meters
0 1000 2000 3000
+438000 E
+441000 E
+444000 E
+447000 E
+450000 E
+453000 E
+456000 E
+459000 E
+4185000 N
+4182000 N
+4179000 N
+4176000 N

Source: SRK, 2024

Figure 11-8: Example of Visual Validation of Lithium Grades in Composites versus Block Model in Plan View, 1,112.5-masl Elevation

Comparative Statistics

The statistical comparison included the mean analysis between the lithium estimates, including the combined OK/ID3 (value used for resources reporting), ID3, OK, and NN (Table 11-4). The mean interpolated lithium values by OK/ID3 show slightly lower grades than the other alternative estimation methods. The interpolated lithium concentrations using OK and ID3 shows a good correlation with data in the statistics and visual validation.

Table 11-4: Summary of Validation Statistics Composites versus Estimation Methods (Aquifer Data)

| Statistic | Block Data (Volume Weighted) Li (mg/L) | | | |
|---|---|---|---|---|
| | OK/ID3 | OK | ID3 | NN |
| Mean | 129.7 | 132.7 | 130.7 | 133.4 |
| Standard deviation | 72.9 | 69.3 | 75.8 | 100.6 |
| Variance | 5,308 | 4,809 | 5,753 | 10,120 |
| Coefficient of variation | 0.56 | 0.50 | 0.58 | 0.75 |

Source: SRK, 2024

Swath Plots

The swath plots represent a spatial comparison between the mean block grades interpolated using alternative methods. Figure 11-9 presents the lithium swath plots in X, Y, and Z coordinates. The areas of higher variability occur in the areas of the deposit with lower quantity of data where lower lithium grades are observed.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 96


Swathplot in X, 5 block spacing
Swathplot in Y, 6 block spacing
Swathplot in Z, 5 block spacing
NN_Li_mg_l Comp 25_NCAP
LI_ID_NCAP
LI_NCAP
LI_NCAP
LI_OK_NCAP
Average
Volume
Swath

Source: SRK, 2024
Note: Units are mg/L.

Figure 11-9: Lithium Swath Analysis for Silver Peak

The QP's opinion is that the validation using visual comparison, comparative statistics, and swath plots provide a sufficient level of confidence to confirm that the model accurately represents the input data, the estimation parameters are reasonable, and that the estimate is not biased.

## 11.4 CoGs Estimates

The CoG calculation is based on assumptions and actual performance of the Silver Peak operation. Pricing was selected based on a strategy of utilizing a higher resource price than would be used for a reserve estimate. For the purpose of this estimate, the resource price is 18% higher than the reserve price of US$17,000/t $Li_2CO_3$, as discussed in Section 16.1.4; this results in the use of a resource price of US$20,000/t $Li_2CO_3$.

SRK utilized the economic model to estimate the break-even CoG, as discussed in Section 12.2.2. Applying the US$20,000/t $Li_2CO_3$ price to this methodology resulted in a break-even CoG of 63 mg/L, applicable to the resource estimate.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 97

## 11.5 Resources Classification and Criteria

Resources have been categorized (subject to the opinion of a QP) based on the amount/robustness of informing data for the estimate, consistency of geological/grade distribution, hydrogeological criteria, and survey information. The resource calculations have been validated against long-term mine reconciliation for the in situ volumes. The following are the criteria used to define the resources classification (Figure 11-10):

- Measured resources were assigned to areas with high confidence in the aquifer and aquitard geometry and with high density of lithium samples. Zones interpolated with at least two drillholes, horizontal distances between drillholes of approximately 1,000 m, and a vertical influence of 50 m in vertical. The kriging variance was considered when defining the classification in conjunction with the other criteria, including the fact that the samples collected in a pumping well also represent the brine surrounding at an extent proportional to the hydraulic radius of influence. The production wells have been in operation for many years. Using the QP's criteria, the distribution of the Measured resource was manually adjusted.
- Based on hydrogeological aspects and the hydraulic radius of influence of the wells, the resources in areas interpolated with at least one drillhole, an influence of approximately 1,000 m, and 50-m vertical were classified as Indicated resources. These volumes are well correlated with the blocks with moderate kriging variance. Using the QP's criteria, the classification has been manually adjusted.
- Brine hosted aquifers with no or low drill density and no or low lithium samples have been classified as Inferred. Inferred also corresponds to the blocks with lower quality of estimation (higher kriging variance).


N
Classification
Measured
Indicated
Inferred
Meters

Source: SRK, 2024

Figure 11-10: Block Model Colored by Classification and Drillhole Locations Plan View (1,112.5 masl Elevation, +/- 30 m)

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 98

## 11.6 Uncertainty

SRK considered a number of factors of uncertainty in the classification of mineral resources:

- SRK considers that the Silver Peak resources categorized as Measured are supported by a robust database and geological model, which included recent and historical exploitation information collected following industry best practices. The criteria of distance of influence of the samples and number of drillholes supporting the Measured resources were based on criteria of quality of estimation, type of mineral deposit, hydrogeological characteristics, and historical exploitation information that provide sufficient confidence to these resources. The criteria and uncertainty correspond to a low degree of uncertainty in Table 11-5.
- The Indicated category corresponds to a medium degree of uncertainty (as shown in Table 11-5), considering longer distances of samples influence.
- The Inferred category is limited to the resources that are in areas where the quantity and grade are estimated based on limited sampling coverage. This category is considered to have the highest levels of uncertainty, which corresponds to a high degree of uncertainty in Table 11-5.

Table 11-5: Sources and Degree of Uncertainty

| Source | Degree of Uncertainty | Description |
|---|---|---|
| Drilling | Low | The drilling methods used by Silver Peak are in line with industry standards. |
| Sampling (lithium and Sy) | Low | Methodologies of the brine sampling are properly completed by Silver Peak. |
| | Low | The specific yield values were based on literature data of similar lithology units, studies in Silver Peak, considering the production history of the project, and the QP's experience. |
| Geological knowledge/ geological model | Low | The geological model is robust and is based on recent and historical drilling, geological investigations, and geophysical studies. |
| QA/QC | Low | The QA/QC procedures of Silver Peak are adequately implemented. |
| Database | Low | Silver Peak has a data capture and database management process that guarantees the quality of the information. |
| Variography | Low | Variography was performed using 25-m composites and shows reasonable ranges and structure. The assumptions of lithium grades in the brine were based on this analysis and the geological knowledge of the deposit. |
| Grade estimation | Low | Lithium information used for the grade estimation is based on good-quality information and historical knowledge based on the many years of exploitation. |
| Drill and sample spacing | Low | A minimum of two drillholes within a horizontal spacing of 1,000 m and a vertical influence of 50 m. Additionally, the pumping history of the production wells in some areas supported the delineation of the Measured resources. |
| | Medium/ low | A minimum of one drillhole with a distance of influence of approximately 1,000 m horizontal and 50 m vertical. The history of the production wells supported this classification. |
| | Medium/ high | A minimum of one hole at a maximum distance of 8,000 m horizontal and 200 m vertical |
| Criteria of classification | Low | Distances of influence of samples supported on the good knowledge of the geology, lithium grade distribution, and the pumping history of production wells. These criteria provide reasonable support to the classification of the resources, which mitigates (to some extent) the risk associated with over-estimation of the continuity of lithium grades. |

Source: SRK, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 99

## 11.7 Summary Mineral Resources

SRK reported the mineral resources for Silver Peak as mineral resources exclusive of reserves. Table 11-6 shows the mineral resources exclusive of reserves. Resource from brine is contained within the resource aquifers with the estimated reserve deducted from the overall resource. This calculation was completed by calculating total lithium (as lithium metal) projected as being pumped from the aquifer in the reserve production forecast. The resources were calculated from the block model above 740 masl and below the water table at 1,298 masl. This quantity of lithium (as metal) was directly subtracted from the overall MRE. Notably, the resource grade was not changed as part of this exercise because the resource (exclusive of reserve) and reserve do not represent discrete areas of the resource due to the brine aquifer (i.e., the resource) being a dynamic system that moves, mixes, and recharges. Therefore, the resource after extraction of the reserve would be an entirely new resource, requiring new data and a new estimate.

As this practice is not practical with current data, in the QP's opinion, it is more appropriate to keep the calculation simple and transparent and utilize this approach. Further, as the dynamic resource largely precludes direct conversion of Measured/Indicated resources to Proven/Probable reserves, in the QP's opinion, the most reasonable and defensible approach to allocating depletion of the reserve from the resource is to deplete Measured and Indicated resources proportionate to their contribution to the combined Measured and Indicated resource. As Measured resources comprise 39% of the combined Measured and Indicated resource, 39% of the resource depletion was allocated to Measured, with the remainder subtracted from Indicated. For comparison, Proven reserves comprise approximately 16% of the overall reserve (i.e., a greater proportion and quantity of Measured resource is being deducted than the proportion and quantity of Proven reserve produced).

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 100

Table 11-6: Silver Peak Mineral Resource Estimate, Exclusive of Mineral Reserves (Effective June 30, 2024)

| | Measured Resource | | Indicated Resource | | Measured + Indicated Resource | | Inferred Resource | |
|---|---|---|---|---|---|---|---|---|
| | Contained Li (kt) | Brine Concentration (mg/L Li) | Contained Li (kt) | Brine Concentration (mg/L Li) | Contained Li (kt) | Brine Concentration (mg/L Li) | Contained Li (kt) | Brine Concentration (mg/L Li) |
| Total | 6.6 | 169 | 10.5 | 155 | 17.1 | 160 | 102.0 | 130 |

Source: SRK, 2024
Notes:

- Mineral resources are reported exclusive of mineral reserves on a 100% ownership basis. Mineral resources are not mineral reserves and do not have demonstrated economic viability.
- Given the dynamic reserve versus the static resource, a direct measurement of resources post-reserve extraction is not practical. Therefore, as a simplification, to calculate mineral resources exclusive of reserves, the quantity of lithium pumped in the LoM plan was subtracted from the overall resource without modification to lithium concentration. Measured and Indicated resources were deducted proportionate to their contribution to the overall mineral resource.
- Resources are reported on an in situ basis.
- Resources are reported as lithium metal.
- The resources have been calculated from the block model above 740 masl.
- Resources have been categorized subject to the opinion of a QP based on the amount/robustness of informing data for the estimate, consistency of geological/grade distribution, and survey information.
- Resources have been calculated using drainable porosity estimated from bibliographical values based on the lithology and QP's experience in similar deposits.
- The estimated economic CoG utilized for resource reporting purposes is 63 mg/L Li, based on the following assumptions:
  - A $Li_2CO_3$ price of US$20,000/t CIF Asia; this is an 18% premium to the price utilized for reserve reporting purposes. The 18% premium applied to the resource versus the reserve was selected to generate a resource larger than the reserve, ensuring the resource fully encompassed the reserve while still maintaining reasonable prospect for eventual economic extraction.
  - Recovery factors for the wellfield are = -206.23 * (Li wellfield feed)$^2$ + 7.1903 * (wellfield Li feed) + 0.4609. An additional recovery factor of 78% Li recovery is applied to the $Li_2CO_3$ plant.
  - A sustainable fixed brine pumping rate of 20,000 AFA, ramped up from current levels
  - Operating cost estimates are based on a combination of fixed brine extraction, G&A and plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. Average LoM operating cost is calculated at approximately US$6,829/t $Li_2CO_3$ CIF Asia.
  - Sustaining capital costs are included in the CoG calculation and include a fixed component of approximately US$284 million through the ramp-up period to sustainably pumping 20,000 AFA, then an estimated US$20.0 million per year in addition to the estimated number of wells replaced and new wells drilled per year.
- Mineral resources tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
- SRK Consulting (U.S.), Inc. is responsible for the mineral resources, with an effective date of June 30, 2024.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 101

## 11.8 Recommendations and Opinion

It is the QP's opinion that the aquifers' geometry, brine chemistry composition, and the specific yield of the basin sediments have been adequately characterized to support the resource estimate for Silver Peak, as classified. The mineral resources stated herein are appropriate for public disclosure and meet the definitions of Measured, Indicated, and Inferred resources established by SEC guidelines and industry standards. Based on the analysis described in this report, the QP's understanding of resources that are exclusive of reserves, and the project's status of operating since 1966, in the QP's opinion, there is reasonable potential for economic extraction of the resource.

The current lithium concentration data is mostly located in the southeastern boundary of the claims area. Aquifers in the northern and western zones have little data, generating areas of Inferred resources. A similar situation occurs in the deep aquifer LGA located at the bottom of the basin. Given its high specific yield (18%), this unit is considered prospective for lithium resources. The current geological model shows LGA below the bottom of the resource model (740 masl). However, there are still not enough deep samples for including that LGA volume in the resource estimate.

SRK recommends implementing an infill drilling campaign in the aquifers within the Inferred zones and deep areas mentioned above, focused on collecting lithium concentration data.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 102

# 12 Mineral Reserve Estimates

## 12.1 Key Assumptions, Parameters, and Methods Used

This section describes the key assumptions, parameters, and methods used to simulate the movement of lithium-rich brine in Clayton Valley.

### 12.1.1 Numerical Model Construction

To simulate the movement of lithium-rich brine in the alluvial sediments of Clayton Valley, a numerical groundwater flow and transport model was developed using the finite-difference code MODFLOW-USG with the transport module (Panday et al., 2017) via the Groundwater Vistas graphical user interface 8.30 Build 215 (Environmental Simulations Incorporated (ESI), 2020). The model was calibrated to available historical water level and lithium concentration data. The calibrated model was used to evaluate different production wellfield pumping regimes.

### 12.1.2 Numerical Model Grid and Boundary Conditions

The active model domain includes the alluvial sediments of Clayton Valley and covers an area of 392 square kilometers ($km^2$) with 262,653 active cells over 41 layers. Model cells are uniform at 200 m x 200 m. Figure 12-1 shows the model grid and the extent of the active model domain within Clayton Valley. Model layers vary in thickness from 10 m near the land surface to 100 m for deeper zones, with a total thickness of 1,500 m. Table 12-1 shows the breakdown of model layer thicknesses. Model layering was developed to ensure proper representation of the aquifer units within the numerical model.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 103


N
0 1,500 3,000
Meters
EXPLANATION
Albemarle Claims
Model Grid
Active Model Domain

Source: SRK, 2025

Figure 12-1: Active Model Domain and Model Grid

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 104

Table 12-1: Model Layering

| Layers | Thickness (m) |
|---|---|
| 1 to 18 | 10 |
| 19 to 24 | 20 |
| 25 to 36 | 50 |
| 36 to 41 | 100 |

Source: SRK, 2022

The basin's alluvial sediments are surrounded by low-permeability bedrock. In the numerical model, these boundaries are represented as no-flow boundaries, except for the first 200 m where interbasin flows were simulated from Big Smoky Valley and Alkali Spring Valley as constant flow at the corresponding model boundary cells (discussed below).

### 12.1.3 Hydrogeologic Units and Aquifer Parameters

The hydrogeologic units specified in the model were derived from the geologic model developed using the Leapfrog Geo software and is described in Section 11. Aquifer parameters of hydraulic conductivity, specific yield, and specific storage (in addition to the transport parameter of effective porosity) are specified by a hydrogeologic unit in the model.

Horizontal hydraulic conductivity values used in the model were derived from the pumping tests described in Section 7.3. Table 7-5 shows the geometric mean of results from the pumping tests conducted in each aquifer unit and provided the initial values for use in calibrating the numerical groundwater flow model. Ratios of horizontal to vertical hydraulic conductivity were initially selected based on an understanding of the lithology of each aquifer and aquitard unit. Vertical hydraulic conductivity values were adjusted during calibration to best match the conceptual understanding of brine movement within the system and observed changes in the lithium concentrations.

Specific yield or drainable porosity values have not been directly tested or analyzed by Albemarle in Clayton Valley. Specific yield and effective porosity values used in the model were derived from a review of the literature. Table 7-6 shows the results of the literature review for the different sediment types. For improved defensibility of the model and the resource estimate, a value between the mean and the minimum was used for each aquifer unit. These values are consistent with the QP's experience in similar deposits.

Specific storage has also not been directly tested by Albemarle in Clayton Valley. Specific storage values used in the model were derived from the QP's experience in similar deposits. Table 12-2 shows aquifer parameters used in the model for each hydrogeologic unit.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 105

Table 12-2: Hydrogeologic Units and Aquifer Parameters

| Hydrogeological Unit | Hydraulic Conductivity (meters per day (m/d)) | | Sy (%) | Specific Storage (1/m) | Effective Porosity (%) |
|---|---|---|---|---|---|
| | Horizontal | Vertical | | | |
| Surficial alluvium | 10 | 1 | 20 | $1 \times 10^{-6}$ | 20 |
| Surficial/near surface playa/sediments | 0.01 | 0.0001 | 1 | $1 \times 10^{-6}$ | 1 |
| TAS | 3.4 | 0.0068 | 7 | $1 \times 10^{-6}$ | 7 |
| SAS | 0.4 | 0.0008 | 1 | $1 \times 10^{-5}$ | 1 |
| MGA | 1.2 | 0.002 | 15 | $1 \times 10^{-6}$ | 15 |
| MAA | 5.3 | 5.3 | 11 | $1 \times 10^{-6}$ | 11 |
| LAS, Upper 60 m | 0.1 | 0.0001 | 5 | $1 \times 10^{-5}$ | 5 |
| LAS | 0.1 | 0.0002 | 5 | $1 \times 10^{-5}$ | 5 |
| LGA | 1.8 | 0.018 | 18 | $1 \times 10^{-6}$ | 18 |
| Lacustrine sediments | 0.015 | 0.00015 | 1 | $1 \times 10^{-6}$ | 1 |
| Bedrock (low permeability) | 0.0001 | 0.0001 | 1 | $1 \times 10^{-6}$ | 1 |

Source: SRK, 2025

### 12.1.4 Simulated Pre-Development Conditions

The pre-development model simulates equilibrium conditions (steady state) before lithium extraction mining activities. Before pumping, groundwater generally flowed from the basin boundaries toward the center of the basin and left the basin via evaporation in the central and lowest portions of the basin. Water enters the basin aquifer system via mountain front recharge and groundwater inflows. Table 12-3 shows rates of these inflows that were estimated by Rush (1968).

Table 12-3: Basin Inflows

| Inflow Description | Inflow Rate (AFA) |
|---|---|
| Mountain front recharge | 1,500 |
| Interbasin groundwater inflow from Big Smoky Valley | 13,000 |
| Interbasin groundwater inflow from Alkali Spring Valley | 5,000 |
| Total | 19,500 |

Source: Modified from Rush, 1968

Initial lithium concentrations are unknown; they were assumed and revised during transient model calibration to the measured lithium concentrations in the production wells during brine extraction.

### 12.1.5 Simulated Historical Development

Production wells have been used to extract lithium-rich brine from the alluvial sediments of Clayton Valley since 1966. Figure 12-2 shows the location of historic and existing production wells.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 106


Explanation
Historic Wells
Aquifer
LAS
LAS/LGA
LGA
MAA
MAA/LAS
MAA/LGA
MGA
MGA/LGA
MGA/MAA
SAS
SAS/MAA
Surf All
TAS
Active Wells
Model Boundary
Albemarle Claims
N
0 100 200
km

Source: SRK, 2025

Figure 12-2: Location Historic and Existing Production Wells

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 107

Figure 12-3 shows annual production rates in relation to wellfield average lithium concentration for 1966 through December 2023.


Pumping Rate (AFA)
Lithium Concentration (mg/L)
Year

Source: SRK, 2025

Figure 12-3: Wellfield Pumping and Average Lithium Concentration

Figure 12-4 shows the distribution of the total historic annual pumping rate between the aquifer.


Average Flow (AFA)
Year
LGA
LAS/LGA
LAS
MAA
SAS
TAS
MGA
MGA/MAA
MGA/LGA
MAA/LAS
MAA/LGA
SAS/MAA

Source: SRK, 2025
Note: Half-year values for 2023 are shown as annual rates for comparison purposes.

Figure 12-4: Historic Pumping Rates by Aquifer

The production ponds in the numerical model were simulated by applying additional recharge in the first saturated cell below them. Figure 12-5 shows the location of the ponds.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 108


Explanation
Model Boundary
Albemarle Claims
Simulated Production Ponds and Applied Lithium Concentration
Pond A : 2,038 mg/L
Pond B : 2,038 mg/L
Pond C : 306 mg/L
Note 1.
Infiltration rate = 18% of prior year's well production rate.
Note 2.
Pond C is lined in 2021, and simulated recharge = 0
N
0 100 200
km

Source: SRK, 2025

Figure 12-5: Location of Simulated Production Ponds

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 109

In 2009, SPLO staff member Jennings estimated that the amount of brine recharging the aquifer from the evaporation ponds was 6,960 cubic meters per day ($m^3/d$) (2,060 AFA). The brine in the ponds would have been extracted the prior year (2008). The average pumping rate for the production wellfield in 2008 was 37,900 $m^3/d$ (11,217 AFA). Jennings (2010) estimated that pond recharge represents approximately 18% of the pumping from the prior year. This ratio was applied to the pumping to estimate the amount of pond recharge each year of the historical model simulation. According to current SPLO operations staff, the ponds are divided into three categories: the weak brine system, which is the initial stage of lithium extraction from brine; the strong brine complex, which involves additional steps (filtering, pressing, and drying) to increase efficiency (such as further concentrate and purify the brine); and the final pond, which is the concentration pond or lithium recovery as a last stage of the operation adequate for processing. The lithium concentration varies in the evaporation ponds depending on the feed from the wellfield and the evaporation rate. According to SPLO, in the first half of 2020, the average lithium concentration was 306 mg/L in the weak brine system (Ponds A and B in Figure 12-5) and 2,038 parts per million (ppm) in the strong brine complex (Pond C). Pond C was lined in 2021, and recharge from this pond was eliminated accordingly.

Table 12-4 shows the simulated groundwater budget at the end of the historical period (December 2023).

Table 12-4: Simulated Groundwater Budget, End of 2023

| Parameter | Value |
|---|---|
| Model in (AFA) | |
| Decrease in storage | 9,077 |
| Mountain front recharge | 1,500 |
| Groundwater Inflow | 18,000 |
| Pond recharge | 2,408 |
| Total In | 30,895 |
| Model out (AFA) | |
| Increase in storage | 1 |
| Evapotranspiration | 11,299 |
| Production wells | 19,687 |
| Total out | 30,986 |
| In - out ($m^3/d$) | -1 |
| Discrepancy (%) | -0.29 |

Source: SRK, 2025

Historical water levels measured on-site by the SPLO were taken in the production wells. The database labels these water levels as either pumping or static. It is unclear from the records how long the pumps had been off when static water levels were measured. Therefore, in SRK's opinion, these water levels were not suitable for use in calibrating the numerical flow model. Water levels were measured during the development of the 26 wells drilled during the last few years before they began production. SRK attempted to calibrate the model to these water levels. Figure 12-6 shows simulated versus measured water levels.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 110


1,350
1,300
1,250
1,200
1,150
Simulated Water Levels (m amsl)
1,150
1,200
1,250
1,300
1,350
Measured Water Levels (m amsl)
Residual Mean: -19.9 m
RMS Error / Range: 38.6%
MGA
MGA/MAA
MAA
MAA/LGA
MGA/LGA
LGA
1 : 1 Line

Source: SRK, 2025

Figure 12-6: Simulated versus Measured Water Levels, 2021 to 2022 Well Installation

The residual mean error is minus 19.9 m, and the root mean square error (RMSE) divided by the range of observed data is 38.6%.

Values of scaled RMSE should be <10% for an acceptably calibrated model. SRK acknowledges that the statistics for this calibration are not ideal. The model simulates higher-than-observed water levels in the wells. SRK used the geometric mean of horizontal hydraulic conductivity values from the pumping test data (as shown in Table 12-2) for the numerical model and only adjusted the vertical hydraulic conductivity data. Figure 12-7 shows a comparison of simulated to observed average wellfield lithium concentration in time.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 111


400
350
300
250
200
150
100
50
0
Lithium Concentration (mg/L)
1966
1971
1976
1981
1986
1991
1996
2001
2006
2011
2016
2021
Year
Measured
Simulated

Source: SRK, 2025
Note: Lithium concentration represents the total weighted average by volume from the production wells.

Figure 12-7: Simulated versus Measured Lithium Concentrations (Weighted Average)

Figure 12-8 presents a comparison of simulated versus measured lithium concentrations per major aquifer.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 112


TAS
SAS
MAA
MGA
LAS
LGA
Lithium Concentration (mg/L)
Year
Measured
Simulated

Source: SRK, 2025

Figure 12-8: Simulated versus Measured Lithium Concentrations (per Aquifer)

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 113

The model reasonably reproduces measured lithium concentration in TAS, MAA, LAS, and LGA, especially for the most recent conditions. The inability to match lithium concentration within SAS is due to the unclear mechanism behind their recent increase; it is most likely that they are related to additional leaching of shallow salt layers in the areas of the developed sinkholes, and the current numerical model cannot simulate this. Since production wells in the current production plan are not planned to be used in the future from this shallow aquifer, the deficiency of the model calibration for SAS is not relevant and appears to be conservative. Figure 12-9 shows a comparison of the simulated mass of lithium extracted annually by the production wellfield versus the measured mass.


Lithium Mass (t/yr)
Year
Measured
Simulated

Source: SRK, 2025
Note: Lithium mass for the first and second half of 2023 is extrapolated for comparison purposes.

Figure 12-9: Annual Mass of Lithium Extracted by Production Wellfield, Simulated versus Measured

Figure 12-10 shows the simulated versus measured annually extracted lithium mass per aquifer.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 114


TAS
SAS
MAA
MGA
LAS
LGA
Measured
Simulated
Lithium Mass (t/yr)
Year

Source: SRK, 2025

Figure 12-10: Lithium Concentration versus Cumulative Production Pumping, Simulated versus Measured

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 115

Figure 12-11 shows another comparison of the simulated versus observed mass extraction rate (lithium concentration times pumping rate) for each well for the second half of 2023. The residual mean error in this comparison is 9.3 kilograms per day (kg/d), the absolute mean error is 27.1 kg/d, and the RMSE is 45.8 kg/d. The RMSE divided by the range of observed data is 11%.


Simulated Lithium Mass (kg/day)
Measured Lithium Mass (kg/day)
Residual Mean: 9.3 kg/d
RMS Error / Range: 11.0%
MAA/LAS
LAS
MAA
TAS
MGA
SAS
LGA
MAA/LGA
MGA/LGA
MGA/MAA
LAS/LGA

Source: SRK, 2025

Figure 12-11: Mass Extraction Rate Averaged for the Second Half of 2023, Simulated versus Measured

In SRK's opinion, calibration of the model to mass extracted by the production wellfield annually and comparison of simulated to observed lithium concentration within the entire system versus annual lithium production are both reasonable. Calibration of the model to the mass extraction rate during the second half of 2023 also appears to be reasonable; it conservatively simulates lithium mass extraction of 1,100 t in the second part of 2023 versus the measured 1,173 t. During that time, the average total pumping rate was 12,206 gallons per minute (gpm) (or 1,641 AFA/month), which is almost the same as proposed for the future (20,000 AFA, if the observed averaged pumping rate for 6 months is extrapolated for the entire year).

In SRK's opinion, the numerical model adequately represents the historical and current wellfield production of lithium from the basin and can be used for future production plans to support a reserve estimate.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 116

## 12.2 Mineral Reserves Estimates

### 12.2.1 Simulation of Reserves

Using the hydrogeologic properties of the playa and the well field design parameters, the rate and volume of lithium projected as extracted from the project were simulated using the predictive model. The predictive model output generated a brine production profile appropriate for the playa based upon the well field design assumptions with a maximum pumping rate of 20,000 AFA (based on the maximum water rights held by Albemarle) over a period of 29.5 years. The model simulated brine extraction from the aquifer system during the 30-year LoM (prediction includes the first half of 2024). Total wellfield pumping was maintained by turning off shallow MGA and MAA wells and installing deeper LAS and LGA wells.

Section 13 discusses additional details on the wellfield design and pumping schedule. Figure 12-12 shows the projected lithium mass extracted each year for the next 30 years (this mass does not include losses from pond and plant recovery). SRK cautions that this prediction is a forward-looking estimate and is subject to change depending on the operating approach (e.g., pumping rate and well location/depth) and inherent geological uncertainty.


Lithium Mass (t/y)
3,000.0
2,500.0
2,000.0
1,500.0
1,000.0
500.0
0.0
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053
Year

Source: SRK, 2025
Note: 2024 includes measured values for the first half of the year.

Figure 12-12: Projected Annual Mass of Lithium Extracted by Production Wellfield

Figure 12-13 shows the predicted lithium mass from individual aquifers. As new wells are preferentially screened in the LGA and LAS, the proportion of mass coming from these aquifers is predicted to increase.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 117


Lithium Mass (t/yr)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053
Year
LGA LAS/LGA LAS MAA SAS TAS MGA MGA/MAA MGA/LGA MAA/LAS MAA/LGA

Source: SRK, 2025
Note: 2024 includes measured values for the first half of the year.

Figure 12-13: Distribution of Predicted Annual Lithium Mass between Aquifers

Figure 12-14 shows the distribution of predicted annual lithium mass between existing and new proposed production wells and Proven reserves.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 118


3,500
3,000
2,500
2,000
1,500
1,000
500
0
Lithium Mass (t/yr)
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053
Year
Existing Wells
New Wells
Proven Reserves

Source: SRK, 2025
Note: 2024 includes measured values for the first half of the year.

Figure 12-14: Distribution of Predicted Annual Lithium Mass between Existing and New Proposed Production Wells

Table 12-5 summarizes the simulated total pumping rate and predicted lithium concentrations and masses.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 119

Table 12-5: Simulated Total Pumping Rate and Predicted Lithium Concentration and Mass

| Year of Predictions | Calendar Year | Total Pumping Rate (AFA) | Weighted Average Lithium Concentration (mg/L) | Lithium Mass (t) | Lithium Mass (t Lithium Carbonate Equivalent (LCE))*** |
|---|---|---|---|---|---|
| 0.5 | July to December 2024 | 12,500* | 105.1 | 1,123** | 5,977 |
| 1.5 | 2025 | 12,500 | 104.5 | 1,612 | 8,576 |
| 2.5 | 2026 | 13,500 | 101.0 | 1,683 | 8,954 |
| 3.5 | 2027 | 14,500 | 98.0 | 1,754 | 9,329 |
| 4.5 | 2028 | 14,500 | 95.8 | 1,715 | 9,125 |
| 5.5 | 2029 | 18,000 | 99.8 | 2,218 | 11,801 |
| 6.5 | 2030 | 19,000 | 107.0 | 2,510 | 13,353 |
| 7.5 | 2031 | 20,000 | 114.0 | 2,816 | 14,979 |
| 8.5 | 2032 | 20,000 | 113.8 | 2,810 | 14,948 |
| 9.5 | 2033 | 20,000 | 113.3 | 2,797 | 14,880 |
| 10.5 | 2034 | 20,000 | 115.0 | 2,838 | 15,099 |
| 11.5 | 2035 | 20,000 | 119.5 | 2,949 | 15,691 |
| 12.5 | 2036 | 20,000 | 118.2 | 2,919 | 15,530 |
| 13.5 | 2037 | 20,000 | 118.1 | 2,916 | 15,514 |
| 14.5 | 2038 | 20,000 | 117.0 | 2,889 | 15,369 |
| 15.5 | 2039 | 20,000 | 117.1 | 2,891 | 15,381 |
| 16.5 | 2040 | 20,000 | 116.0 | 2,865 | 15,242 |
| 17.5 | 2041 | 20,000 | 114.9 | 2,837 | 15,090 |
| 18.5 | 2042 | 20,000 | 119.2 | 2,943 | 15,657 |
| 19.5 | 2043 | 20,000 | 119.2 | 2,943 | 15,658 |
| 20.5 | 2044 | 20,000 | 118.2 | 2,918 | 15,526 |
| 21.5 | 2045 | 20,000 | 122.6 | 3,026 | 16,096 |
| 22.5 | 2046 | 20,000 | 121.3 | 2,995 | 15,934 |
| 23.5 | 2047 | 20,000 | 121.3 | 2,994 | 15,930 |
| 24.5 | 2048 | 20,000 | 117.8 | 2,909 | 15,475 |
| 25.5 | 2049 | 20,000 | 116.7 | 2,881 | 15,327 |
| 26.5 | 2050 | 20,000 | 115.5 | 2,851 | 15,170 |
| 27.5 | 2051 | 20,000 | 114.3 | 2,821 | 15,008 |
| 28.5 | 2052 | 20,000 | 116.0 | 2,864 | 15,234 |
| 29.5 | 2053 | 20,000 | 114.5 | 2,826 | 15,034 |

Source: SRK, 2025
*Annual rate is shown for consistency.
**Lithium mass for the second half of 2024 was calculated based on estimated annual production of 69.25% for this period.
***Calculated from lithium mass using a conversion factor of 5.32 and assumes 100% recovery

### 12.2.2 CoG Estimate

Due to the dynamic nature of brine resources and the inflow of fresh water, the concentration of lithium in brine pumped from the mineral resource decreases over time. While there is some ability to selectively extract areas of the mineral resource with higher grades by targeting the location of new extraction well locations, the impact of dilution cannot be fully avoided. Therefore, as the brine concentration declines, the quantity of lithium production for the same pumping rate also declines over time. As lithium brine production operations have relatively high fixed costs, eventually the quantity of lithium contained in the extracted brine is inadequate to cover the cost of operating the business.

As discussed in Section 19, the economic model provides positive operating cashflow for the entire life of the reserve, so it is clear that the entirety of the reserve estimated herein is above the economic

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 120 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 CoG utilizing the assumptions described in that section; this includes the use of a long-term price assumption for Li2CO3 of US$17,000/t (see Section 16 for discussion on the basis of this assumption). While the pumping plan supports this reserve (the estimate is above the economic CoG for the operation), SRK also calculated an approximate break-even CoG for the purpose of supporting the mineral resource estimate and long-term planning for Silver Peak production. To calculate the break- even CoG, SRK utilized the economic model and manually adjusted the input brine concentration downward until the NPV of the after-tax cashflow reached a value of zero. This estimate effectively includes all operating costs in the business as well as sustaining capital, with other inputs (such as lower process recovery with lower concentration) also being accounted for. Based on this modeling exercise, SRK estimates that the break-even CoG at the assumptions outlined in Section 19 (including the reserve price of US$17,000/t Li2CO3) is approximately 76 mg/L Li (for comparison, the last year of pumping in the 30-year LoM plan has a lithium concentration of 114.5 mg/L). 12.2.3 Reserves Classification and Criteria Different models are utilized to define brine resources and reserves when estimating brine resources and reserves. The resource model presents a static, in situ measurement of potentially extractable brine volume, whereas the reserve model (i.e., the predictive model) presents a dynamic simulation of brine that can potentially be pumped through extraction wells. As such, the predictive model does not discriminate between brine derived from Inferred, Measured, or Indicated resources. Further, a brine reserve is dynamic and is constantly influenced by water inflows (e.g., precipitation, groundwater inflows, pond leakage, etc.) and pumping activities, which cause varying levels of mixing and dilution. Therefore, direct conversion of Measured and Indicated classification to Proven and Probable reserves is not practical. As the direct conversion is not practical, in the QP’s opinion, the most-defensible approach to the generation of a reserve is to truncate the predictive model simulation results early and assume only a portion of the static Measured and Indicated resource is successfully produced; this is because the confidence level in the pumping plan is highest in the early years and reduces over time. In the QP’s opinion, the production plan through the middle of 2031 (approximately 7 years of pumping) is reasonably classified as a Proven reserve, with the remaining production (22.5 years) classified as Probable. Notably, this classification results in approximately 15% of the reserve being classified as Proven and 85% of the reserve being classified as Probable. For comparison, the Measured resource comprises approximately 39% of the total Measured and Indicated resource. Effectively, this assumption represents that some Measured resource would be converted to Probable reserve (if a direct conversion were practical). In the QP’s opinion, this assumption is reasonable, as the uncertainty associated with pumping and associated dilution increases overall uncertainty beyond that geologic uncertainty reflected in the resource classification. While this is a qualitative measure and subject to the opinion of the QP, it is an established industry practice. For this reserve estimate, in the QP’s opinion, a 29.5-year pumping plan is reasonable and defensible; therefore, the pumping plan was truncated at the end of 2053. Truncating the mine plan at the end of 2053 results in a pumping plan that extracts approximately 82% of the lithium contained in the total in situ Measured and Indicated mineral resource (inclusive of reserves). Beyond the in situ reserve calculation described above and given the delay in the time of pumping brine to actual production of lithium being approximately 2 years due to the extended evaporation period, the first 2 years of lithium production in the economic model are sourced from brine that is in SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 121 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 process (i.e., in the evaporation ponds). Given that these first 2 years of production are included in the economic model, in SRK’s opinion, they are also appropriately classified as a reserve component. Therefore, SRK also included this brine in the reserve, quantifying it separately from the pumping plan. Silver Peak tracks the volume and concentration of brine pumped for production purposes on an ongoing basis. Therefore, to quantify this in-process component of the reserve, SRK summarized the prior 24 months of pumping data as the in-process reserve. This component of the reserve is reported at the concentration of brine pumped, as this is the most reliable point of measurement. SRK classified this component of the reserve as Proven, given that the actual quantity of brine produced was directly measured and therefore has relatively low uncertainty. 12.2.4 Reserve Uncertainty Analysis of available data and completed modeling simulation indicates that simulated lithium concentrations depend on three groups of parameters related to initial concentrations, solute transport parameters (mainly effective porosity), and variation in lateral recharge. Table 12-6 shows eight sensitivity runs that were completed in addition to the base case.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 122

Table 12-6: Results of Sensitivity Analysis

| Varied Group of Parameters | Description of Sensitivity Scenarios | Predicted Average Li Concentration (mg/L)* | Groundwater Level Residual Mean at End of 2023 (m)** | Li Mass for Second Half of 2024 (Measured = 1,173 t)*** |
|---|---|---|---|---|
| Base case | 100%/0% shallow/deep**** lateral recharge; estimated by Rush (1968) | 113.5 | -19.9 | 1,100 |
| Variation of initial lithium concentrations | Li concentration of low LAS decreased from 100 to 75 mg/L. | 109.8 | -19.9 | 1,063 |
| | Li concentration of middle LGA decreased from 75 to 50 mg/L. | 107.6 | -19.9 | 1,024 |
| | Li concentration of low MGA decreased from 75 to 50 mg/L. | 109.2 | -19.9 | 1,050 |
| | Li concentration of MGA and LGA at the eastern boundary decreased by 20%. | 106.2 | -19.9 | 1,055 |
| Variation in effective porosity | Effective porosity of MAA, LAS, LGA, and MGA increased by 30%. | 119.1 | -19.9 | 1,162 |
| | Effective porosity of MAA, LAS, LGA, and MGA decreased by 30%. | 102.2 | -19.9 | 985 |
| Variation in lateral recharge | 80%/20% shallow/deep lateral recharge; estimated by Rush | 106 | -45 | 1,082 |
| | 50%/50% shallow/deep lateral recharge; estimated by Rush | 95.6 | -81 | 1,081 |
| | 100%/0% shallow/deep lateral recharge; estimated by Formation (2023) | 115.9 | 29 | 1,095 |

Source: SRK, 2025
*Includes the first half of 2024
**Only in new wells measured under non-pumping conditions. Negative residual indicates simulated higher than measured.
***Lithium mass measured from July through December 2023
****Shallow/deep corresponds to depths <200 m/>200 m.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 123

The last sensitivity run represents an alternative assumption of lateral recharge distribution estimated by Formation (2023). This distribution differs from that completed by Rush (1968) and includes inflows from four different basins: Big Smoky Valley, Alkali Spring Valley, Lida Valley, and Fish Lake Valley.

Total lateral recharge is estimated at 8,075 AFA, with precipitation recharge and mountain front run-on of 2,341 AFA, totaling 10,416 AFA. This total is about 53% of the recharge estimated by Rush (1968) used for the base case. SRK simulated historical and future lithium productions under the assumption of mean recharge values defined by Formation (2023). Figure 12-15 and Figure 12-16 show simulated average lithium concentrations and annual lithium mass for predictions, respectively.


Lithium Concentrations (mg/L)
Pumping Rate (AFA)
Year
Base Case
Li concentration of Low LAS decreased from 100 mg/L to 75 mg/L
Li concentration of Mid LGA decreased from 75mg/L to mg/L
Li Concentration of Low MGA decreased from 75 mg/L to 50 mg/L
Li concentration of MGA and LGA at the eastern bound decreased by 20%
Effective porosity of MAA, LAS, LGA, and MGA increased by 30%
Effective porosity of MAA, LAS, LGA, and MGA decreased by 30%
80%/20% Shallow/Deep Lateral recharge - Estimate by Rush
50%/50% Shallow/Deep Lateral Recharge - Estimate by Rush
100%/0% Shallow/Deep Lateral recharge - Estimate by Formation (2023)
Average Annual Pumping Rate

Source: SRK, 2025

Figure 12-15: Simulated Lithium Concentrations under Sensitivity Runs

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 124


Lithium Mass (t/yr)
Pumping Rate (AFA)
Year
Base Case
Li concentration of Low LAS decreased from 100 mg/L to 75 mg/L
Li concentration of Mid LGA decreased from 75mg/L to 5 mg/L
Li Concentration of Low MGA decreased from 75 mg/L to 50 mg/L
Li concentration of MGA and LGA at the eastern bounda decreased by 20%
Effective porosity of MAA, LAS, LGA, and MGA increased by 30%
Effective porosity of MAA, LAS, LGA, and MGA decreased by 30%
80%/20% Shallow/Deep Lateral recharge - Estimate by Rush
50%/50% Shallow/Deep Lateral Recharge - Estimate by Rush
100%/0% Shallow/Deep Lateral recharge - Estimate by Formation (2023)
Average Annual Pumping Rate

Source: SRK, 2025
Note: 2024 includes measured values for the first half of the year.

Figure 12-16: Simulated Lithium Annual Mass under Sensitivity Runs

It should be noted that the significant increase in lithium mass shown on Figure 12-16 relates to the increase in the total pumping rate from 12,500 to 20,000 AFA, the use of existing wells with the highest lithium concentrations, and proposed wells in the higher lithium grades.

The results of the sensitivity analyses indicate:

- Average lithium concentrations for sensitivity scenarios that remain likely range from 102.2 to 119.1 mg/L, with lithium mass ranging from an average of 2,394 to 3,051 t/y.
- The model predictions are most sensitive to variations in effective porosity. A 30% increase or decrease in effective porosity results in an 8% increase or 15% decrease in predicted lithium concentrations and mass, respectively. The values of effective porosity are based on the interpretation of literature data and have not been directly measured by SPLO. Direct testing of effective porosity for all aquifers will increase model reliability.
- The model predictions are less sensitive to variation in initial concentrations. Such variations could decrease predicted lithium concentrations by as much as 7%.
- Assuming 80% shallow/20% deep and 50% shallow/50% deep recharge distributions (these two scenarios assume interbasin inflow at depths more than 200 m) results in the lowest predicted lithium concentration and the lowest predicted lithium mass (up to 7% and 19%, respectively). Results of the model calibration for these recharge distributions indicate that simulated groundwater levels are higher than observed (up to an average 81 m for 50% shallow/50% deep recharge scenario). In SRK's opinion, these recharge distributions are not likely based on the poor calibration of groundwater levels.
- Assuming a recharge distribution based on the Formation (2023) study could result in reduced pumpability for several existing wells. Up to 500 AFA of total pumping rate is predicted to be

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 125

at risk by the end of year 30 due to low water level elevations and larger depletion of groundwater storage with reduced lateral recharge.

- Predicted lithium concentrations and masses (including their variations obtained by sensitivity analysis) are valid for the wellfield design described in Section 0. Concentrations and masses can be lower if different wellfield designs are used in the future due to significant lateral and vertical variability of lithium concentrations.

## 12.3 Summary Mineral Reserves

The estimation of mineral reserves herein has been completed in accordance with CFR 17, Part 229 (S-K 1300). Mineral reserves were estimated utilizing a $Li_2CO_3$ price of US$17,000/t $Li_2CO_3$. Appropriate modifying factors have been applied as discussed in this report. The positive economic profile of the mineral reserve is supported by the economic modeling discussed in Section 19. Table 12-7 shows the Silver Peak mineral reserves as of June 30, 2024.

Table 12-7: Silver Peak Mineral Reserves, Effective June 30, 2024

| | Proven Mineral Reserves | | Probable Mineral Reserves | | Total Mineral Proven and Probable Reserves | |
|---|---|---|---|---|---|---|
| | Contained Li (kt) | Li Concentration (mg/L) | Contained Li (kt) | Li Concentration (mg/L) | Contained Li (kt) | Li Concentration (mg/L) |
| In situ | 12.4 | 98 | 66.7 | 118 | 79.1 | 114 |
| In process | 1.2 | 98 | - | - | 1.2 | 98 |

Source: SRK, 2025

- In process reserves quantify the prior 24 months of pumping data and reflect the raw brine at the time of pumping. These reserves represent the first 24 months of feed to the lithium process plant in the economic model.
- Proven reserves have been estimated as the lithium mass pumped from the existing wells from mid-2024 through mid-2031 of the proposed LoM plan, as shown on Figure 12-13.
- Probable reserves have been estimated as the lithium mass pumped from existing wells from mid-2031 and from all new proposed production wells from the beginning of installation until the end of the proposed LoM plan (2053).
- The in situ lithium concentration of total Proven and Probable reserves of 114.2 mg/L in Table 12-6 represents an average value for 29.5 years. The model predictions were completed over 30 years, and the concentration of 113.5 mg/L shown in Table 12-5 for the base case represents an average value for 30 years of predictions.
- Reserves are reported as lithium metal on a 100% ownership basis.
- This mineral reserve estimate was derived based on a production pumping plan truncated at the end of 2053 (i.e., approximately 29.5 years). This plan was truncated to reflect the QP's opinion on uncertainty associated with the production plan as a direct conversion of Measured and Indicated resources to Proven and Probable reserves is not possible in the same way as a typical hard rock mining project.
- The estimated economic CoG for the Silver Peak project is 76 mg/L Li, based on the assumptions discussed below. The production pumping plan was truncated due to technical uncertainty inherent in long-term production modeling and remained well above the economic CoG (i.e., the economic CoG did not result in a limiting factor to the estimation of the reserve):
  - A $Li_2CO_3$ price of US$17,000/t CIF Asia
  - Recovery factors for the wellfield are = $-206.23 * (\text{Li wellfield feed})^2 + 7.1903 * (\text{wellfield Li feed}) + 0.4609$. An additional recovery factor of 78% Li recovery is applied to the $Li_2CO_3$ plant.
  - A sustainable fixed-brine pumping rate of 20,000 AFA, ramped up from current levels over a period of 7 years
  - Operating cost estimates are based on a combination of fixed-brine extraction, G&A and plant costs, and variable costs associated with raw brine pumping rate or lithium production rate. The average LoM operating costs are calculated at approximately US$6,829/t $Li_2CO_3$ CIF Asia.
  - Sustaining capital costs are included in the CoG calculation and include a fixed component of approximately US$284 million through the ramp-up period to sustainably pumping 20,000 AFA, then an estimated US$20.0 million per year in addition to the estimated number of wells replaced and new wells drilled per year.
- Mineral reserve tonnage, grade, and mass yield have been rounded to reflect the accuracy of the estimate (kt), and numbers may not add up due to rounding.
- SRK Consulting (U.S.), Inc. is responsible for the mineral reserves, with an effective date of June 30, 2024.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 126 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 In the QP’s opinion, key points of uncertainty associated with the modifying factors in this reserve estimate that could have a material impact on the reserve include the following: • Resource dilution: The reserve estimate included in this report assumes the brine aquifer is extracted at a rate of 20,000 AFA, in accordance with Albemarle’s maximum water rights at Silver Peak. Historic pumping rates are lower (on average) than this level, and pumping at this higher rate could result in more inflow of fresh water, increasing dilution more than predicted in the model simulation. Higher dilution levels may result in a shorter mine life (i.e., lower reserve) or require pumping at lower rates. While the same amount of lithium potentially could be extracted over a longer timeframe at the lower pumping rate, the associated reduction in lithium production on an annual basis could increase the CoG for the operation and potentially reduce the mineral reserve. • Aquifer pumpability: The pumpability of an aquifer is an assessment of the simulated water level in the model’s production wells to estimate when the well will likely no longer be operable due to water levels in the well dropping below the pump intake. The currently measured water levels in existing production wells were used to estimate future water level elevations (drawdown values simulated by the model were subtracted from the currently measured water level elevations). This approach allows for a conservative estimate of the time when existing wells would no longer be operable. The new wells are proposed to be deep with sufficient allowable drawdown, including room for uncertainties in predicted water level elevations and wells' pumpabilities. The current sensitivity analysis includes the potential impact on aquifer pumpability from reduced or differently distributed groundwater inflow to the basin. Results indicate that certain MAA and MGA wells would no longer be pumpable, and deeper LAS and LGA wells would need to be installed sooner than estimated in the base scenario. Inaccurate estimates of aquifer pumpability may result in wells becoming inoperable earlier or requiring pumping at lower rates. • Hydrogeological assumptions: Factors (such as specific yield and hydraulic conductivity) play a key role in estimating the volume of brine available for extraction in the wellfield and the rate at which it can be extracted. These factors are variable through the project area and are generally difficult to measure directly. Significant variability (on average) from the assumptions utilized in the predictive model could materially impact the estimate of brine available for extraction and associated concentrations of lithium. Completed model sensitivity analyses on key hydrogeological factors resulted in lithium concentrations ranging from 90% to 105% of the base scenario (114.2 mg/L average concentration for the 29.5-year reserve life). However, these analyses do not fully quantify all potential uncertainty, and wider variability in these parameters or changes in other parameters may result in more-significant deviation in the base case than those shown in the sensitivity analyses. • Li2CO3 price: Although the pumping plan remains above the economic CoG discussed in Section 12.2.2, commodity prices (including technical-grade Li2CO3) can have significant volatility, which could result in a shortened reserve life. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 127 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 13 Mining Methods As a sub-surface mineral brine, the most-appropriate method for extracting the reserve is by pumping the brine from a network of wells. This method of brine extraction has been in place at Silver Peak for over 50 years. As discussed in Section 14, the extracted brine is concentrated using solar energy in a series of evaporation ponds before final processing in the Li2CO3 production plant. These extraction wells and associated pumping infrastructure are the primary pieces of equipment required for brine extraction (see the following section for more discussion). Primary ancillary equipment required are drills for the development of new or replacement wells. Silver Peak utilizes a contractor for wellfield development that provides necessary drilling and well installation equipment. The extraction rate of raw brine from the aquifer can be limited by the number of wells in the wellfield, the hydraulic parameters of the aquifer, the capacity of the evaporation ponds, the capacity of the Li2CO3 production facility, or the water rights held by Albemarle. The SPLO current pond and wellfield capacity is sufficient to hold 20,000 AF (as was demonstrated during the second half of 2023), but additional capacity is needed to sustainably process 20,000 AFA year over year. The Li2CO3 production plant has additional capacity over current production rates but requires some relatively minor modifications to de-bottleneck the process for consistent operation at higher inflow rates, Albemarle has water rights exceeding current pumping rates. Therefore, consistent with Albemarle’s strategic plan for the Silver Peak operation, SRK has assumed increasing the capacity of the wellfield and the evaporation ponds along with enhancing the processing facility to sustain brine extraction rates at the maximum level of water rights held by Albemarle (20,000 AFA) for long-term conditions. Improvements are planned such that production can ramp up until reaching a sustainable 20,000 AFA in 2031. At these pumping rates, the predicted brine concentrations, and predicted evaporation pond recovery rates, the associated lithium production rate will remain under the capacity of the Li2CO3 plant. Expansion of the wellfield and rehabilitation of existing evaporation ponds to sustain this pumping rate will require significant capital investment, as discussed in Section 18.1. Predictive groundwater modeling was completed to support the mineral reserves estimate. This modeling includes: • Design the future wellfield (number of existing and new proposed wells, their location targeting aquifer, and screen intervals). • Simulate required total pumping rates and their distribution between aquifers and individual wells. • Predict water level elevations and compare them with minimum allowable elevation sufficient for brine extraction by the pumps. • Predict lithium concentrations and mass. • Conduct multi-variant model predictions and find the best wellfield pumpability scenario maximizing lithium extraction. The completed modeling and obtained results are described below.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 128

## 13.1 Wellfield Design

Wellfield design to support the production at a pumping rate of 20,000 AFA was chosen based on the following parameters:

- Keep existing wells with average and above-average lithium concentrations, allowing pump brines for some time (wells with measured water levels significantly above the top of the screen elevation).
- Propose new wells in the areas where elevated lithium concentrations were observed.
- Target new wells in deep aquifers, including LAS, MGA (deep parts below MAA), and LGA.
- The new wells were placed in areas with more available drawdown: deeper parts of the Clayton Valley where elevated lithium concentrations were identified.

40 existing operating wells were kept at the beginning of the proposed 29.5-year future operation (36 wells will be used in 2024 and 2025, and 40 wells will be used in 2026), and 23 new wells were added to the pumping schedule starting in 2029 as needed to obtain the total pumping rate, as follows:

- Years 1 to 2 (2024 to 2025): 12,500 AFA
- Year 3 (2026): 13,500 AFA
- Year 4 to 5 (2027 to 2028): 14,500 AFA
- Year 6 (2029): 18,000 AFA
- Year 7 (2030): 19,000 AFA
- Years 8 to 30 (2031 to 2053): 20,000 AFA

Figure 13-1 shows the locations of existing and proposed wells.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 129


172
412
448-MGA
452-LGA
221
447-LGA
453-LGA
455-LGA
426
450-MGA
420
425
432-LAS
436-LAS
454-LGA
423
431-LAS
422
451-LGA
445-LGA
456-LGA
438-LAS
101A
440-LAS
446-LGA
443-LGA
104
102A
387
427
49A
374A
418
444-LGA
99C
441-LAS
442-LGA
435-LAS
9C
434-LAS
23A
437-LAS
120A
133
N
0 0.5 1 2 km
Explanation
Simulated Production Wells
Aquifer
LAS
LAS/LGA
LGA
MAA
MAA/LAS
MGA
MGA/LGA
TAS
Proposed Production Wells
Model Boundary
Albemarle Claims

Source: SRK, 2025

Figure 13-1: Well Location Map for Predicted LoM

Table 13-1 and Figure 13-2 show the wellfield expansion schedule.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 130

Table 13-1: Wellfield Expansion Schedule (30-Year Reserve Pumping Plan)

| Year | Calendar Year | Total Number of Wells in Production | | | New Wells Installed per Year |
|---|---|---|---|---|---|
| | | Existing | New | Total | |
| 1 | 2024 | 36 | 0 | 36 | 0 |
| 2 | 2025 | 36 | 0 | 36 | 0 |
| 3 | 2026 | 40 | 0 | 40 | 0 |
| 4 | 2027 | 40 | 0 | 40 | 0 |
| 5 | 2028 | 35 | 0 | 35 | 0 |
| 6 | 2029 | 39 | 3 | 42 | 3 |
| 7 | 2030 | 37 | 6 | 43 | 3 |
| 8 | 2031 | 36 | 10 | 46 | 4 |
| 9 | 2032 | 36 | 10 | 46 | 0 |
| 10 | 2033 | 36 | 10 | 46 | 0 |
| 11 | 2034 | 34 | 12 | 46 | 2 |
| 12 | 2035 | 33 | 14 | 47 | 2 |
| 13 | 2036 | 32 | 14 | 46 | 0 |
| 14 | 2037 | 31 | 15 | 46 | 1 |
| 15 | 2038 | 31 | 15 | 46 | 0 |
| 16 | 2039 | 29 | 15 | 44 | 0 |
| 17 | 2040 | 29 | 15 | 44 | 0 |
| 18 | 2041 | 29 | 15 | 44 | 0 |
| 19 | 2042 | 27 | 17 | 44 | 2 |
| 20 | 2043 | 26 | 18 | 44 | 1 |
| 21 | 2044 | 24 | 19 | 43 | 1 |
| 22 | 2045 | 23 | 21 | 44 | 2 |
| 23 | 2046 | 23 | 21 | 44 | 0 |
| 24 | 2047 | 23 | 23 | 46 | 2 |
| 25 | 2048 | 22 | 22 | 44 | 0 |
| 26 | 2049 | 22 | 22 | 44 | 0 |
| 27 | 2050 | 22 | 22 | 44 | 0 |
| 28 | 2051 | 22 | 22 | 44 | 0 |
| 29 | 2052 | 21 | 23 | 44 | 1 |
| 30 | 2053 | 21 | 23 | 44 | 0 |

Source: SRK, 2025
Notes:
- More wells were in production in 2024 than the 36 wells included in the simulation.
- Production during 2024 through 2028 is planned from existing wells only capable of pumping substantially at a total rate of up to 14,500 AFA.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 131


Number of Wells
Year
Total
Existing Wells
New Wells

Source: SRK, 2025
Note: Seven existing low-production wells (10B, 109A, 320, 394 A, 405, 417, and 428) with shallow screens were replaced in 2028 by two high-productivity deeper wells (22_2021 and 412) to avoid lowering water levels below the top of the screen elevations. These two wells were not used in production from 2024 to 2027 due to lower lithium concentrations compared to the first seven wells.

Figure 13-2: Simulated Distribution between Existing and New Production Wells

Figure 13-3 presents the simulated schedule of installation of new wells per year.


Number of Wells
Year

Source: SRK, 2025

Figure 13-3: Simulated Number of Production Wells per Year

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 132

New wells were distributed between aquifers as follows:

- Nine wells in LAS
- Two wells in MGA
- 12 wells in LGA

Table 13-2 shows construction details for new wells.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 133

Table 13-2: Construction Details Proposed New Wells

| Well ID | Top Screen Elevation (masl) | Bottom Screen Elevation (masl) | Screen Length (m) | Screen Length (ft) | Depth of Wells (m) | Depth of Wells (ft) | Pumping Rate (gpm) | Year of Drilling | First Year in Operation |
|---|---|---|---|---|---|---|---|---|---|
| 443-LGA | 652 | 552 | 100 | 328 | 748 | 2,454 | 450 | 2028 | 2029 |
| 447-LGA | 556 | 456 | 100 | 328 | 844 | 2,770 | 450 | 2028 | 2029 |
| 451-LGA | 505 | 405 | 100 | 328 | 895 | 2,936 | 450 | 2028 | 2029 |
| 444-LGA | 1,019 | 799 | 220 | 722 | 501 | 1,643 | 450 | 2029 | 2030 |
| 450-MGA | 1,006 | 506 | 500 | 1,640 | 794 | 2,606 | 130 | 2029 | 2030 |
| 441-LAS | 1,190 | 900 | 290 | 951 | 400 | 1,312 | 130 | 2029 | 2030 |
| 442-LGA | 1,020 | 900 | 120 | 394 | 400 | 1,312 | 450 | 2030 | 2031 |
| 448-MGA | 1,005 | 505 | 500 | 1,640 | 795 | 2,607 | 130 | 2030 | 2031 |
| 437-LAS | 1,180 | 800 | 380 | 1,247 | 500 | 1,641 | 130 | 2030 | 2031 |
| 438-LAS | 1,063 | 803 | 260 | 853 | 497 | 1,631 | 130 | 2030 | 2031 |
| 432-LAS | 1,081 | 601 | 480 | 1,575 | 699 | 2,295 | 130 | 2033 | 2034 |
| 445-LGA | 553 | 453 | 100 | 328 | 847 | 2,778 | 450 | 2033 | 2034 |
| 434-LAS | 1,190 | 800 | 390 | 1,280 | 500 | 1,639 | 130 | 2034 | 2035 |
| 435-LAS | 1,190 | 900 | 290 | 951 | 400 | 1,313 | 130 | 2034 | 2035 |
| 446-LGA | 553 | 453 | 100 | 328 | 847 | 2,779 | 450 | 2036 | 2037 |
| 440-LAS | 1,103 | 603 | 500 | 1,640 | 697 | 2,286 | 130 | 2041 | 2042 |
| 452-LGA | 455 | 406 | 49 | 162 | 894 | 2,935 | 450 | 2041 | 2042 |
| 453-LGA | 506 | 305 | 201 | 658 | 995 | 3,265 | 450 | 2042 | 2043 |
| 454-LGA | 551 | 401 | 150 | 492 | 899 | 2,950 | 450 | 2043 | 2044 |
| 431-LAS | 1,120 | 600 | 520 | 1,706 | 700 | 2,296 | 130 | 2044 | 2045 |
| 455-LGA | 505 | 305 | 200 | 656 | 995 | 3,265 | 450 | 2044 | 2045 |
| 436-LAS | 1,063 | 653 | 410 | 1,345 | 647 | 2,124 | 130 | 2046 | 2047 |
| 456-LGA | 552 | 402 | 150 | 492 | 898 | 2,946 | 450 | 2046 | 2047 |
| Average | | | 266 | 872 | 713 | 2,338 | 297 | | |

Source: SRK, 2025

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 134 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 The pumping rates of individual wells were chosen as follows: • Existing wells: existing pumping rates averaged for the second half of 2023 • Proposed wells in LAS and MGA: 130 gpm (709 m3/d) • Proposed wells in LGA: 450 gpm (2,453 m3/d) The pumping rates of individual proposed wells were chosen as average rates for all existing wells installed in the appropriate aquifer. The new wells are expected to be similar in design to the Silver Peak extraction wells installed during the most-recent campaign. Figure 13-4 shows a photograph of a typical extraction well from Silver Peak. The typical well consists of a casing and screen between 12 and 16 inches in diameter with a submersible pump. The pumps extract between 125 and 4,500 m3/d. The well has valves, a backflow preventer, a flow meter, and a pump control panel. The well pumps through high-density polyethylene (HDPE) piping to the evaporation ponds. Figure 13-5 shows a cross-section of a typical extraction well. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 135 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2025 Figure 13-4: Brine Extraction Well at Silver Peak

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 136


CASING MATERIAL
CONDUCTOR PIPE
Casing Diameter (in): 32
Type: Black Iron
TOC (ft bgs): 0
BOC (ft bgs): 20
Casing Length (ft): 20
Installed pre-program by Welsco Drilling
SURFACE CASING
Casing Diameter (in): 24
Type: Black Iron
TOC (ft bgs): 0
BOC (ft bgs): 199
Casing Length (ft): 199
Installed pre-program by Welsco Drilling
PRODUCTION CASING (Riser Pipe)
Casing Diameter (in): 12
Type: 316 Stainless
TOC (ft bgs): +2
BOC (ft bgs): 439
Casing Length (ft): 441
PRODUCTION CASING (Screen)
Casing Diameter (in): 12
Type: 316 Stainless Wire Wrap, Slot Size 0.035"
TOC (ft bgs): 439
BOC (ft bgs): 740
Casing Length (ft): 301
PRODUCTION CASING (Sump)
Casing Diameter (in): 12
Type: 316 Stainless
TOC (ft bgs): 740
BOC (ft bgs): 760
Casing Length (ft): 20
TOTAL PRODUCTION CASING
Total Depth (ft bgs): 760
Total Depth (ft btoc): 762
2'
0'
20'
32" Black Iron Casing
36" Hole, Drilled to 20'
Type II Neat Cement
24" Black Iron Casing
28 3/4" Hole, Drilled to 199'
199'
256'
12" SS Riser Casing
Cement - Bentonite Grout
375'
385'
1/4" Bentonite Pellets
439'
12" Wire Wrap SS Screen, Slot Size 0.035"
Filter Pack, Mesh Size 12-20
740'
760'
12" SS Blank w/bullnose
17 1/2" Bore Hole
TD: 760'
ANNULUS MATERIAL
CEMENT (Conductor Pipe)
Borehole Diameter (in): 36
Borehole Length (ft): 20
Annulus Material: Type II Neat Cement
Installed pre-program by Welsco Drilling
CEMENT (Surface Casing)
Borehole Diameter (in): 28.75
Borehole Length (ft): 199
Annulus Material: Type II Neat Cement
Installed pre-program by Welsco Drilling
CEMENT (Riser Pipe In Casing)
Borehole Diameter (in): 17.5
Borehole Length (ft): 199 0'-199'
Material Used (ft³): 469
Annulus Material: Type II Neat Cement
CEMENT (Riser Pipe below Casing)
Borehole Diameter (in): 17.5
Borehole Length (ft): 57 199'-256'
Material Used (ft³): 53
Annulus Material: Type II Neat Cement
GROUT (Riser Pipe below Casing)
Borehole Diameter (in): 17.5
Borehole Length (ft): 119 256'-375'
Material Used (ft³): 259
Annulus Material: Cement-Bentonite Grout
Ratio by weight (H2O:Cement:Bentonite Gel): 2.5:1.0:0.3
BENTONITE PELLETS (Riser Pipe below Casing)
Borehole Diameter (in): 17.5
Borehole Length (ft): 10 375'-385'
Material Used (ft³): 9.40
Annulus Material: 1/4" Bentonite Pellets
FILTER PACK (below Bentonite Pellets)
Borehole Diameter (in): 17.5
Borehole Length (ft): 375 385'-760'
Material Used (ft³): 431
Annulus Material: 12-20 Filter Pack
TOTAL ANNULUS MATERIAL VOLUMES (ft³)
Type II Cement (In Surface Casing): 469
Type II Cement: 53
Cement-Bentonite Grout: 259
Bentonite Pellets: 9.4
Filter Pack: 431
Note:
Centralizers and lifting collars placed at ~40' intervals for screened interval and ~120' intervals for blank riser casing.

Source: Wood, 2018

Figure 13-5: Typical Production Well Construction

The new production well design can be later modified by screening both LAS and LGA with one single well. This screening will allow SPLO to reduce the number of new production wells to maintain a total pumping rate of 20,000 AFA.

## 13.2 Production Schedule

Section 12 details the hydrogeological model that was utilized to develop the LoM production plan. Figure 13-6 shows the associated proposed brine extraction rate from the wellfield.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 137


Pumping Rate (AFA)
Number of Wells
Year
Total Pumping Rate
Total Number of Production Wells

Source: SRK, 2025
Notes: 2024 includes measured values for first half of the year.
Seven existing low-production wells (10B, 109A, 320, 394 A, 405, 417, and 428) with shallow screens were replaced in 2028 by two high-productivity deeper wells (22_2021 and 412) to avoid lowering water levels below the top of the screen elevations. These two wells were not used in production from 2024 to 2027 due to lower lithium concentrations compared to the first seven wells.

Figure 13-6: Planned Pumping for LoM

Factors (such as mining dilution and recovery) are implicitly captured by the predictive hydrogeological model. Reporting these factors is not practical due to the disconnect between the static resource model and the dynamic predictive model utilized for reserve estimation, as well as other factors (such as mixing of brine during production). However, at a high level, on average the reserve grade for the 30 year reserve pumping plan is 113.5 mg/L in comparison to a Measured and Indicated resource grade of 160 mg/L, suggesting dilution of around 30% assuming the diluting fluid has no lithium content. In reality, the diluting fluid does contain lithium and therefore, the actual dilution volume is higher. Further, as noted in Section 12.2.1, the production plan was truncated at 30 years, which resulted in a conversion of approximately 82% of the Measured and Indicated resource to reserve. Again, this assumption is reasonable, as the uncertainty associated with pumping and associated dilution increases overall uncertainty beyond the geologic uncertainty reflected in the resource classification.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 138

The pumping schedule described above was chosen by distributing the required total pumping rate among the wells considering their possible rates and comparing predicted water levels with screen elevations. Minimal allowable water level elevations (the level at which the pump in the well can sustainably continue to extract the brines) were assumed as follows:

- Existing (relatively shallow) wells: top of screen elevation
- Proposed LAS/MGA wells with long screens: screen mid-point elevations
- Proposed deep LGA wells: top of screen elevation

The pumping schedule was obtained by a multi-iteration trial-and-error approach requiring more than 10 model predictions. The water level elevations reported in the existing wells were estimated as the currently measured water level elevations minus drawdown simulated by the groundwater flow model. This approach was used because measured water level elevations in new wells drilled in 2021 to 2022 were on average 20 m lower than simulated. The chosen approach allows for consideration of a skin effect in existing wells and lower water level elevation by additional drawdown within the aquifer simulated by the model.

The water level elevations reported in the proposed new deep wells were simulated directly by the numerical model. The difference between water levels within the aquifer and the real diameter well was accounted for by the Connected Linear Network (CLN) package (Panday et al., 2017), allowing approximate real-size production well within the screen to be hydraulically connected to multiple aquifers or model layers. Figure 13-6 shows the LoM total pumping rate and active wells. Figure 13-7 shows the distribution of the predicted total pumping rate between aquifers.


Flow (AFA)
Year
LGA
LAS/LGA
LAS
MAA
SAS
TAS
MGA
MGA/MAA
MGA/LGA
MAA/LAS
MAA/LGA

Source: SRK, 2025
Note: 2024 includes measured values for the first half of the year.

Figure 13-7: Predicted Distribution of Total Pumping Rate between Aquifers

It should be noted that model predictions were started in January 2024 assuming an average annual pumping rate of 12,500 AFA for the first year. In reality, SPLO pumped significantly less during the

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 139

first 3.5 months due to extreme weather conditions and flooding production ponds. Figure 13-7 shows that the contribution of flow from LGA (without counting existing wells screened in both LGA and LAS) significantly increases over time, reaching 60% in Year 30. The contribution of LAS to the total pumping rate also increases over time, while the contribution of MAA decreases. Figure 13-8 shows the distribution of the predicted total pumping rate between existing and new proposed wells.


Flow (AFA)
Year
Total
Existing Wells
New Wells

Source: SRK, 2025
Note: 2024 includes measured values for the first half of the year.

Figure 13-8: Predicted Distribution of Total Pumping Rate between Existing and New Wells

Figure 13-9 shows the currently measured and predicted water level elevations at the end of the pumping simulation compared to screen intervals for the existing wells that are planned to be used in the future and proposed new wells in operation at the end of pumping.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 140


Existing Wells
New Wells
LAS
MGA
LGA
Elevation (mamsl)
Measured Water Level Elevation in Sep 2023
Predicted Water Level Elevation at End of Pumping
Screen Interval

Source: SRK, 2025

Figure 13-9: Predicted Distribution of Total Pumping Rate between Existing and New Wells

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 141

Figure 13-9 illustrates that predicted water level elevations at the end of pumping are above:

- The top of the screen elevation for the existing wells
- The mid-point screen elevation for the long new LAS and MGA wells
- The top of the screen elevation for the deep new LGA wells

Figure 13-9 demonstrates the pumpability from the existing and proposed new wells of the total rate shown on Figure 13-6 and Figure 13-7.

Since a significant part of brine will be extracted from a deep groundwater system, the model predicts the creation of a bulb of depressurization at depth, with relatively small changes in the water table due to high vertical anisotropy and leakage from the production ponds. The model predicts at the end of 30 years of pumping additional maximum drawdowns in MAA, LAS, and LGA of 54, 343, and 385 m, respectively. Although drawdowns in the LAS and LGA are relatively large, the aquifers are predicted to remain saturated except for a small, shallow portion of the LGA in the southeastern part of the property. Maximum predicted changes in the water table are in the range from 0 to 35 m.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 142

# 14 Processing and Recovery Methods

The processing methodology at Silver Peak utilizes traditional solar evaporation to concentrate and remove impurities from the lithium-rich brine extracted from the resource. This concentrated brine is then further purified in the processing facilities and chemically reacted to produce a technical-grade $Li_2CO_3$. Figure 14-1 provides a high-level flowsheet and mass balance for a 6,000-t/y $Li_2CO_3$ production target, summarizing the key unit operations.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 143


Strong Brine (t/d)
676
Mother Liquor
Na2CO3
Lime
9
Batch Treatment
Settling
Wash Water
22
Filtration
Discard
Mg(OH)2/CaCO3
18
Heating
Bleed (M.L)
Water
88
Reaction with Soda Ash
37
Na2CO3
Thickening
Filtering
Bleed (M.L)
Drying
Lithium Carbonate
(Technical Grade)
17 (t/d)

Source: SRK, 2024

Figure 14-1: Silver Peak Simplified Process Flowsheet and Mass Balance

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 144

Albemarle has submitted appropriate fees in line with the permitted fee category for chemically processing <18,250 st/y that supports production of 7,500 st/y (approximately 6,800 t/y) $Li_2CO_3$. This submitted fee schedule production rate provides slightly more capacity than the approximately 6,500-t/y $Li_2CO_3$ production that is expected when the planned brine pumping rate from the wells of 20,000 AFA is reached. Silver Peak has demonstrated that the plant is capable of producing near the fee schedule rate for short periods of time and achieved its maximum single-year rate of 6,500 t/y $Li_2CO_3$ production in 2018. Since 2018, the plant has averaged significantly lower production. Albemarle has plans to enhance the facility, removing bottlenecks and improving yield such that the plant can produce near its fee schedule rate year over year when the pumping rate from the wellfield is increased.

## 14.1 Evaporation Pond System

Lithium-bearing brines are pumped from beneath the playa surface by a series of wells designed and distributed to recover the resource from the aquifer. The range of designed operating conditions for each well is dependent upon the aquifer and individual environment of the unit, with the wellfield as a whole historically producing a maximum of 17.9 million gallons (gal) of fluid per day (annualized rate of 20,000 acre-feet) on a short-term basis. Exploration, well drilling, and aquifer development are ongoing throughout the life of the operation and are covered in more detail in Section 13. Brine produced from the extraction wells is pumped to the solar evaporating pond system.

In the pond system, the brines are concentrated by the solar evaporation of water, which leads to the precipitation of salts (primarily sodium chloride) when the saturation level of the solution is reached. Brine flows from one pond to another, typically through flow pipes installed in the dikes separating one pond from another or pumped where elevation differential requires, as evaporation increases the TDS content. Figure 14-2 shows the flow through the various ponds in the current and future evaporation pond system. Management of the flow through the system consists of regular monitoring of pond levels and laboratory analysis of the contained brine concentration. The pond flow is modified over time to meet operational needs including maintenance, desalting, and production demands.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 145


EXPLANATION:
AUTHORIZED ACTIVE IMPOUNDMENTS
AUTHORIZED INACTIVE IMPOUNDMENTS
AUTHORIZED REACTIVATED IMPOUNDMENTS
AUTHORIZED NEW IMPOUNDMENTS
PROPOSED EXPANSION IMPOUNDMENTS
TRANSFER PIPE
PUMP STATION
RECLASSIFIED DIST. (LINED TRENCH)
ROADWAY/EMBANKMENTS
SILVER PEAK, NV
ALBEMARLE HEADQUARTERS
ALBEMARLE U.S., INC.
SILVER PEAK OPERATIONS
POND STATUS MAP
CLAYTON VALLEY, SILVER PEAK, NV
LAST UPDATED: 6/30/2024

Source: Albemarle, 2024 (revised by SRK)

Figure 14-2: Brine Flow Path in Pond System, Current and Future

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 146

The rate of brine transfer from one pond to another is governed by the rate at which solids precipitate, which is a function of the evaporation rate and varies seasonally. Sampling of the pond brines for laboratory analysis is completed at a minimum of once per month and at a maximum of daily if required for management of flow between ponds.

Pond levels are surveyed monthly to determine the volume of contained brine and monitored daily through visual inspection by playa supervisory personnel. In addition, there is always at least one employee on duty (10 hours per day, 365 days per year) assigned to monitor the pond system. The storage capacity for meteoric waters is a minimum of 2 ft of dike freeboard, with newer ponds being designed at more than 3 ft (which is more than four times the 100-year, 24-hour storm event). The flow through the system is adjusted and closely monitored by supervisory personnel during and after any severe storm event. Operating personnel are instructed to contact a supervisor in the event of any precipitation over the pond system, and action must be taken by the supervisor if the quantity of precipitation exceeds $^{1}/_{10}$ inch, as described in the emergency response plan.

To remove magnesium from the brines, slaked lime or calcium hydroxide ($Ca(OH)_2$) is added as a slurry to the brine in a two-stage reactor system. The lime slaking operation is controlled by measuring the specific gravity of the slurry to ensure that the proper water-to-lime ratio is used for maximum efficiency. The lime addition rate is controlled by measuring the pH of the brine as it is discharged from the reactors. The lime treatment results in the production of a semi-solid mud, consisting mainly of $Mg(OH)_2$ and $CaSO_4$, which is deposited in a lime solids pond. Seasonal liming occurs during summer months (May through September). The discharged brine enters a series of nine small ponds known as the strong brine complex (SBC) for further concentration through solar evaporation. Seasonal dredging is performed during winter months following the liming season to remove the buildup of solids and prepare for the next liming season. A new lime plant was commissioned in 2023, providing additional liming capacity to support the future proposed ramp-up of brine flow through the ponds.

Decant and further evaporation of the treated brine results in the continued deposition of salts in the pond bottoms. The salts are removed from the ponds and stockpiled in one of four piles located adjacent to the pond area. Salt harvesting is performed by a contractor primarily during winter months as needed depending on evaporation rates, composition of the processed brine, and salt deposition rates to restore capacity for future use. The SBC is harvested on a 3- to 5-year rotation. Salt harvesting can vary from 0.5 to 2 million tonnes per year (Mt/y) of salt depending on the factors previously mentioned.

There are currently approximately 4,200 acres of active ponds in use at Silver Peak. While evaporation-based process performance can vary significantly due to factors (such as climate and salt harvesting strategy) and Silver Peak has demonstrated the ability to pump at an annualized rate of 20,000 AFA, SRK estimates these ponds are adequate to support a long-term sustained pumping rate of approximately 14,500 AFA of brine extraction. Albemarle has developed a plan to expand pond capacity to sustainably support forecasted pumping rates at 20,000 AFA. New pond construction is planned to ramp up in 2026 and continue through 2031. Part of the pond work plan includes substantial salt removal in part of the existing Pond 12S to reestablish full capacity of that pond. At the conclusion of construction in 2031, it is expected that sufficient pond capacity will be available to support sustained pumping of 20,000 AFA.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 147

## 14.2 $Li_2CO_3$ Plant

When the lithium concentration reaches levels suitable for feed to the $Li_2CO_3$ plant (approximately 0.54% Li), the brine is pumped from the SBC to the carbonate plant. Within the plant (Figure 14-3), the brine is discharged into one of two mixing tanks, where slaked lime and soda ash ($Na_2CO_3$) are added to remove any remaining magnesium and calcium. This treatment results in the production of a semi-solid sludge composed primarily of magnesium hydroxide and calcium carbonate. This sludge is periodically removed from the treatment tanks and discharged into the plant waste ditch, where it is combined with other plant waste waters and discharged onto the playa surface on Albemarle's permitted property near the western edge of the pond system. The settled brine is decanted through one of two plate-and-frame filter presses into the clear brine surge tank (CBST).


Soda Ash
Lime
Brine
Mother Liquor
Wash Water
Soda Ash
Heating
Steam
Precipitation
SLURRY
MOTHER LIQUOR
Settling
Batch Treatment
Cyclones
Filtration
Wash Water
Thickener
Product Filtration
Drying
Packaging-Shipping

Source: Albemarle, 2018

Figure 14-3: Silver Peak $Li_2CO_3$ Plant

The brine feed is pumped from the CBST on a continuous basis through heat exchangers into the reactor system for final precipitation of $Li_2CO_3$. The rate of brine feed to the plant is based on lithium concentration and production requirements. The rate is historically approximately 500 to 600 $m^3$/d of 0.54% Li concentrate. The heat exchangers heat the brine to increase the efficiency of the precipitation of the $Li_2CO_3$. The hot brine feed is processed through a series of reactors where soda ash is added to precipitate $Li_2CO_3$. The resultant $Li_2CO_3$ slurry is pumped into a bank of cyclones for concentration of the $Li_2CO_3$ solids prior to further removal of liquids using a vacuum filter belt. Overflow from the cyclones goes to the thickener to be re-circulated, and the underflow goes to filtration and

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 148

consequently drying. Mother liquor from the reactors (recovered in the cyclones and belt dryer) is pumped to the pond system for recycling so the contained lithium is not lost.

The product cake from the belt filter is washed with hot, softened water to remove any contaminants left by the mother liquor. The water is removed from the cake by another vacuum pan and recycled to the $Li_2CO_3$ reactors. The washed cake is fed to a propane-fired dryer then air conveyed to the product bin and packaging warehouse for final packaging prior to shipment to customers. In the packaging facility, the product may be packaged in a number of different containers depending on sales and inventory needs.

There is another on-site facility that produces anhydrous lithium hydroxide (LiOH). However, this facility does not directly source feed product from Silver Peak and has therefore been excluded from this evaluation of reserves for Silver Peak.

## 14.3 Pond System and Plant Performance

SRK developed a mass yield model of the evaporation pond system that is used to predict concentrate mass yield and lithium recovery (based on wellfield lithium input grade) into concentrate containing 0.54% Li feeding the $Li_2CO_3$ plant. The mass yield model was developed from an analysis of the pond system performance at different feed grades. The recovery model for the pond system is given as:

$$\text{Yield \%} = -206.23 * (\text{Li wellfield feed})^2 + 7.1903 * (\text{wellfield Li feed}) + 0.46099$$

Figure 14-4 shows predicted mass yield and lithium recoveries versus lithium feed from the wellfield.


Playa Yield vs. Input Li (%)
55.00%
53.00%
51.00%
49.00%
47.00%
45.00%
Playa Yield (%)
y = -206.23x² + 7.1903x + 0.4609
0.0050
0.0060
0.0070
0.0080
0.0090
0.0100
Input Li (%) from Wellfield

Source: SRK, 2022

Figure 14-4: Playa Yield versus Wellfield Lithium Input

Albemarle has lined seven strong brine ponds (1E, 1W, 2,5, 3N, 3S, and R-3) and is investigating options to line other ponds within the system. Lining of these ponds would potentially increase the

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 149

lithium recovery in the pond system by 16%, taking the total pond system recovery near to 59%. SRK has not included additional recovery for pond lining in the reserves estimate, awaiting performance data from the ponds to confirm the actual pond system total recovery.

Recovery at the $Li_2CO_3$ plant can be considered constant at 78% recovery, with an input concentrate from the ponds at 0.54% Li. However, SRK recognizes that the site has programs intended to improve this recovery and notes that future increases will be captured if appropriate in future updates to the report.

The pond yield and plant yield are provided as part of the summary cashflow in Table 19-7 under processing, and it is the QP's opinion that the metallurgical recovery information provided is sufficient to declare mineral reserves, which may be inferred through its use of the resulting parameters in the reserve analysis.

## 14.4 Process Design Parameters

For its permitted capacity of 7,500 t/y $Li_2CO_3$, the Silver Peak process (ponds and $Li_2CO_3$ plant) uses the following:

- Personnel: approximately 65 people at the site
- Propane: average of 160 gal/t $Li_2CO_3$ produced
- Electricity: an average over the last 5 years of 11.2 megawatts (MW) for the playa operations and 4.3 MW for the $Li_2CO_3$ plant
- Fresh water: 90 to 130 $m^3$ fresh water/t $Li_2CO_3$ produced
- Soda ash: 2.5 t/t $Li_2CO_3$ produced
- Lime: 0.81 t/t $Li_2CO_3$ produced
- Salt removal: between 0.5 and 2 Mt/y for the entire pond system

## 14.5 SRK Opinion

It is SRK's opinion that the metallurgical test work is sufficient to declare reserves, which may be inferred through its use of the resulting parameters in the reserves analysis.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 150 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 15 Infrastructure Silver Peak is a mature operating lithium brine mining and concentrating project that produces Li2CO3. Access to the site is by paved highway off of major US highways. Employees travel to the project from various communities in the region. There is some employee housing in the unincorporated town of Silver Peak (where the project is located). The site covers approximately 13,356 acres and includes large evaporation ponds, brine wells, salt storage facilities, administrative offices, change house, laboratory, processing facility, propane and diesel storage tanks, water supply and storage, utility- supplied power transmission lines, feed power substations and distribution system, new liming facility, boiler and heating system, packaging and warehousing facility, miscellaneous shops, and general laydown yard. All infrastructure needed for ongoing operations is in place and functioning. Additional evaporation ponds will be reactivated and/or constructed to increase to the needed capacity for long- term production. 15.1 Access, Roads, and Local Communities 15.1.1 Access The project is located in south-central Nevada, USA, between the large cities of Reno and Las Vegas. The unincorporated town of Silver Peak (where the project is located) is by paved highway from the north and by improved dirt road to the east. For accessing the project from the north starting in Hawthorne, travel is via paved two-lane US-95, 63 mi to Coaldale. At Coaldale, continue east on US-95 approximately 6 mi to NV-265. Travel south on paved two-lane NV-265 for 21 mi to Silver Peak. The project administration offices and plant are located on the south side of town. The project can also be accessed from the east from Goldfield. Proceed north on US-95 for 5 mi to Silver Peak road and turn northwest. Travel northwest approximately 5 mi on the improved gravel road though Alkali and then south for a total of 25 mi to arrive at the project site. Silver Peak Road bisects the evaporation ponds and salt storage areas. There are numerous dirt roads that provide access to the project from Tonopah to the north. Figure 15-1 shows the general location of the project. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 151 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2022 Figure 15-1: Silver Peak General Location 15.1.2 Airport The nearest public airport is located approximately 9 mi east of Tonopah, south of US highway 6. The county-owned airport has two asphalt paved runways. One runway is approximately 7,200 ft long, and the other is approximately 6,200 ft long. The airport is approximately 45 to 65 mi northeast of the project depending on the chosen route. Substantial international airports are located to the north in Reno and to the south in Las Vegas. 15.1.3 Rail The nearest railroad is operated by the Department of Defense from Hawthorne, Nevada, approximately 90 mi north of Silver Peak. The rail runs north to connect to main east-to-west portion of the Union Pacific rail near Fernley, Nevada. The rail is not currently used or planned to be used by the project. 15.1.4 Port Facilities Port facilities are approximately 400 mi away from the Project. The Port of San Francisco, California, is to the east, and the ports of Los Angeles and Long Beach, California, are to the south. 15.1.5 Local Communities The processing facilities are located in the unincorporated community of Silver Peak (population 115) in Esmeralda County, Nevada. Goldfield (population 270) is the county seat of Esmeralda County and is located approximately 30 mi to the east. Three-quarters of the personnel who work at Silver Peak live locally in the communities of Silver Peak, Dyer, Tonopah, and Goldfield, with the majority living in

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 152

Tonopah. Albemarle has company housing and a camp area for recreational vehicles or campers in Silver Peak. Others travel to work from other regional communities. Table 15-1 shows the population and mileage from the site to regional towns and cities. Tonopah is the closest community with full services to support the project.

Table 15-1: Local Communities

| Community | Population | Distance from Silver Peak (mi) |
|---|---|---|
| Bishop, California | 3,800 | 102 |
| Fernley, Nevada | 24,700 | 189 |
| Fallon, Nevada | 9,600 | 162 |
| Dyer/Fish Lake Valley, Nevada | 1,300 | 35 |
| Goldfield, Nevada | 200 | 30 |
| Las Vegas metro area, Nevada | 2,950,000 | 214 |
| Reno, Nevada | 565,000 | 214 |
| Tonopah, Nevada | 2,200 | 58 |

Source: SRK, 2024

## 15.2 Facilities

The project facilities are located in the playa, and offices and production facilities are located to the southwest near the town of Silver Peak. Figure 15-2 shows the overall site layout. The playa is the area that has the evaporation ponds, salt storage areas, new liming plant (in service in 2023), fuel tanks, wellfield maintenance facility, and Avian Rehabilitation Center. The evaporation ponds are in the playa, which also contains the brine production wells. The plant is in town north of the highway. The administrative area is across the street to the southeast. The process water supply wells are further to the southwest.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 153


EXPLANATION:
AUTHORIZED ACTIVE IMPOUNDMENTS
AUTHORIZED INACTIVE IMPOUNDMENTS
AUTHORIZED REACTIVATED IMPOUNDMENTS
AUTHORIZED NEW IMPOUNDMENTS
PROPOSED EXPANSION IMPOUNDMENTS
TRANSFER PIPE
PUMP STATION
RECLASSIFIED DIST. (LINED TRENCH)
ROADWAY/EMBANKMENTS
Playa Area
SILVER PEAK, NV
Albemarle Offices And Production Facilities
ALBEMARLE U.S., INC.
SILVER PEAK OPERATIONS
POND STATUS MAP
CLAYTON VALLEY, SILVER PEAK, NV
LAST UPDATED: 1/10/2024

Source: Albemarle, 2024 (additional labeling by SRK)

Figure 15-2: Infrastructure Layout Map

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 154

The plant area has the $Li_2CO_3$ plant, the lithium anhydrous plant, shipping and packaging facility, reagent building, propane and diesel tanks, boiler room, warehouse facility, plant maintenance facility, electrical and instrument shop, water storage tank, firewater system, and dry and house/change house facility. The administrative area is located just north of the plant (across the street) and includes the main office/administrative building (including the laboratory, safety office, and mine office). The Silver Peak substation is located approximately 4 mi northeast of the plant and administrative facilities. Figure 15-3 shows the plant area.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 155


Fire Tank
Maintenance Building
Li2CO3 Process Building
MCC Room
Diesel
Fire hydrant
Donlee Boiler
LiOH Tank Farm
LiOH Packaging Warehouse
LiOH Monohydrate Warehouse
LiOH Process Building
Reactor Room
Lower Tank Farm
Dry House/ Electrical Building
Fire monitor
Propane
Auto Shop
HWY 265
DIRT ROAD
EXPLANATION
PAVED ROAD
RETAINING WALL
PRODUCTION VESSEL
CONCRETE
POWER POLE
LIGHT POLE
INTERMITTENT CHANNEL
VALVE BOX
Office
BUILDINGS
POWERLINE
TRANSFORMER
Fence
DRAINAGE
DRAINAGE SCREEN
FENCED AREA
SILVER PEAK OPERATIONS
CLAYTON VALLEY, NEVADA
ALBEMARLE U.S., INC.
EXHIBIT A
PLANT LOCATION MAP
LOCATION: SE1/4 of the NE1/4 of SEC. 22, T2S, R39E.

Source: Albemarle, 2021

Figure 15-3: Plant Layout Map

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 156

### 15.2.1 Evaporation Ponds

Evaporation ponds are used to concentrate lithium. Section 14.1 discusses the ponds in detail. Figure 15-2 shows the location of the existing evaporation ponds and proposed expansion ponds.

### 15.2.2 Harvested Salt Storage Areas

Salt is harvested from the evaporation ponds and stored in designated salt storage areas. The salt storage areas are located near the evaporation ponds.

## 15.3 Energy

### 15.3.1 Power

NV Energy provides electricity. Two 55-kV transmission lines feed the Silver Peak substation. One line connects to the Millers substation northeast of Silver Peak, and the other line connects to Goldfield to the east through the Alkali substation. A 55-kV line continues south from the Silver Peak substation to connect to the California power system. Figure 15-4 shows the regional transmission system and local substations. Primary loads are the pumps in the brine wellfield (playa) and the processing plant. Table 15-2 shows the annual loads for 2017 to 2024 in megawatts.


Reno
345
345
230+
230+
230+
230+
230+
120
1000
7
Tonopah
Millers
Tonopah
120
55
Alkai
Silver Peak
Goldfield
95

Source: NV Energy, 2017 (modified by SRK)

Figure 15-4: NV Energy Regional Transmission System

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 157

Table 15-2: Silver Peak Power Consumption

| Year | Playa (MW) | Plant (MW) | Total (MW) |
|---|---|---|---|
| 2017 | 8.6 | 4.0 | 12.7 |
| 2018 | 8.7 | 5.1 | 13.9 |
| 2019 | 8.8 | 4.4 | 13.1 |
| 2020 | 10.9 | 3.8 | 14.7 |
| 2021 | 10.5 | 4.7 | 15.2 |
| 2022 | 12.5 | 4.4 | 16.9 |
| 2023 | 13.1 | 4.0 | 17.1 |

Source: Albemarle, 2024

### 15.3.2 Propane

Propane is used for heating and drying in the process facilities. The major propane loads include an 800-horsepower (hp) Superior boiler, a 150 Johnston boiler, and a carbonate rotary dryer. Propane is supplied by a vendor located in Salt Lake City. The main propane supply tank is located on the plant site with a capacity of 20,000 gal. There are several smaller tanks with approximately 2,000 gal used for forklifts and heating at various locations on the site. Propane is supplied by 12,000-gal tanker trucks as needed four to six times per month.

### 15.3.3 Diesel

The project has two on-site diesel storage tanks: a 15,000-gal storage tank (which fueled a now-decommissioned boiler) and a new 10,000-gal storage tank (located in the playa area near the liming facility). The playa diesel tank is permitted and is filled by tanker truck delivery in 10,000-gal loads from Las Vegas or Tonopah, Nevada. The fuel is delivered by truck typically in larger quantities during the winter months (when salt harvesting is occurring). The fuel is used for site and contractor vehicles.

### 15.3.4 Gasoline

Gasoline is delivered in smaller quantities (typically 3,000 gal per load), stored in a 5,000-gal tank, and used for site vehicles.

## 15.4 Water and Pipelines

ESCO provides potable water. The county water system is used at all company-provided houses or lots for general domestic purposes: office restrooms, dry house showers, restrooms, laundering, and emergency eyewash/showers throughout the processing plants.

Albemarle owns and operates two freshwater wells located approximately 2 mi south of Silver Peak near the ESCO freshwater well. These wells are used to provide process water to the boilers, firewater system, and makeup water for process plant equipment. The freshwater wells are located approximately 150 ft apart in the same aquifer and are operated one at a time. The 60- and 75-hp pumps each have an approximately 672-gpm capacity based on pump tests performed in 2019. Both freshwater wells are discharged to the same 6-inch pipeline that runs to the plant water tank and on to the playa water tank located at the liming facility.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 158

# 16 Market Studies

Albemarle retained Fastmarkets to provide them with support in developing reserve price estimates for their lithium business for public reporting purposes. This section covers Albemarle's brine operations and summarizes data from the preliminary market study, as applicable to the estimate of mineral reserves. Although Fastmarkets understands that Albemarle has the ability to produce multiple lithium chemicals at their brine operations, Fastmarkets has limited the market analysis to the primary product (battery-grade $Li_2CO_3$).

The preliminary market study and summary detail contained herein present a forward-looking price forecast for applicable lithium products; this includes forward-looking assumptions around supply and demand. Fastmarkets notes that as with any forward-looking assumptions, the eventual future outcome may deviate significantly from the forward-looking assumptions. The preliminary market study is in accordance with the S-K 1300 requirement for a prefeasibility-level study.

Finally, Fastmarkets also notes that there are secondary products produced from several of the operations. For example, Salar de Atacama produces potash. However, while the potash sales do provide an economic benefit to Albemarle, Fastmarkets' understanding of this product is that its contribution to the revenues for this operation are limited compared to lithium. Therefore, Albemarle has not tasked Fastmarkets with including a market study for this product or any other byproduct from the operations under the rationale this revenue is not material, and a market study is not justified.

## 16.1 Lithium Market Summary

A summary of the lithium market has been provided to offer context on developments and the basis for Fastmarkets' assessment of price.

Historically, the dominant use of lithium was in ceramics, glasses, and greases; this has been shifting over the last decade as demand for portable energy storage grew. The increasing need for rechargeable batteries in portable consumer devices, such as mobile phones and laptop computers, and lately in EVs, saw the share of lithium consumption in batteries rise sharply. Accounting for 40.1% in 2016, battery demand has expanded at 36.6% compound average growth rate (CAGR) each year between 2016 and 2023 and is now responsible for 85.0% of all lithium consumed.

Besides EVs and eMobility, lithium-ion batteries (LIB) are starting to find increasing use in ESS; this is a minor sector for now but is expected to grow quickly to overcome issues like fungibility in renewable energy systems.

As EVs become the established mainstream methods of transport (helped in no small part by government incentives on EVs and forthcoming bans on vehicles with combustion engines), demand for lithium is forecast to rise to several multiples of historic levels.

### 16.1.1 Lithium Demand

In recent years, the lithium industry has gone through an evolution. The ceramic and glass sectors have lost their dominant position to the growth in mobile electronics and most recently to EVs.

The first mass-market car with a hybrid petrol-electric drivetrain was the Toyota Prius, which debuted at the end of 1997; these used batteries based on nickel-metal hydride technology and did not require lithium. Commercial, fully electric, LIB-powered vehicles arrived in 2008 with the Tesla Roadster and

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 159

the Mitsubishi i-MiEV in July 2009. Take up was initially slow. Then, as charging infrastructure was built out as more models were developed and as ranges extended, EV sales accelerated. Demand from the eMobility sector, which includes all electrically powered vehicles, has been the driver of overall lithium demand growth in recent years. Fastmarkets estimates that in 2023, total lithium demand was 785,376 t LCE, of which the share for EVs was 68.9%.

Electrically powered vehicles have exhibited exceptional growth over the past decade. Fastmarkets believes that demand for EVs will continue to accelerate in the next decade as they become increasingly affordable and a greater range of models enter the market. Legislation will also force the transition in the mid-term. Additionally, commercial fleet electrification is expected to advance as governments and businesses seek to develop green domestic transportation networks. Figure 16-1 shows EV sales and penetration rates.


120,000
105,000
90,000
75,000
60,000
45,000
30,000
15,000
-
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Non-electric vehicles
BEV
PHEV
EV Penetration (RHS)

Source: Fastmarkets, 2024
Note: Rates are shown in thousands of vehicles and percentage.

Figure 16-1: EV Sales and Penetration Rates

Further out, the BEV segment will come to dominate the EV sector, as both residential and commercial transport in developed markets increasingly shifts to BEVs and away from hybrids and as developing markets benefit from the deflating BEV prices. The resurgence in popularity of plug-in hybrid electric vehicles (PHEV) in the U.S. and China gives it a longer potential sales period, where its high CAGR rate is driven by its current low sales base.

On the back of EV adoption, lithium demand forecasts are extremely strong. Governments are pursuing zero-carbon agendas, local municipalities are introducing emission charges that accelerate the uptake of EVs, and charging infrastructure in many countries is becoming ubiquitous. The demand picture is augmented by the roll-out of distributed, renewable energy generation, which is greatly benefitted by the need to attach ESSs to smooth over periods when generation is low. Figure 16-2 shows lithium demand in key sectors.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 160


3,500
3,000
2,500
2,000
1,500
1,000
500
-
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
BEV
PHEV
Other eMobility
ESS

Source: Fastmarkets, 2024
Note: Values are in kt LCE.

Figure 16-2: Lithium Demand in Key Sectors

Looking forward, Fastmarkets expects demand from eMobility (especially BEVs) to continue to drive lithium demand growth. While traditional and other areas will all continue to add to lithium demand, the significance of the EV sector for the lithium supply-demand balance requires deeper discussion.

However, alternative technologies or societal developments could see different lithium demand. For example, households may choose to share cars instead of owning them. The advent of autonomous vehicles could see the rise of transport as a service, where ride hailing and car sharing become the norms, especially in denser populated areas; this would reduce the global vehicle population. Energy storage and power trains are also developing, with hydrogen fuel cells or sodium-ion batteries, likely contenders for some share of the market.

Demand for lithium from the eMobility sector has continued to increase steadily despite increasingly negative sentiment within the last year. In 2023, 14 million EVs were sold; this is expected to reach 17.5 million in 2024 and increase to almost 24 million in 2025. The continued increase in EV demand and supportive policy should give confidence to car makers, charging infrastructure companies, and vehicle servicing companies that EVs are here to stay, and so some of the last doubts about the viability of owning an EV will be expelled.

Despite recent macroeconomic weakness and negative factors (like ongoing military conflicts), BEV sales growth remains robust but is being more heavily supported by PHEV sales in China and the U.S. than in previous years.

Alongside car-buyers' growing preferences for EVs, looming bans on pure-internal combustion engine (ICE) and then hybrid vehicles are seeing auto makers and their supplies investing heavily to expand EV supply chains. Several auto makers have signaled that they will stop producing ICE vehicles altogether. These items are two clear signals that the future of the auto industry is EVs.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 161

While it has been shown that over the life of a vehicle, EVs are cheaper to run than ICE, the initial cost can be prohibitive. For higher-end vehicles, this cost is manageable in the context of the overall vehicle cost. However, for entry level and smaller vehicles, the cost of the battery pack remains a hurdle to BEVs being competitive with ICE cars. General consensus is that US$100/kilowatts per hour (kWh) at the pack level is the rough global benchmark for BEVs to reach price parity with ICE vehicles.

Although there are concerns about availability of raw materials and charging infrastructure and the initial cost, in Fastmarkets' opinion, many of these barriers are being eroded.

Besides the cost of EVs relative to ICEs, range anxiety will continue to dissuade the uptake of BEV, particularly in markets where vehicle use is necessary for travel. This anxiety will only diminish as battery ranges increase, charging times diminish, and charging infrastructure improves. Instead, where range anxiety is an issue, PHEV sales will partly compensate.

Fastmarkets expects near- to mid-term growth in the EV market to remain robust. The biggest near-term threats are macroeconomic in nature, rather than EV specific. Fastmarkets' macroeconomic forecast expects the global economy to exhibit somewhat slower growth in 2024 to 2025. The key drivers for this deceleration are high interest rates, a low rate of investment, and slowing Chinese economic growth. The U.S. economic performance continues to outperform Europe because U.S. consumers are more resistant to higher interest rates. The share of consumer spending in the regional economy is significantly greater in the U.S. than in Europe, where the slowdown of industries and investment (along with decelerating Chinese demand) hurt purchasing activity more. The Chinese economy is experiencing slower growth in 2024 than in the rebound year of 2023 but is still growing at a comparably significant rate; however, it is returning to the path of slower growth.

Such an economic outlook will dampen the outlook for new vehicle sales, but while Fastmarkets expects total vehicle sales to be negatively impacted, the bulk of this will be focused on ICEs. EVs, with their reduced running costs and lower duties in some areas, are seen as a way of cutting costs and as being more futureproof. With some original equipment manufacturers cutting the costs of their EVs to grow (or even maintain) market share, EVs are looking more attractive than ICEs.

With government-imposed targets and legislation banning the sale of ICE vehicles, strong growth in EV uptake is expected once the immediate economic challenges are overcome; this, though, does not discount risks to EV uptake: alternative fuels, different battery types, or a shift in car ownership would all reduce EV or LIB demand.

Overall, Fastmarkets' forecast is for EV sales to reach 50 million by 2034; at 56% of global sales, this is an impressive ramp up, but also highlights the room for further growth.

### 16.1.2 Lithium Supply

Up until 2016, global lithium production was dominated by two deposits: Greenbushes (Australia, hard rock) and the Salar de Atacama (Chile, brine), the latter having two commercial operators (Albemarle and SQM). Livent (formerly FMC Corp) was the third main producer in South America with an operation in Argentina (Salar del Hombre Muerto). Tianqi Lithium and Ganfeng Lithium were the two main Chinese lithium players, growing domestically and overseas, with Tianqi buying a 51% stake in Greenbushes and Ganfeng Lithium developing lithium mining and production facilities in China, as well as investing in mines and brine operations in Australia and South America. In 2016, global lithium supply was about 187,000 t LCE.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 162

Supply increased at a CAGR of 28% between 2016 and 2023 in response to the positive demand outlook from the nascent EV industry. Most of this growth was fueled by Australia, Chile, and China.

The supply response overshot demand, forcing some producers to place operations on care and maintenance (C&M) between 2018 and 2020. Supply decreased by 7,000 t in 2020 due to production cuts, lower demand, and COVID-19 concerns.

Supply recovered in 2021, increasing by 37% year-on-year and reaching 538,000 t LCE, thanks to post-pandemic stimulus measures and an increasingly positive long-term demand outlook; this resulted in a 437% price increase from the start of the year, which incentivized supply expansions. The strong growth has continued, with supply increasing by 42% and 37% year-on-year in 2022 and 2023, respectively.

In 2023, supply from brine contributed 39%, or about 407,000 t of total LCE supply in 2023. Hard rock contributed 60%, of which spodumene contributed 49%, or about 514,000 t of LCE. Lepidolite contributed 12%, or about 122,000 t of LCE.

In 2023, 94% of global lithium supply came from just four countries: Australia, Chile, Argentina, and China. The remainder of supply came from Zimbabwe, Brazil, Canada, the U.S., and South Africa. Production came from 53 operations, of which 16 were brine, 22 were spodumene, 13 were lepidolite, and two were petalite.

Fastmarkets expects spodumene production to maintain market share because of expansions and new mines in Australia coming online, as well as the emergence of Africa as an important lithium-mining region. In 2034, Fastmarkets expects spodumene resources to contribute about 1.36 million tonnes (Mt) LCE (or 48% of total supply) at the expense of brine's share, which Fastmarkets forecasts to drop to 35% (or 1.01 Mt LCE). The successful implementation of direct lithium extraction (DLE) technology could also materially affect production from brine resources.

Fastmarkets expects Eastern Asia (China) to be the largest single producer globally in 2034, accounting for 30% of supply, followed by South America with 28% and Australia and New Zealand at 25%.

Expansion in China will cause lepidolite's share of production to increase marginally to 13% (or 361,000 t LCE) in 2034. There is potential upside to other clay minerals supply given the vast resources in the U.S. and the willingness of the Chinese government to expand domestic production.

Supply is adapting in tandem and outpacing demand in the near term. Global mine supply in 2023 was 1,042,869 t LCE. Based on Fastmarkets' view of global lithium projects in development, mine supply is forecast to increase from 1,304,617 in 2024 to 2,854,357 in 2034 (a CAGR of 8%).

This potential growth in supply is restricted to projects that are brownfield expansions of existing projects or greenfield projects that Fastmarkets believes likely to reach production. Such projects are at an advanced stage of development, perhaps with operating demonstration plants and sufficient financing to begin construction. Speculative projects, which are yet to secure funding or have not commissioned a feasibility project, for example, have been excluded until they can demonstrate that there is a reasonable chance that they will progress to their nameplate capacity. Figure 16-3 shows the forecast mine supply.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 163


3,500
3,000
2,500
2,000
1,500
1,000
500
0
2023
2024f
2025f
2026f
2027f
2028f
2029f
2030f
2031f
2032f
2033f
2034f
Australia
Chile
China
Argentina
USA
Canada
Mali
Others

Source: Fastmarkets, 2024
Note: Values are in kt LCE.

Figure 16-3: Forecast Mine Supply

Within the lithium industry, Fastmarkets has witnessed a stream of new development projects and expansions (incentivized by the high price regime during 2022 and early 2023 and backed by government policy and fiscal).

Supply additions from restarts, expansions, and greenfield projects started in 2023 and have led to rapid supply increases, particularly in China. What caught the market by surprise was the speed at which China's producers responded to the 2021 to 2022 supply tightness. China rapidly developed its domestic lepidolite assets and imported direct shipped ore (DSO) from central Africa. The combination of the planned increases and the more-rapid Chinese response has created an oversupply situation.

The current situation is that some new supply is still being ramped up, while at the same time some high-cost production is being cut. Most of the recent supply restraint has so far come from non-Chinese producers; Fastmarkets expects that trend to continue but is starting to see increasing production restraint in China.

The net result is that there are no nearby concerns about supply shortages, although bouts of restocking could lead to short-term periods of tightness. Over the longer term, there is no room for complacency. Chinese production seems less prone to suffering delays, as shown with the ramp-up of domestic lepidolite and African spodumene projects. But in most cases, new capacity experiences start-up delays (such as issues with gaining permits, as well as labor, know-how, and equipment shortages).

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 164

### 16.1.3 Lithium Supply-Demand Balance

At current spot lithium salt and spodumene prices, the industry is moving fairly deep into the cost curve; this has been an unwelcome development for miners and processors, particularly ex-Chinese and those looking to bring new projects online.

It is not only weak prices, but also the weaker demand outlook that is causing a broad-based review, with some entities along the supply chain scaling back production and/or rethinking investment plans. Even some low-cost producers have made significant changes, which shows how difficult it must be for those higher-up the cost curve.

The change in investment plans by non-Chinese participants means China's market dominance is set to continue and perhaps expand at the expense on non-Chinese participants; this will have ramifications for those wanting to build supply chains that avoid China.

Fastmarkets expects the emerging trend of reducing capital expenditure and cost reduction through efficiency improvements, changes to strategy, placing capacity on C&M, and delaying or stopping expansion plans to make future supply responses harder. These risks exacerbate future forecast deficits, especially given that the whole market will be much larger, requiring a bigger effort from producers to bring meaningful supply additions online.

However, the low-price situation is not putting off all investors, with some new large-scale projects being pushed forward as new, well-established investors enter the arena, such as Rio Tinto and ExxonMobil. These projects should help tackle the projected future deficits.

The supply restraint and investment cuts taking place now mean that Fastmarkets forecasts the market to swing back into a deficit in 2027. Low prices now delaying many new projects means there is greater risk that supply will fall short of demand in the last few years of the decade and into the early 2030s. Larger deficits from 2032 will be primarily due to less visibility in project development but also the impact of a low-price environment over the next few years not incentivizing the necessary project development to service these forecast deficits. Fastmarkets' supply forecast is based on current visibility on what producers are planning. As it will be impossible to have year-after-year of deficits, producers' plans will change, and how that unfolds will ultimately determine how tight, or not, the market ends up being.

Supply is still growing despite the low-price environment and some production restraint; this has coincided with a period of weaker-than-expected demand growth. Ironically, the industry is still growing healthily; Fastmarkets expects demand growth from EVs to average 25% over the next few years, but this is slower than >40% growth in demand from EVs the market was used to in the early post-COVID years. The high prices in 2021 to 2022 triggered a massive producer response, with some new supply still being ramped up, while at the same time some high-cost production is being cut, mainly by non-Chinese producers.

The combination of weaker-than-expected demand at a time when supply is still rising means the market is likely to be in a supply surplus until 2026. The supply restraint and investment cuts now mean that Fastmarkets forecasts the market to swing back into a deficit earlier than previously expected, with tightness to reappear in 2027 rather than 2028; this could change relatively easily should demand exceed expectations and supply expansion disappoint to the downside. For example, the forecast surplus in 2026 of about 72,000 t LCE is only about 4% of forecast demand in that year. With low prices delaying many new projects, it now means there is greater risk that supply will fall short

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 165

of demand in the last few years of the decade and into the early 2030s. Figure 16-4 shows the lithium supply-demand balance.


Total apparent demand
Balance
Total supply
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
-500
2022
2023
2024f
2025f
2026f
2027f
2028f
2029f
2030f
2031f
2032f
2033f
2034f

Source: Fastmarkets, 2024
Note: Values are in kt LCE.

Figure 16-4: Lithium Supply-Demand Balance

### 16.1.4 Lithium Prices

Lithium prices reacted negatively to the supply increases that started in 2017, with spot prices for battery-grade $Li_2CO_3$, CIF CJK falling from a peak of US$20/kg in early 2018 to a low of US$6.75/kg in the second half of 2020.

Demand recovery and the tightness in supply led to rapid price gains in 2021 and 2022. Spodumene prices peaked in November/December 2022 at more than US$8,000/t, and LiOH and $Li_2CO_3$ peaked at US$85/kg and US$81/kg, respectively. During this period of surging prices, companies along the supply chain built up inventory to protect themselves from further price rises. The cathode active material (CAM) manufacturers were particularly aggressive at building inventory; this behavior was not just about protecting against rising prices: they were also seeing strong demand for batteries as EV sales were expanding rapidly, and, therefore, they needed higher inventories to cope with potentially another strong year of growth in 2023, which ultimately turned out not to be the case.

Prices decreased from the 2022 peak due to a significant producer response, exacerbated by the fast-tracking of lepidolite production in China and the shipping of DSO material from Africa, aggressive destocking, and weaker-than-expected demand. Spodumene prices fell to US$4,850/t by the end of March 2023 (almost a 40% decline in 3 months). Purchasing strategies did not react quickly enough to the price drop in the early part of 2023, which saw companies continue to purchase material while their sales were falling, and as a result further inventory accumulated. As is common in falling markets, consumers (if they cannot hedge their inventory) tend to destock, which hits demand even harder and thus creates a downward spiral in prices and demand. By the end of 2023, spodumene and $Li_2CO_3$ prices had fallen by more than 85% and 80%, respectively, since the start of the year.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 166

The price rebound in 2024 was limited, with $Li_2CO_3$ prices after the lunar new year reaching US$14.25/kg, compared with a low of US$13.20/kg in March. Since then, prices have been on a downward trend, reaching US$10.61 in September (a fall of 30% since January 2024). The limited rebound and the fact that prices have dropped further to below US$11.00/kg highlight just how weak the market has become. Despite the significant falls, prices are still well above the US$6.75/kg low of 2020.

Fastmarkets is now waiting to see how much further prices need to fall to produce enough production cuts to rebalance the market. Figure 16-5 shows lithium battery material prices.


90
80
70
60
50
40
30
20
10
0
Mar 2018
Sep 2018
Mar 2019
Sep 2019
Mar 2020
Sep 2020
Mar 2021
Sep 2021
Mar 2022
Sep 2022
Mar 2023
Sep 2023
Mar 2024
Sep 2024
Lithium carbonate
Lithium hydroxide

Source: Fastmarkets, 2024
Note: Battery grade, spot, CIF CJK, in US$/kg

Figure 16-5: Lithium Battery Material Prices

Fastmarkets' forecast is for hydroxide and carbonate prices to average US$13.00 this year and then drop to US$11.50 to US$12.00 in 2025. As these are annual average prices, this could lead to prices below US$10/kg in 2025. Fastmarkets does not expect prices to fall to levels of the last trough in 2020, mainly for the following three reasons: first, China is still exhibiting relatively strong EV growth, whereas in 2020, EV sales were weak on 2019's subsidy cuts and due to the fallout from COVID; second, inflation has had a big impact on the mining sector over the past few years; and third, ESS is now a major part of the demand growth story.

Fastmarkets forecasts that hydroxide and carbonate prices will average US$22.50/kg and US$22.70/kg, respectively, between 2024 and 2034.

For the purposes of the reserve estimate, Fastmarkets has provided price forecasts out to 2034 for the most utilized market price benchmarks; these are the battery-grade carbonate and hydroxide, CIF CJK. Fastmarkets recognizes that Albemarle's current operations are expected to continue for at least

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 167

another 20 years, but due to a lack of visibility and the recent significant changes in the market, prices beyond 2034 are unusually opaque for an industrial commodity.

Post-2034, the continued growth of demand for lithium from EVs and ESS will require a lithium price that continues to incentivize new supply additions, leading to more-balanced markets. The lithium price will need to exceed the production cost for new projects and provide an adequate rate of return on investment to justify development, though this will be helped by an established and accepted EV market, which will support the long-term lithium demand.

Fastmarkets has provided a base, high, and low case price forecast to give an indication of the range of which prices could sit, depending on reasonable assumptions around potential impacts to the base case market balance.

In the base case, Fastmarkets expects prices to be underpinned by the market balance, and given the time it takes for most western producers to bring on new supply, the forecast deficits mean the market is likely to get tighter again towards the end of the decade and to remain tight. As the market gets bigger, the number of new projects needed to keep up with steady growth also increases, which is likely to be a challenge for producers.

The high-case scenario could pan out either if the growth in supply is slower than expected or if demand growth is faster. The former could happen if project development outside of China and Africa continues to suffer from delays because of the low price and if DLE technology takes longer to be commercially available. The latter could happen if the adoption of EVs reaccelerates or if demand for ESS grows faster. However, these would probably lift prices only in the short- and mid-terms, as additional supply capacity would be incentivized and so bring prices back to more-sustainable levels.

The spread between the base case and high-price scenario widens towards 2034, where Fastmarkets has reduced visibility on supply. Fastmarkets believes that prices above US$50/kg would be unsustainable over the long term, especially since more of the market is priced basis market prices and cheaper EVs are needed for mass market adoption.

The low-case scenario could unfold if higher-cost supply remains price inelastic; this is most likely to involve Chinese producers. Alternatively, or possibly in tandem, low prices would be expected if a global recession unfolded. A further downside risk would result from a sharp drop-off in EV sales (e.g., consumers choosing to stick with petrol cars). A breakthrough alternative battery technology could also undermine lithium demand or boost it. A major geopolitical event involving China would also be a huge concern for this market.

Between 2033 and 2043, Fastmarkets expects LiOH and $Li_2CO_3$ to be at a price parity and average US$27/kg over the period.

Fastmarkets recommends that a real price of US$17.65/kg for $Li_2CO_3$ battery-grade CIF CJK and/or US$17.00 for technical-grade $Li_2CO_3$ CIF CJK should be utilized by Albemarle for reserve estimation. Recommended prices are on the lower end of Fastmarkets' low-case scenario.

Figure 16-6 presents these long-term prices and scenarios, where 2024 has been assumed to be constant for clearer visualization.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 168


Lithium hydroxide
Lithium carbonate
Reserve estimate value
$ per kg
80
70
60
50
40
30
20
10
0
High
Low case
2018
2019
2020
2021
2022
2023
2024f
2025f
2026f
2027f
2028f
2029f
2030f
2031f
2032f
2033f
2034f
2035f
2036f
2037f
2038f
2039f
2040f
2041f
2042f
2043f

Source: Fastmarkets, 2024
Note: Battery grade, spot, CIF CJK, in US$/kg, real (2024)

Figure 16-6: Lithium Battery Materials Long-Term Forecast Scenarios

## 16.2 Product Sales

Table 16-1 provides specifications for the technical-grade $Li_2CO_3$ produced at Silver Peak

Table 16-1: Technical-Grade $Li_2CO_3$ Specifications

| Chemical | Specification | |
|---|---|---|
| $Li_2CO_3$ | Minimum | 99.00% |
| Cl | Maximum | 0.015% |
| K | Maximum | 0.001% |
| Na | Maximum | 0.084% |
| Mg | Maximum | 0.007% |
| $SO_4$ | Maximum | 0.054% |
| $Fe_2O_3$ | Maximum | 0.003% |
| Ca | Maximum | 0.016% |
| Insoluble matter | Maximum | 0.017% |
| Loss at 550 degrees Celsius (°C) | Maximum | 0.744% |

Source: Albemarle, 2025

Table 16-2 presents historic production from the Silver Peak facility.

Table 16-2: Historic Silver Peak Annual Production Rate

| | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022 | 2023 | 2024 |
|---|---|---|---|---|---|---|---|---|---|---|
| Technical-grade $Li_2CO_3$ (t) | 5,410 | 3,849 | 4,471 | 6,565 | 3,586 | 3,920 | 6,198 | 4,054 | 2,972 | 835.5 |

Source: Albemarle, 2024
Note: 2015 to 2023 data reflect actual production; 2024 production is through June 2024.

Looking forward, Albemarle is targeting increasing production from Silver Peak to fully utilize the facility. As seen in Table 16-1, the facility has produced as much as 6,500 t $Li_2CO_3$ in recent years (specifically 2018), although not on a sustainable basis. Current active evaporation ponds do not have the evaporative capacity to sustainably produce at this rate, and the 2018 production relied upon

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 169

depleting pond inventory. Going forward, Albemarle plans to construct new ponds and rehabilitate existing ponds that are out of use to increase the evaporation capacity to bring sustained pond capacity closer to the permitted capacity of the production facilities and achieve higher production rates on a sustained basis. Albemarle also plans to upgrade the processing facilities to increase capacity from the current proven sustained capacity closer to the permitted capacity. Note that these production rates are dependent upon lithium concentration in brine remaining at or near modeled levels; if lithium concentration drops over time, the production rate will also drop unless pumping rates and evaporation pond capacity can be increased.

The technical-grade $Li_2CO_3$ product from Silver Peak is a marketable lithium chemical that can be sold into the open market. However, Albemarle is an integrated chemical manufacturing company that operates multiple downstream lithium processing facilities and also has the option of utilizing the production from Silver Peak for further processing to develop value-add products (e.g., battery-grade $Li_2CO_3$ or LiOH). Therefore, a portion of the production from Silver Peak is utilized as source product for Albemarle's downstream processing facilities. Historically, the portion of production consumed internally has averaged approximately 65%, with the remainder sold to third parties. Table 16-3 illustrates the recent years' production consumed internally, noting the decrease in 2023 and 2024 due to weather events and product quality challenges. Albemarle expects the percentage of production that is consumed internally to increase in 2025 to around 70%.

Table 16-3: Silver Peak Recent Years' Production Consumed Internally by Albemarle

| | 2022 | 2023 | 2024 Estimated |
|---|---|---|---|
| Production Percentage Consumed Internally | 65% | 30% | 34% |

Source: Albemarle, 2025

While a portion of the production may be consumed internally, for the purposes of this reserve estimate, SRK assumed that 100% of the production from Silver Peak will be sold to third parties and therefore utilized a typical third-party market price (without adjustments) as the basis of the reserve estimate.

## 16.3 Contracts and Status

As outlined above, the $Li_2CO_3$ produced from Silver Peak is either consumed internally for downstream value-add production or sold to third parties. These third-party sales may be completed in spot transactions, or the $Li_2CO_3$ may be utilized to satisfy sales contracts for lithium chemicals held at the consolidated corporate Albemarle level or its affiliates. The balance of Silver Peak's annual production volumes is used internally as raw material for downstream lithium salts. SRK is not aware of other material contracts for Silver Peak.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 170 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 17 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups The following sections discuss reasonably available information on environmental, permitting, and social or community factors related to the SPLO. Where appropriate, recommendations for additional investigation(s) or expansion of existing baseline data collection programs are provided. 17.1 Environmental Studies The SPLO is in a rural area approximately 30 mi southwest of Tonopah, Esmeralda County, Nevada. The SPLO is located in Clayton Valley, an arid valley historically covered with dry lake beds (playas). The operation borders the small unincorporated town of Silver Peak, Nevada. Albemarle uses the SPLO for the production of lithium brines, which are used to make Li2CO3 and (to a lesser degree) LiOH. The site covers approximately 13,356 acres and is dominated by large evaporation ponds on the valley floor (some active and filled with brine with others dry and inactive). Actual surface disturbance associated with the operations is 7,400 acres, primarily associated with the evaporation ponds. The manufacturing and administrative activities are confined to an area approximately 20 acres in size, portions of which were previously used for silver mining through the early twentieth century (DOE, 2010). Albemarle and its predecessor companies (Rockwood Lithium, Inc., Chemetall Foote Corporation, Cyprus Foote Minerals, and Foote Minerals) have operated at the Silver Peak site since 1966, significantly pre-dating most all environmental statutes and regulations, including NEPA and subsequent water, air, and waste regulations. Baseline data collection as part of environmental impact analyses was never conducted comprehensively, though some hydrogeological investigations were performed as part of early project development. The DOE conducted a limited NEPA EA in 2010 of its proposal to partially fund the following activities: • Establishment of a new 5,000-t/y LiOH plant at an existing Chemetall facility in Kings Mountain, North Carolina • Refurbishment and expansion of an existing lithium brine production facility and Li2CO3 plant in Silver Peak, Nevada Both projects were intended to support the anticipated growth in the BEV industry and hybrid electric vehicle (HEV) industry. The following information was obtained primarily from early studies, publicly available databases, and information provided in the “Final Environmental Assessment for Chemetall Foote Corporation Electric Drive Vehicle Battery and Component Manufacturing Initiative Kings Mountain, NC and Silver Peak, NV” (DOE, 2010), which analyzed the impact to a limited number of environmental resources. Supplemental information was provided in the updated resource baseline reports prepared as part of the current permitting efforts at SPLO. The SPLO currently has a permitting action before the U.S. Department of the Interior – BLM for the reconciliation of total surface disturbance that has taken place at the project site, which includes an area of active ponds that overlapped onto BLM-administered public land but BLM asserts were not properly authorized at the time of construction, as well as potential expansion and future disturbance activities (including the construction of two new weak brine evaporation ponds and a new strong brine SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 171 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 complex with lined ponds to replace existing unlined ponds). Albemarle is planning to increase the authorized disturbance of 6,462 acres to approximately 8,058 acres. The proposed expansion and future disturbance would be located on both private lands controlled by Albemarle and public land administered by the BLM. Baseline reports for these actions were prepared by SWCA Environmental Consultants (SWCA) for use by the BLM in the NEPA-driven impact analysis and include studies for the pale kangaroo mouse, soils, ecological sites, vegetation, noxious and invasive weeds, migratory birds, eagles and raptors, water resources, air quality, and cultural resources. Separately, SPLO conducted a site evaluation for the presence of Tiehm’s buckwheat and observed no evidence of any buckwheat species within the SPLO project property boundaries. The precise nature of the NEPA disclosure document to be used by the BLM for the impact analyses has been determined to be an EIS, for which a Notice of Intent is expected to be published in Q1 2025. In addition, several broad-scope environmental studies have also been conducted within Clayton Valley, but not specifically for the SPLO. While the studies were not officially sanctioned by the BLM as part of an active mining plan, each study does follow approved protocols for data collection with respect to the resource under investigation per BLM’s “Instruction Memorandum NV-2011-004 Guidance for Permitting 3809 Plans of Operation” (BLM, 2010). The botanical inventory was initiated early due to the time-critical nature of plant identification, which is generally limited to the spring of the year in most locations in Nevada. The wildlife inventory was conducted concurrently as an opportunistic sampling event. The following is a summary of the relevant environmental studies conducted in the valley to date. 17.1.1 Air Quality The NDEP – Bureau of Air Quality Planning (BAQP), which is responsible for monitoring air quality for each of the criteria pollutants and assessing compliance, has promulgated rules governing ambient air quality in the state of Nevada. Esmeralda County is in attainment for all criteria air pollutants. Immediately bordering the SPLO to the north and west is the town of Silver Peak, which contains private residences, a small school, a post office, a fire/emergency medical services (EMS) station, a small church, a park, and a tavern. The closest occupied structures to the SPLO (measured from Albemarle’s administrative office) are approximately 1,000 ft away. The DOE (2010) EA concluded that exhaust emissions from equipment used in construction, coupled with likely fugitive dust emissions, could cause minor, short-term degradation of local air quality. The SPLO operates via a Class II Air Quality Operating Permit (AP2819-0050) issued by the NDEP – Bureau of Air Pollution Control (BAPC). This permit applies to most of the equipment used and materials handling activities in the Li2CO3 and LiOH manufacturing processes. The SPLO has historically been in full compliance with their air quality operating permit. However, on June 28, 2022, Albemarle was issued a letter of alleged findings and order to appear for enforcement conference with respect to AP2819-0050 for the observance of an unpermitted propane generator and failure to submit required monitoring, recordkeeping, or reporting at the project site. Albemarle completed all the requested actions from BAPC (including providing all records of monitoring and incorporating the propane generator) and is awaiting final review and approval by the agency.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 172 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 17.1.2 Site Hydrology/Hydrogeology and Background Groundwater Quality The SPLO is located within the Clayton Valley Hydrographic Area, which covers 1,437 km2, and is designated as Hydrographic Area No. 143 of the Central Region, Hydrographic Basin 10. Clayton Valley (a topographically closed basin bounded by low- to medium-altitude mountain ranges) is a graben structure. Seismic and gravity surveys reveal numerous horst and graben features as the basin deepens to the east-to-southeast. Extensive faulting has created hydrologic barriers, resulting in the accumulation of lithium brines below the playa surface. Jennings (2010) states that satellite imagery and geological mapping identifies several parallel north-to-south-trending faults that are semi- permeable barriers separating the freshwater aquifer on the west from the brines beneath the playa. Stratigraphic barriers occur around much of the playa, isolating it from significant freshwater inflows originating in the mountains. Recharge occurs as underflow into the basin from Big Smoky Valley in the north and Alkali Spring Valley in the west. Recharge derived from precipitation in the basin is low due to high evapotranspiration rates. Extensive exploration drilling has occurred to define the naturally occurring brine resource and hydrogeology of the Clayton Valley playa and surrounding areas. Freshwater does not exist near the pond system of the playa. However, upgradient of the playa margin yields potable groundwater. A monitoring well is located between the R-2 process pond and the freshwater wells (located upgradient) to define the groundwater quality between the playa aquifer and the freshwater aquifer. The topographic surface at the freshwater wells is about 390 ft higher in elevation than the playa surface, and the direction of the groundwater flow is clearly toward the playa. The groundwater pumped from the Clayton Valley playa produces a brine solution with high TDS concentrations, averaging 139,000 ppm. Stormwater runoff and accumulation is directed to the closed hydrogeologic system of Clayton Valley. 17.1.3 General Wildlife A review conducted in 2011 indicated that the dark kangaroo mouse (Microdipodops megacephalus) and the pale kangaroo mouse (Microdipodops pallidus) may occur in the area. The dark kangaroo mouse is listed as a sensitive species by the Nevada BLM, and both species are protected by the state of Nevada. At the same time, the Nevada Department of Wildlife (NDOW) reported that bighorn sheep (Ovis canadensis) and mule deer (Odocoileus hemionus) distributions exist on Mineral Ridge north and west of the community of Silver Peak. The 2011 review also cited the potential presence of desert kangaroo rat (Dipodomys deserti), Merriam’s kangaroo rat (Dipodomys merriami), Great Basin whiptail (Cnemidophorus tigris tigris), and the zebra-tailed lizard (Callisaurus draconoides). Small mammal tracks were not documented within the project area boundary subsequent to 2020 investigations. The U.S. Fish and Wildlife Service (FWS) had no listings for threatened or endangered species in the area. Golden eagle (Aquila chrysaetos) and raptor aerial surveys of the area were conducted in the spring of 2016 and again in 2020. During the first aerial survey conducted in May, four eagle nests were observed. The four nests were again monitored in June. All four nests were inactive in June 2016. No golden eagle or other raptor nests were recorded within the project area, and no occupied golden eagle nests were recorded in the survey area during the 2020 investigations. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 173 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Both desktop analysis and field observations conducted during 2020 indicate that the playa system supports a low diversity of wildlife. Small mammals and reptiles do occur in low densities within the playa setting where occasional vegetative structures occur. Based on a desktop review, mule deer or bighorn sheep are not anticipated to occur within the playa, as the playa provides no foraging habitat, and adequate water sources are likely closer to or within the known bighorn sheep habitat. The project is not considered to have notable impact to the habitats of the species that are either known to occur or could occur within the playa setting. 17.1.4 Avian Wildlife A comprehensive assessment of avian wildlife in and around the area of the SPLO was originally completed as part of the Avian Protection Program (APP) (EDM International, Inc. (EDM), 2013). Clayton Valley lies in an arid region at the northern edge of the Mojave Desert which represents a transition from the hot Sonoran Desert to the cooler and higher Great Basin. The landscape is dominated by Nevada’s driest habitat, salt desert scrub, with isolated ephemeral wetlands and playas. According to the Great Basin Bird Observatory (GBBO) (2010), salt desert scrub and ephemeral wetlands and playas constitute important habitat for several priority bird species in Nevada. Although the breeding bird population of Esmeralda County is small, several hundred species of birds migrate through the county (Esmeralda County Commissioners, 2010). The project area occurs on playa that is devoid of vegetation and currently provides little avian habitat. Based on the results of the field survey conducted in 2020, development of the project is not anticipated to impact breeding or nesting birds or result in a loss of habitat. The project itself provides significant habitat through the development of ponds, which vary in their water quality. The SPLO currently provides nesting habitat for two sensitive species: western snowy plover (Charadrius nivosus nivosus) and American avocet (Recurvirostra americana) (SWCA, 2020). Expansion of the project may increase the available nesting habitat for these species. Additionally, these ponds provide stopover habitat for hundreds of thousands of migrating waterfowl, shorebirds, and wading birds. Water quality that would pose a risk to birds is managed through the project’s extensive monitoring and minimization efforts to maintain avian mortality rates at extremely low levels. 17.1.5 Botanical Inventories Based on a review of data provided by the Southwestern Regional Gap Analysis Program (SWReGAP) and a biological survey conducted on June 16, 2011, the area generally consists of three vegetative communities: inter-mountain basins playa, inter-mountain basins greasewood flat, and inter-mountain basins active and stabilized dunes (USGS, 2005). Additional seasonally sensitive botanical inventories were conducted in the area between June 19 and June 21, 2016. Playa habitat types were generally devoid of vegetation, while greasewood flats were dominated by black greasewood (Sarcobatus vermiculatus), Bailey’s greasewood (Sarcobatus baileyi), four-wing saltbush (Atriplex canescens), Mojave seablite (Suaeda moquinii), shadscale (Atriplex confertifolia), pickleweed (Salicornia ssp.), and inland saltgrass (Distichlis spicata). SWCA completed additional botanical surveys for special-status plants and noxious and invasive weeds in the project’s expansion areas in May 2020. No special-status species were observed. One noxious weed species (saltcedar (Tamarix sp.)) and one invasive weed species (Halogeton (Halogeton glomeratus)) were observed.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 174 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 17.1.6 Cultural Inventories No cultural inventories appear to have been conducted as part of the original permitting effort within the SPLO areas of disturbance, including the process plant site. In general, the valley playas are devoid of cultural artifacts and easily cleared during baseline data collection. The presence and complexity of cultural resources does, however, tend to increase toward the playa edges and adjacent dune systems (DOE, 2010). As part of the current permitting process, limited cultural surveys were completed as per BLM’s request. 17.1.7 Known Environmental Issues There are currently no known environmental issues that could materially impact Albemarle’s ability to extract SPLO resources or reserves. Currently proposed permitting actions should be approved but have the potential to affect the overall expansion schedule. 17.2 Environmental Management Planning Environmental management plans have been prepared as part of the state and federal permitting processes authorizing mineral extraction and beneficiation operations for the SPLO. Requisite state permitting environmental management plans include (NAC 445A.398 and NAC 519A.270): • Fluid management plan • Monitoring plan • Emergency response plan • Temporary and seasonal closure plans • Tentative plan for permanent closure • Reclamation plan Federal permitting environmental management plans incorporate many of the same plans as are required by the state of Nevada; these are specified in Title 43 of the Code of Federal Regulations Part 3809.401(b) (43 CFR § 3809.401(b)) and include: • Water management plan • Rock characterization and handling plan (not applicable to SPLO) • Spill contingency plan • Quality assurance plan • Reclamation plan • Monitoring plan • Interim management plan Additional management plans in effect at the SPLO that are not part of the regulatory requirements include: • APP • Petroleum contaminated soil (PCS) management plan • Weed management plan The state environmental management plans were submitted to the NDEP – Bureau of Mining Regulation and Reclamation (BMRR) as part of the WPCP renewal application (Albemarle, 2021), which still remains under agency review. In the meantime, the SPLO is authorized to continue SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 175 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 operations under the existing permit. Several of the federal management plans were updated and resubmitted as part of the SPLO amended plan of operations (Albemarle, 2022(b)); most overlap with state counterparts. On a company-wide basis, Albemarle is RC 14001 certified. RC 14001 is a chemical responsible care management system that broadens the scope of the International Organization for Standardization (ISO) 14001 Standard beyond the traditional environmental management system to include health and safety, security, transportation, outreach, emergency response and other responsible care requirements. The RC 14001 Technical Standard specification tracks closely with the elements of ISO 14001. 17.2.1 Waste Management The major materials used at the SPLO include various salts, soda ash, lime, and acids. There are two on-site fueling stations (diesel/gas), as well as an HCl tank system. The facility has a hazardous material storage permit issued by the Nevada fire marshal. The facility also holds a Class 5 license from the Nevada Board for the Regulation of Liquefied Petroleum Gas for its storage of liquefied petroleum gas (propane). The site is located in EPA Region IX and operates as a very small quantity generator (VSQG) under the RCRA waste regulations, as the SPLO generates <220 pounds (lb) (100 kg) of hazardous waste, <2.2 lb (1 kg) of acute hazardous waste, or <220 lb of spill residue per month. In fact, the SPLO typically generates little or no hazardous waste. All non-hazardous solid waste generated at the plant is disposed of in an on-site landfill, permitted by the NDEP, or through municipal waste removal services. Petroleum contaminated soil at the site, resulting from spills, leaks, and drips of various petroleum hydrocarbon products used at the site, are managed through the PCS management plan (June 2009). There are no known off-site properties with areas of contamination or federal superfund sites within the immediate vicinity of the facility. 17.2.2 Tailings Disposal While not tailings in the traditional hard rock mining sense, the SPLO does generate a solid residue that requires management during operations and closure. As part of the lithium extraction process, it is necessary to remove magnesium from the Clayton Valley brines. Removal is accomplished by treating the brines with slaked lime. The lime treatment results in the production of a lime solid, consisting mainly of Mg(OH)2 and CaSO4, which is collected and deposited for final storage in the lime solids pond (LS Pond, also known as R2 Tailings Pond). TCLP analysis of the lime solids conducted in October 1988 indicated concentrations below detection levels for cadmium, chromium, lead, mercury, selenium, and silver, but detectable levels of arsenic (0.02 mg/L) and barium (0.08 mg/L) in the leachate, both of which are regularly observed in brine and freshwater samples. More-recent analyses were not available. SRK recommends that more- comprehensive characterization of this material be undertaken as part of final closure of the facility. Final reclamation of the LS Pond will involve decanting all fluids away from the pond to allow the solids to dewater. The containment berm will be breached at the lowest part to ensure the surface drains freely and remains dry. A four-strand barbed wire fence will be erected around the perimeter to prevent access to the surface of the pond. The lime solids should solidify but are not likely to support vehicular traffic. If it is later determined that the dried material in the LS Pond represents dust or other hazards,

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 176

the permittee/operator will cooperate with appropriate state (and federal) regulatory agencies to correct the situation. If the correction includes capping or covering the pond, the appropriate actions will be included in the final closure plan. Inspection of this surface-crusted facility during heavy winds suggests that such remedial action is not likely to be necessary.

### 17.2.3 Site Monitoring

Monitoring of the SPLO is accomplished on multiple levels and across various regulatory programs; these include:

- Air quality and emissions monitoring through the Class II air quality operating permit
- Surface disturbances, reclamation and revegetation monitoring through the plan of operations and reclamation permit
- Terrestrial and avian wildlife mortalities and mitigative protection measures monitoring through the industrial artificial pond permit (IAPP) and APP
- Solution impoundment embankments and appurtenant inspections as part of the dam safety permit
- Process fluids, surface, and groundwater resources (including contamination from PCS) through the WPCP

The groundwater in Clayton Valley is essentially the ore for the SPLO and thus represents the water quality of the mine area. In the vicinity of the plant and town, monitoring of the freshwater aquifer through a pumping well is performed quarterly. Leak detection is conducted to monitor encroachment from the brine aquifer and surface ponds into the freshwater aquifer via the monitor well (R-2W). To date, no evidence of leakage or brine encroachment has been detected.

### 17.2.4 Human Health and Safety

The site has prepared a safety manual that includes an emergency response plan (ERP) for the SPLO. The ERP provides a risk and vulnerability assessment that rates hazards from low to high for probability and severity. The greatest hazards are associated with a propane tank failure or a boiler explosion, which were both rated high for severity but low for probability. Hazards rated as having both moderate probability and moderate severity include the potential for a propane line failure, an HCL spill, and a hydroxide spill (either solution or powder). The area has a low probability for earthquake hazards. The plan outlines safety procedures, communications, and response procedures (including evacuation procedures) to protect workers from hazardous conditions. The facility is located in an unoccupied area separated from residential communities. The evaporation ponds, process facilities, and some of the other ponds are surrounded by security fencing to restrict public access.

## 17.3 Project Permitting

### 17.3.1 Active Permits

The SPLO includes both public and private lands within Esmeralda County, Nevada. Therefore, the project falls under the jurisdiction and permitting requirements of Esmeralda County, the state of Nevada (principally the various bureaus within the NDEP), and federally through the BLM. Table 17-1 presents the list of permits and authorizations under which the SPLO operates.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 177

Table 17-1: SPLO Project Permits

| Permit/Approval | Issuing Authority | Permit Purpose | Status |
|---|---|---|---|
| Federal permits approvals and registrations | | | |
| Plan of operations | BLM | Prevents unnecessary or undue degradation of public lands | BLM Case No. N-072542;<br>BLM Bond No. NVNV105897791 |
| Rights-of-way (RoW) grant | BLM | Authorization to use public land for things such as electric transmission lines, communication sites, roads, trails, fiber optic lines, canals, flumes, pipelines, and reservoirs, etc. | RoW NVN-44618 for access and pipeline to pumping wells (renewed annually); RoW NVN-66325 water line to storage tank (renewed every 10 years) |
| EPA Hazardous Waste ID No. | EPA | Registration as a generator of wastes regulated as hazardous | SPLO is currently classified as a VSQG |
| Migratory bird special purpose utility permit | Department of the Interior – FWS | Required for utilities to collect, transport, and temporarily possess migratory birds found dead on utility property, structures, and RoW as well as, in emergency circumstances, relocate or destroy active nests | MB38854B-0 (renewal application remains under agency review) |
| Fish and wildlife rehabilitation permit | FWS | | MB93535B-3 (expires 2027) |
| Waters of the U.S. (WOTUS) Jurisdictional Determination | U.S. Army Corps of Engineers (USACE) | Implementation of Section 404 of the Clean Water Act (CWA) and Sections 9 and 10 of the Rivers and Harbors Act of 1899 | 1992 NDEP correspondence determined that stormwater runoff from the SPLO discharges to a dry playa in a closed hydrological basin and is not considered a water of the United States. |
| Federal Communications Commission (FCC) Permit | FCC | Frequency registrations for radio/microwave communication facilities | Registration No. 0021049176 |
| State of Nevada permits approvals and registrations | | | |
| Annual status and production report | NDM Commission on Mineral Resources | Operator shall submit to the administrator a report relating to the annual status and production of the mine for the preceding calendar year. | Reported by April 15 for each preceding year |
| Surface area disturbance permit | NDEP/BAPC | Regulates airborne emissions from surface disturbance activities | Included as Section VII of SPLO Class II air quality operating permit |
| Air quality operating permit | NDEP/BAPC | Regulates project air emissions from stationary sources | AP2819-0050.05 (expires November 13, 2026) |
| Mining reclamation permit | NDEP/BMRR | Reclamation of surface disturbance due to mining and mineral processing; includes financial assurance requirements | 0092 |
| WPCP | NDEP/BMRR | Prevents degradation of waters of the state from mining; establishes minimum facility design and containment requirements | NEV0070005 (renewal submitted 2021; under agency review) |
| National Pollutant Discharge Elimination System (NPDES) | NDEP/BWPC | | Waiver; closed hydrological basin |
| Approval to operate a solid waste system | NDEP/Bureau of Sustainable Materials Management (BSMM) | Authorization to operate an on-site landfill | SW321 |
| General industrial stormwater discharge permits | NDEP/BWPC | Management of site stormwater discharges in compliance with federal CWA | Waiver; closed hydrological basin |
| Permit to appropriate water/change point of diversion | NDWR | Water rights appropriations | 20,723.95 AFA underground (mining and milling)<br>625.51 AFA surface (mining and milling)<br>41.79 AFA underground (quasi-municipal)<br>2.17 AFA (stockwater)<br>21,393.45 AFA total water rights |
| Permit to construct a dam | NDWR | Regulate any impoundment higher than 20 ft or impounding more than 20 acre-feet | J-735, J-789, J-794 |
| Potable water system permit | Nevada Bureau of Safe Drinking Water | Water system for drinking water and other domestic uses (e.g., lavatories) | Potable water is purchased from city water supply. |
| Sewage disposal system permit | NDEP/BWPC | Construction and operation of on-site sewage disposal system (OSDS) | NS2013501 (expired 2018; agency engaged for renewal) |
| Industrial artificial pond permit | NDOW | Regulate artificial bodies of water containing chemicals that threaten wildlife | S-37036 |
| Wildlife rehabilitation permit | NDOW | Authorization to capture, transport, rehabilitate, release, and euthanize sick, injured, or orphaned birds and mammals | License No. 427565 (expires December 31, 2025) |
| Hazardous materials permit | Nevada fire marshal | Store a hazardous material in excess of the amount set forth in the International Fire Code (2006) | 117134 (renewed annually) |
| Liquefied petroleum gas (LPG) license | Nevada Board of the Regulation of LPG | Tank specification and installation, handling, and safety requirements | No. 5-5533-01 (expires May 31, 2025; renewed annually) |
| State business license | Nevada Secretary of State | License to operate in the state of Nevada | State of Nevada business license for ALBEMARLE U.S., INC.; NV20021460735 |
| Local permits for Esmeralda County | | | |
| Building permits | Esmeralda County Building Planning Department | Compliance with local building standards/ requirements | None |
| Conditional use permit | Esmeralda County Building Planning Department | Compliance with applicable zoning ordinances | None |
| County road use and maintenance permit/agreement | Esmeralda County Building Planning Department | Use and maintenance of county roads | Road through facility is private, but Albemarle allows use and maintains for public through agreement with county. |

Source: Albemarle, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 178 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 17.3.2 Current and Anticipated Permitting Activities Several strong brine ponds underwent salt excavation and lining activities using HDPE to increase recovery efficiency and reduce infiltration losses; while this is not a permit compliance-related activity, authorization for embankment modifications was required by the NDWR prior to construction activities. As noted in Section 17.1, Albemarle submitted a plan of operations amendment to the BLM for the reconciliation of total surface disturbance and the construction and operation of additional evaporation ponds: • Disturbance reconciliation: o Two impoundments (18S and 18N) constructed on public land but not properly approved o Transfer pump station and additional piping infrastructure (16S-18S) o Conveyance trench (13-9W, an approximately 1.6-mile-long, 35-ft-wide trench, contained entirely within previously disturbed pond footprint) o 9N Salt Pile • Proposed expansion on public lands: o New strong brine complex including two transfer pump stations and related pipelines (1, 2W, 3W, 4W, 5W, 6W, and 7) o Two weak brine ponds including transfer pump stations and related pipelines (12W and 13N) o Future production well drilling Albemarle is planning to increase the authorized disturbance of 6,462 acres to approximately 8,058 acres. The plan of operations amendment is undergoing NEPA review and disclosure documentation, as well as a public comment period prior to final agency decision. Albemarle received approval to reactivate several existing (but inactive) ponds and construct one new pond, all of which are located on private lands owned or controlled by the company, thus not requiring federal authorization. For the past several years, Albemarle has (and continues to) worked closely with the NDWR to properly permit all points of diversion to work towards full beneficial use of its water rights. As a part of this process, Albemarle filed permanent permit applications for all active production wells; however, as of June 30, 2024, those applications have not been acted upon. Subsequently, this inaction has required Albemarle to file multiple rounds of temporary permit applications, which are only granted for a period of 1 year. As of June 30, 2024, both Albemarle base rights and temporary permits are in good standing. 17.3.3 Performance or Reclamation Bonding Pursuant to state and federal regulations, any operator who conducts mining operations under an approved plan of operations or reclamation permit must furnish a bond in an amount sufficient for stabilizing and reclaiming all areas disturbed by the operations. The BLM Tonopah Field Office and the NDEP-BMRR received an updated RCE for the SPLO on September 21, 2023, in support of a 3-year bond review and update. The agencies reviewed this updated RCE and approved the amount of US$10,493,577. The amount is based on the operator complying with all applicable operating and reclamation requirements as outlined in the regulations at 43 CFR § 3809.420 and NAC 519A.350 et seq. Section 17.5 provides additional details. This RCE will remain in effect until updated as part of a state and federal permitting action or next 3-year bond review (anticipated in late 2026). SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 179 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 17.4 Plans, Negotiations, or Agreements The SPLO has been in operation for nearly 60 years and predates many (if not all) of the local, national, and international standards and guidance regarding stakeholder engagement. The DOE (2010) conducted consultations with the FWS, the Nevada National Heritage Program office, and the State Historic Preservation Office per requirements of Section 7 of the Endangered Species Act and Section 106 of the National Historic Preservation Act. The EA was also released for public review and comment, although most of the comments received were from government entities. The BLM is also conducting agency consultation and soliciting public comment on the proposed action currently before them regarding the SPLO plan amendment. Once the BLM published their notice of intent (NOI) to prepare an EIS (expected late in Q1 2025), formal public consultation will commence almost immediately. In addition, the BLM has informally reached out to the following Native American tribes to solicit their input and participation in the process: • Duckwater Shoshone Tribe • Yomba Shoshone Tribe • Timbisha Shoshone Tribe • Ely Shoshone Tribe • Moapa Band of Paiutes There are few external, non-regulatory agreements. In regard to Silver Peak Road, Albemarle has an agreement with the county under which Esmeralda County will maintain Silver Peak Road from the intersection of U.S. 95 and Silver Peak Road (consisting of approximately 19 mi), ending at the eastern Albemarle property line, and Albemarle and its successors will maintain the remainder of Silver Peak Road, approximately 6.2 mi of which leads into the town of Silver Peak. It was further agreed that Albemarle and its successors will allow public access (including large delivery trucks) on and across the road on a permanent basis, thus assuring that future generations will have public access to Silver Peak and the surrounding areas. In June 1991, a settlement agreement was reached between the BLM and Cyprus Foote Mineral Company (now Albemarle) under which the U.S. government (BLM) shall not lease or grant any other rights in or to the stockpiled salts that could have adverse economic effects on the SPLO without prior agreement. For its part, the SPLO shall continue to stockpile potassium-bearing salts and shall not remove, sell, or otherwise transfer any leasing act minerals without authorization from the BLM. This agreement shall remain in effect essentially for the duration of lithium production by Albemarle, during standby periods, and for 1 year following cessation of operations. Finally, Albemarle maintains an informal agreement with the Silver Peak volunteer fire department to provide funding for personnel and equipment, within reason. 17.5 Mine Reclamation and Closure 17.5.1 Closure Planning Mine closure and reclamation requirements are addressed on several levels and by several authorities: • Federal requirements are generally covered in the plan of operations under the BLM’s 43 CFR § 3809.401(b)(3) which state that, at the earliest feasible time, the operator shall reclaim the area disturbed, except to the extent necessary to preserve evidence of mineralization, by

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 180 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 taking reasonable measures to prevent or control on-site and off-site damage of the federal lands. • State of Nevada requirements are stipulated in both the WPCP’s tentative plans for permanent closure (TPPC) and final plans for permanent closure (FPPC) under NAC 445A.396 and 445A.446/.447, respectively, and the reclamation permit requirements under NAC 519A. • On a local level, the 2013 Esmeralda County Public Lands Policy Plan, Policy 7-7 for Mineral and Geothermal Resources: reclamation of geothermal, mine, or exploration sites should be coordinated with the Esmeralda County Commission and should consider the post-mine use of buildings, access roads, water developments, and other infrastructure for further economic development by industry, as well as historic and other uses pursuant to the federal Recreation and Public Purposes Act (R&PP). The state closure and stabilization requirements under the WPCP pertain to process and non-process components (sources), such as mill components, heap leach pads, tailings impoundments, pits, pit lakes, waste rock dumps, ore stockpiles, fueling facilities, and any other associated mine components that, if not properly managed during operation and closure, could potentially lead to the degradation of waters of the state. A mining facility operator/permittee must submit a TPPC as part of any application for a new WPCP or modification of an existing permit. A TPPC was submitted as part of the SPLO WPCP NEV0070005 renewal application in 2021. A FPPC must be submitted to the agency at least 2 years prior to the anticipated closure of the mine site, or any component (source) thereof. This plan must provide closure goals and a detailed methodology of activities necessary to achieve chemical stabilization of all known and potential contaminants at the site or component, as applicable. The FPPC must include a detailed description of proposed monitoring that will be conducted to demonstrate how the closure goals will be met. Under State of Nevada Reclamation Permit #0092, total permitted disturbance at the SPLO, as of 2024, totaled 7,400 acres, of which, only 18% is on public lands administered by the BLM; the remaining 82% is on private land. Disturbance on both public and private land is subject to state mine reclamation regulations (NAC 519A). In general, the reclamation and closure of the SPLO, upon cessation of brine pumping, will involve the removal of all pumps and abandonment of the wells in accordance with state regulations. While no additional brines will be added to the evaporation pond system, brine management would continue unchanged for at least 1 year while the ponds evapoconcentrate and are systematically shut down. As each pond is abandoned, all equipment associated with its operation will be removed. It will then require another 1 to 1.5 years to process all of the remaining limed brine through the Li2CO3 plant. Once processing has been halted, all surface structures will be removed, including buildings, pipelines, equipment, and power lines. The solar pond embankments will not be removed; neither the ponds nor the salt spoils are expected to pose a hazard to public safety. The embankments surrounding these ponds will be graded at 3:1 slopes as described in the reclamation plan. Section 0 describes the final reclamation of the LS Pond. The PCS disposal site will be reclaimed according to the PCS management plan. To the extent practicable, reclamation and closure activities will be conducted concurrently to reduce the overall reclamation and closure costs, minimize environmental liabilities, and limit financial assurance exposure. The revegetation release criteria for reclaimed areas are presented in the “Guidelines for Successful Revegetation for the Nevada Division of Environmental Protection, the Bureau of Land Management, and the U.S.D.A. Forest Service” (NDEP, 2016). The revegetation goal SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 181 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 is to achieve the plant cover similar to adjacent lands as soon as possible, which, on a denuded salt playa, is relatively simple. 17.5.2 Closure Cost Estimate Albemarle/Silver Peak does not maintain a current internal LoM cost estimate to track the closure cost to self-perform a closure. The most-recent closure cost estimate available for review was the 2023 reclamation bond cost update prepared by Haley and Aldrich. This 3-year reclamation cost update for financial assurance was prepared in the Nevada standardized reclamation cost estimator (SRCE), Version 17b. The SRCE model has been in use since 2006 in the state of Nevada after validation by both state and federal regulators and mining industry representatives. SRK reviewed the 2022 amended plan of operations and the August 2023 3-year reclamation cost estimate provided by Albemarle. The documents meet the requirements of Nevada Revised Statutes (NRS) 519A and NAC 519A, as well as meeting requirements in 43 CFR§ 3809. Only minor changes to the cost estimate were made since the 2020 update, including abandonment of additional wells, removal of a new liner in the strong brine ponds, and demolition of the liming facility. An acceptance letter for the 2023 update to the associated RCE has also been provided and found to meet the requirements for financial assurance. As noted above, the 2023 update to the reclamation bond cost is US$10,493,577. The 2020 update utilized a cost data file (CDF) prepared by the NDEP-BMRR, which was released on August 1, 2023. The CDF utilizes the unit rates below: • Labor rates from federally mandated Davis-Bacon rates • Rental equipment rates quoted from Cashman Caterpillar in Reno, Nevada • Miscellaneous unit rates from Nevada mining vendor quotes (e.g., seeding, well abandonment, etc.) • Costs for some activities and supplies are from the 2023 RS Means Heavy Construction database (where activities include labor, they are modified to use the Davis-Bacon wages). A cost basis was selected for southern Nevada, which includes Clark, Esmeralda, Lincoln, and Nye Counties. The SRCE model utilizes first principles to calculate various costs for activities related to mining operations. Inputs for these equations range from equipment efficiencies, labor efficiencies, fuel consumption rates, area calculations, unit rates for labor/equipment/consumables, etc. Some costs estimated in the SRCE model (such as those for demolition) are estimated based on productivities and crews from the RS Means Heavy Construction database but use the standardized labor and equipment rates included in the CDF. Other, site-specific costs may be calculated by the operator and included in one of the user sheets. The Silver Peak estimate includes an estimate for power transmission lines from SANROC INC. The rates for the CDF are supplied by the NDEP-BMRR and vetted for usage in reclamation estimates throughout the state of Nevada, as well as several surrounding jurisdictions. Davis-Bacon labor rates are based on government contracts with select labor unions and may be higher than those that would be incurred by an operator in a self-performed closure scenario where in-house or non-union contract labor can be used. The costs within a reclamation estimate prepared for a regulatory agency often have additional overhead costs related to government oversight of the closure project; the same is true of the values associated with equipment. The rates within the government-prepared CDF are leased rates (which include capital and operating costs), as opposed to an owner/operator fleet already

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 182 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 having a majority of the equipment on hand and partially or fully amortized or potentially easier access to equipment. The reclamation bond cost estimate includes 10% for contractor overhead and profit, 6% for engineering and design, 6% for contingency, 10% for government project management, and 4% for bonding and insurance. The total indirect markup of the reclamation bond estimate is 35%. While this total markup is likely sufficient to cover the project management and overhead (G&A) costs in a self-performed closure, they are not detailed enough to make a judgement whether they are adequate in this case. Normally, a self-performed LoM closure cost will include a project-specific list of G&A costs for both management and overhead items like telephones, office supplies, electricity, etc. The 2023 cost estimate prepared by Haley and Aldrich utilizes various sheets within the SRCE. These sheets include cost summary, other user, waste rock dumps, roads, quarries and borrow pits, haul material, foundations and buildings, landfills, yards, etc., waste disposal, well abandonment, misc. costs, monitoring, construction management, and various user sheets (user 1 (calculations for equipment removal), user 2 (2023 mobilization/demobilization calculation spreadsheet), and user 3 (adjusted 2020 quote from SANROC INC to remove powerlines and poles). The user 1 sheet includes various calculations to remove equipment (transfer pumps, lime slaking plant equipment, and power poles); these calculations utilize equipment, material, and labor rates from within the SRCE model (i.e., they mobilization/demobilization calculation spreadsheet) and user 3 (quote from SANROC INC to remove powerlines and poles). All of the sheets that contain added data appear to be done in a manner that is representative of good industry practice. SRK was provided with a copy of the SRCE workbook in native Excel format, allowing SRK to review custom formulas and links created by Albemarle/Silver Peak or their consultants within worksheets in the model. SRK did not attempt to recreate the closure cost estimate by reproducing the inputs that were derived from computer aided drafting (CAD) or geographic information system (GIS) models. When implemented in an acceptable manner, this information should be accurate and lead to a cost estimate model that is also a relatively accurate facsimile of the financial liability associated with the operation. There are many nuances in how to approach the desired inputs for the SRCE model, as well as the desired outcome, and no two modelers or models are identical. However, given the acceptance by the federal and state regulators of the previous versions of the reclamation cost estimate and the regulators’ familiarity with the SRCE model, it appears that the reclamation estimate executed with respect to the Silver Peak operation is within the margins of good industry practice and showcases a reasonable cost to reclaim the operation and its associated features. Note that the current permitting activities will require modification of the approved 2023 RCE at a time specified by the BLM during the permitting process. At a minimum, additional costs associated with the expanded and new evaporation ponds and future production wells will need to be captured. However, according to Albemarle, some of these costs will be offset by the current and ongoing closure of a number of extraction wells that are currently carried in the SRCE model; thus, a material change in the reclamation cost estimate is not anticipated. 17.5.3 Limitations on the Closure Cost Estimate The purpose for which the cost estimate provided for review was created was to provide a basis for financial assurance. This type of estimate reflects the cost that the government agency responsible for closing the site in the event that an operator fails to meet their obligation would incur. If Albemarle, SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 183 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 rather than the government, closes the site in accordance with their current mine plan and approved closure plan, the cost of closure is likely to be different from the financial assurance cost estimate approved by the government. There are a number of costs that are included in the financial assurance estimate that would only be incurred by the government, such as government contract administration. Other costs (such as head office costs, a number of human resource costs, taxes, fees, and other operator-specific costs that are not included in the financial assurance cost estimate) would likely be incurred by Albemarle during closure of the site. Finally, the SRCE model was not designed specifically for in situ leach operations such as Silver Peak, so some of the standard approach used in the model could underestimate or overestimate costs. Because Albemarle does not currently have an internal closure cost estimate, SRK was not able to prepare a comparison of the two types of closure cost estimates. The actual cost could be greater than or less than the financial assurance estimate. Furthermore, because closure of the site is not expected until 2056, based on the forecast reserve production plan, the closure cost estimate represents future costs based on current expectations of site conditions at that date. In all probability, site conditions at closure will be different than currently expected; therefore, the current estimate of closure costs is unlikely to reflect the actual closure cost that will be incurred in the future. 17.6 Plan Adequacy Given the robust state and federal regulatory requirements in Nevada and review of the available documentation, it is SRK’s opinion that the current plans are sufficiently adequate to address any issues related to environmental compliance, permitting, and local individuals or groups. 17.7 Local Procurement No formal commitments were identified by the SPLO for local procurement.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 184

# 18 Capital and Operating Costs

Silver Peak is an operating lithium mine. Capital and operating costs are forecast as a normal course of operational planning with a primary focus on short-term budgets (i.e., subsequent year). Silver Peak currently utilizes longer term capital planning on a 5- to 8-year basis. Given the current mid- and long-term planning completed at the operation, SRK developed a long-term forecast for the operation based on historic operating results, adjusted for assumed changes in operating conditions and planned strategic changes to operations.

Estimation of capital and operating costs is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations. For this report, capital and operating costs are estimated to a PFS level as defined by S-K 1300, with a targeted accuracy of ±25%. However, this accuracy level is only applicable to the base case operating scenario and forward-looking assumptions outlined in this report. Therefore, changes in these forward-looking assumptions can result in capital and operating costs that deviate more than 25% from the costs forecast herein.

## 18.1 Capital Cost Estimates

Capital cost forecasts are estimated based on (i) a baseline level of sustaining CAPEX, in-line with recent historic expenditure levels, and (ii) strategic planning for major CAPEX. The capital estimate includes sustaining costs to support the planned production schedule. Sustaining capital includes pond expansion, monitoring and exploration wells, new and replacement production wells, carbonate plant upgrades, and general ongoing sustaining capital.

Table 18-1 presents sustaining capital estimates the life of the reserve and incorporated into the cashflow model. Total capital costs over this period (July 2024 to December 2056) are estimated at US$791.7 million (including closure) in 2024 real dollars.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 185

Table 18-1: Capital Cost Forecast (US$ Million Real 2024)

| Period | Ponds | Exploration/ Monitoring Wells | New and Replacement Wells | Carbonate Plant Upgrades | Ongoing Sustaining Capital | Closure Cost | Total |
|---|---|---|---|---|---|---|---|
| 2024 July through December | - | - | - | - | 3.7 | - | 3.7 |
| 2025 | - | - | - | - | 7.1 | - | 7.1 |
| 2026 | 19.9 | 5.0 | - | 1.0 | 12.0 | - | 37.9 |
| 2027 | 15.0 | 5.0 | - | 9.0 | 14.0 | - | 43.0 |
| 2028 | 20.0 | 5.0 | - | 10.0 | 17.0 | - | 52.0 |
| 2029 | 22.0 | - | 8.7 | 2.0 | 20.0 | - | 44.0 |
| 2030 | 12.0 | - | 8.7 | - | 20.0 | - | 40.7 |
| 2031 | 12.0 | - | 14.5 | - | 20.0 | - | 40.7 |
| 2032 | - | - | 2.9 | - | 20.0 | - | 34.5 |
| 2033 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2034 | - | - | 8.7 | - | 20.0 | - | 22.9 |
| 2035 | - | - | 8.7 | - | 20.0 | - | 28.7 |
| 2036 | - | - | 2.9 | - | 20.0 | - | 28.7 |
| 2037 | - | - | 5.8 | - | 20.0 | - | 22.9 |
| 2038 | - | - | 2.9 | - | 20.0 | - | 25.8 |
| 2039 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2040 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2041 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2042 | - | - | 8.7 | - | 20.0 | - | 22.9 |
| 2043 | - | - | 5.8 | - | 20.0 | - | 28.7 |
| 2044 | - | - | 5.8 | - | 20.0 | - | 25.8 |
| 2045 | - | - | 8.7 | - | 20.0 | - | 25.8 |
| 2046 | - | - | 2.9 | - | 20.0 | - | 28.7 |
| 2047 | - | - | 8.7 | - | 20.0 | - | 22.9 |
| 2048 | - | - | 2.9 | - | 20.0 | - | 28.7 |
| 2049 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2050 | - | - | 2.9 | - | 20.0 | - | 22.9 |
| 2051 | - | - | 2.9 | - | 10.0 | - | 12.9 |
| 2052 | - | - | 2.9 | - | 5.0 | - | 7.9 |
| 2053 | - | - | - | - | 2.5 | - | 5.4 |
| 2054 | - | - | - | - | 1.5 | - | 1.5 |
| 2055 | - | - | - | - | - | - | - |
| 2056 | - | - | - | - | - | 10.5 | 10.5 |
| Total | 100.9 | 15.0 | 130.5 | 22.0 | 512.8 | 10.5 | 791.7 |

Source: SRK, 2024

### 18.1.1 Pond Construction

For the operation to sustainably reach the forecast production levels, a program of pond lining, pond construction, and pond rehabilitation must continue. For this analysis, these programs are forecast to continue through 2031.

Pond lining consists of the installation of a liner to increase the efficiency of the ponds by limiting solution lost to ground. The pond construction and rehabilitation programs consist of the rehabilitation and salt removal from existing pond structures and construction of new ponds to ensure that sufficient pond capacity is available. The program includes reactivation and rehabilitation of existing ponds (including salt removal), construction of new approved ponds, and addition of future ponds to support the production plan. The total sustaining capital from 2026 through 2031 is US$100.9 million. Section 14.1 discusses the pond system.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 186 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 18.1.2 Exploration and Monitoring Wells The site will add exploration and monitoring wells in 2026 through 2028 at a rate of approximately US$5 million/year, for a total of US$15 million. 18.1.3 Production Wellfield For the estimate of replacement/rehabilitation of production wells, SRK assumes one well per year after 2029 will require replacement, with a typical cost of US$2,900,000 per well. SRK notes that there are currently 63 wells in service, which are more than are than currently needed; replacement wells are not likely to be needed through the end of 2028. SRK’s production assumptions include increasing production rates to maximize permit and infrastructure capacity; this results in a production wellfield of a maximum of 47 wells by the end of 2035 and then a general decline in active well counts over time. For the wellfield, SRK’s production modeling changes by time period ramping up to 47 total production wells; this results in a total CAPEX for the production wellfield of US$130.5 million over the life of the reserve base. 18.1.4 Carbonate Plant Upgrades The carbonate plant is planned to be upgraded in 2026 through 2029. The upgrades include facility improvements, process upgrades to improve yield, remove impurities, and improve carbonization, electrical upgrades, and pumping improvements. The total estimate is US$22.0 million. 18.1.5 Ongoing Sustaining For a typical annual sustaining capital meant as a catch-all for all other items, SRK estimates a long- term average value of US$20.0 million per year, which aligns with Albemarle’s budget projections for 2031 through 2034. In SRK’s opinion, US$20.0 million per year is a reasonable assumption. Total LoM ongoing sustaining capital is US$512.8 million. 18.1.6 Closure Cost Section 17.5 discusses the closure cost in detail. The total estimate is US$10.5 million. 18.2 Operating Cost Estimates As noted above, Albemarle has not developed long-term cost forecasts. Therefore, SRK developed a cost model to reflect future production costs. Of note, SRK’s forecast production profile includes an increase in wellfield pumping rates and production rates; therefore, the cost forecast necessarily accounts for these changing conditions. In evaluating the historic costs and discussing the cost profile with Albemarle, the majority of the Silver Peak costs are fixed and will not change with increasing pumping and production rates. However, there are a few material cost items that are variable and will need to be adjusted. For the purposes of this reserve estimate, SRK developed a variable cost model for the following items: • Packaging • Propane • Soda ash • Lime SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 187 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 • Electricity • Salt removal For packaging, propane, soda ash, and lime, the costs are treated as fully variable to the current year’s Li2CO3 production. For salt removal, the cost is calculated based on a factor against the contained salt in the brine pumped 2 years prior (reflects timing to evaporate brine before salt is harvested). For electricity, the majority of electrical consumption is related to the wellfield. Therefore, the consumption of electricity for the wellfield was modeled separately based on a power consumption profile resulting from the pumping plan. Some of the cost inputs can have volatile pricing, which can have a material impact on operating costs. SRK utilized Albemarle’s 2024 actuals these items to represent LoM inputs; in SRK’s opinion, they are reasonable when compared to previously experienced costs. These key inputs are listed below. Note that in the economic model, SRK ran a sensitivity analysis on soda ash pricing, as it is the most important of these inputs. Section 19.3 provides more details: • Soda ash: US$368/t, delivered • Lime: US$390/t, delivered • Electricity: 0.108/kWh • Propane: US$1.22/gal, delivered For salt harvesting, Albemarle has recently begun limited harvesting and has generally not performed salt harvesting historically; this has resulted in some ponds no longer being usable for evaporation purposes, as they are full of salt. As noted in the capital section above, salt must be removed to allow usage of these ponds again. To sustain the forecast production rates, excess salt cannot be allowed to accumulate over time. Therefore, instead of utilizing historic salt harvesting rates, SRK has calculated salt harvesting requirements as a factor of salt contained in the brine pumped (with harvesting delayed 2 years from the time brine is pumped); this results in annual average salt harvesting costs of approximately US$7.4 million, in comparison to historic costs that have averaged around US$800,000 per year pre-2020. This change is a significant jump, and in SRK’s opinion, it is due to salt harvesting that must be performed to maintain performance. As Albemarle has begun salt harvesting operations, the cost to remove salt on a per-tonne basis is readily available. For the purposes of modeling, SRK is utilizing US$3.57/t of salt harvested, as this is the number currently being incurred by the operation. Approximately 50% of the operations costs are modeled as variable. The remaining fixed costs are primarily the result of the operation of the on-site carbonate plant and site administration. Based on 2025 forecasts, the fixed cost of running this facility is US$18.4 million/year, with an additional US$0.2 million in fixed utilities costs. These values have been used for modeling of the economics of the project. Figure 18-1 shows the total annual forecast operating costs for Silver Peak.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 188


Operating Cost (LOM)
Millions
US$
45
40
35
30
25
20
15
10
5
-
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
2052
2053
2054
2055
2056
2057
Fixed Utilities Cost
Fixed Processing Cost
G&A Cost
Variable Utilities Cost
Variable Processing Cost
Packaging and Shipping

Source: SRK, 2024
Notes: 2024 costs reflect a partial year (July to December).
Table 19-7 shows tabular data.

Figure 18-1: Total Forecast OPEX

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 189

# 19 Economic Analysis

As with the capital and operating cost forecasts, the economic analysis is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations.

## 19.1 General Description

SRK prepared a cashflow model to evaluate Silver Peak's reserves on a real, 2024-dollar basis. This model was prepared on an annual basis from the reserve effective date to the exhaustion of the reserves. This section presents the main assumptions used in the cashflow model and the resulting indicative economics. The model results are presented in US$ unless otherwise stated. All results are presented in this section on a 100% basis, reflective of Albemarle's ownership.

### 19.1.1 Basic Model Parameters

Key criteria used in the analysis are presented throughout this section. Table 19-1 summarizes the basic model parameters.

Table 19-1: Basic Model Parameters

| Description | Value |
|---|---|
| TEM time zero start date | July 1, 2024 |
| Pumping life (first year is a partial year) (year) | 30 |
| Operational life (first year is a partial year) (year) | 32 |
| Model life (first year is a partial year) (year) | 33 |
| Discount rate (%) | 10 |

Source: SRK, Albemarle, 2024

All cost incurred prior to the model start date are considered sunk costs. The potential impact of these costs on the economics of the operation are not evaluated; this includes contributions to depreciation and working capital, as these items are assumed to have a zero balance at model start. The operational life extends 2 years beyond the pumping life to allow for recovery of the lithium pumped to the ponds from the wellfield. The model continues 1 year beyond the operational life to incorporate closure costs in the cashflow analysis. The selected discount rate is 10%, as provided by Albemarle.

### 19.1.2 External Factors

Pricing

Modeled prices are based on the prices developed in the Market Study section of this report. The prices are modeled as US$17,000/t $Li_2CO_3$ over the life of the operation. This price is a CIF price, and shipping costs are applied separately within the model.

Taxes and Royalties

As modeled, the operation is subject to a 21% federal income tax rate. All expended capital is subject to depreciation over an 8-year period. Depreciation occurs via straight line method. Taxable income is adjusted by depletion on a US$644/t $Li_2CO_3$ basis provided by Albemarle.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 190 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 As the operation is located in Nevada, it is subject to the Nevada Net Profits Interest tax. This tax is on a sliding scale and is levied over the operation’s gross revenue fewer operating costs and depreciation expenses. As the operation is modeled to have a ratio of net proceeds to gross proceeds >50% at the forecast price, the tax rate is modeled as 5%. Working Capital The assumptions used for working capital in this analysis are as follows: • Accounts receivable (A/R): 30-day delay • Accounts payable (A/P): 30-day delay • Zero opening balance for A/R and A/P 19.1.3 Technical Factors Pumping/Extraction Profile The modeled pumping profile was developed by SRK. The details of this profile are presented previously in this report. No modifications were made to the profile for use in the economic model other than adjustments where necessary to account for already pumped solution in the first year. Figure 19-1 presents the modeled profile. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 191 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2024 Note: Table 19-7 shows tabular data. Figure 19-1: Silver Peak Pumping Profile

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 192

Table 19-2 presents a summary of the modeled life of operation pumping profile.

Table 19-2: Modeled Life of Operation Pumping Profile

| Extraction Summary | Units | Value |
|---|---|---|
| Total brine pumped | $m^3$ (millions) | 691.9 |
| Total contained lithium | kt | 79.11 |
| Average lithium grade | mg/L | 114 |
| Annual average brine production | $m^3$ (millions) | 23.06 |
| Annual average brine production | acre-feet | 18,698 |

Source: SRK, 2024

## Processing Profile

The processing profile is identical to the pumping profile. The material pumped is immediately fed to the processing circuit consisting of evaporation ponds and processing plant. The production profile is the result of the application of processing logic to the processing profile within the economic model. The following recovery curve was applied to raw brine pumping profile to account for losses in the evaporation ponds:

$$\text{Lithium pond recovery} = -206.23 * (\text{Li\%})^2 + 7.1093 * \text{Li\%} + 0.4609$$

An additional 78% fixed lithium recovery is applied to account for losses in the $Li_2CO_3$ plant, as presented in Section 14 of this report.

Final lithium production in the model is delayed by 2 years from the date of pumping to allow for the brine to concentrate in the evaporation ponds. As a result, the production in the years immediately following the start of the model is based on historical pumping. Figure 19-2 and Figure 19-3 present the modeled processing and production profiles. Note that the first year is a partial year.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 193


Processing
Lithium (kg)
Thousands
3,500
3,000
2,500
2,000
1,500
1,000
500
-
90%
80%
70%
60%
50%
40%
30%
20%
10%
-
2024
2026
2028
2030
2032
2034
2036
2038
2040
2042
2044
2046
2048
2050
2052
2054
2056
Lithium Pumped
Lithium Recovered
Playa Yield
Plant Yield

Source: SRK, 2024
Note: Table 19-7 shows tabular data.

Figure 19-2: Modeled Processing Profile

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 194


Production
LCE (tonnes)
C1 Cost (US$/t LCE)
LCE Produced
C1 Cost

Source: SRK, 2024
Note: Table 19-7 shows tabular data.

Figure 19-3: Modeled Production Profile

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak
Page 195

Table 19-3 presents a summary of the modeled life of operation processing profile.

Table 19-3: Life of Operation Processing Summary

| LoM Processing | Units | Value |
|---|---|---|
| Lithium processed | kt | 79.1 |
| Combined lithium recovery | % | 41.4 |
| $Li_2CO_3$ produced (partial year 2024) | kt | 174.4 |
| Annual average $Li_2CO_3$ produced | kt | 5.4 |

Source: SRK, 2024

## Operating Costs

Operating costs are modeled in US$ and are categorized as utilities, processing, and shipping costs. No contingency amounts have been added to the operating costs within the model. Table 19-4 and Figure 19-4 present a summary of the operating costs over the life of the operation.

Table 19-4: Operating Cost Summary

| LoM Operating Costs | Units | Value |
|---|---|---|
| Utilities | US$ million | 76.5 |
| Processing costs | US$ million | 913.0 |
| Shipping costs | US$ million | 201.3 |
| Total operating costs | US$ million | 1,190.7 |
| Utilities | US$/t $Li_2CO_3$ | 438 |
| Processing costs | US$/t $Li_2CO_3$ | 5,235 |
| Shipping costs | US$/t $Li_2CO_3$ | 1,154 |
| LoM C1 cost | US$/t $Li_2CO_3$ | 6,827 |

Source: SRK, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx
February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 196


Operating Cost (LOM)
Millions
US$
45
40
35
30
25
20
15
10
5
-
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057
Fixed Utilities Cost
Fixed Processing Cost
G&A Cost
Variable Utilities Cost
Variable Processing Cost
Packaging and Shipping

Source: SRK, 2024
Note: Table 19-7 shows tabular data.

Figure 19-4: Life of Operation Operating Cost Summary

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 197

Figure 19-5 presents the contributions of the different operating cost segments over the life of the operation.


Operating Cost (LOM)
4%
1%
36%
40%
13%
6%
Fixed Utilities Cost
Fixed Processing Cost
G&A Cost
Variable Utilities Cost
Variable Processing Cost
Packaging and Shipping

Source: SRK, 2024

Figure 19-5: Life of Operation Operating Cost Contributions

Utilities

The utilities costs in the model consist of fixed and variable electricity and other costs. The fixed electrical cost is captured at US$175,000/year. The variable electric costs are assessed at a rate of US$0.108/kWh.

Processing

Processing costs are composed of fixed and variable components. The fixed component is modeled a US$13.8 million/year. Table 19-5 outlines the modeling of the variable components.

Table 19-5: Variable Processing Costs

| Processing Costs | Units | Value |
|---|---|---|
| Soda ash consumption | t/t $Li_2CO_3$ | 2.51 |
| Soda ash pricing | US$/t | 368.25 |
| Lime consumption | t/t $Li_2CO_3$ | 0.91 |
| Lime pricing | US$/t | 389.81 |
| Propane consumption | gal/t $Li_2CO_3$ | 183.19 |
| Propane pricing | US$/gal | 1.22 |
| Salt removal | US$/t | 3.57 |

Source: SRK, 2024

G&A Costs

G&A costs are captured as fixed costs and are modeled at US$4.7 million per year.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 198 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Shipping Shipping costs are captured as variable costs and composed of two cost areas: packaging and shipping. Packaging costs are assessed at a rate of US$50.34/t Li2CO3, and shipping costs are assessed at a rate of US$232.83/t Li2CO3. Capital Costs As Silver Peak is an existing operation, no initial capital has been modeled. Sustaining capital is modeled on an annual basis and is used in the model as developed in previous sections. No contingency amounts have been added to the sustaining capital within the model. Closure costs are modeled as sustaining capital and are captured as a one-time payment the year following cessation of operations. Figure 11-4 presents the modeled sustaining capital profile. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 199 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Source: SRK, 2024 Note: Table 19-7 shows tabular data. Figure 19-6: Silver Peak Sustaining Capital Profile

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 200 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 19.2 Results The economic analysis metrics are prepared on annual after-tax basis in US$. Table 19-6 presents the results of the analysis. As modeled, at a Li2CO3 price of US$17,000/t, the NPV10% of the forecast after-tax free cashflow is US$71 million. Note that because Silver Peak is in operation and is modeled on a go-forward basis from the date of the reserve, historic CAPEXs are treated as sunk costs (i.e., not modeled); therefore, IRR and payback period analysis are not relevant metrics. Table 19-6: Indicative Economic Results LoM Cashflow (Unfinanced) Units Value Total revenue US$ million 2,965.1 Total OPEX US$ million (1,190.8) Operating margin (excluding depreciation) US$ million 1,774.3 Operating margin ratio % 60 Taxes paid US$ million (291.7) Free cashflow US$ million 690.9 Before tax Free cashflow US$ million 982.6 NPV at 8% US$ million 200.5 NPV at 10% US$ million 1,401.5 NPV at 15% US$ million 63.4 After tax Free cashflow US$ million 690.1 NPV at 8% US$ million 112.3 NPV at 10% US$ million 70.6 NPV at 15% US$ million 17.7 Source: SRK, 2024 Table 19-7 presents the economic results on an annual basis. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 201 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Table 19-7: Silver Peak Annual Cashflow and Key Project Data US$ in millions Counters Calendar Year 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 Days in Period 184 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 365 365 365 366 Escalation Escalation Index 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 1.00 Project Cashflow (unfinanced) Total Revenue 2,965.1 30.2 57.6 58.4 58.0 60.4 62.8 61.4 79.5 90.4 101.7 101.5 101.0 102.6 106.9 105.7 105.6 104.5 104.6 103.6 102.5 106.6 106.6 105.7 109.8 108.6 108.6 105.3 104.2 103.1 102.0 103.6 102.1 - Operating Cost (1,190.8) (15.7) (30.3) (33.8) (30.4) (30.9) (31.9) (32.0) (35.5) (37.3) (39.2) (39.3) (39.2) (39.5) (40.2) (40.1) (40.2) (40.1) (40.1) (40.1) (40.1) (40.7) (41.1) (41.0) (41.6) (41.6) (41.6) (41.2) (41.0) (40.9) (40.8) (29.5) (29.4) (4.7) Working Capital Adjustment - (2.4) 0.1 0.2 (0.2) (0.1) (0.1) 0.1 (1.2) (0.7) (0.8) 0.0 0.0 (0.1) (0.3) 0.1 0.0 0.1 (0.0) 0.1 0.1 (0.3) 0.0 0.1 (0.3) 0.1 (0.0) 0.2 0.1 0.1 0.1 (1.1) 0.1 6.0 Sustaining Capital (791.7) (3.7) (7.1) (37.9) (43.0) (52.0) (52.7) (40.7) (46.5) (22.9) (22.9) (28.7) (28.7) (22.9) (25.8) (22.9) (22.9) (22.9) (22.9) (28.7) (25.8) (25.8) (28.7) (22.9) (28.7) (22.9) (22.9) (22.9) (12.9) (7.9) (2.5) (1.5) - (10.5) Other Government Levies - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Tax Paid (291.7) (3.6) (6.7) (6.2) (5.9) (5.4) (4.7) (3.4) (5.6) (6.6) (8.2) (7.9) (7.9) (8.5) (9.8) (10.2) (10.5) (10.8) (10.8) (10.6) (10.4) (11.1) (11.0) (10.8) (11.5) (11.2) (11.2) (10.6) (10.5) (10.5) (10.7) (13.3) (13.5) (2.3) Project Net Cashflow 690.9 4.9 13.6 (19.3) (21.5) (28.1) (26.7) (14.5) (9.3) 22.8 30.6 25.7 25.2 31.6 30.7 32.7 32.0 30.9 30.8 24.3 26.4 28.7 25.8 31.1 27.6 33.1 32.9 30.9 39.9 43.9 48.1 58.2 59.4 (11.5) Cumulative Net Cashflow 4.9 18.5 (0.8) (22.3) (50.4) (77.0) (91.6) (100.9) (78.1) (47.5) (21.8) 3.4 35.0 65.7 98.4 130.4 161.3 192.2 216.5 242.9 271.6 297.4 328.5 356.1 389.2 422.1 453.0 492.9 536.8 584.8 643.0 702.4 690.9 Operating Cost (LOM) Fixed Utilities Cost 5.5 0.1 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 - Fixed Processing Cost 433.6 6.9 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 13.8 - G&A Cost 152.0 2.3 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 4.7 Variable Utilities Cost 71.0 0.5 0.7 0.8 0.9 0.9 1.4 1.6 1.9 2.0 2.0 2.1 2.2 2.2 2.3 2.3 2.5 2.5 2.5 2.7 2.8 2.9 3.2 3.3 3.4 3.4 3.5 3.5 3.5 3.6 3.6 - - - Variable Processing Cost 479.4 5.4 10.0 13.4 9.8 10.4 10.9 10.7 13.7 15.2 16.9 16.8 16.8 17.0 17.5 17.3 17.3 17.2 17.2 17.1 16.9 17.4 17.5 17.3 17.8 17.7 17.7 17.3 17.2 17.0 16.9 9.2 9.0 - Packaging and Shipping 49.4 0.5 1.0 1.0 1.0 1.0 1.0 1.0 1.3 1.5 1.7 1.7 1.7 1.7 1.8 1.8 1.8 1.7 1.7 1.7 1.7 1.8 1.8 1.8 1.8 1.8 1.8 1.8 1.7 1.7 1.7 1.7 1.7 - Extraction Volume Extracted (m3 in millions) 691.9 11.0 15.4 16.7 17.9 17.9 22.2 23.4 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 24.7 - - - Li Concentration (mg/L) 114.3 102 105 101 98 96 100 107 114 114 113 115 120 118 118 117 117 116 115 119 119 118 123 121 121 118 117 116 114 116 115 - - - Processing Lithium Pumped (tonnes) 79,113.9 1,123.4 1,612.1 1,683.2 1,753.5 1,715.2 2,218.2 2,510.0 2,815.7 2,809.8 2,797.0 2,838.1 2,949.5 2,919.2 2,916.1 2,888.9 2,891.1 2,865.0 2,836.5 2,943.0 2,943.3 2,918.3 3,025.6 2,995.2 2,994.4 2,908.8 2,881.0 2,851.5 2,821.1 2,863.5 2,825.9 - - - Lithium Recovered (tonnes) 32,773.3 333.5 637.0 645.0 640.6 667.6 694.3 678.2 879.2 998.9 1,124.6 1,122.1 1,116.7 1,134.1 1,181.1 1,168.3 1,167.0 1,155.5 1,156.4 1,145.4 1,133.4 1,178.4 1,178.5 1,167.9 1,213.2 1,200.4 1,200.0 1,163.9 1,152.2 1,139.7 1,126.9 1,144.8 1,128.9 - Salar Yield 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 51% 0% 0% 0% Plant Yield 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 78% 0% Production LCE Produced (tonnes) 174,419 1,775 3,390 3,433 3,410 3,553 3,695 3,609 4,679 5,316 5,985 5,972 5,943 6,035 6,286 6,217 6,211 6,149 6,155 6,096 6,032 6,271 6,272 6,216 6,457 6,388 6,387 6,194 6,132 6,065 5,997 6,092 6,008 - C1 Cost ($/MT) 6,827 8,826 8,934 9,836 8,902 8,703 8,646 8,855 7,591 7,022 6,549 6,576 6,601 6,547 6,394 6,443 6,471 6,518 6,518 6,584 6,642 6,496 6,550 6,597 6,449 6,507 6,513 6,644 6,691 6,746 6,798 4,843 4,886 - Capital Profile Ponds 100.9 - - 19.9 15.0 20.0 22.0 12.0 12.0 - - - - - - - - - - - - - - - - - - - - - - - - - Exploration/ Monitoring Wells 15.0 - - 5.0 5.0 5.0 - - - - - - - - - - - - - - - - - - - - - - - - - - - - New and Replacement Wells 130.5 - - - - - 8.7 8.7 14.5 2.9 2.9 8.7 8.7 2.9 5.8 2.9 2.9 2.9 2.9 8.7 5.8 5.8 8.7 2.9 8.7 2.9 2.9 2.9 2.9 2.9 - - - - Carbonate Plant Upgrades 22.0 - - 1.0 9.0 10.0 2.0 - - - - - - - - - - - - - - - - - - - - - - - - - - - Ongoing Sustaining Capital 512.8 3.7 7.1 12.0 14.0 17.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 10.0 5.0 2.5 1.5 - - Closure Cost 10.5 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - 10.5 Source: SRK, 2024

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 202


Project Cashflow (unfinanced)
Millions
US$
150
100
50
-
(50)
(100)
1,200
800
400
-
(400)
(800)
US$ (Cumulative)
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
2052
2053
2054
2055
2056
2057
Revenue
Operating Cost
Working Capital Adjustment
Sustaining Capital
Tax Paid
Project Net Cashflow
Cumulative Net Cashflow

Source: SRK, 2024
Note: Table 19-7 shows tabular data.

Figure 19-7: Annual Cashflow Summary

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 203

19.3 Sensitivity Analysis

SRK performed a sensitivity analysis to evaluate the relative sensitivity of the operation's NPV to a number of key parameters (Figure 19-8); this is accomplished by flexing each parameter upwards and downwards by 10%. The lack of upside for extracted volume is due to a model constraint on the amount of Within the constraints of this analysis, the operation appears to be most sensitive to commodity price, lithium recovery, and brine grade. The lack of upside for extracted volume is due to a model constraint on the amount of brine extracted. Within the constraints of this analysis, the operation appears to be most sensitive to commodity price, lithium recovery, and brine grade.


NPV Relative Sensitivity (10% Flex)
Commodity Price
11
130
Plant Recovery
17
124
Grades
23
119
Capital Cost
45
96
Operating Cost
46
95
Extracted Volumes
28
71
Soda Ash Cost
67
74
Base
71
-
20
40
60
80
100
120
140
160
NPV @ 10% (USD M)

Source: SRK, 2024

Figure 19-8: Silver Peak NPV Sensitivity Analysis

SRK cautions that this sensitivity analysis is for comparative purposes only to show the relative importance of key model input assumptions. The 10% flex is not intended to reflect actual uncertainty for these inputs but instead is maintained as a constant value to maintain comparability. These parameters were flexed in isolation within the model and are assumed to be uncorrelated with one another which may not be reflective of reality. Additionally, the amount of flex in the selected parameters may violate physical or environmental constraints present at the operation.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 204

20 Adjacent Properties

There are a number lithium resource exploration and development companies currently operating in and around Clayton Valley, Nevada. While these include several hard rock/clay mining companies, most are targeting lithium brines for potential development:

- ACME Lithium Inc. (ACME)
- Century Lithium Corp. (Century)
- Cruz Battery Metals
- Grid Battery Metals
- Noram Lithium Corp. (Noram)
- Schlumberger (SLB) as part of Pure Energy Minerals
- Scotch Creek Ventures
- Sienna Resources inc.
- Spearmint Resources Inc. (Spearmint)
- US Critical Metals

The following provides some context of lithium development around and near the SPLO. The qualified person is unable to verify the following information and notes that it is not necessarily indicative of the mineralization on the property that is the subject of the technical report summary.

20.1 PEM/SLB (Formerly Schlumberger)

The PEM Project is located in central Esmeralda County, Nevada, neighboring the SPLO.

Extracted from PEM March 2018 NI 43-101 Preliminary Economic Assessment Report:

> The property consists of 1,085 lithium placer claims located in Clayton Valley. The placer claims are *comprised of blocks to the south and north of Albemarle Corporation's existing* lithium-brine operation. In their entirety, the claims controlled by PEM occupy approximately 106 km^2 (10,600 ha or 26,300 ac). All 1,085 claims are located on unencumbered public land managed by the federal Bureau of Land Management (BLM) and shown in Figure 20-1.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 205


State Highway 265
Silver Peak Rd
Silver Peak
Legend
Roads
Claims Controlled by Pure Energy
Albemarle Property
N
0 1 2 3 4 km

Source: PEM, 2018

Figure 20-1: Map of Claims Controlled by PEM

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 206 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 In September 2024, SLB announced that it completed a technology demonstration and testing program as part of an earn-in to PEM’s Clayton Valley lithium brine project. PEM and SLB formed a partnership in May 2019, which provides for SLB to design, permit, develop, and build a pilot plant for DLE of lithium brines from the Clayton Valley property. The sustainable lithium demonstration plant operated by SLB produced Li2CO3 (SLB Press Release, September 10, 2024). The PEM Project received all necessary permits from the state of Nevada and the NDWR for the DLE demonstration plant construction and water discharge in 2022 and 2023, respectively. Construction was largely completed by Q3 of 2023. In 2019, the NDWR granted a finite-term water right to PEM (through its wholly-owned subsidiary Esmeralda Minerals LLC) for the extraction of up to 50 acre-feet of brine during a 5-year period from the Clayton Valley properties. The finite-term water right was renewed in January 2024 and is deemed sufficient for brine testing requirements and SLB's pilot plant facility (PEM Press Release, September 11, 2024). 20.2 Noram In June 2024, Noram completed an updated MRE for its 100%-owned Zeus Lithium Project in Clayton Valley, which consists of 146 placer claims and 136 lode claims. The land package covers 1,133 ha (2,800 acres). The perimeter of the Zeus Lithium Project claims are located within 1 mi (1.6 km) of the SPLO. This hard rock mining development is proposing a three-step process, which includes: • Feed preparation/beneficiation • Leaching, neutralization, and filtration • Lithium purification using known technology from lithium hard rock processing facilities to produce battery-quality Li2CO3 for packaging and sale 20.3 Century Between Albemarle’s SPLO and Noram’s Zeus Lithium Project lies a property comparable in size to the Zeus Lithium Project property and held by Century. Century has filed an “NI 43-101 Technical Report on the Feasibility Study of the Clayton Valley Lithium Project, Esmeralda County, Nevada, USA,” with an effective date of April 29, 2024. The mineral resource and reserve estimates for Century’s project were updated for the report and built using geologic data and 1,318 lithium assays from 45 core holes drilled between 2017 and 2022. The constrained Measured and Indicated resource estimate is 1,138.59 Mt, with an average grade of 966 ppm Li and contains 1.099 Mt Li or 5.852 Mt LCE. The Proven and Probable mineral reserve estimate was derived from the constrained mineral resources and contains 287.65 Mt, with an average grade of 1,149 ppm Li and contains 0.330 Mt Li or 1.759 Mt LCE. According to Century’s report, mineral reserves are sufficient to support a mine life of approximately 40 years. Mining will be by mechanized surface excavation of claystone at production rates of 7,500 to 22,500 t/day of mill feed and 13,000 to 39,000 t/y Li2CO3. Lithium recovery is through Century's patent- pending process that combines chloride leaching with DLE to produce a marketable battery-quality product at the site. 20.4 ACME ACME is the only other resource development company to file a technical report (“NI 43-101 Technical Report Update on the Clayton Valley Lithium Brine Project, Esmeralda County, Nevada USA,” with an SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 207 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 effective date of March 13, 2024). ACME’s technical report includes a maiden resource estimate of LCE of approximately 302,900 t over a 40-year extraction period, confirming an exploration summary and hydrological evaluation report previously announced by ACME on February 6, 2024. The Clayton Valley claim group encompass 119 lode mining claims totaling approximately 2,230 acres and is contiguous to the northwest of Albemarle’s SPLO. 20.5 Spearmint Spearmint currently has four projects in Clayton Valley, Nevada, including the Elon Lithium Brine Project which is completely surrounded by the PEM/SLB Clayton Valley Project and is located in some of the deepest sections of this basin. Also located in Clayton Valley is Spearmint's 100%-owned McGee Lithium Clay Deposit, where on June 17, 2022, Spearmint released its technical report, which included an updated MRE of 1,369,000 t (Indicated) and 723,000 t (Inferred) LCE, for a total of 2,092,000 t LCE, more than doubling the Maiden Resource Estimate announced on June 11, 2021. 20.6 Other Adjacent Properties The remaining companies identified above appear to be smaller, early-stage lithium brine exploration companies currently engaging in drilling programs. In SRK’s opinion, large-scale production from these smaller holdings may not be feasible using conventional evaporation recovery techniques but could be combined into the PEM/SLB operations at some future date given their proximity as inholdings to the PEM/SLB property.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 208 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 21 Other Relevant Data and Information No additional data are included in this section, as the relevant information is provided in the body of the report. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 209 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 22 Interpretation and Conclusions 22.1 Geology and Mineral Resources Geology and lithium on brine distribution are well understood through decades of active mining, and SRK used relevant available data sources to integrate into the modeling effort at the scale of a long- term resource for public reporting, as of the effective date of the sampling. The MRE could be improved with additional infill program (drilling and brine sampling). Lithium concentration sample lengths from the brine sampling exploration dataset was regularized to approximately equal lengths for consistent sample support (compositing). Lithium grades were interpolated into a block model using OK and ID3 methods. Results were validated visually and via various statistical comparisons. The estimate was depleted for current production, categorized in a manner consistent with industry standards. The resources have been calculated from the block model above 740 masl. Mineral resources have been reported using a revisited pumping plan based on economic and mining assumptions to support the reasonable potential for eventual economic extraction of the resource. A CoG has been derived from these economic parameters, and the resource has been reported above this cut-off. The mineral resource exclusive of reserves will continue to evolve as the reserves are depleted, and over time the effective date of the remaining resource will make its comparison to the reserve less reasonable. It is expected that the resource will need to be updated as these deviations become material. In SRK’s opinion, the mineral resources stated herein are appropriate for public disclosure and meet the definitions of Indicated and Inferred resources established by SEC’s guidelines and industry standards. 22.2 Mineral Reserves and Mining Method Mining operations have been established at Silver Peak over its more-than-50-year history of operation. Reserve estimates have been developed based on a predictive hydrogeological model that estimates brine production rates and associated lithium concentrations over time. In the QP’s opinion, the mining methods and predictive approach for reserve development are appropriate for Silver Peak. However, in the QP’s opinion, there is an opportunity to further refine the production schedule; this includes the potential to optimize the ramp-up schedule to the fully sustainable year-on-year 20,000 AFA (timing will be dependent upon Albemarle’s strategic goals and desired annual capital spending). Furthermore, it is likely that there is an opportunity to increase lithium concentration in the brine by optimizing well locations (both in the existing wellfield and with new well development); this may include the use of deeper extraction wells with long screens targeting both LAS and LGA. Therefore, SRK recommends that Silver Peak evaluate these optimization opportunities to test the potential for improvement. 22.3 Metallurgy and Mineral Processing Silver Peak is an operating mine. At this stage of operation, the facility relies upon historic operating performance to support its production projections. Therefore, no metallurgical test work has been relied upon to support the estimation of reserves documented herein.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 210 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Albemarle has submitted the appropriate fees to authorize the production of up to 7,500 st/y (approximately 6,800 t/y) Li2CO3. Silver Peak demonstrated in 2018 that the plant is capable of producing approximately 6,500 t Li2CO3. Albemarle has plans to upgrade the plant to be able to produce near the permitted capacity on a sustainable year-over-year basis. SRK’s reserve estimate includes the assumption that Albemarle will increase the pumping rate from the Silver Peak wellfield to 20,000 AFA. To support this increased pumping rate on a sustainable year- over-year basis, the facility will require expansion of evaporation pond capacity . Albemarle has developed a plan to build additional ponds and rehabilitate existing ponds to increase the evaporation capacity to support the higher pumping rate while still producing a concentrated brine that can be processed in the plant. SRK recommends assessing the feasibility of lining additional evaporation ponds to evaluate an increase in recovery within the pond system, which could help improve overall production levels. 22.4 Infrastructure Silver Peak is a mature operating lithium brine mining and concentrating project that produces Li2CO3. Access to the site is well established and functional. Local communities are available to provide supplies, services, and housing for employees at the project. Albemarle provides some employee housing in Silver Peak. The site covers approximately 13,356 acres and includes large evaporation ponds, brine wells, salt storage facilities, administrative offices, change house, laboratory, processing facility, propane and diesel storage tanks, water supply and storage, utility supplied power transmission lines, feed power substations and distribution system, liming facility, boiler and heating system, packaging and warehousing facility, miscellaneous shops, and general laydown yard. All infrastructure needed for ongoing operations is in place and functioning. Additional pond capacity will be added as production needs dictate. 22.5 Environmental, Permitting, Social, and Closure While the SPLO predates all state and federal environmental statutes and regulations, the operation follows all currently required permits and authorizations. Environmental management and monitoring are an integral part of the operations and are completed on several levels across a number of permits. There are currently no known environmental issues that could materially impact Albemarle’s ability to extract SPLO resources or reserves. 22.5.1 Closure Although Silver Peak has a closure plan prepared in accordance with applicable regulations, this plan should be reviewed and modified, as necessary, to ensure inclusion of all closure activities and costs SPLO to properly close all of the project facilities. This update should be prepared in accordance with applicable regulatory requirements and commitments included in the approved closure plan but also include any activities that would be specific to an owner-implemented closure project. The update should also be prepared in sufficient detail that a proper PFS-level closure cost estimate can be prepared. Because Albemarle/Silver Peak does not have an internal closure cost estimate, SRK was only able to review the financial assurance cost estimate prepared in accordance with applicable regulations. If Albemarle (rather than the government) closes the site in accordance with their current mine plan and SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 211 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 approved closure plan, the cost of closure is likely to be different from the financial assurance cost estimate approved by the government. There are a number of costs that are included in the financial assurance estimate that would only be incurred by operator (such as government contract administration). Other costs (such as head office costs, a number of human resource costs, taxes, fees, and other operator-specific costs that are not included in the financial assurance cost estimate) would likely be incurred by Albemarle during closure of the site. Without an internal closure cost estimate with sufficient detail to compare with the financial assurance cost estimate, SRK cannot provide a comparison between the two types of cost estimates. Furthermore, because the site will continue to operate for approximately 30 more years, the closure cost estimate represents future costs based on current expectations of site conditions at that date. In all probability, site conditions at closure will be different than currently expected; therefore, the current estimate of closure costs is unlikely to reflect the actual closure cost that will be incurred in the future. 22.6 Capital and Operating Costs Capital and operating costs were developed for the LoM project based on Albemarle’s actual costs and budgets, as well as forward-looking estimates adjusted for the forecast production plan. Estimation of capital and operating costs is inherently a forward-looking exercise. These estimates rely upon a range of assumptions and forecasts that are subject to change depending upon macroeconomic conditions, operating strategy, and new data collected through future operations. For this report, capital and operating costs are estimated to a PFS level as defined by S-K 1300, with a targeted accuracy of ±25%. However, this accuracy level is only applicable to the base case operating scenario and forward-looking assumptions outlined in this report. Therefore, changes in these forward-looking assumptions can result in capital and operating costs that deviate more than 25% from the costs forecast herein. 22.7 Economic Analysis The Silver Peak operation as modeled for the purposes of this report is forecast to have a 32-year life, with the first modeled year of operation being a partial year to align with the effective date of the reserves. As modeled for this analysis, the operation is forecast to produce 5,451 t/y of technical-grade Li2CO3 (on average) over its life. At a price of US$17,000/t Li2CO3, the NPV at 10% of the modeled after-tax cashflow is US$71 million. The operation is expected to generate positive cashflow during every full year in which it is pumping or processing brine on the schedule and at the costs and process outlined in this report except for 2026 through 2031 (when there are significant CAPEX amounts scheduled); this supports the economic viability of the reserve under the assumptions evaluated. An economic sensitivity analysis indicates that the operation’s NPV is most sensitive to variations in Li2CO3 price, lithium recovery, and raw brine grade.

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 212

23 Recommendations

23.1 Recommended Work Programs

SRK suggests the following for recommendations to further develop the project or understanding of the mineral resources and reserves and reduce the current uncertainties and risks. The QP is of the opinion that (with consideration of SRK's recommendations and opportunities outlined below) any issues relating to all applicable technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work:

- SRK recommends further optimizing the projected wellfield pumping plan. Through further optimization of well locations and depths (as well as timing of stopping pumping from existing wells), SRK believes it is likely that the predicted brine concentration over the life of the operation can be increased.
- SRK recommends developing a program for measuring water levels in current and historical production wells. This program would outline a protocol for when a static, non-pumping water level would be measured following turning off the pump in active production wells. Historical production wells that are no longer actively pumping but have not been fully abandoned could also be used for monitoring groundwater levels. An improved understanding of the groundwater levels within the basin would allow for optimized well placement and improved production modeling for estimating aquifer pumpability in the future.
- SRK recommends implementing an infill drilling campaign in the aquifers within the Inferred zones and deep areas mentioned above, focused on collecting lithium concentration data in LGA. The drilling campaign should include a sampling program for drainable porosity laboratory tests.
- SRK recommends collecting drainable porosity samples when drilling any new wells; this will require drilling for core ahead of drilling the well.
- To evaluate an increase in recovery within the pond system, SRK recommends continuing to assess the recovery of lithium from the recently lined ponds and (assuming the results are favorable) considering lining additional ponds.
- The numerical groundwater model needs to be updated and improved based on the new information derived from the proposed drilling program and monitoring data.
- SRK recommends that the lime solids produced during beneficiation and deposited in cells upon the playa be more-comprehensively characterized under today's standard practice, as the last testing of this material was conducted in 1988.
- Prepare a detailed closure plan suitable to estimate internal closure costs at a PFS level. Prepare a PFS-level internal closure cost estimate.

23.2 Recommended Work Program Costs

Table 23-1 summarizes the costs for recommended work programs.

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 213

Table 23-1: Summary of Costs for Recommended Work

Discipline	Program Description	Cost (US$)
MRE	Infilling drilling program to obtain brine and porosity samples over a 2-year period	5,000,000
Mineral reserve estimates	Update numerical groundwater model if additional drilling and sampling are completed.	200,000
Water level monitoring	Establish water sampling program and evaluate additional monitoring wells.	50,000
Mining methods	Update mine plan with new information if drilling program is implemented.	50,000
Processing and recovery methods	Recovery assessment from pond lining and consideration of lining additional ponds	50,000
Infrastructure	No work programs are recommended, as this is a stable operating project.	---
Environmental, permitting, social, and closure	Updated LS Pond solids residue (tailings) characterization (including TCLP testing).	15,000
Closure	Prepare a detailed closure plan suitable to estimate internal closure costs at a PFS level. Prepare a PFS-level internal closure cost estimate.	150,000
Total		US$5,515,000

Source: SRK, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 214 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 24 References ACME Lithium Inc, 2024. NI 43-101 Technical Report Update on the Clayton Valley Lithium Brine Project, Esmeralda County, Nevada USA. March 13, 2024. Albemarle, 2018. Silver Peak Overview. Presentation. Albemarle, 2020. Unpatented Placer and Millsite Claims. Internal report provided to SRK Consulting, Inc. via email. Albemarle, 2021. Mine Plan, Plan Of Operation For The BLM and Reclamation Permit Application For a Mining The NDEP, September 2021. Albemarle, 2022(a), Information provided by Albemarle through discussions and review of operating information. Albemarle, 2022(b). Albemarle U.S., Inc. Silver Peak Lithium Project (NVN-072542/Reclamation Permit #0092) Plan of Operations Amendment. Submitted to: U.S. Bureau of Land Management and Nevada Division of Environmental Protection. June 2022. Albemarle, 2024, Information provided by Albemarle through discussions and review of operating information. ALS. 2020. QC Certificate RE20181446. August 25, 2020. Bureau of Land Management (BLM). 2010. Guidance for Permitting 3809 Plans of Operation. Instruction Memorandum NV IM-2011-004. United States Department of the Interior, Bureau of Land Management, Nevada State Office. November 5, 2010. Burris, J.B., 2013. Structural and stratigraphic evolution of the Weepah Hills Area, NV - Transition from Basin and Range extension to Miocene core complex formation. M.S. thesis, University of Texas, Austin, 104 p. Davis, J.R., Friedman, L., Gleason, J.D., 1986. Origin of lithium-rich brine, Clayton Valley, Nevada: U.S. Geological Survey Bulletin B1622, 131-138. Davis, J.R. and Vine, J.D., 1979. Stratigraphic and Tectonic Setting of the Lithium Brine Field, Clayton Valley, Nevada. Rocky Mountain Association of Geologists – Basin and Range Symposium, p. 421- 430. Department of Energy (DOE). 2010. Final Environmental Assessment for Chemetall Foote Corporation Electric Drive Vehicle Battery and Component Manufacturing Initiative Kings Mountain, NC and Silver Peak, NV. Unites States Department of Energy, National Energy Technology Laboratory. DOE/EA- 1715. September 2010. EDM International, Inc. (EDM). 2013. Silver Peak Facility Avian Protection Plan. Submitted to Rockwood Lithium, Inc. December 2013. Esmeralda County Commissioners. 2010. Esmeralda County, Nevada Master Plan. Available online at: www.accessesmeralda.com/Master_Plan.pdf. Fastmarkets. 2024. Lithium Market Study Report for Albemarle Prepared for Albemarle Corporation. October, 2024. Fetter, C.W., 1988. Applied Hydrogeology (2nd Edition), Merrill Publishing Co., Columbus, OH, 592 p. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 215 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Formation Environmental and University of Massachusetts Amherst, 2023. Clayton Valley Water Budget Esmeralda County, Nevada. Expert Report of Formation Environmental, LLC and University of Massachusetts Amherst. ALB EX.NO.369. Prepared for Albemarle Corporation, September 2023 Great Basin Bird Observatory (GBBO). 2010. Nevada comprehensive bird conservation plan, ver. 1.0. Great Basin Bird Observatory, Reno, NV. Available online at www.gbbo.org/bird_conservation_plan.html. Groundwater Insight Inc. and Matrix Solutions Inc. 2016. Draft Hydrostratigraphy and Brine Models for the Rockwood Silver Peak Site. Groundwater Insight Inc. (GWI) and Matrix Solutions Inc. (MSI), 2016b. Conceptual Model Update for the Rockwood Silver Peak Site. Technical Memorandum prepared for Rockwood Lithium Inc. October 28, 2016. Groundwater Insight Inc. (GWI), 2017. 2017 Conceptual Model Update for Albemarle Silver Peak Operation. Jennings, Melissa. 2010. Re-Analysis of Groundwater Supply Fresh Water Aquifer of Clayton Valley, Nevada. August 13, 2010. Presented in DOE, 2010. Johnson, A.I., 1967. Specific Yield – Compilation of Specific Yield for Various Materials: U.S. Geological Survey Water-Supply Paper 1662-D. Kunasz, I.A., 1970. Geology and chemistry of the lithium deposit in Clayton Valley, Esmeralda County, Nevada [Ph.D. dissertation]: Pennsylvania State University, 114p. Lindsay, R., 2011. Seismo-lineament analysis of selected earthquakes in the Tahoe-Truckee Area, California and Nevada: Waco, Texas, Baylor University Geology Department, M.S. thesis, 147 p. McGinley and Associates, 2019. Provided by Albemarle Corporation from internal reporting. Meinzer, O.E., 1917. Geology and Water Resources of Big Smokey, Clayton, and Alkali Spring Valleys, Nevada: U.S. Geological Survey Water-Supply Paper 423. Morris D.A. and Johnson, A.I., 1967. Summary of Hydrologic and Physical Properties of Rock and Soil Materials, as Analyzed by the Hydrologic Laboratory of the U.S. Geological Survey 1948-60: U.S. Geological Survey Water-Supply Paper 1839-D. Munk, L., Bourcy, S. 2017. Clayton Valley, Silver Peak 2017 Exploration Program, Borehole Summary Report, August 2, 2017. Munk, Lee Ann. 2017. Clayton Valley, Silver Peak 2017 Exploration Program, Borehole Summary Report, September 1, 2017. Nevada Division of Water Resources (NDWR). 2013. Nevada Statewide Assessment of Groundwater Pumpage Calendar Year 2013. State of Nevada, Department of Conservation and Natural Resources, Division of Water Resources, Jason King, P.E. State Engineer. Nevada Division of Water Resources (NDWR). 2024. Hydrographic Area Summary Report – Basin No. 143 Clayton Valley. NDWR Database Search accessed September 2024. https://tools.water.nv.gov/DisplayHydrographicGeneralReport.aspx?basin=143 NV Energy, 2017. Provided by Albemarle Corporation from internal reporting.

SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 216 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 Panday, S., Langevin, C.D., Niswonger, R.G., Ibaraki, M., and Hughes, J.D., 2017, MODFLOW-USG version 2: An unstructured grid version of MODFLOW for simulating groundwater flow and tightly coupled processes using a control volume finite-difference formulation: U.S. Geological Survey Techniques and Methods, book 6, chap. A45, 129 p., https://doi.org/10.3133/tm6A45 PEM Press Release, September 11, 2024. https://pureenergyminerals.com/slb-completes-earn-in-for- pure-energys-clayton-valley-lithium-project/ Price, J.G., Lechler, P.J., Lear, M.B., and Giles, T.F., 2000. Possible volcanic source of lithium in brines in Clayton Valley, Nevada, in Cluer, J.K., Price, J. G., Struhsacker, E.M., Hardyman, R.F., and Morris, C.L., eds., Geology and Ore Deposits 2000: The Great Basin and Beyond: Geological Society of Nevada Symposium Proceedings, May 15-18, 2000, p.241-248. Pure Energy Minerals, 2018. NI 43-101 Technical Report. Preliminary Economic Assessment (Rev. 1) of the Clayton Valley Lithium Project. Esmeralda County, Nevada. Rush, F.E., 1968. Water-Resources Appraisal of Clayton Valley-Stonewall Flat Area, Nevada and California: Water Resources – Reconnaissance Series Report 45, May 1968. SLB Press Release, September 10, 2024. https://investorcenter.slb.com/news-releases/news- release-details/slb-achieves-breakthrough-results-sustainable-lithium-production. SRK Consulting (2022). SEC Technical Report Summary Pre-Feasibility Study Silver Peak Lithium Operation Nevada, USA Effective Date: June 30, 2021: Report Prepared for Albemarle Corporation, December 16,2022. SRK Consulting (2024). Silver Peak Hydrogeology Modeling Memorandum: Technical Memorandum Prepared for Albemarle Corporation, January 15, 2024 SRK Consulting (2025). Silver Peak Groundwater Flow/Solute Transport Model Update and Predictions for Reserves Estimate. Draft. Prepared for Albemarle Corporation: Charlotte, NC. Project number: USPR001988. Issued January 9, 2025. SWCA Environmental Consultants (SWCA). 2020. Silver Peak Lithium Facility Avian Baseline Report. Prepared for: Albemarle U.S., Inc. and Bureau of Land Management, Tonopah Field Office. SWCA Project No. 58128. August 2020. SWCA Environmental Consultants (SWCA), 2020. U.S. Geological Survey (USGS). 2005. National Gap Analysis Program. 2005. Southwest Regional GAP Analysis Project – Land Cover Descriptions. RS/GIS Laboratory, College of Natural Resources, Utah State University. Wood, 2018. 2018 Replacement Production Well Project (SP-1805), Production Well 314A, Silver Peak, NV. Prepared for Albemarle Corporation. March 2019-May 2019. Zampirro, D., 2003. Hydrogeology of Clayton Valley Brine Deposits, Esmeralda County, NV. Nevada Bureau Mines & Geology Special Publication 33: p. 271-280. Zampirro, D., 2004, Hydrogeology of Clayton Valley brine deposits, Esmeralda County, Nevada: Nevada Bureau of Mines and Geology Special Publication 33, p. 271-280. SRK Consulting (U.S.), Inc. SEC Technical Report Summary – Silver Peak Page 217 SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025 25 Reliance on Information Provided by the Registrant The consultant’s opinion contained herein is based on information provided to the consultants by Albemarle throughout the course of the investigations. Table 25-1 of this section of the TRS will: • Identify the categories of information provided by the registrant. • Identify the particular portions of the TRS that were prepared in reliance on information provided by the registrant pursuant to Subpart 1302 (f)(1) and the extent of that reliance. • Disclose why the QP considers it reasonable to rely upon the registrant for any of the information specified in Subpart 1302 (f)(1).

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 218

Table 25-1: Reliance on Information Provided by the Registrant

Category	Report Item/ Portion	Portion of TRS	Disclose Why the Qualified Person Considers It Reasonable to Rely Upon the Registrant
Legal opinion	Sub-sections 3.3, 3.4, and 3.5	Section 3	Albemarle has provided updates to the previous TRS that was a compilation of a document summarizing the legal access and rights associated with leased surface and mineral rights. Albemarle's legal representatives reviewed this documentation. The QP is not qualified to offer a legal perspective on Albemarle's surface and title rights but has accepted Albemarle's updates and had Albemarle's personnel review and confirm statements contained therein.
Discount rates	19.1.1	19 Economic Analysis	Albemarle provided discount rates based on a benchmarking of publicly available information for 54 lithium mining project studies. The median value of the benchmarking dataset is 10%. SRK typically applies discount rates to mining projects ranging from 5% to 12% dependent upon commodity. SRK views the selected 10% discount rate as appropriate for this analysis.
Tax rates and government royalties	19.1.2	19 Economic Analysis	SRK was provided with tax rates and government royalties for application within the model. These rates are in line with SRK's understanding of the tax regime at the project location. However, SRK notes that tax rates may change in the future as the U.S. economic environment evolves.
Material contracts	16.3	Contracts	Albemarle provided summary information regarding material contracts for disclosure. SRK does not have legal expertise to evaluate these contracts or their materiality and has relied upon Albemarle for this reason.

Source: SRK, 2024

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025

SRK Consulting (U.S.), Inc.
SEC Technical Report Summary – Silver Peak Page 219

Signature Page

This report titled "SEC Technical Report Summary Pre-Feasibility Study Silver Peak Lithium Operation Nevada, USA" with an effective date of June 30, 2024, was prepared and signed by:

SRK Consulting (U.S.) Inc. Signed SRK Consulting (U.S.) Inc.

Dated at Denver, Colorado
February 8, 2025

SilverPeak_SECUpdate_Report_USPR001977_Rev03.docx February 2025